EXHIBIT 4.1

        EXECUTION VERSION

CREDIT AGREEMENT

DATED AS OF NOVEMBER 15, 2007

AMONG

URS CORPORATION,
as Borrower,

THE LENDERS LISTED HEREIN,
as Lenders,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint-Lead Arranger, Syndication Agent and Sub-Agent of Administrative Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint-Lead Arranger and Administrative Agent

and

BANK OF AMERICA, N.A.
BNP PARIBAS
and
THE ROYAL BANK OF SCOTLAND plc,
as Co-Documentation Agents

SECTION 1.DEFINITIONS

1.1	Certain Defined Terms	2
1.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement	34
1.3	Other Definitional Provisions and Rules of Construction	35

SECTION 2.AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1	Commitments; Making of Loans; the Register; Optional Notes	35
2.2	Interest on the Loans	47
2.3	Fees	53
2.4	Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty	54
2.5	Use of Proceeds	64
2.6	Special Provisions Governing Eurodollar Rate Loans	65
2.7	Increased Costs; Taxes; Capital Adequacy	67
2.8	Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate	73
2.9	Replacement of a Lender	74

SECTION 3.LETTERS OF CREDIT

3.1	Issuance of Revolving Letters of Credit and Lenders’ Purchase of Participations Therein	75
3.2	Revolving Letter of Credit Fees	78
3.3	Drawings and Reimbursement of Amounts Paid Under Revolving Letters of Credit	79
3.4	Obligations Absolute	82
3.5	Nature of Issuing Lenders’ Duties	83
3.6	Additional Letter of Credit Facilities	84

SECTION 4.CONDITIONS TO LOANS AND LETTERS OF CREDIT

4.1	Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans	85
4.2	Conditions to All Loans	90
4.3	Conditions to Revolving Letters of Credit	91

SECTION 5.COMPANY’S REPRESENTATIONS AND WARRANTIES

5.1	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries	92
5.2	Authorization of Borrowing, etc	92
5.3	Financial Condition	93
5.4	No Material Adverse Change	93
5.5	Title to Properties; Liens; Real Property; Intellectual Property	94
5.6	Litigation; Adverse Facts	95
5.7	Payment of Taxes	95

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5.8	Governmental Regulation	95
5.9	Securities Activities	95
5.10	ERISA	96
5.11	Environmental Protection	96
5.12	Employee Matters	96
5.13	Solvency	97
5.14	Matters Relating to Collateral	97
5.15	Disclosure	98
5.16	Foreign Assets Control Regulations, etc	98
5.17	Related Agreements	98
5.18	Certain Fees	99

SECTION 6.COMPANY’S AFFIRMATIVE COVENANTS

6.1	Financial Statements and Other Reports	99
6.2	Corporate Existence, etc	104
6.3	Payment of Taxes and Claims; Tax Consolidation	105
6.4	Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation Proceeds	105
6.5	Inspection Rights; Lender Meeting	108
6.6	Compliance with Laws, etc	108
6.7	Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Additional Subsidiaries; Matters Relating to Real Property Collateral	109
6.8	Interest Rate Protection	114
6.9	Ratings	114
6.10	Post Closing Matters	114

SECTION 7.COMPANY’S NEGATIVE COVENANTS

7.1	Indebtedness	116
7.2	Liens and Related Matters	120
7.3	Investments; Acquisitions	123
7.4	Contingent Obligations	125
7.5	Restricted Junior Payments; Payments on Certain Other Indebtedness	127
7.6	Financial Covenants	128
7.7	Restriction on Fundamental Changes; Asset Sales	129
7.8	Transactions with Affiliates	131
7.9	Conduct of Business	132
7.10	Fiscal Year	132
7.11	Compliance with ERISA	132
7.12	Amendments or Waivers of Certain Agreements	132

SECTION 8.EVENTS OF DEFAULT

8.1	Failure to Make Payments When Due	132
8.2	Default in Other Agreements	132
8.3	Breach of Certain Covenants	133
8.4	Breach of Warranty	133

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8.5	Other Defaults Under Loan Documents	133
8.6	Involuntary Bankruptcy; Appointment of Receiver, etc	134
8.7	Voluntary Bankruptcy; Appointment of Receiver, etc	134
8.8	Judgments and Attachments	135
8.9	Dissolution	135
8.10	ERISA	135
8.11	Change in Control	135
8.12	Failure to Consummate Acquisition or Merger	135
8.13	Invalidity of Loan Documents; Guaranty; Failure of Security; Repudiation of Obligations	136

SECTION 9.ADMINISTRATIVE AGENT

9.1	Appointment	137
9.2	Powers and Duties; General Immunity	139
9.3	Representations and Warranties; No Responsibility For Appraisal of Creditworthiness	141
9.4	Right to Indemnity	141
9.5	Resignation of Agents; Successor Administrative Agent and Swing Line Lenders	142
9.6	Collateral Documents, Guaranties and Surety Acknowledgment	143
9.7	Duties of Other Agents	144
9.8	Administrative Agent May File Proofs of Claim	144

SECTION 10.MISCELLANEOUS

10.1	Successors and Assigns; Assignments and Participations in Loans and Letters of Credit	145
10.2	Expenses	150
10.3	Indemnity	151
10.4	Set-Off	152
10.5	Ratable Sharing	153
10.6	Amendments and Waivers	154
10.7	Independence of Covenants	155
10.8	Notices; Effectiveness of Signatures	156
10.9	Survival of Representations, Warranties and Agreements	157
10.10	Failure or Indulgence Not Waiver; Remedies Cumulative	158
10.11	Marshalling; Payments Set Aside	158
10.12	Severability	158
10.13	Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver	158
10.14	Release of Security Interest or Guaranty	159
10.15	Applicable Law	160
10.16	Construction of Agreement; Nature of Relationship	160
10.17	Consent to Jurisdiction and Service of Process	160
10.18	Waiver of Jury Trial	161
10.19	Confidentiality	162
10.20	Counterparts; Effectiveness	163
10.21	USA Patriot Act	163

EXHIBITS

I	FORM OF NOTICE OF BORROWING
II	FORM OF NOTICE OF CONVERSION/CONTINUATION
III	FORM OF REQUEST FOR REVOLVING LETTER OF CREDIT ISSUANCE
IV	FORM OF NOTICE OF PREPAYMENT
V	FORM OF REVOLVING NOTE
VI	FORM OF TRANCHE A TERM NOTE
VII	FORM OF TRANCHE B TERM NOTE
VIII	FORM OF TRANCHE C TERM NOTE
IX	FORM OF SWING LINE NOTE
X	FORM OF COMPLIANCE CERTIFICATE
XI	FORM OF OPINION OF COMPANY COUNSEL
XII	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
XIII	FORM OF PLEDGE AGREEMENT
XIV	FORM OF SUBSIDIARY GUARANTY
XV	FORM OF SECURITY AGREEMENT
XVI	FORM OF SURETY ACKNOWLEDGMENT

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SCHEDULES

1.1	DORMANT SUBSIDIARIES
1.2	EXISTING LETTERS OF CREDIT
4.1C	CORPORATE AND CAPITAL STRUCTURE
5.1A	ORGANIZATION AND POWERS
5.1D	SUBSIDIARIES
5.5B	REAL PROPERTY
5.6	INTELLECTUAL PROPERTY
5.11	LITIGATION; ADVERSE FACTS
6.10	ENVIRONMENTAL MATTERS
7.1	POST CLOSING MATTERS
7.2	INDEBTEDNESS
7.3	INVESTMENTS; ACQUISITIONS
7.4	CONTINGENT OBLIGATIONS
7.8	TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

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URS CORPORATION

CREDIT AGREEMENT

This CREDIT AGREEMENT is dated as of November 15, 2007 and entered into by and among URS CORPORATION, a Delaware corporation (“Company”), THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME (each individually referred to herein as a “Lender” and collectively as “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as a joint-lead arranger and syndication agent for Lenders (in such capacity, “Syndication Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a joint-lead arranger (collectively with Morgan Stanley, in such capacity, “Joint-LeadArrangers”) and administrative agent for Lenders (in such capacity, “Administrative Agent”), and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders (in such capacity, “Co-Documentation Agents”).

R E C I T A L S

WHEREAS, at the Effective Time (capitalized terms used in these recitals without definition shall have the meanings assigned to such terms in Section 1), (i) Elk Merger Corporation, a Delaware corporation and a wholly-owned Subsidiary of Company (“First Merger Sub”), shall be merged with and into Washington Group International, Inc., a Delaware corporation (“WGII”), pursuant to the Merger Agreement, with WGII being the surviving corporation (the “First Merger”) and becoming a wholly-owned Subsidiary of Company, and (ii) immediately following the First Merger, Company shall cause WGII to merge with and into Bear Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Company (“Second Merger Sub”), pursuant to the Merger Agreement, with Second Merger Sub being the surviving corporation (together with the First Merger, the “Merger”) and continuing its existence as a wholly-owned Subsidiary of Company;

WHEREAS, Lenders, at the request of Company, have agreed to extend certain credit facilities to Company, the proceeds of which will be used (i) together with Cash and Capital Stock of Company, to fund the Acquisition Financing Requirements, and (ii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property; and

WHEREAS, Subsidiary Guarantors have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their real, personal and mixed property;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Joint-Lead Arrangers, Syndication Agent, Co-Documentation Agents and Administrative Agent agree as follows:

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Section 1.  DEFINITIONS

1.1	Certain Defined Terms.

The following terms used in this Agreement shall have the following meanings:

“Acquisition” means the transactions contemplated by the Merger Agreement.

“Acquisition Financing Requirements” means the aggregate of all amounts necessary (i) to finance the purchase price payable in connection with the Acquisition, (ii) to refinance all Indebtedness outstanding under the Existing Credit Agreements, and (iii) to pay Transaction Costs.

“Additional Letter of Credit Facility” and “Additional Letter of Credit Facilities” have the meaning assigned to that term in subsection 3.6.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affected Loans” has the meaning assigned to that term in subsection 2.6C.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Funds” means Funds that are administered, advised or managed by (i) a single entity or (ii) entities that are Affiliates of each other.

“Agents” means Administrative Agent, Syndication Agent, Co-Documentation Agents, Joint-Lead Arrangers, sub-agents appointed pursuant to subsection 9.1A, Supplemental Collateral Agents and Related Parties.

“Aggregate Amounts Due” has the meaning assigned to that term in subsection 10.5.

“Agreement” means this Credit Agreement dated as of November 15, 2007.

“Approved Fund” means any Fund that is managed or advised by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that manages or advises a Lender.

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“Asset Sale” means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Domestic Subsidiaries of (i) any of the Capital Stock of any of Company’s Subsidiaries (other than any Capital Stock sold to licensed professionals employed by such Subsidiary in order to comply with licensing laws or any Capital Stock sold to qualify directors if required by applicable law) or (ii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) Cash Equivalents, (c) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of bad debt collection, (d) excess, surplus or obsolete property in the ordinary course of business, (e) any sale and leaseback of property entered into within 180 days of the acquisition of such property, and (f) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $10,000,000 or less).

“Assignment Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit XII annexed hereto.

“Attributable Indebtedness”, as applied to any Person, means, with respect to any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of that Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, as of any date of determination, the higher of (i) the Prime Rate or (ii) the rate which is ½ of 1% in excess of the Federal Funds Effective Rate.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

“Base Rate Margin” means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

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“Capital Lease”, as applied to any Person, means (i) any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person and (ii) any secured note evidencing such Person’s obligation to pay all or any part of the purchase price of an asset; provided that the Lien securing such note shall apply only to the asset so acquired and proceeds thereof.

“Capital Stock” means the capital stock of or other equity interests in a Person.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” means, as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (or the foreign currency equivalent thereof) and (c) has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above and (b) has net assets of not less than $500,000,000.

“Certificate of Merger” means, collectively, (i) the Certificate of Merger dated as of November 15, 2007, merging First Merger Sub with and into WGII, with WGII as the surviving entity, and (ii) the Certificate of Merger dated as of November 15, 2007, merging WGII with and into Second Merger Sub, with Second Merger Sub as the surviving entity, each in the form of an exhibit attached to the Merger Agreement as such certificates may be amended from time to time thereafter to the extent permitted pursuant to subsection 7.12.

“Change in Control” means (i) any Person, either  individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of Securities of Company (other than Securities convertible into such Securities) representing 40% or more of the combined voting power of all Securities of Company entitled to vote in the election of members of the Governing Body of Company, other than Securities having such power only by reason of the happening of a contingency; or (ii) the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of any such Governing Body are not Continuing Members.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (i) the adoption or taking effect of any law, rule, regulation, treaty or order, (ii) any change in any law, rule regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (iii) any determination of a court or other Government Authority or (iv) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority.

“Class”, as applied to Lenders, means each of the following four classes of Lenders:  (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Tranche A Term Loan Exposure, (iii) Lenders having Tranche B Term Loan Exposure, and (iv) Lenders having Tranche C Term Loan Exposure.

“Closing Date” means the date on which the initial Loans are made.

“Co-Documentation Agents” has the meaning assigned to that term in the introduction to this Agreement.

“Collateral” means, (i) during any Stock Pledge Period, all of the Pledged Collateral in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations and (ii) during any Collateral Pledge Period, collectively, all of the real, personal and mixed property, including Pledged Collateral, in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account” has the meaning assigned to that term in the Pledge Agreement.

“Collateral Documents” means (i) during any Stock Pledge Period, the Pledge Agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on the Capital Stock of each Subsidiary Guarantor as required thereunder and under this Agreement, and (ii) during any Collateral Pledge Period, the Pledge Agreement, the Foreign Pledge Agreements, the Security Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property (including Capital Stock) of that Loan Party as required thereunder and under this Agreement.

“Collateral Pledge Period” means any period during which the Company Debt Rating is Ba2 or lower from Moody’s or BB or lower from S&P.

“Combined Pro Forma EBITDA” means the sum of (i) Consolidated EBITDA for Company and its Subsidiaries for the twelve-month period ended June 29, 2007 plus (ii) Consolidated EBITDA (calculated in accordance with the definition of “Consolidated EBITDA” but substituting WGII for Company) for WGII and its Subsidiaries for the twelve-month period ended June 29, 2007 plus (iii) $52,500,000 (representing the anticipated cost savings to be realized from the combination of the business of Company and WGII).

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“Combined Pro Forma Total Debt” means, as at the Closing Date, Consolidated Total Debt of Company, WGII and their respective Subsidiaries after giving effect to the Transaction.

“Commitments” means the commitments of Lenders to make Loans as set forth in subsections 2.1A and 3.3.

“Communications” has the meaning assigned to that term in subsection 10.8.

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Company Debt Rating” means, as of any date of determination, Company’s corporate family rating or equivalent rating from Moody’s or Company’s corporate rating or equivalent rating from S&P, as the case may be.

“Company Disclosure Letter” means the letter dated the Closing Date delivered to Administrative Agent by Company containing information with respect to Company and its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit X annexed hereto.

“Consolidated Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

“Consolidated Current Assets” means, as of any date of determination, the sum of all inventory and accounts receivable of Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP.

“Consolidated Current Liabilities” means, as of any date of determination, all accounts payable of Company and its Subsidiaries determined on a consolidated basis in conformity with GAAP.

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“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) fees, costs and expenses incurred on or prior to the Closing Date in connection with this Agreement, (vii) for the period commencing with the first Fiscal Quarter ending after the consummation of the Transaction through the last Fiscal Quarter of Fiscal Year 2008, $52,500,000 (amortized evenly over each Fiscal Quarter beginning with the first Fiscal Quarter of Fiscal Year 2008 and ending with the last Fiscal Quarter of Fiscal Year 2008) in the aggregate anticipated cost savings to be realized from the combination of the business of Company and WGII, (viii) cash restructuring charges in an amount not to exceed (a) for Fiscal Year 2007, the lesser of (1) the actual cash restructuring charges directly related to the Acquisition and (2) $35,000,000 and (b) for Fiscal Year 2008, the lesser of (1) the actual cash restructuring charges directly related to the Acquisition and (2) $33,000,000, (ix) non-cash restructuring charges incurred by Company and WGII in connection with the Transaction, all as approved by Joint-Lead Arrangers, and (x) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(x), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided, however, that all components of Consolidated EBITDA for such period shall include or exclude, as the case may be, without duplication, such components of Consolidated EBITDA attributable to any Permitted Acquisition consummated during such period, the Acquisition if consummated during such period or any business or assets that have been disposed of by Company or any of its Subsidiaries after the first day of such period and prior to the end of such period, in each case as determined on a pro forma basis, in accordance with Regulation S-X promulgated by the Securities and Exchange Commission, or as may be agreed upon by Company and Administrative Agent; and provided further, that (a) Consolidated EBITDA for the four Fiscal Quarter period ending December 28, 2007 shall be deemed to be $549,000,000, and (b) Consolidated EBITDA for any four Fiscal Quarter period ending after such date shall be the sum of Consolidated EBITDA for Company and its Subsidiaries and Consolidated EBITDA for WGII and its Subsidiaries (calculated in accordance with this definition as though WGII and its Subsidiaries were “Company and its Subsidiaries” and without duplication of any components of Consolidated EBITDA) for such period.

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“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary, scheduled and mandatory repayments of the Obligations (but only to the extent the funds applied for such purpose are included in the calculations of Consolidated EBITDA, and, in any case, excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitment Amount is permanently reduced in connection with such repayments), (b) voluntary repayments of Capital Leases, (c) scheduled repayments of Consolidated Total Debt, (d) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (e) Consolidated Cash Interest Expense, (f) current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, and (g) cash restructuring charges added in the calculation of Consolidated EBITDA pursuant to clause (viii) of the definition thereof and paid in cash during such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, net costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 payable on or before the Closing Date.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as at such date to (ii) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of Company, its Subsidiaries and Joint Ventures, on a consolidated basis determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Subsidiary or Joint Venture (other than the MIBRAG Joint Ventures) having directly or indirectly, created, incurred, assumed or otherwise becoming or remaining directly or indirectly liable with respect to any Non-Recourse Indebtedness to the extent such is not actually paid as dividends or distributions, whether directly or indirectly, to any Loan Party, and (ii) (to the extent not included in clause (i) above) any net extraordinary gains or net non-cash extraordinary losses.

“Consolidated Tangible Assets” means, as of any date of determination, the total amount of current assets plus net property, plant and equipment of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries (including that portion of Capital Leases classified as a liability on a balance sheet), determined on a consolidated basis in accordance with GAAP.

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“Consolidated Working Capital” means, as of any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements.  Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation in the form of a letter of credit or a guaranty of a specified amount shall be equal to the face amount of the letter of credit or the amount of the obligation so guaranteed or otherwise supported, as the case may be, or, if less, the amount to which such Contingent Obligation is specifically limited.  The amount of any Contingent Obligation which is not in the form of a guaranty of a specified amount shall be equal to the reasonably anticipated maximum amount of such Contingent Obligation as determined by Company in good faith, net of reasonably anticipated insurance, set off and other recovery relating thereto.

“Continuing Member” means, during any period of twelve consecutive months after the Closing Date, any member of the Governing Body of Company who (i) was a member of such Governing Body at the beginning of such twelve-month period or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body at the beginning of such twelve-month period or whose nomination or election was previously so approved.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

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“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Company that is incorporated or organized under the laws of a state of the United States, any state thereof or in the District of Columbia.

“Dormant Subsidiaries” means (i) all Foreign Subsidiaries of Company listed on Schedule 1.1 of the Company Disclosure Letter, as such Schedule may be updated from time to time and (ii) all other Foreign Subsidiaries that are either (a) not actively engaged in any business or (b) in the process of being liquidated, dissolved or merged with an Affiliate.

“Effective Time” has the meaning assigned to that term in the Merger Agreement.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) any commercial bank, insurance company, investment or mutual fund or other Person (other than a natural Person) that extends credit or buys loans as one of its businesses; provided that none of Company, any Affiliate of Company, or any Person acting at the direction of, or in concert with, any such Person, shall be an Eligible Assignee.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“ERISA Event” means (i) a “reportable event” described in Section 4043(b) or 4043(c)(1), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan, (ii) the withdrawal of Company, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (iii) the complete or partial withdrawal of Company, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan where the Withdrawal Liability exceeds $5,000,000 (individually or in the aggregate), (iv) notice of reorganization or insolvency of a Multiemployer Plan is received by Company, any of its Subsidiaries or any ERISA Affiliate, (v) the filing of a notice of intent to terminate a Title IV Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a “distress termination” under Section 4041(c) of ERISA, (vi) the institution of proceedings to terminate a Title IV Plan by the PBGC, (vii) the failure without an appropriate waiver from the IRS to make any required contribution to a Title IV Plan or Multiemployer Plan, (viii) the imposition of a Lien under Section 412 of the Internal Revenue Code or Section 302 of ERISA on Company or any of its Subsidiaries or (ix) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of  any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Eurodollar Rate” means, for any Interest Rate Determination Date, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum obtained by dividing (i) the rate per annum determined by Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the “Eurodollar Rate” shall be the interest rate per annum determined by Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).  Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

“Eurodollar Rate Loans” means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

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“Eurodollar Rate Margin” means the margin over the Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

“Event of Default” means each of the events set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means, (i) on the date of issuance, when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the Issuing Lender of such Letter of Credit in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 Noon (New York City time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar and (ii) on any date thereafter (as determined in the discretion of Administrative Agent) when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of Administrative Agent in the New York foreign exchange market for the sale of such currency in exchange for Dollars at 12:00 Noon (New York City time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

“Excluded Subsidiaries” means Washington Savannah River Company LLC, a  Delaware limited liability company, Washington Safety Management Solutions LLC, a Delaware limited liability company, WSMS Mid-America, LLC, a Delaware limited liability company, and WSMS-MK, LLC, a Tennessee limited liability company.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Company hereunder (i) taxes that are imposed on the overall net income (however denominated) and franchise taxes imposed in lieu thereof (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any Government Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Company is located, and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request of Company under subsection 2.9), any withholding tax that (a) is imposed on amounts payable to such Foreign Lender at the time it becomes a party hereto (or designates a new lending office), (b) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with its obligations under subsection 2.7B(iv), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding tax pursuant to subsection 2.7B, or (c) is required to be deducted under applicable law from any payment hereunder on the basis of the information provided by such Foreign Lender pursuant to clause (d) of subsection 2.7B(iv).

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“Existing Credit Agreements” means (i) that certain Credit Agreement dated as of June 28, 2005 by and among Company, the lenders party thereto, Credit Suisse, New York Branch, as co-lead arranger and administrative agent, Wells Fargo, as co-lead arranger and syndication agent, and Bank of America, N.A. and BNP Paribas, as co-documentation agents, and (ii) that certain Second Amended and Restated Credit Agreement dated as of June 14, 2005 by and among WGII, the lenders party thereto, Credit Suisse, as administrative agent, United Overseas Bank, as documentation agent, and BNP Paribas and LaSalle Bank National Association, as co-syndication agents.

“Existing Letters of Credit” means those letters of credit issued for the account of (i) Company and identified on Schedule 1.2 of the Company Disclosure Letter and (ii) WGII and identified on Schedule 1.2 of the Company Disclosure Letter.

“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

“Financial Plan” has the meaning assigned to that term in subsection 6.1(ix).

“First Merger” has the meaning assigned to that term in the recitals to this Agreement.

“First Merger Sub” has the meaning assigned to that term in the recitals to this Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances, subject to the exceptions set forth therein) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

“Fiscal Quarter” means a fiscal quarter of Company and its Subsidiaries ending on the Friday nearest March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on the Friday nearest December 31 of each year.

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“Flood Hazard Property” means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Company is resident for tax purposes.  For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pledge Agreement” means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed from time to time after the Closing Date in accordance with subsections 6.7 and 6.10 by Company or any Subsidiary Guarantor that owns Capital Stock of one or more Material Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent.

“Foreign Subsidiary” means any Subsidiary of Company that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding and Payment Office” means the office of Administrative Agent located at 201 Third Street, 8th Floor, San Francisco, California  94103 or such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

“Funding Date” means the date of the funding of a Loan.

“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, accounting principles generally accepted in the United States of America as set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, pronouncements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

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“Government Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, authorization, plan, directive, accreditation, consent, order or consent decree of or from, or notice to, any Government Authority.

“Granting Lender” has the meaning assigned to that term in subsection 10.1B(iv).

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”,  or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

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“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, excluding, in the case of both clauses (a) and (b), accounts payable from Company and Subsidiary Guarantors arising in the ordinary course of business, (v) Attributable Indebtedness, and (vi) all indebtedness of the type described in clauses (i) through (v) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is Non-Recourse Indebtedness of that Person.  Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

“Indemnified Liabilities” has the meaning assigned to that term in subsection 10.3.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to that term in subsection 10.3.

“Intellectual Property” means all patents, trademarks, trade names, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

“Interest Payment Date” means (i) with respect to any Base Rate Loan, the last Business Day of each Fiscal Quarter of each Fiscal Year, commencing on December 28, 2007, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Interest Rate Determination Date”, with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

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“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, excluding all indebtedness and accounts receivable from that other Person that, (a) in the case of accounts receivable from Persons other than Company and Subsidiary Guarantors, are current assets or arose from sales to that other Person and, (b) in the case of accounts receivable from Company and Subsidiary Guarantors, arose in the ordinary course of business, regardless in the case of subclauses (a) and (b) of how such accounts receivable may be evidenced from time to time or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to the original principal amount of any such Investment (not to exceed the original cost of such Investment plus the cost of all additions thereto)).

“IP Collateral” means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

“IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on, or evidence the interest of Administrative Agent and Lenders in, any IP Collateral.

“IRS” means the Internal Revenue Service of the United States or any successor thereto.

“Issuing Lender”, with respect to any Revolving Letter of Credit, means the Revolving Lender that agrees or is otherwise obligated to issue such Revolving Letter of Credit, determined as provided in subsection 3.1B(ii).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Joint-Lead Arrangers” has the meaning assigned to that term in the introduction to this Agreement.

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“Lender” and “Lenders” means (i) the Persons identified as “Lenders” and listed on the signature pages of this Agreement and (ii) any Person that becomes a “Tranche C Lender” pursuant to subsection 2.1A(v), in each case, together with their successors and permitted assigns pursuant to subsection 10.1, and the term “Lenders” shall include each Swing Line Lender unless the context otherwise requires; provided that the term “Lenders”, when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“Letter of Credit” or “Letters of Credit” means any letter of credit or similar instrument issued or to be issued by an Issuing Lender for the account of Company or any of its Subsidiaries pursuant to this Agreement for the purpose of supporting (a) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (b) workers’ compensation liabilities of Company or any of its Subsidiaries, (c) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (d) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (e) documentary, performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in the ordinary course of business; provided that Letters of Credit may not be issued for the purpose of supporting any Indebtedness constituting “antecedent debt” (as that term is used in Section 547 of the Bankruptcy Code).

 “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” or “Loans” means one or more of the Loans made by Lenders to Company pursuant to subsection 2.1A.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

“Loan Party” means each of Company and any Subsidiary Guarantor (including, as of the Closing Date, WGII and its Subsidiaries executing the Subsidiary Guaranty), and “Loan Parties” means all such Persons, collectively.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

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“Material Adverse Effect” means (i) a material adverse change in the business, assets, condition (financial or otherwise), operations, liabilities (whether contractual, environmental or otherwise), properties or prospects of Company and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations or of Administrative Agent or Lenders to realize on the Collateral.

“Material Domestic Subsidiary” means, as of any date of determination, each Domestic Subsidiary now existing or hereafter acquired or formed by Company which, exclusive of the Subsidiaries of such Domestic Subsidiary, had more than $10,000,000 of revenues for the most recently ended Fiscal Year; provided, however, that (i) a Subsidiary of a Domestic Subsidiary that is the direct or indirect parent of a Material Domestic Subsidiary shall be considered to be a Material Domestic Subsidiary, and (ii) Excluded Subsidiaries shall not be considered to be Material Domestic Subsidiaries.

“Material Foreign Subsidiary” means, as of any date of determination, each Foreign Subsidiary now existing or hereafter acquired or formed by Company which, exclusive of the Subsidiaries of such Foreign Subsidiary, had more than $10,000,000 of revenues for the most recently ended Fiscal Year.

“Material Real Property” means, as of any date of determination, any fee interest in real property of Company or any of its Subsidiaries having a fair market value of $10,000,000 or more.

“Merger” has the meaning assigned to that term in the recitals to this Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among Company, WGII, First Merger Sub and Second Merger Sub dated as of May 27, 2007 in the form delivered to Administrative Agent and Lenders on May 27, 2007.

“MIBRAG Joint Ventures” means each of Mibrag B.V., a company organized and existing under the laws of The Netherlands, and MitteldeutscheBraunkohlengesellschaft GmbH, a company organized and existing under the laws of the Federal Republic of Germany.

“Moody’s” means Moody’s Investors Service, Inc.

“Morgan Stanley” has the meaning assigned to that term in the introduction to this Agreement.

“Mortgage” means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in such form as may be approved by Administrative Agent in its sole discretion.  “Mortgages” means all such instruments collectively.

“Mortgage Policy” has the meaning assigned to that term in subsection 6.7D.

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“Mortgaged Property” has the meaning assigned to that term in subsection 6.7D.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, or to which Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Net Asset Sale Proceeds”, with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is (a) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid at the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party; provided, however, that Net Asset Sale Proceeds shall not include any Cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material Tax liability to Company.

“Net Insurance/Condemnation Proceeds” means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof; provided, however, that Net Insurance/Condemnation Proceeds shall not include any Cash payments received from any loss by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material Tax liability to Company.

“Net Securities Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the  issuance of Capital Stock of or incurrence of Indebtedness by Company or any of its Subsidiaries.

“Non-Consenting Lender” has the meaning assigned to that term in subsection 2.9.

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“Non-Material Subsidiary Guarantor” means any Subsidiary Guarantor which had $10,000,000 or less of revenues for the Fiscal Year most recently ended prior to the date hereof.

“Non-Recourse Indebtedness” means Indebtedness owing to a Person (that is not an Affiliate of Company)  in respect of which the source of repayment is expressly limited to the assets of the obligor with respect to such Indebtedness.

“Notes” means one or more of the Tranche A Term Notes, Tranche B Term Notes, Tranche C Term Notes, Revolving Notes or Swing Line Notes or any combination thereof.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto.

“Notice of Prepayment” means a notice substantially in the form of Exhibit IV annexed hereto.

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

“Officer” means the president, chief executive officer, an executive vice president, chief financial officer, chief accounting officer, treasurer, controller, general counsel, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

“Officer’s Certificate”, as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

“Operating Lease”, as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Organizational Documents” means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

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“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges, fees, expenses or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

“Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act) Act of 2001.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” has the meaning assigned to that term in subsection 7.3(viii).

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

(i)  Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

(ii)  statutory Liens of landlords, carriers, warehousemen, utilities, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral on account of such Lien;

(iii)  Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts or other funds maintained with a creditor depository institution; provided that (a) such Deposit Account is not a dedicated cash collateral account and is not subject to restriction against access by Company or any of its Subsidiaries owning the affected Deposit Account and (b) such Deposit Account is not intended by Company or any of its Subsidiaries to provide collateral to the depository institution;

(iv)  any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

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(v)  licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations, taken as a whole;

(vi)  easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations, taken as a whole;

(vii)  any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(viii)  Liens arising from filing UCC financing statements relating solely to leases, Capital Leases and junior Liens permitted pursuant to this Agreement;

(ix)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)  any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

(xi)  Liens granted pursuant to the Collateral Documents;

(xii)  Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

(xiii)  Liens in favor of United States Government Authorities on Deposit Accounts in connection with auctions conducted on behalf of such Government Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Government Authorities.

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“Permitted Senior Indebtedness” means any Indebtedness of Company or any of its Subsidiaries incurred from time to time; provided that (i) the proceeds of such Indebtedness shall be used only for purposes of financing any Permitted Acquisition, (ii) such Indebtedness shall not provide for any scheduled or mandatory payments, prepayments, sinking fund or other repurchase or redemption payments prior to the date which is six months after the later of the Tranche B Term Loan Maturity Date and the Tranche C Term Loan Maturity Date, (iii) the other terms thereof shall not be more adverse to the interests of Lenders than those customarily found in debt of a similar type issued by similar issuers under Rule 144A of the Securities Act or in a public offering as reasonably determined by Administrative Agent, and (iv) both before and after giving effect to the issuance of such Indebtedness, no Event of Default or Potential Event of Default has occurred and is continuing.

“Permitted Subordinated Indebtedness” means any Indebtedness of Company or any of its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations: provided that (i) the proceeds of such Indebtedness shall be used only for purposes of financing any Permitted Acquisition, (ii) such Indebtedness shall not provide for any scheduled or mandatory payments, prepayments, sinking fund or other repurchase or redemption payments prior to the date which is six months after the later of the Tranche B Term Loan Maturity Date and the Tranche C Term Loan Maturity Date, (iii) the other terms thereof (including the subordination provisions) shall not be more adverse to the interests of Lenders than those customarily found in debt of a similar type issued by similar issuers under Rule 144A of the Securities Act or in a public offering as reasonably determined by Administrative Agent, and (iv) both before and after giving effect to the issuance of such Indebtedness, no Event of Default or Potential Event of Default has occurred and is continuing.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

“Platform” means an electronic delivery system (which may be provided by Administrative Agent, an Affiliate of Administrative Agent or any Person that is not an Affiliate of Administrative Agent), such as IntraLinks or a substantially similar electronic system.

“Pledge Agreement” means the Pledge Agreement executed and delivered by Company and Subsidiary Guarantors on the Closing Date, substantially in the form of Exhibit XIII annexed hereto.

“Pledged Collateral” means, collectively, all of the Capital Stock and Indebtedness in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

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“Pricing Certificate” means an Officer’s Certificate of Company certifying the Consolidated Leverage Ratio as at the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail.

“Primary Syndication” means the period from the Closing Date to the date on which Syndication Agent provides a written notice to Administrative Agent that the primary syndication of the Commitments and Loans has been completed.

“Prime Rate” means the rate that Wells Fargo announces from time to time as its prime lending rate, as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Proceedings” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

“Project” means any construction, engineering, remediation, consulting, demolition, testing, mining, manufacturing, development, operation, maintenance, flight training or other project consisting of the consummation of a transaction or transactions contemplated in a set of Contractual Obligations (including financial documents) with a Governmental Authority, customer, client, sponsor, developer or other Person, including Contractual Obligations for the study, development, design, engineering, construction, equipment procurement, testing, commissioning, completion, remediation, management, operation, insurance, maintenance and repair of certain facilities (at a specified location or locations), resource extraction or performance of certain other works (whether completed or uncompleted), demolition, or any other services.

“Project Assets” means with respect to any bonded Project (i) any assets directly relating to such Project (whether owned or leased), including Project receivables, (ii) Cash and Cash Equivalents, and (iii) any other assets of indemnitors for such Project directly or indirectly relating to bonded Projects and of the type upon which a Lien is customarily granted to sureties in such circumstances; provided, however, that the Capital Stock of a Subsidiary shall not be considered a Project Asset.

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“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan Commitment or the Tranche C Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche C Term Loan Exposure of that Lender by (b) the aggregate Tranche C Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Revolving Letters of Credit issued or participations therein deemed purchased by any Lender or any assignments of any Swing Line Loans deemed purchased by any Lender, the percentage obtained by dividing (a) the Revolving Loan Exposure of that Lender by (b) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (a) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that Lender plus the Tranche C Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (b) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.  The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (v) of the preceding sentence will be set forth in an allocation letter delivered to such Lender.

“PTO” means the United States Patent and Trademark Office or any successor or substitute office.

“Real Property Asset” means, as of any date of determination, any interest then owned by any Loan Party in any real property.

“Refunded Swing Line Loans” has the meaning assigned to that term in subsection 2.1A(iv).

“Register” has the meaning assigned to that term in subsection 2.1D.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Agreements” means, collectively, the Merger Agreement and the Certificate of Merger.

“Related Parties” has the meaning assigned to that term in subsection 9.1A.

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“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Request for Revolving Letter of Credit Issuance” means a request substantially in the form of Exhibit III annexed hereto.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Government Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Class Lenders” means, as of any date of determination, (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders, (ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders, (iii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders, and (iv) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche C Term Loan Exposure of all Lenders.

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the chief accounting officer, the treasurer, the controller, the general counsel, any other employee who is a member of the Governing Body of such Person.

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“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, interest on, or fees with respect to, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.  For the avoidance of doubt, no payment with respect to Permitted Senior Indebtedness shall constitute a Restricted Junior Payment.

“Revolving Lender” means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

“Revolving Letter of Credit” means (i) a Letter of Credit issued pursuant to subsection 3.1 and (ii) the Existing Letters of Credit.

“Revolving Letter of Credit Reimbursement Date” has the meaning assigned to that term in subsection 3.3B.

“Revolving Letter of Credit Usage” means, as of any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Revolving Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Revolving Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company.  For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

“Revolving Loan Commitment” means the commitment of a Revolving Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and “Revolving Loan Commitments” means such commitments of all Revolving Lenders in the aggregate.

“Revolving Loan Commitment Amount” means, as of any date of determination, the aggregate amount of the Revolving Loan Commitments of all Revolving Lenders.

“Revolving Loan Commitment Termination Date” means November 15, 2012.

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“Revolving Loan Exposure”, with respect to any Revolving Lender, means, as of any date of determination, (i) prior to the termination of the Revolving Loan Commitments, the amount of that Revolving Lender’s Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender plus (b) in the event that Revolving Lender is an Issuing Lender, the aggregate Revolving Letter of Credit Usage in respect of all Revolving Letters of Credit issued by that Revolving Lender (in each case net of any participations purchased by other Revolving Lenders in such Revolving Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Revolving Lender in any outstanding Revolving Letters of Credit or any unreimbursed drawings under any Revolving Letters of Credit plus (d) in the event that Revolving Lender is a Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans of that Revolving Lender (net of any assignments thereof deemed purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments deemed purchased by that Revolving Lender in any outstanding Swing Line Loans.

“Revolving Loans” means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(iii).

“Revolving Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit V annexed hereto.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies.

“Second Merger Sub” has the meaning assigned to that term in the recitals to this Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement executed and delivered by Company and Subsidiary Guarantors on the Closing Date or from time to time thereafter, substantially in the form of Exhibit XV annexed hereto.

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“Solvent”, with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning assigned to that term in subsection 10.1B(iv).

“Stock Pledge Period” means any period during which the Company Debt Rating is higher than Ba2 from Moody’s and higher than BB from S&P.

“Subject Lender” has the meaning assigned to that term in subsection 2.9.

“Subordinated Indebtedness” means (i) any Indebtedness of Company or any of its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations and (ii) any Permitted Subordinated Indebtedness.

“Subsidiary”, with respect to any Person, means any corporation, partnership, trust, limited liability company, association, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that in no event shall any Joint Venture be considered to be a Subsidiary of any Person.

“Subsidiary Guarantor” means any Material Domestic Subsidiary and any other Domestic Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.7.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered by certain existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.7 substantially in the form of Exhibit XIV annexed hereto.

“Supplemental Collateral Agent” has the meaning assigned to that term in subsection 9.1B.

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“Surety Acknowledgment” means, collectively, (i) that certain letter of understanding dated as of the date hereof by and between Federal Insurance Company and Administrative Agent, and (ii) that certain letter of understanding dated as of the date hereof by and between American International Companies and Administrative Agent, in each case substantially in the form of Exhibit XVI annexed hereto.

“Swap Counterparty” means any Person that was a Lender or an Affiliate of a Lender at the time it entered into a Hedge Agreement with Company or one of its Subsidiaries, the obligations under which are secured pursuant to the Collateral Documents and guarantied pursuant to the Subsidiary Guaranty.

“Sweep Agreements” means that certain Acceptance of Services or similar agreement, pursuant to which Company agreed to utilize certain cash management accounts and services provided by Wells Fargo or any other Swing Line Lender together with all other agreements and documents referred to therein or otherwise related thereto.

“Swing Line Funding and Payment Office” means (i) in the case of Wells Fargo, the office of Wells Fargo located at 201 Third Street, 8th Floor, San Francisco, California  94103, (ii) in the case of LaSalle Bank National Association, the office of LaSalle Bank National Association located at 135 South LaSalle Street, Chicago, Illinois 60603, and (iii) in any case, such other offices of any Swing Line Lender as may from time to time be hereafter designated as such in a written notice delivered by such Swing Line Lender to Company and each other Lender.

“Swing Line Lenders” means (i) Wells Fargo, (ii) LaSalle Bank National Association or its successor, Bank of America, N.A., and (iii) any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder; provided that there shall be no more than two Swing Line Lenders at any time.

“Swing Line Loan Commitment” means the commitment of a Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv), and “Swing Line Loan Commitments” means such commitments of all Swing Line Lenders in the aggregate.

“Swing Line Loans” means the Loans made by Swing Line Lenders to Company pursuant to subsection 2.1A(iv).

“Swing Line Notes” means any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of any Swing Line Lender, substantially in the form of Exhibit IX annexed hereto.

“Syndication Agent” has the meaning assigned to that term in the introduction to this Agreement.

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“Synthetic Lease Obligation” means any synthetic lease, off-balance sheet loan or tax retention lease that does not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the borrowed money indebtedness of such Person (without regard to accounting treatment).

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term Loans” means, collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

“Term Loan Commitments” means, collectively, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments.

“Title Company” means one or more title insurance companies reasonably satisfactory to Administrative Agent.

“Title IV Plan” means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

“Total Utilization of Revolving Loan Commitments” means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Revolving Letter of Credit Usage.

“Tranche A Term Loan Commitment” means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and “Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche A Term Loan Exposure”, with respect to any Lender, means, as of any date of determination, (i) prior to the funding of the Tranche A Term Loans, the amount of that Lender’s Tranche A Term Loan Commitment, and (ii), after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

“Tranche A Term Loan Maturity Date” means November 15, 2012.

“Tranche A Term Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

“Tranche A Term Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche A Term Loans of any Lenders, substantially in the form of Exhibit VI annexed hereto.

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“Tranche B Term Loan Commitment” means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche B Term Loan Exposure”, with respect to any Lender, means, as of any date of determination, (i) prior to the funding of the Tranche B Term Loans, the amount of that Lender’s Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

“Tranche B Term Loan Maturity Date” means May 15, 2013.

“Tranche B Term Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

“Tranche B Term Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche B Term Loans of any Lenders, substantially in the form of Exhibit VII annexed hereto.

“Tranche C Lender” has the meaning assigned to that term in subsection 2.1A(v).

“Tranche C Term Loan Commitment” means, from and after the Tranche C Term Loan Commitment Effective Date, the commitment of a Lender to make a Tranche C Term Loan to Company pursuant to subsection 2.1A(v), and “Tranche C Term Loan Commitments” means such commitments of all Lenders in the aggregate; provided that the amount of the Tranche C Term Loan Commitment of each Tranche C Lender shall be adjusted to give effect to any assignment of such Tranche C Term Loan Commitment pursuant to subsection 10.1B.

“Tranche C Term Loan Commitment Effective Date” has the meaning assigned to that term in subsection 2.1A(v).

“Tranche C Term Loan Exposure”, with respect to any Lender, means, as of any date of determination, (i) prior to the funding of the Tranche C Term Loans, the amount of that Lender’s Tranche C Term Loan Commitment and (ii) after the funding of the Tranche C Term Loans, the outstanding principal amount of the Tranche C Term Loan of that Lender.

“Tranche C Term Loan Maturity Date” means the maturity date of Tranche C Term Loans determined on the Tranche C Term Loan Commitment Effective Date.

“Tranche C Term Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(v).

“Tranche C Term Notes” means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche C Term Loans of any Lenders, substantially in the form of Exhibit VIII annexed hereto.

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“Transaction” means the Acquisition, Merger, refinancing of all Indebtedness outstanding under the Existing Credit Agreements and other related transactions.

“Transaction Costs” means the fees, costs and expenses incurred by Company on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Related Agreements.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unasserted Obligations” means, as of any date of determination, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Wells Fargo” has the meaning assigned to that term in the introduction to this Agreement.

“WGII” has the meaning assigned to that term in the recitals to this Agreement.

“Withdrawal Liability” means, with respect to Company or any of its Subsidiaries, as of any date of determination, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA.

1.2	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Consolidated financial statements and other information required to be delivered by Company to Lenders pursuant to and in accordance with clauses (ii), (iii) and (ix) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation).  Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3.  If at any time any change in GAAP would affect the computation of any financial ratio or covenant set forth in Section 7, and Company, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or covenant shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Administrative Agent and Lenders reconciliation statements as shall be reasonably necessary to determine compliance with such ratio or covenant.

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1.3	Other Definitional Provisions and Rules of Construction.

A.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B.  References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

C.  The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

D.  Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto.

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1	Commitments; Making of Loans; the Register; Optional Notes.

A.  Commitments.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and each Swing Line Lender hereby severally agrees to make the Swing Line Loans as described in subsection 2.1A(iv).

(i)  Tranche A Term Loans.  Each Lender that has a Tranche A Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A.  The amount of each Lender’s Tranche A Term Loan Commitment will be set forth in an allocation letter delivered to such Lender and the aggregate amount of the Tranche A Term Loan Commitments is $1,100,000,000; provided that the amount of the Tranche A Term Loan Commitment of each Lender shall be adjusted to give effect to any assignment of such Tranche A Term Loan Commitment pursuant to subsection 10.1B.  Company may make only one borrowing under the Tranche A Term Loan Commitments.  Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

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(ii)  Tranche B Term Loans.  Each Lender that has a Tranche B Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A.  The amount of each Lender’s Tranche B Term Loan Commitment will be set forth in an allocation letter delivered to such Lender and the aggregate amount of the Tranche B Term Loan Commitments is $300,000,000; provided that the amount of the Tranche B Term Loan Commitment of each Lender shall be adjusted to give effect to any assignment of such Tranche B Term Loan Commitment pursuant to subsection 10.1B.  Company may make only one borrowing under the Tranche B Term Loan Commitments.  Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

(iii)  Revolving Loans.  Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount in Dollars not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B.  The original amount of each Revolving Lender’s Revolving Loan Commitment will be set forth in an allocation letter delivered to such Lender and the original Revolving Loan Commitment Amount is $700,000,000; provided that the amount of the Revolving Loan Commitment of each Revolving Lender shall be adjusted to give effect to any assignment of such Revolving Loan Commitment pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4.  Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.  In addition, for purposes of  determining the amount available under the Revolving Loan Commitments, Administrative Agent shall assume that the aggregate outstanding principal amount of Swing Line Loans of any Swing Line Lender other than Wells Fargo is equal to the aggregate amount of the Swing Line Loan Commitment of such other Swing Line Lender.

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(iv)  Swing Line Loans.

(a)  General Provisions.  Each Swing Line Lender hereby severally agrees, subject to the limitations set forth in the last sentence of subsection 2.1A(iii) and set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with each Swing Line Lender’s outstanding Revolving Loans and each Swing Line Lender’s Pro Rata Share of the Revolving Letter of Credit Usage then in effect, may exceed such Swing Line Lender’s Revolving Loan Commitment.  The original amount of each Swing Line Lender’s Swing Line Loan Commitment is $25,000,000 and the original amount of the Swing Line Loan Commitments is $50,000,000; provided that should a Swing Line Lender (other than Wells Fargo) be terminated, Wells Fargo’s Swing Line Loan Commitment shall be increased to $50,000,000; provided further, that any reduction of the Revolving Loan Commitment Amount made pursuant to subsection 2.4 that reduces the Revolving Loan Commitment Amount to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the amount of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of Company, Administrative Agent or any Swing Line Lender.  In the event that there are two Swing Line Lenders at the time of such reduction, the Swing Line Loan Commitments of such Swing Line Lenders shall be reduced on a pro rata basis.  The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date.  Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

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(b)  Swing Line Loan Prepayment with Proceeds of Revolving Loans.  With respect to any Swing Line Loans that have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), any Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 10:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans of such Swing Line Lender (the “Refunded Swing Line Loans”) outstanding on the date such notice is given.  Company hereby authorizes the giving of any such notice and the making of any such Revolving Loans.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than such Swing Line Lender shall be immediately delivered by Administrative Agent to such Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, such Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by such Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of such Swing Line Lender but shall instead constitute part of such Swing Line Lender’s outstanding Revolving Loans and shall be due under the Revolving Note, if any, of such Swing Line Lender.  If any portion of any such amount paid (or deemed to be paid) to such Swing Line Lender should be recovered by or on behalf of Company from such Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

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(c)  Swing Line Loan Assignments.  On the Funding Date of each Swing Line Loan, each Revolving Lender shall be deemed to, and hereby agrees to, purchase an assignment of such Swing Line Loan in an amount equal to its Pro Rata Share.  If for any reason (1) Revolving Loans are not made upon the request of any Swing Line Lender through Administrative Agent as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to such Swing Line Lender in respect of such Swing Line Loan or (2) the Revolving Loan Commitments are terminated at a time when such Swing Line Loan is outstanding, upon notice from such Swing Line Lender through Administrative Agent as provided below, each Revolving Lender shall fund the purchase of such assignment in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2) immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loan together with accrued interest thereon.  Upon one Business Day’s notice from such Swing Line Lender to Administrative Agent which shall be immediately delivered by Administrative Agent to each Revolving Lender, each Revolving Lender shall deliver to such Swing Line Lender such amount in same day funds at the Funding and Payment Office.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of such Swing Line Lender in form and substance reasonably satisfactory to such Swing Line Lender.  In the event any Revolving Lender fails to make available to any Swing Line Lender any amount as provided in this paragraph, such Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  In the event any Swing Line Lender receives a payment of any amount with respect to which other Revolving Lenders have funded the purchase of assignments as provided in this paragraph, such Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

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(d)  Revolving Lenders’ Obligations.  Anything contained herein to the contrary notwithstanding, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(iv)(b) and each Revolving Lender’s obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against any Swing Line Lender, Company or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) the occurrence of any Material Adverse Effect; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (y) such Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (z) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

(e)  Accounts Maintained with Swing Line Lenders.

(1)  So long as any Sweep Agreement between Company and a Swing Line Lender is in full force and effect, Company and such Swing Line Lender may utilize procedures agreed to and set forth in the Sweep Agreement by which Company may request and such Swing Line Lender may disburse Swing Line Loans, including crediting one or more of Company’s deposit accounts with the proceeds of Swing Line Loans and debiting one or more of Company’s deposit accounts and applying the proceeds of such debits to repay outstanding Swing Line Loans, all pursuant to the terms and provisions of the Sweep Agreement.  Administrative Agent and Lenders hereby acknowledge and agree that such Swing Line Lender may utilize any such procedures agreed upon by Company and such Swing Line Lender even though such procedures are different than the procedures set forth in subsection 2.1A(iv)(e)(2) and 2.1B and do not require Company to provide a Notice of Borrowing.

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(2)  If at any time the amounts to be drawn on (A) that certain concentration account of Company maintained with Wells Fargo as a Swing Line Lender (and regardless of whether Company maintains a Sweep Agreement with Wells Fargo as a Swing Line Lender) or (B) that certain concentration account of Company maintained with LaSalle Bank National Association, or its successor, Bank of America, N.A., as a Swing Line Lender shall exceed the funds deposited in such account, (1) Company shall be deemed to have delivered a timely executed Notice of Borrowing to such Swing Line Lender requesting such Swing Line Lender to make a Swing Line Loan in an amount equal to the amount of such shortfall, and (2) such Swing Line Lender shall make a Swing Line Loan to Company in the amount of such shortfall, the proceeds of which shall be deposited into such account and shall be deemed to have been applied to eliminate such shortfall prior to such draws being made; provided that so long as any Swing Line Loans of such Swing Line Lender are outstanding pursuant to this subsection, all funds on deposit in such account shall be applied on a daily basis to the prepayment of the then aggregate outstanding principal amount of such Swing Line Loans until such Swing Line Loans have been prepaid in full.

(v)  Tranche C Term Loan Commitments.  Company may, at any time from and after the Closing Date but prior to the fourth anniversary of the Closing Date, request an increase in the then effective aggregate principal amount of the Term Loan Commitments; provided that (a) the aggregate principal amount of the Tranche C Term Loan Commitments pursuant to this subsection 2.1A(v) shall not exceed $300,000,000, (b) Company shall execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Administrative Agent in connection with such Tranche C Term Loan Commitments, (c) no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Tranche C Term Loan Commitments, (d) Company and its Subsidiaries shall be in compliance, on a pro forma basis, with each of the financial covenants specified in subsection 7.6 as of the last day of the most recently ended Fiscal Quarter before and after giving effect to such Tranche C Term Loan Commitments; (e) the Tranche C Term Loans made under this subsection 2.1A(v) shall have a maturity date no earlier than the Tranche B Term Loan Maturity Date and shall have a weighted average life to maturity no earlier than the weighted average life to maturity applicable to the Tranche B Term Loans made under subsection 2.1A(ii), and (f) all other terms and conditions with respect to the Tranche C Term Loans made pursuant to this subsection 2.1A(v) (other than pricing) shall be reasonably acceptable to Administrative Agent.  The request under this subsection 2.1A(v) shall be submitted by Company to Administrative Agent (which shall promptly forward copies to all existing Lenders).
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At the time of sending such request, Company (in consultation with Administrative Agent) shall specify the time period within which each existing Lender is requested to respond (which in no event shall be more than ten Business Days from the date of delivery of such request).  Company may also specify any fees offered to those existing Lenders or new lenders (collectively, the “Tranche C Lenders”) which agree to make a Tranche C Term Loan Commitment, which fees may be variable based upon the amount of any such Tranche C Lender’s Tranche C Term Loan Commitment.  No existing Lender shall have any obligation, express or implied, to make any Tranche C Term Loan Commitment.  Only the consent of each Tranche C Lender shall be required for an increase in the aggregate principal amount of the Term Loan Commitments pursuant to this subsection 2.1A(v).  No existing Lender which declines to make a Tranche C Term Loan Commitment may be replaced with respect to its existing Commitment as a result thereof without such Lender’s consent.

Each existing Lender that has agreed to make a Tranche C Term Loan Commitment shall notify Administrative Agent within the time period specified above of the amount of the proposed Tranche C Term Loan Commitment that it is willing to make and Company shall accept the offered amount of each such existing Lender up to such existing Lender’s Pro Rata Share of the aggregate amount of the Tranche C Term Loan Commitments as in effect prior to giving effect to any Tranche C Term Loan Commitment.  In the event that the Tranche C Term Loan Commitments of the existing Lenders accepted by Company are less than the amount of the requested increase in the Term Loan Commitments, Company may accept some or all of the offered amounts of each existing Lender in excess of such Lenders’ Pro Rata Share or designate new lenders that qualify as Eligible Assignees and that are reasonably acceptable to Administrative Agent as additional Tranche C Lenders hereunder in accordance with this subsection 2.1A(v).  Subject to the rights of the existing Lenders set forth above, Company and Administrative Agent shall have discretion jointly to adjust the allocation of the aggregate principal amount of the Tranche C Term Loan Commitments among Tranche C Lenders.

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Subject to the foregoing, the increase in the Term Loan Commitments requested by Company shall be effective (the “Tranche C Term Loan Commitment Effective Date”) upon delivery to Administrative Agent of each of the following documents:  (i) an originally executed copy of an instrument of joinder signed by a duly authorized officer of each Tranche C Lender, in form and substance reasonably acceptable to Administrative Agent, setting forth, among other things, the interest rate, maturity date and amortization schedule of Tranche C Term Loans; (ii) a Notice of Borrowing, signed by a duly authorized officer of Company; (iii) an Officer’s Certificate of Company, in form and substance reasonably acceptable to Administrative Agent as to the authority of the officer executing the instrument of joinder on behalf of Company and all conditions to such increase having been satisfied; (iv) to the extent requested by any Tranche C Lender, executed Tranche C Term Notes issued by Company in accordance with subsection 2.1E; and (v) any other certificates or documents that Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to Administrative Agent.  The Tranche C Term Loan Commitments shall be in a principal amount equal to (A) the principal amount of Tranche C Term Loan Commitments made by existing Lenders and accepted by Company in accordance with this subsection 2.1A(v) plus (B) the principal amount of Tranche C Term Loan Commitments made by additional Tranche C Lenders, in either case as adjusted by Company and Administrative Agent pursuant to this subsection 2.1A(v).  Upon effectiveness of such increase, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Tranche C Term Loan Commitments.  Notwithstanding anything to the contrary in subsection 10.6, Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to the Tranche C Term Loan Commitments pursuant to this subsection 2.1A(v).

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B.  Borrowing Mechanics.  Loans made as Base Rate Loans on any Funding Date (other than Swing Line Loans, Revolving Loans made pursuant to a request by any Swing Line Lender pursuant to subsection 2.1A(iv) or Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount.  Loans made as Eurodollar Rate Loans on any Funding Date with a particular Interest Period shall be in an aggregate minimum amount equal to or in excess of $5,000,000.  Swing Line Loans made on any Funding Date may be in any aggregate amount.  Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 2:00 P.M. (New York City time) at least (i) three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or (ii) one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan).  Whenever Company desires that any Swing Line Lender make a Swing Line Loan (other than pursuant to subsection 2.1A(iv)(e)), it shall deliver to such Swing Line Lender at the Swing Line Funding and Payment Office a duly executed Notice of Borrowing no later than 2:00 P.M. (New York City time) on the proposed Funding Date.  Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D.  In lieu of delivering a Notice of Borrowing, Company may give Administrative Agent (or in the case of Swing Line Loans, such Swing Line Lender) telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent (and such Swing Line Lender, in the case of Swing Line Loans) on or before the applicable Funding Date.

Neither Administrative Agent nor any Lender (including any Swing Line Lender) shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent (or any Swing Line Lender, as applicable) believes in good faith to have been given by an Officer or other Person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

Company shall notify Administrative Agent (or, in the case of Swing Line Loans, an applicable Swing Line Lender) prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct in all material respects as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

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Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the date such Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, is delivered and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

Notwithstanding the foregoing provisions of this subsection 2.1B, no initial Tranche B Term Loans may be made as Eurodollar Rate Loans and no Tranche B Term Loans may be converted into a Eurodollar Rate Loan until the third Business Day after the Closing Date.

C.  Disbursement of Funds.  All Term Loans and Revolving Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the amount of the Commitment of any Lender to make the particular type of Loan requested or Pro Rata Share of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder.  Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that type of Loan.  Each such Lender shall make the amount of its Loan available to Administrative Agent at the Funding and Payment Office not later than 12:00 Noon (New York City time) on the applicable Funding Date in same day funds in Dollars.  Except as provided in subsection 2.1A(iv) and subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Revolving Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account designated by Company in the applicable Notice of Borrowing.

Promptly after receipt by any Swing Line Lender of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), such Swing Line Lender shall make the amount of its Swing Line Loan available to Company not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Swing Line Funding and Payment Office.  Except as set forth in subsection 2.1A(iv)(e), such Swing Line Lender shall make the proceeds of any Swing Line Loan available to Company on the applicable Funding Date by causing an amount of same day funds, in Dollars, equal to the proceeds of such Swing Line Loan to be credited to the account designated by Company in the applicable Notice of Borrowing.

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Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans.  Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

D.  The Register.  Administrative Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Company and any Joint-Lead Arranger upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the respective amounts of the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment,  Revolving Loan Commitment, Swing Line Loan Commitment, Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan, Revolving Loans and Swing Line Loans of each Lender from time to time (the “Register”).  Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.  Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender’s records.  Failure to make any recordation in the Register or in any Lender’s records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

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E.  Optional Notes.  If so requested by any Lender by written notice to Company at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a promissory note or promissory notes to evidence such Lender’s Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Swing Line Loans, substantially in the form of Exhibit V, Exhibit VI, Exhibit VII, Exhibit VIII, and Exhibit IX, annexed hereto, respectively, with appropriate insertions.

2.2	Interest on the Loans.

A.  Rate of Interest.  Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurodollar Rate.  Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate.  The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D; provided, however, that Loans made on the Closing Date shall be Base Rate Loans.  If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

(i)  Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

(a)  if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

(b)  if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

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	Consolidated Leverage Ratio	Eurodollar Rate Margin	Base Rate Margin
Greater than Or equal to	3.5:1.0	2.25%	1.25%
Greater than or equal to but less than	2.5:1.0 3.5:1.0	2.00%	1.00%
Greater than or equal to but less than	2.0:1.0 2.5:1.0	1.75%	0.75%
Greater than or equal to but less than	1.5:1.0 2.0:1.0	1.25%	0.25%
Less than	1.5:1.0	1.00%	0%

; provided that until the delivery of the first Pricing Certificate after the six-month anniversary of the Closing Date, the applicable margin for Tranche A Term Loans and Revolving Loans that are Eurodollar Rate Loans shall be 2.00% per annum and for Tranche A Term Loans and Revolving Loans that are Base Rate Loans shall be 1.00% per annum.

(ii)  Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

(a)  if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

(b)  if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the applicable Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

	Consolidated Leverage Ratio	Eurodollar Rate Margin	Base Rate Margin
Greater than or equal to	2.5:1.0	2.75%	1.75%
Greater than but less than	2.0:1.0 2.5:1.0	2.50%	1.50%
Less than or equal to	2.0:1.0	2.25%	1.25%

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; provided that until the delivery of the first Pricing Certificate after the six-month anniversary of the Closing Date, the applicable margin for Tranche B Term Loans that are Eurodollar Rate Loans shall be 2.75% per annum and for Tranche B Term Loans that are Base Rate Loans shall be 1.75% per annum.

(iii)  Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin shall be adjusted, such adjustment to become effective on the third succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until the third Business Day succeeding delivery of such Pricing Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

(iv)  Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans minus a rate equal to the commitment fee percentage then in effect as determined pursuant to subsection 2.3A.

B.  Interest Periods.  In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, either a one, two, three, six or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making, converting to or continuing such Eurodollar Rate Loan), nine or twelve-month period; provided that:

(i)  the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

(ii)  in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii)  if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next  preceding Business Day;

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(iv)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(v)  no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the Tranche A Term Loan Maturity Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date, no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond the Tranche C Term Loan Maturity Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

(vi)  no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

(vii)  there shall be no more than ten Interest Periods outstanding at any time; and

(viii)  in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

C.  Interest Payments.  Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid), and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

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D.  Conversion or Continuation.  Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans equal to or in excess of $5,000,000 or all or any part of its outstanding Revolving Loans equal to $5,000,000 and multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan that is a Term Loan, to continue all or any portion of such Loan equal to or in excess of $5,000,000 as a Eurodollar Rate Loan or upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan that is a Revolving Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

Company shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 2:00 P.M. (New York City time) at least (i) one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) or (ii) three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).  In lieu of delivering a Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.  Administrative Agent shall notify each Lender of any Loan subject to a Notice of Conversion/Continuation.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to effect a conversion or continuation in accordance therewith.

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E.  Default Rate.  From and after the occurrence and during the continuation of any Event of Default, upon notice by Administrative Agent at the direction of Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand by Administrative Agent at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand by Administrative Agent at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

F.  Computation of Interest.  Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

G.  Maximum Rate.  Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Company with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

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2.3	Fees.

A.  Commitment Fees.  Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender’s Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitment Amount over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (ii) the Revolving Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

Consolidated Leverage Ratio	Commitment Fee Percentage
3.5:1.0 or greater	0.500%
2.0:1.0 or greater but less than 3.5:1.0	0.375%
Less than 2.0:1.0	0.250%

, such commitment fees to be calculated on the basis of a 365/366-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each of each Fiscal Quarter of each Fiscal Year, commencing on December 28, 2007, and on the Revolving Loan Commitment Termination Date; provided that until the delivery of the first Pricing Certificate after the six-month anniversary of the Closing Date, the applicable commitment fee percentage shall be 0.375% per annum.  Upon delivery of the Pricing Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall be adjusted, such adjustment to become effective on the third succeeding Business Day following the receipt by Administrative Agent of such Pricing Certificate; provided that, if at any time a Pricing Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, the applicable commitment fee percentage shall be the maximum percentage amount set forth above.

B.  Other Fees.  Company agrees to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

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2.4	Repayments, Prepayments and Reductions of Revolving Loan Commitment Amount; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

A.  Scheduled Payments of Term Loans.

(i)  Scheduled Payments of Tranche A Term Loans.  Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

Date	Scheduled Repayment
December 28, 2007	$13,750,000
March 28, 2008	$13,750,000
June 27, 2008	$13,750,000
September 26, 2008	$13,750,000
January 2, 2009	$13,750,000
April 3, 2009	$13,750,000
July 3, 2009	$13,750,000
October 2, 2009	$13,750,000
January 1, 2010	$27,500,000
April 2, 2010	$27,500,000
July 2, 2010	$27,500,000
October 1, 2010	$27,500,000
December 31, 2010	$27,500,000
April 1, 2011	$27,500,000
July 1, 2011	$27,500,000
September 30, 2011	$27,500,000
December 30, 2011	$192,500,000
March 30, 2012	$192,500,000
June 29, 2012	$192,500,000
Tranche A Term Loan Maturity Date	$192,500,000

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; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and providedfurther, that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

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(ii)  Scheduled Payments of Tranche B Term Loans.  Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

Date	Scheduled Repayment
December 28, 2007	$750,000
March 28, 2008	$750,000
June 27, 2008	$750,000
September 26, 2008	$750,000
January 2, 2009	$750,000
April 3, 2009	$750,000
July 3, 2009	$750,000
October 2, 2009	$750,000
January 1, 2010	$750,000
April 2, 2010	$750,000
July 2, 2010	$750,000
October 1, 2010	$750,000
December 31, 2010	$750,000
April 1, 2011	$750,000
July 1, 2011	$750,000
September 30, 2011	$750,000
December 30, 2011	$750,000
March 30, 2012	$750,000
June 29, 2012	$71,625,000
September 28, 2012	$71,625,000
December 28, 2012	$71,625,000
Tranche B Term Loan Maturity Date	$71,625,000

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; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and providedfurther, that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Loan Maturity Date, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

B.  Prepayments and Unscheduled Reductions in Revolving Loan Commitments.

(i)  Voluntary Prepayments.  Company may, upon written or telephonic notice to any Swing Line Lender on or prior to 2:00 P.M. (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan of that Swing Line Lender on any Business Day in whole or in part in any aggregate amount.  Company may, upon not less than one Business Day’s prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days’ prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 2:00 P.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent, who will promptly notify each Lender whose Loans are to be prepaid of such prepayment, at any time and from time to time prepay, without premium or penalty (except as provided in subsection 2.6D), any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and multiples of $1,000,000 in excess of that amount.  All written notices delivered pursuant to this subsection 2.4B(i) shall be in the form of a Notice of Prepayment and all notices whether written or telephonic delivered pursuant to this subsection 2.4B(i) shall be irrevocable, and once given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

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(ii)  Voluntary Reductions of Revolving Loan Commitments.  Company may, upon not less than five Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent or upon such lesser number of days’ prior written or telephonic notice, as determined by Administrative Agent in its sole discretion, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitment Amount in an amount up to the amount by which the Revolving Loan Commitment Amount exceeds the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitment Amount shall be in an aggregate minimum amount of $2,000,000 and multiples of $500,000 in excess of that amount.  Company’s notice to Administrative Agent (who will promptly notify each Revolving Lender of such notice) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction shall be effective on the date specified in Company’s notice and shall reduce the amount of the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.  In addition, Company may, upon not less than five Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent or upon such lesser number of days’ prior written or telephonic notice, as determined by Administrative Agent in its sole discretion, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Swing Line Loan Commitment; provided that any such partial reduction of the Swing Line Loan Commitment shall be in an aggregate minimum amount of $2,000,000 and multiples of $500,000 in excess of that amount.  Company’s notice to Administrative Agent (who will promptly notify each Revolving Lender of such notice) shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction shall be effective on the date specified in Company’s notice and shall reduce the amount of the Swing Line Loan Commitment of each Swing Line Lender proportionately.

(iii)  Mandatory Prepayments.  The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv) and subsection 2.4D:

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(a)  Prepayments From Net Asset Sale Proceeds.  No later than the fifth Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall either (1) prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds or (2), so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the date of determination do not exceed $50,000,000, deliver to Administrative Agent an Officer’s Certificate setting forth (A) that portion of such Net Asset Sale Proceeds that Company or such Subsidiary intends to (x) reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries or reasonably similar or related to the nature or type of property and assets of Company and its Subsidiaries or (y) invest in a Person having property or assets of a similar nature or type as, or engaged in a similar business as, Company and its Subsidiaries, in each case within 365 days of such date of receipt and (B) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes.  In addition, Company shall, no later than 365 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such Net Asset Sale Proceeds.

(b)  Prepayments from Net Insurance/Condemnation Proceeds.  No later than the fifth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

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(c)  Prepayments Due to Issuance of Equity Securities.  No later than the fifth Business Days following the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Company or of any Subsidiary of Company (other than (1) the issuance of such Capital Stock (A) to finance a Permitted Acquisition, (B) to directors and employees of Company and its Subsidiaries pursuant to written employee benefit plans approved by Company’s Governing Body and pursuant to the exercise of options or warrants issued under any such plan, (C) to Company or any of its Subsidiaries, (D) to qualify members of a Governing Body of any such Subsidiary if required by applicable law or (E) on a pro rata basis to the equity holders of a non-wholly owned Subsidiary; or (2) any capital contribution to Company or any Subsidiary of Company by any holder of Capital Stock thereof after the Closing Date), Company shall prepay the Loans in an aggregate amount equal to 50% of such Net Securities Proceeds; provided that (A) such percentage shall be reduced to 0% if the Consolidated Leverage Ratio as of the last day of the immediately preceding four-Fiscal Quarter period is less than 2.50:1.00 and (B) such percentage shall equal 100% at any time after the occurrence and during the continuance of an Event of Default.

(d)  Prepayments Due to Issuance of Indebtedness.  No later than the fifth Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall prepay the Loans in an aggregate amount equal to 100% of such Net Securities Proceeds; provided that (A) such percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of the immediately preceding four-Fiscal Quarter period is less than 2.50:1.00 and (B) such percentage shall equal 100% at any time after the occurrence and during the continuance of an Event of Default.

(e)  Prepayments from Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2008), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow; provided that (A) such percentage shall be reduced to 0% if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is less than 2.50:1.00 and (B) such percentage shall equal 100% at any time after the occurrence and during the continuance of an Event of Default.

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(f)  Calculations of Net Proceeds Amounts; Additional Prepayments Based on Subsequent Calculations.  Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer’s Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment.  In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer’s Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional amount resulting in such excess.

(g)  Prepayments Due to Reductions of Revolving Loan Commitment Amount.  Company shall from time to time prepay first the Swing Line Loans and second the Revolving Loans (and, after prepaying all Revolving Loans, Cash collateralize any outstanding Revolving Letters of Credit by depositing the requisite amount in the Collateral Account) to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitment Amount then in effect.  For purposes of calculating the Total Utilization of Revolving Loan Commitments, any Revolving Letters of Credit denominated in a currency other than Dollars shall be valued by Administrative Agent based on the applicable Exchange Rate for such currency as of the applicable date of determination once per calendar quarter or at such other times as reasonably determined by Administrative Agent.

(iv)  Application of Prepayments.

(a)  Application of Voluntary Prepayments by Type of Loans and Order of Maturity.  Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first, to repay outstanding Swing Line Loans to the full extent thereof, second, to repay outstanding Revolving Loans to the full extent thereof and third, to repay outstanding Term Loans to the full extent thereof.  Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans in forward chronological order.

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(b)  Application of Mandatory Prepayments by Type of Loans.  Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of such amount, to prepay the Swing Line Loans to the full extent thereof, and third, to the extent of any remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof.

(c)  Application of Mandatory Prepayments of Term Loans to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and the Scheduled Installments of Principal Thereof.  Except as provided in subsection 2.4D, any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, that is unpaid at the time of such prepayment. Notwithstanding the foregoing, in the case of any mandatory prepayment of the Tranche B Term Loans or the Tranche C Term Loans, Lenders of the Tranche B Term Loans and the Tranche C Term Loans may waive the right to receive the amount of such mandatory prepayment of the Tranche B Term Loans or Tranche C Term Loans, as the case may be.  If any Lender or Lenders elect to waive the right to receive the amount of such mandatory prepayment, 50% of the amount that otherwise would have been applied to mandatorily prepay the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, of such Lender or Lenders shall be applied instead to the further prepayment of the Tranche A Term Loans to the extent any are then outstanding.

(d)  Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans.  Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

C.  General Provisions Regarding Payments.

(i)  Manner and Time of Payment.  All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

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(ii)  Application of Payments to Principal and Interest.  Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

(iii)  Apportionment of Payments.  Aggregate principal and interest payments in respect of the Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares; provided that all payments in respect of Revolving Loans shall first be applied in the following priority to repay any amount owing to (a) first, Swing Line Lenders proportionately to the aggregate outstanding principal amount of the Swing Line Loans of each Swing Line Lender due to the failure of any Revolving Lender to (1) fund a Revolving Loan for the purpose of repaying any Refunded Swing Line Loan pursuant to subsection 2.1A(iv)(b) or (2) purchase an assignment of an unpaid Swing Line Loan pursuant to subsection 2.1A(iv)(c), and (b) second, Issuing Lender due to the failure of any Revolving Lender to (1) fund a Revolving Loan for the purpose of repaying any unreimbursed amounts of a drawing under a Revolving Letter of Credit pursuant to subsection 3.3B or (2) fund a participation in any such unreimbursed Revolving Letter of Credit drawing pursuant to subsection 3.3C.  Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees and letter of credit fees of such Lender, if any, when received by Administrative Agent pursuant to subsections 2.3 and 3.2.  Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning interest payments received thereafter.

(iv)  Payments on Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

(v)  Notation of Payment.  Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

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D.  Application of Proceeds of Collateral and Payments after Event of Default.

Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders, or upon acceleration of the Obligations pursuant to Section 8, (a) all payments received by Administrative Agent, whether from Company, any Subsidiary Guarantor or otherwise, and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral (unless Requisite Lenders direct Administrative Agent to apply such proceeds in full or in part), and/or (then or at any time thereafter) applied in full or in part by Administrative Agent, in each case in the following order of priority:

(i)  to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3 and reasonable compensation to Administrative Agent’s agents and counsel), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

(ii)  thereafter, to the payment of all other Obligations and obligations of Loan Parties under any Hedge Agreement between a Loan Party and a Swap Counterparty for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii)); and

(iii)  thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5	Use of Proceeds.

A.  Term Loans.  The proceeds of the Tranche A Term Loans and Tranche B Term Loans shall be applied by Company to fund the Acquisition Financing Requirements.  The proceeds of the Tranche C Term Loans shall be applied by Company for working capital and other general corporate purposes.

B.  Revolving Loans; Swing Line Loans.  The proceeds of any Revolving Loans in the amount not exceeding $50,000,000 may be applied by Company to fund the Acquisition Financing Requirements.  The proceeds of any remaining Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and other general corporate purposes.

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C.  Margin Regulations.  No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6	Special Provisions Governing Eurodollar Rate Loans.

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

A.  Determination of Applicable Interest Rate.  On each Interest Rate Determination Date, Administrative Agent shall determine in accordance with the terms of this Agreement (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each applicable Lender.

B.  Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Eurodollar Rate,” Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

C.  Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or

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(ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination.  Administrative Agent shall promptly notify each other Lender of the receipt of such notice.  Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above.  Administrative Agent shall promptly notify each other Lender of the receipt of such notice.  Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

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D.  Compensation For Breakage or Non-Commencement of Interest Periods.  Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any reasonable loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain:  (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan, does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i) or 2.4B(iii)) or other principal payment or any conversion of any of its Eurodollar Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

E.  Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

F.  Assumptions Concerning Funding of Eurodollar Rate Loans.  Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

G.  Eurodollar Rate Loans After Default.  After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Company.

2.7	Increased Costs; Taxes; Capital Adequacy.

A.  Compensation for Increased Costs.  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

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(i)  subjects such Lender to any additional tax of any kind whatsoever with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder (except for the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);

(ii)  imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Eurodollar Rate”); or

(iii)  imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender reasonably shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided, however, that Company shall not be required to compensate a Lender pursuant to this subsection 2.7A for any increased cost or reduction in respect of a period occurring more than 90 days prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except if the Change in Law giving rise to such increased cost or reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within 90 days from the date on which the applicable Government Authority informed such Lender of such Change in Law.

B.  Taxes.

(i)  Payments to Be Free and Clear.  Any and all payments by or on account of any obligation of Company under this Agreement and the other Loan Documents shall be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes.

(ii)  Grossing-up of Payments.  If Company or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

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(a)  Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

(b)  Company shall timely pay any such Tax to the relevant Government Authority when such Tax is due, in accordance with applicable law;

(c)  unless such Tax is an Excluded Tax, the sum payable by Company shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this subsection 2.7B(ii)), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to the sum it would have received had no such deduction been required or made; and

(d)  within 30 days after paying any sum from which it is required by law to make any such deduction, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent the original or a certified copy of an official receipt or other document satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

(iii)  Indemnification by Company.  Company shall indemnify Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection 2.7B(iii)) paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability delivered to Company by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)  Tax Status of Lenders.  Unless not legally entitled to do so:

(a)  any Lender, if requested by Company or Administrative Agent, shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

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(b)  any Foreign Lender that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under any other Loan Document shall deliver to Company and Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

(c)  without limiting the generality of the foregoing, in the event that Company is resident for tax purposes in the United States, any Foreign Lender shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent, each in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)  properly completed and duly executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)  properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

(3)  in the case of a Foreign Lender claiming the benefits of the exemption “portfolio interest” under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of Company or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN.

(4)  properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax,

in each case together with such supplementary documentation as may be prescribed by applicable law to permit Company and Administrative Agent to determine the withholding or deduction required to be made, if any;

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(d)  without limiting the generality of the foregoing, in the event that Company is resident for tax purposes in the United States, any Foreign Lender that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to Administrative Agent and Company (in such number of copies as shall be requested by the recipient), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion):

(1)  duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under clause (c) of subsection 2.7B(iv), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax, and

(2)  duly executed and properly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender;

(e)  without limiting the generality of the foregoing, in the event that Company is resident for tax purposes in the United States, any Lender that is not a Foreign Lender and has not otherwise established to the reasonable satisfaction of Company and Administrative Agent that it is an exempt recipient (as defined in section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Company or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9;

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(f)  without limiting the generality of the foregoing, each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption from or reduction of any Tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence; and

(g)  If an Agent or a Lender determines, in its sole discretion, that is has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Company or with respect to which Company has paid additional amounts pursuant to this Section, it shall pay over such refund to Company (but only to the extent of indemnity payments made, or additional amounts paid by Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Government Authority with respect to such refund); provided that Company, upon the request of such Agent or such Lender, agrees to repay the amount paid over to Company (plus any penalties, interest or other charges imposed by the relevant Government Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Government Authority.  This subsection shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Company or any other Person.

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C.  Capital Adequacy Adjustment.  If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction, increased to the extent necessary to take into account any tax incurred or payable by such Lender as a result of the obligation of Company to pay such additional amounts; provided, however, that Company shall not be required to compensate a Lender pursuant to this subsection 2.7C for any reduction in respect of a period occurring more than 90 days prior to the date on which such Lender notifies Company of such Change in Law and such Lender’s intention to claim compensation therefor, except, if the Change in Law giving rise to such reduction is retroactive, no such time limitation shall apply so long as such Lender requests compensation within 90 days from the date on which the applicable Government Authority informed such Lender of such Change in Law.

2.8	Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.

A.  Statements.  Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

B.  Mitigation.  Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, it will use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

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2.9	Replacement of a Lender.

If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, modification or waiver of this Agreement (other than a consent to participate in the extensions of credit provided for in subsections 2.1A(v) and 3.6) that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a “Subject Lender”), so long as such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a “back-to-back” letter of credit) are made), Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans and/or Commitments of such subject Lender) and other supporting documents, have been fulfilled, (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments, and (5) Requisite Lenders or Requisite Class Lenders, as the case may be, shall have approved such amendment, modification or waiver of this Agreement.  For the avoidance of doubt, if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), Company may, with prior consent from Administrative Agent (such consent not to be unreasonably withheld or delayed), require such Non-Consenting Lender to assign only those Loans and Commitments of such Non-Consenting Lender that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.

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Section 3.  LETTERS OF CREDIT

3.1	Issuance of Revolving Letters of Credit and Lenders’ Purchase of Participations Therein.

A.  Revolving Letters of Credit.  Company or any of its Subsidiaries may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Revolving Letters of Credit for the account of Company or such Subsidiary for the purposes specified in the definition of “Letters of Credit.”  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to issue such Revolving Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

(i)  any Revolving Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitment Amount then in effect;

(ii)  any Revolving Letter of Credit if, after giving effect to such issuance, the Revolving Letter of Credit Usage would exceed $700,000,000;

(iii)  any Revolving Letter of Credit having an expiration date later than five Business Days prior to the Revolving Loan Commitment Termination Date; it being understood that any Issuing Lender may agree to issue a Revolving Letter of Credit that will automatically be extended for one or more successive periods unless such Issuing Lender elects not to extend for any such additional period; provided that such Issuing Lender shall elect not to extend such Revolving Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; providedfurther, that in no event shall an expiration date of any Revolving Letter of Credit so extended be later than the Revolving Loan Commitment Termination Date;

(iv)  Revolving Letters of Credit issued for the purpose of supporting trade payables in an aggregate face amount greater than $300,000,000; or

(v)  Revolving Letters of Credit issued for the purpose of supporting any Indebtedness constituting “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code).

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On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsection 3.2, and reimbursement of costs and expenses to the extent provided herein, to be Revolving Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, no fees with respect to the issuance of the Existing Letters of Credit shall be due hereunder.

B.  Mechanics of Issuance.

(i)  Request for Revolving Letter of Credit Issuance.  Whenever Company desires the issuance of a Revolving Letter of Credit, it shall deliver to a Revolving Lender (which shall be the Issuing Lender with respect thereto), with a copy to Administrative Agent, a Request for Revolving Letter of Credit Issuance no later than 2:00 P.M. (New York City time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Revolving Letter of Credit or any documents described in or attached to the Request for Revolving Letter of Credit Issuance.  In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Revolving Letter of Credit Issuance by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Revolving Letter of Credit Issuance without receiving an original signed copy thereof.  No Revolving Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such demand for payment is required to be presented is located) on which such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Revolving Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Revolving Letter of Credit Issuance is no longer true and correct in all material respects as of the proposed date of issuance of such Revolving Letter of Credit, and upon the issuance of any Revolving Letter of Credit, Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Revolving Letter of Credit Issuance.

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(ii)  Determination of Issuing Lender.  Company may request any Revolving Lender to issue a Revolving Letter of Credit by delivering to such Revolving Lender, with a copy to Administrative Agent, a Request for Revolving Letter of Credit Issuance pursuant to subsection 3.1B(i) requesting the issuance of such Revolving Letter of Credit.  In the event that such Revolving Lender, in its sole discretion, elects not to issue such Revolving Letter of Credit, such Revolving Lender shall promptly so notify Company and Administrative Agent, whereupon Company may request any other Revolving Lender to issue such Revolving Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Revolving Letter of Credit Issuance.  Any Revolving Lender so requested to issue such Revolving Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Revolving Letter of Credit, and any such Revolving Lender that so elects to issue such Revolving Letter of Credit shall be the Issuing Lender with respect thereto.  In the event that all other Revolving Lenders requested by Company have declined to issue such Revolving Letter of Credit, Wells Fargo shall be obligated to issue such Revolving Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Revolving Letter of Credit Usage with respect to such Revolving Letter of Credit and with respect to all other Revolving Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent’s outstanding Revolving Loans and Swing Line Loans, may exceed the amount of Administrative Agent’s Revolving Loan Commitment then in effect; provided that the Issuing Lender shall not be obligated to issue any Revolving Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

(iii)  Issuance of Revolving Letter of Credit.  Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Revolving Letter of Credit in accordance with the Issuing Lender’s standard operating procedures.

(iv)  Notification to Revolving Lenders.  Upon the issuance of or amendment to any Revolving Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent and Company of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Revolving Letter of Credit or amendment.  Upon receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender’s respective participation in such Revolving Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Revolving Lender with a copy of such Revolving Letter of Credit or amendment.  In the event any Issuing Lender is other than Administrative Agent, such Issuing Lender will send by facsimile transmission to Administrative Agent, promptly upon the first Business Day of each calendar quarter, a report of its daily aggregate maximum amount available for drawing under Letters of Credit for the previous week.  Upon receipt of such report, Administrative Agent shall notify each Revolving Lender in writing of the contents thereof.

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C.  Revolving Lenders’ Purchase of Participations in Revolving Letters of Credit.  Immediately upon the issuance of each Revolving Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Revolving Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

3.2	Revolving Letter of Credit Fees.

Company agrees to pay the following amounts with respect to Revolving Letters of Credit issued hereunder:

(i)  with respect to each Revolving Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.125% per annum of the daily amount available to be drawn under such Revolving Letter of Credit, (b) a letter of credit fee for financial Revolving Letters of Credit, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans, plus, upon the application of increased rates of interest pursuant to subsection 2.2E, 2% per annum, multiplied by the daily amount available to be drawn under such Revolving Letter of Credit, and (c) a letter of credit fee for performance Revolving Letters of Credit, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans minus 0.25% per annum, plus, upon the application of increased rates of interest pursuant to subsection 2.2E, 2% per annum, multiplied by the daily amount available to be drawn under such Revolving Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each Fiscal Quarter of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

(ii)  with respect to the issuance, amendment or transfer of each Revolving Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, (1) the daily amount available to be drawn under any Revolving Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clause that is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

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3.3	Drawings and Reimbursement of Amounts Paid Under Revolving Letters of Credit.

A.  Responsibility of Issuing Lender With Respect to Drawings.  In determining whether to honor any drawing under any Revolving Letter of Credit by the beneficiary thereof, the Issuing Lender thereof shall be responsible only to examine the documents delivered under such Revolving Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Revolving Letter of Credit.

B.  Reimbursement by Company of Amounts Paid Under Revolving Letters of Credit.  In the event an Issuing Lender has determined to honor a drawing under a Revolving Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Revolving Letter of Credit Reimbursement Date”) in an amount in Dollars (which amount, in the case of a payment under a Revolving Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) or, at the option of such Issuing Lender, in the case of a Revolving Letter of Credit denominated in a currency other than Dollars, in such other currency and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Revolving Letter of Credit Reimbursement Date in an amount in Dollars (which amount, in the case of a payment under a Revolving Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Revolving Letter of Credit Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and providedfurther, that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Revolving Letter of Credit Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

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C.  Payment by Lenders of Unreimbursed Amounts Paid Under Revolving Letters of Credit.

(i)  Payment by Revolving Lenders.  In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a payment under a Revolving Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any payment by such Issuing Lender under a Revolving Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent, who shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share.  Each Revolving Lender (other than such Issuing Lender) shall make available to Administrative Agent an amount equal to its respective participation, in Dollars, in same day funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Administrative Agent and Administrative Agent shall make available to such Issuing Lender in Dollars in same day funds, at the office of such Issuing Lender on such Business Day the aggregate amount of the payments so received by Administrative Agent.  In the event that any Revolving Lender fails to make available to Administrative Agent on such Business Day the amount of such Revolving Lender’s participation in such Revolving Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  Nothing in this subsection 3.3C shall be deemed to prejudice the right of Administrative Agent to recover, for the benefit of Revolving Lenders, from any Issuing Lender any amounts made available to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Revolving Letter of Credit by such Issuing Lender in respect of which payments were made by Revolving Lenders constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(ii)  Distribution to Lenders of Reimbursements Received From Company.  In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Revolving Letter of Credit issued by it, and Administrative Agent or such Issuing Lender thereafter receives any payments from Company in reimbursement of such payment under the Revolving Letter of Credit, to the extent any such payment is received by such Issuing Lender, such Issuing Lender shall distribute such payment to Administrative Agent and Administrative Agent shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender’s Pro Rata Share of all payments subsequently received by Administrative Agent or by such Issuing Lender from Company.  Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

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D.  Interest on Amounts Paid Under Revolving Letters of Credit.

(i)  Payment of Interest by Company.  Company agrees to pay to Administrative Agent, with respect to payments under any Revolving Letters of Credit issued by any Issuing Lender, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Revolving Letter of Credit Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans.  Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Revolving Letter of Credit is reimbursed in full.

(ii)  Distribution of Interest Payments by Administrative Agent.  Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Revolving Letter of Credit, (a) Administrative Agent shall distribute to (x) each Revolving Lender (including the Issuing Lender) out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which the applicable Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Revolving Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Revolving Letter of Credit and (y) such Issuing Lender the amount, if any, remaining after payment of the amounts applied pursuant to clause (x), and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative Agent shall distribute to each Revolving Lender (including such Issuing Lender) that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such Revolving Lender’s Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so made by Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed to but excluding the date on which such portion of such payment is reimbursed by Company.  Any such distribution shall be made to a Revolving Lender at the account specified in subsection 2.4C(iii).

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3.4	Obligations Absolute.

The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B, and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(i)  any lack of validity or enforceability of any Letter of Credit;

(ii)  the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender, any other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii)  any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)  payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v)  any Material Adverse Effect;

(vi)  any breach of this Agreement or any other Loan Document by any party thereto;

(vii)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii)  the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable  Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

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3.5	Nature of Issuing Lenders’ Duties.

As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such  Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

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3.6	Additional Letter of Credit Facilities.

Company may, at any time and from time to time from and after the Closing Date but prior to the fourth anniversary of the Closing Date, elect to add one or more additional letter of credit facilities under this Agreement (each an “Additional Letter of Credit Facility” and collectively, “Additional Letter of Credit Facilities”); provided that (i) the aggregate outstanding Letters of Credit issued under all such Additional Letter of Credit Facilities shall not exceed $500,000,000, (ii) Company shall execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Administrative Agent in connection with the addition of any Additional Letter of Credit Facility, (iii) no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Additional Letter of Credit Facility, and (iv) Company and its Subsidiaries shall be in compliance, on a pro forma basis, with subsection 7.6A, as of the last day of the most recently ended Fiscal Quarter before and after giving effect to such Additional Letter of Credit Facility.  Any request under this subsection 3.6 shall be submitted by Company to Administrative Agent (which shall promptly forward copies to Lenders).  At the time of sending such request, Company (in consultation with Administrative Agent) shall specify the time period within which each Lender is requested to respond (which in no event shall be more than ten Business Days from the date of delivery of such request).  Company may also specify any fees offered to those Lenders which agree to provide commitments pursuant to any Additional Letter of Credit Facility, which fees may be variable based upon the amount of the commitment which any such Lender is willing to provide under such Additional  Letter of Credit Facility.  No Lender shall have any obligation, express or implied, to provide a commitment under any Additional Letter of Credit Facility.  No Lender which declines to provide a commitment under any Additional Letter of Credit Facility may be replaced with respect to its existing Commitment as a result thereof without such Lender’s consent.  Each Lender which has agreed to provide a commitment under any Additional Letter of Credit Facility shall notify Administrative Agent within the time period specified above of the proposed amount of its commitment.  Company may accept some or all of the offered amounts or designate new lenders that qualify as Eligible Assignees and that are reasonably acceptable to Administrative Agent to provide a commitment under any Additional Letter of Credit Facility hereunder in accordance with this subsection 3.6.  Company and Administrative Agent shall have discretion jointly to adjust the allocation of the amounts of all commitments provided under any Additional Letter of Credit Facility.  Subject to the foregoing, any Additional Letter of Credit Facility requested by Company shall be effective upon delivery to Administrative Agent of each of the following documents:  (i) an originally executed copy of an amendment to this Agreement signed by Company, Requisite Lenders and any new Lenders; (ii) a notice to Lenders, in form and substance reasonably acceptable to Administrative Agent, signed by a duly authorized officer of Company; (iii) an Officer’s Certificate of Company, in form and substance reasonably acceptable to Administrative Agent as to the authority of the officer executing the amendment on behalf of Company; and (iv) any other certificates or documents that Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to Administrative Agent.  The aggregate amount of any Additional Letter of Credit Facility shall be an amount equal to the aggregate amount of the commitments provided by Lenders under such Additional Letter of Credit Facility.  Upon effectiveness of any Additional Letter of Credit Facility, the Pro Rata Share of each Lender will be adjusted to give effect to the commitments provided under such Additional Letter of Credit Facility.

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Section 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

The obligations of Lenders to make Loans and the issuance of Revolving Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1	Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans.

The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

A.  Loan Party Documents.  On or before the Closing Date, Company shall, and shall cause each other Loan Party (other than the Non-Material Subsidiary Guarantors in the case of the items described in clauses (i), (ii) and (iii) below and schedules to the Pledge Agreement, the Security Agreement and the Subsidiary Guaranty to be delivered by such Non-Material Subsidiary Guarantors and described in clause (iv) below) to, deliver to Lenders (or to Joint-Lead Arrangers with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

(i)  Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

(ii)  Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

(iii)  Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

(iv)  Executed originals of the Loan Documents (other than Foreign Pledge Agreements) to which such Person is a party; and

(v)  Such other documents as Administrative Agent or Joint-Lead Arrangers may reasonably request.

B.  Fees.  Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent or other Agents, Joint-Lead Arrangers and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

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C.  Corporate and Capital Structure; Ownership.  The corporate organizational structure, capital structure and ownership of Company and its Subsidiaries, both before and after giving effect to the Acquisition and the Merger, shall be as set forth on Schedule 4.1Cof the Company Disclosure Letter.

D.  Representations and Warranties; Performance of Agreements.  Company shall have delivered to Joint-Lead Arrangers an Officer’s Certificate, in form and substance satisfactory to Joint-Lead Arrangers, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Joint-Lead Arrangers; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition.

E.  Financial Statements; Pro Forma Financial Statements.  On or before the Closing Date, Joint-Lead Arrangers shall have received from Company (i) publicly available audited financial statements of WGII and its Subsidiaries for Fiscal Years ended December 31, 2004, December 30, 2005 and December 29, 2006, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, audited by Deloitte & Touche and prepared in conformity with GAAP, together with such accountants’ report thereon, (ii) publicly available audited financial statements of Company and its Subsidiaries for the Fiscal Years ended October 31, 2004, December 30, 2005 and December 29, 2006, audited by PricewaterhouseCoopers and prepared in conformity with GAAP, together with such accountants’ report thereon, and unaudited financial statements for the two-month period ended December 31, 2004, in each case consisting of consolidated balance sheets and the related statements of income, stockholders’ equity and cash flows for such Fiscal Years or two-month period ended December 31, 2004, as applicable, (iii) publicly available unaudited interim financial statements of WGII and its Subsidiaries as at June 29, 2007, consisting of a balance sheet and the related consolidated statements of income and cash flows for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of WGII that they fairly present the financial condition of WGII and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iv) publicly available unaudited interim financial statements of Company and its Subsidiaries as at June 29, 2007, consisting of a balance sheet and the related consolidated statements of income  and cash flows for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments,

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(v) a proforma consolidated balance sheet of Company, WGII and their respective Subsidiaries as at the Closing Date, prepared in accordance with GAAP and giving effect to the Transaction, which pro forma financial statements shall be in form and substance satisfactory to Joint-Lead Arrangers together with a certificate from the chief financial officer of Company to the effect that such balance sheet fairly presents the pro forma financial position of Company, WGII and their respective Subsidiaries, after giving effect to the Transaction, in accordance with GAAP, and (vi) forecasted financial statements (including balance sheets, and income and cash flow statements) of Company and its Subsidiaries for the seven-year period after the Closing Date, such financial statements to be on a quarterly basis for Fiscal Years 2007 and 2008 and on an annual basis thereafter, giving effect to transactions contemplated by this Agreement, all of the foregoing in form and substance satisfactory to Joint-Lead Arrangers.

F.  Opinions of Counsel to Loan Parties.  Lenders shall have received originally executed copies of one or more favorable written opinions of Cooley Godward Kronish LLP, in form and substance reasonably satisfactory to Joint-Lead Arrangers and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit XI annexed hereto and as to such other matters as Joint-Lead Arrangers acting on behalf of Lenders may reasonably request, and favorable written opinions of other counsel to the Loan Parties in form and substance reasonably satisfactory to Joint-Lead Arrangers setting forth such matters as Joint-Lead Arrangers may reasonably request (this Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

G.  Security Interests in Collateral.  Joint-Lead Arrangers shall have received evidence satisfactory to them that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Joint-Lead Arrangers, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in all Collateral.  Such actions shall include the following:

(i)  Stock Certificates and Instruments.  Delivery to Joint-Lead Arrangers of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Joint-Lead Arrangers) representing all Capital Stock pledged pursuant to the Pledge Agreement or the Security Agreement, as applicable, to the extent such Capital Stock is certificated  (other than any certificates representing certificated Capital Stock of the Subsidiaries of Non-Material Subsidiary Guarantors (other than Material Domestic Subsidiaries and Material Foreign Subsidiaries) and accompanying stock powers) and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Joint-Lead Arrangers) evidencing any Collateral required to be pledged;

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(ii)  UCC Financing Statements and Fixture Filings.  Delivery to Joint-Lead Arrangers of duly completed UCC financing statements and, where appropriate, fixture filings, with respect to all Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Joint-Lead Arrangers, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

(iii)  Lien Searches and UCC Termination Statements.  Delivery to Joint-Lead Arrangers of (a) the results of a recent search, by a Person satisfactory to Joint-Lead Arrangers, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) duly completed UCC termination statements and authorization of the filing thereof from the applicable secured party as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

(iv)  Cover Sheets, etc.  Delivery to Joint-Lead Arrangers of all cover sheets or other documents or instruments required to be filed with any IP Filing Office in order to create or perfect Liens in respect of any IP Collateral, together with releases duly executed (if necessary) of security interests by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective filings in any IP Filing Office in respect of any IP Collateral (other than any such filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

H.  Environmental Reports.  Joint-Lead Arrangers shall have received all reports and other information regarding environmental matters relating to the Facilities which have been obtained and relating to WGII and its Subsidiaries obtained in connection with the Merger Agreement.

I.  Matters Relating to Existing Indebtedness of Company and its Subsidiaries.  On the Closing Date, Company and its Subsidiaries shall (a) repay in full all Indebtedness outstanding under the Existing Credit Agreements, (b) terminate any commitments to lend or make other extensions of credit thereunder, (c) deliver to Joint-Lead Arrangers all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company, WGII and their respective Subsidiaries thereunder, and (d) make arrangements satisfactory to Joint-Lead Arrangers with respect to any letters of credit outstanding thereunder.

J.  Completion of Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Joint-Lead Arrangers, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Joint-Lead Arrangers and such counsel, and Joint-Lead Arrangers and such counsel shall have received all such counterpart originals or certified copies of such documents as Joint-Lead Arrangers may reasonably request.

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K.  Company Disclosure Letter.  Company shall have delivered to Joint-Lead Arrangers the Company Disclosure Letter.

L.  Subsidiary Guarantor Gross Revenues.  The aggregate gross revenues of Company and the Subsidiary Guarantors on a consolidated basis for the Fiscal Year ended December 29, 2006 shall be equal to at least 90% of the aggregate gross revenues of Company and its Domestic Subsidiaries on a consolidated basis for such Fiscal Year, after giving effect to the Transaction, and each Material Domestic Subsidiary shall have executed the Subsidiary Guaranty as of the Closing Date.  Company shall deliver to Joint-Lead Arrangers a certificate demonstrating in reasonable detail compliance with such requirements.

M.  Patriot Act Compliance.  Joint-Lead Arrangers shall have received, at least five Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under the applicable “know your customer” and anti-money laundering rules and regulations, including  the Patriot Act.

N.  Evidence of Insurance.  Joint-Lead Arrangers shall have received a certificate from Company’s insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

O.  Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc.  Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the Acquisition and the Merger, the other transactions contemplated by the Loan Documents and the Related Agreements and each such Governmental Authorization and consent shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition and the Merger or the financing thereof.  No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

P.  Related Agreements.

(i)  Acquisition and Merger.  Any material change in the Acquisition or Merger contemplated in the draft of the Merger Agreement delivered to Joint-Lead Arrangers on May 27, 2007 shall be in form and substance reasonably satisfactory to Joint-Lead Arrangers.

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(ii)  Related Agreements in Full Force and Effect.  Joint-Lead Arrangers shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and in compliance in all material respects with applicable laws and regulations (other than the Certificate of Merger which shall be in full force and effect promptly after the making of the initial Loans) and no provision of the Merger Agreement shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of Joint-Lead Arrangers.

Q.  Consummation of Acquisition and Merger.

(i)  All conditions to the Acquisition and the Merger set forth in Article VI of the Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived and in the case of a waiver of any such conditions in any material respect Joint-Lead Arrangers shall have consented to such waiver.

(ii)  Concurrently with the making of the Loans, the Acquisition shall have become effective in accordance with the terms of the Merger Agreement, and the Merger shall have become effective in accordance with the terms of the Merger Agreement, the Certificate of Merger and the laws of the State of Delaware, and Joint-Lead Arrangers shall have received satisfactory evidence of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(iii)  Joint-Lead Arrangers shall have received an Officer’s Certificate of Company to the effect set forth in clauses (i) and (ii) above and stating that Company will proceed to consummate the Acquisition and the Merger immediately upon the making of the initial Loans.

R.  Leverage Ratio.  As of the Closing Date, the ratio of Combined Pro Forma Total Debt to Combined Pro Forma EBITDA shall not exceed 3.50:1.00, and Joint-Lead Arrangers shall have received an Officer’s Certificate executed by a financial officer of Company setting forth such ratio and the calculation thereof.

S.  Credit Rating.  Company shall have received, at least 30 days prior to the Closing Date, (i) a corporate family rating, after giving pro forma effect to the consummation of the Transaction, from Moody’s and (ii) a corporate rating, after giving pro forma effect to the consummation of the Transaction, from S&P.

4.2	Conditions to All Loans.

The obligation of each Lender to make its Loans on each Funding Date are subject to the following further conditions precedent:

A.  Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, a duly executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company.

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B.  As of that Funding Date:

(i)  The representations and warranties contained herein and in the other Loan Documents (a) that do not contain a materiality qualification shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and (b) that contain a materiality qualification shall be true, correct and complete on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete on and as of such earlier date;

(ii)  No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

(iii)  Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; and

(iv)  No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain such Lender from making the Loans to be made by it on that Funding Date.

4.3	Conditions to Revolving Letters of Credit.

The issuance of any Revolving Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Revolving Letter of Credit) is subject to the following conditions precedent:

A.  On or before the date of issuance of the initial Revolving Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

B.  On or before the date of issuance of such Revolving Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Revolving Letter of Credit Issuance (or a facsimile copy thereof), in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i), and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Revolving Letter of Credit.

C.  On the date of issuance of such Revolving Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Revolving Letter of Credit were the making of a Loan and the date of issuance of such Revolving Letter of Credit were a Funding Date.

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Section 5.  COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit, Company represents and warrants to each Lender:

5.1	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.

A.  Organization and Powers.  Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified on Schedule 5.1A of the Company Disclosure Letter.  Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Documents to which it is a party and to carry out the transactions contemplated thereby.

B.  Qualification and Good Standing.  Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except in jurisdictions where the failure to be so qualified or in good standing has not had and would not be likely to result in a Material Adverse Effect.

C.  Conduct of Business.  Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.9.

D.  Subsidiaries.  All of the Subsidiaries of Company as of the Closing Date and their jurisdictions of organization are identified on Schedule 5.1D of the Company Disclosure Letter.  The Capital Stock of each of the Domestic Subsidiaries identified on Schedule 5.1D of the Company Disclosure Letter is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock.  Schedule 5.1D of the Company Disclosure Letter correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein and of WGII and each of its Subsidiaries in each of the Subsidiaries of WGII identified therein.

E.  Dormant Subsidiaries.  As of the Closing Date, each Dormant Subsidiary is either (i) not actively engaged in any business or (ii) in the process of being liquidated, dissolved or merged with an Affiliate.

5.2	Authorization of Borrowing, etc.

A.  Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

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B.  No Conflict.  The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances); or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

C.  Governmental Consents.  The execution, delivery and performance by each Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not require any Governmental Authorization, except as have been obtained.

D.  Binding Obligation.  Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.3	Financial Condition.

Company has heretofore delivered to Lenders, at Lenders’ request, the financial information set forth in subsection 4.1E.  All such statements (other than pro forma financial statements and projected financial statements) were prepared in conformity with GAAP and present fairly, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

5.4	No Material Adverse Change.

Since December 31, 2006, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect.

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5.5	Title to Properties; Liens; Real Property; Intellectual Property.

A.  Title to Properties; Liens.  Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted pursuant to subsection 7.7.  Except as permitted pursuant to this Agreement, all such properties and assets are free and clear of Liens.

B.  Real Property.  As of the Closing Date, Schedule 5.5B of the Company Disclosure Letter contains a true, accurate and complete list of all fee interests in any Real Property Assets.

C.  Intellectual Property.  As of the Closing Date, Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.  The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All federal, state and foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Company or any of its Domestic Subsidiaries on the Closing Date are described on Schedule 5.5C of the Company Disclosure Letter.  All federal, state and material foreign registrations of and applications for Intellectual Property, and all material unregistered Intellectual Property, that are owned or licensed by any of Foreign Subsidiaries of Company on the Closing Date are described on Schedule 5.5C of the Company Disclosure Letter.

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5.6	Litigation; Adverse Facts.

Except as set forth on Schedule 5.6 of the Company Disclosure Letter, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Responsible Officer of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, would be likely to result in a Material Adverse Effect.  Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would be likely to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, would be likely to result in a Material Adverse Effect.

5.7	Payment of Taxes.

Except to the extent permitted pursuant to subsection 6.3 or to the extent that failure to perform would not be likely to result in a Material Adverse Effect, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable.  Company knows of no proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8	Governmental Regulation.

Neither Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.9	Securities Activities.

Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

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5.10	ERISA.

A.  Each employee benefit plan of Company or any of its Subsidiaries intended to qualify under Section 401 of the Internal Revenue Code does so qualify where applicable, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Internal Revenue Code, except where such failures, in the aggregate, would not result in a Material Adverse Effect.

B.  Each Title IV Plan is in compliance in all material respects with applicable provisions  of ERISA, the Internal Revenue Code and other Requirements of Law except for non-compliances that, in the aggregate, would not result in a Material Adverse Effect.

C.  There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not result in a Material Adverse Effect.

D.  As of December 29, 2006, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Title IV Plans maintained by Company and its Subsidiaries (excluding for purposes of such computation any Title IV Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000,000.

5.11	Environmental Protection.

Except as set forth on Schedule 5.11 of the Company Disclosure Letter:

(i)  neither Company nor any of its Subsidiaries nor, to the knowledge of each Responsible Officer of Company, any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, would be likely to result in a Material Adverse Effect;

(ii)  there are and, to the knowledge of each Responsible Officer of Company, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, would be likely to result in a Material Adverse Effect; and

(iii)  compliance by Company and its Subsidiaries with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be likely to result in a Material Adverse Effect.

5.12	Employee Matters.

There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that would be likely to result in a Material Adverse Effect.

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5.13	Solvency.

Each Loan Party is, and upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made will be, Solvent.

5.14	Matters Relating to Collateral.

A.  Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by the Collateral Documents and except as may be required, in connection with the disposition of any Collateral, by laws generally affecting the offering and sale of securities.

B.  Absence of Third-Party Filings.  Except such as may have been filed in favor of Administrative Agent as contemplated by the Collateral Documents and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2 or have been filed pursuant to the Existing Credit Agreements and are to be terminated in connection with the refinancing of the obligations thereunder, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no document granting any rights to any third party with respect to any Intellectual Property of Company or any of its Subsidiaries has been recorded with the PTO.

C.  Margin Regulations.  The pledge of the Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

D.  Information Regarding Collateral.  All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; provided, however, that this provision shall not apply during any period in which such Collateral has been released pursuant to subsection 10.14B.

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5.15	Disclosure.

No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document, Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, including the Company Disclosure Letter, contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.16	Foreign Assets Control Regulations, etc.

Neither the making of the Loans to, or issuance of a Letter of Credit on behalf of, Company nor its use of the proceeds thereof will violate in any material respect the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither Company nor any of its Subsidiaries or Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed.  Reg.  49079 (2001)) or (b) to its knowledge engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person.  Company and its Subsidiaries and Affiliates are in compliance, in all material respects, with the Patriot Act.

5.17	Related Agreements.

A.  Delivery of Related Agreements.  Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

B.  WGII’s Warranties.  Except to the extent otherwise set forth therein or in the schedules thereto, each of the representations and warranties given by WGII to Company in the Merger Agreement (i) that does not contain a materiality qualification is true and correct in all material respects on and as of each date when made pursuant to the Merger Agreement; and (ii) that contains a materiality qualification is true and correct on and as of the each date when made pursuant to the Merger Agreement.

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C.  Warranties of Company.  Subject to the qualifications set forth therein or in the schedules thereto, each of the representations and warranties given by each of Company, First Merger Sub and Second Merger Sub to WGII in the Merger Agreement (i) that does not contain a materiality qualification is true and correct in all material respects on and as of each date when made pursuant to the Merger Agreement; and (ii) that contains a materiality qualification is true and correct on and as of each date when made pursuant to the Merger Agreement.

D.  Survival.  Notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of WGII and Company set forth in subsections 5.17B and 5.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

5.18	Certain Fees.

Except as agreed to be paid to Joint-Lead Arrangers in connection with this Agreement, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby other than those payable in connection with the Merger or the Acquisition, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 6.  COMPANY’S AFFIRMATIVE COVENANTS

Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1	Financial Statements and Other Reports

Company will maintain, and cause each of the Domestic Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.  Company will deliver to Administrative Agent:

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(i)  Events of Default, etc.:  promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, or (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, an Officer’s Certificate specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(ii)  Quarterly Financials:  (a) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter, and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer or chief accounting officer of Company that they present fairly, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) as soon as available and in any event within 90 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a summary of such consolidated statements setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year and a narrative report describing the operations of Company and its Subsidiaries in each case in the form prepared for presentation to the Governing Body of Company for such Fiscal Quarter, and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

(iii)  Company Year-End Financials:  as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer or chief accounting officer of Company that they present fairly, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated,

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(b) a summary of such consolidated statements setting forth in comparative form the corresponding figures from the Financial Plan for the current Fiscal Year and a narrative report describing the operations of Company and its Subsidiaries in each case in the form prepared for presentation to the Governing Body of Company for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iv)  Officer’s Pricing and Compliance Certificates:  together with each delivery of financial statements pursuant to subdivisions (ii) and (iii) above, (a) an Officer’s Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 7.1(iv), (vii), (viii), (ix), (x), and (xi), 7.2A(viii) and (ix), 7.3(v), (viii) and (xi), 7.4(ii) and (ix), 7.5(vii), 7.6 and 7.7(iv), in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period; in addition, on or before the 55th day following the end of each Fiscal Quarter, a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four-Fiscal Quarter period then ended;

(v)  Accountants’ Reports:  promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants;

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(vi)  SEC Filings:  promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, and (b) all regular and periodic reports and all registration statements (other than on Form S-8, 3, 4, 5, 8-K, Schedule 13D, Schedule 13G, and Correspondence or any similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission;

(vii)  Litigation or Other Proceedings:  (a) promptly upon any Responsible Officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders is reasonably likely to result in a Material Adverse Effect or (2) any material development in any Proceeding that is reasonably likely to result in a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(viii)  ERISA Matters:  (a) promptly and in any event within 30 days after Company, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that any ERISA Event has occurred that, alone or together with another ERISA Event, could reasonably be expected to result in liability to Company, any Subsidiary and/or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, written notice describing such event; (b) promptly and in any event within ten days after Company, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Internal Revenue Code has been filed with respect to any Title IV Plan, a written statement of a Responsible Officer of Company describing such waiver request and the action, if any, Company, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and (c) simultaneously with the date that Company, any of its Subsidiaries or any ERISA Affiliate files with the PBGC a notice of intent to terminate any Title IV Plan, if, at the time of such filing, such termination would require material additional contributions in order to be considered a standard termination with the meaning of Section 4041(b) of ERISA, a copy of each notice;

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(ix)  Financial Plans:  as soon as practicable and in any event no later than 90 days following the end of each Fiscal Year, a consolidated financial plan for the then current Fiscal Year (the “Financial Plan” for such Fiscal Year), including, (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a projected Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

(x)  New Subsidiaries or Change in Status of Subsidiaries:  annually within 100 days of the end of each Fiscal Year, (a) all of the data required to be set forth on Schedule 5.1D of the Company Disclosure Letter with respect to all Domestic Subsidiaries, (b) a list of all Material Domestic Subsidiaries and a list of all Subsidiaries of Company that have executed a guaranty in respect of the obligations of Company under any indenture or agreement relating to Securities of Company that have been privately placed pursuant to Rule 144A of the Securities Act or publicly registered under the Securities Act, and (c) an Officer’s Certificate, together with supporting documentation in form and substance satisfactory to Requisite Lenders, setting forth the aggregate gross revenues for the immediately preceding Fiscal Year of (1) all Subsidiary Guarantors and (2) Company and all Domestic Subsidiaries;

(xi)  Patriot Act, etc.: with reasonable promptness, information to confirm compliance with the representations contained in subsection 5.16 reasonably requested by any Lender through Administrative Agent;

(xii)  Environmental Notices:  promptly upon a Responsible Officer of Company becoming aware of receipt by Company or any of its Subsidiaries on its own behalf any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law if the facts underlying the letter or request could reasonably be expected to result in a Material Adverse Effect; and

(xiii)  Other Information:  with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

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Financial statements and other documents required to be delivered pursuant to  this subsection 6.1 (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (1) Company posts such financial statements or other documents, or provides a link thereto, on Company’s website on the Internet or (2) such financial statements or other documents are posted on Company’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that (x) Company shall deliver paper copies of such financial statements and other documents to Administrative Agent or any Lender that requests Company to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender, as the case may be, and (y) Company shall notify Administrative Agent of the posting of any such financial statements and other documents and provide to Administrative Agent electronic versions (i.e., soft copies) thereof.

6.2	Corporate Existence, etc.

Except as permitted pursuant to subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on Schedule 5.1D of the Company Disclosure Letter and all rights and franchises material to its business; provided, however, that (i) neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders; (ii) Company may discontinue the operations of Banshee Construction Company, Inc., Radian International LLC or any Dormant Subsidiary; and (iii) Company  may discontinue any operation (including the dissolution of any of its Subsidiaries) which the Governing Body of Company believes to be no longer in the best interest of Company and its Subsidiaries, taken as a whole, to preserve, provided that Company shall not discontinue or dissolve any Subsidiary Guarantor or Material Domestic Subsidiary other than as permitted pursuant to this Agreement.

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6.3	Payment of Taxes and Claims; Tax Consolidation.

A.  Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except where the failure to pay such taxes, assessments and governmental charges would not be likely to result in a Material Adverse Effect; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

B.  Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries or any Joint Ventures in which Company or any of its Subsidiaries has an interest).

6.4	Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation Proceeds.

A.  Maintenance of Properties.  Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof the failure of which would be likely to result in a Material Adverse Effect.

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B.  Insurance.  Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and property insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.  Subject to subsection 6.10, each such policy of insurance shall (i) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder and provides for at least 30 days prior written notice to Administrative Agent of cancellation of such policy for any reason whatsoever.  In connection with the renewal of each such policy of insurance, Company promptly shall deliver to Administrative Agent a certificate from Company’s insurance broker or other evidence satisfactory to Administrative Agent that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder.

C.  Application of Net Insurance/Condemnation Proceeds.

(i)  Business Interruption Insurance.  Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsections 2.4B and 2.4D.

(ii)  Other Net Insurance/Condemnation Proceeds.  Upon receipt by Company or any of its Subsidiaries or by Administrative Agent as loss payee of any Net Insurance/Condemnation Proceeds other than from business interruption insurance:

(a)  if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) does not exceed $50,000,000, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Administrative Agent, if it received such Net Insurance/Condemnation Proceeds, shall deliver them to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply any such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans as provided in subsection 2.4B;

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(b)  if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) exceeds $50,000,000, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Administrative Agent, if it received such Net Insurance/Condemnation Proceeds, shall hold such Net Insurance/Condemnation Proceeds, and Company shall deliver any such Net Insurance/Condemnation Proceeds that it or one or more of its Subsidiaries received to Administrative Agent to be held, in the Collateral Account pursuant to the terms of the Pledge Agreement and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to Company or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects’ certificates); and

(c)  if at any time (1) an Event of Default or Potential Event of Default shall have occurred and be continuing or (2) Administrative Agent reasonably determines, whether clause (ii)(a) or clause (ii)(b) is applicable, (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement, (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds, together with funds otherwise available to Company for such purpose, or (C) that such repair, restoration or replacement cannot be completed within 365 days after the receipt by Company and/or Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent, if it holds such Net Insurance/Condemnation Proceeds, is hereby authorized by Company to, and Company, if it or one of its Subsidiaries holds such Net Insurance/Condemnation Proceeds, shall, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B and subsection 2.4D.

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6.5	Inspection Rights; Lender Meeting.

A.  Inspection Rights.  Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent, including representatives designated by Administrative Agent at the request of any Requisite Class Lenders, to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours one time in each Fiscal Year as Administrative Agent may request and, following the occurrence and during the continuation of any Event of Default, at any time or from time to time.  Notwithstanding anything in this subsection 6.5A or the other Loan Documents to the contrary, in no event shall Agents or any Lender be permitted access to properties or information to the extent that access to such properties or information would require Company or any Subsidiary to submit a Certificate Pertaining to Foreign Interests or similar report pursuant to the National Industrial Security Program Operating Manual or similar rules in order to obtain or maintain Facilities Security Clearance or any similar government security clearance.

B.  Lender Meeting.  Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting or, at Company’s option, teleconference with Administrative Agent and Lenders once during each Fiscal Year to be held at such location and at such time as may be agreed to by Company and Administrative Agent.

6.6	Compliance with Laws, etc.

Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which would be likely to cause, individually or in the aggregate, a Material Adverse Effect.

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6.7	Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Additional Subsidiaries; Matters Relating to Real Property Collateral.

A.  Execution of Subsidiary Guaranty and Personal Property Collateral Documents.

(i)  Subsidiary Guaranty.  In the event that any Person becomes a Material Domestic Subsidiary after the date hereof, and such Material Domestic Subsidiary has not previously executed the Subsidiary Guaranty, Company will promptly notify Administrative Agent of that fact and cause such Material Domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty.  In addition, in the event that the aggregate gross revenues for any Fiscal Year, commencing with the Fiscal Year ending December 28, 2007, of Company and the Subsidiary Guarantors are less than 90% of the aggregate gross revenues of Company and the Domestic Subsidiaries on a consolidated basis for such Fiscal Year, Company shall, within 60 days after the end of such Fiscal Year, cause one or more additional Domestic Subsidiaries to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty such that the aggregate gross revenues for such Fiscal Year of Company and all Subsidiary Guarantors shall be equal to at least 90% of the aggregate gross revenues of Company and all Domestic Subsidiaries on a consolidated basis for such Fiscal Year.

(ii)  Pledge Agreement.  In addition, but subject to subsection 6.7C, during any Collateral Pledge Period or any Stock Pledge Period, Company shall, and shall cause each such Subsidiary Guarantor promptly to execute a counterpart of the Pledge Agreement or Foreign Pledge Agreements, as applicable, and take, and cause each such Subsidiary Guarantor to take, all such further actions and execute all such further documents and instruments as may be necessary (including supplements and amendments to the Pledge Agreement) or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on all Capital Stock of each Subsidiary Guarantor owned by each such Subsidiary Guarantor other than any equity interests in Persons that are subject to prohibitions on granting a security interest or otherwise transferring such equity interests under state or local laws or under such Person’s Organizational Documents but only if such Organizational Documents may not be amended or otherwise modified to permit the granting of a security interest under the Pledge Agreement.  In addition, as provided in the Pledge Agreement, Company shall, or shall cause the Subsidiary that owns the Capital Stock of each such Subsidiary Guarantor to, execute and deliver to Administrative Agent a supplement to the Pledge Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of each such Subsidiary Guarantor (accompanied by irrevocable undated stock powers, duly endorsed in blank).

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(iii)  Security Agreement and Other Collateral Documents.  In addition, (a) promptly, if, during any Collateral Pledge Period, a Person becomes a Subsidiary Guarantor or (b) within 60 days following the first day of any Collateral Pledge Period, Company shall, and shall cause each Subsidiary Guarantor to execute and deliver to Administrative Agent a counterpart of the Security Agreement and to take all such further actions and execute and deliver, or cause to be executed and delivered, all such further documents and instruments (including actions, documents and instruments comparable to those described in subsections 4.1G and 6.10C) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the Collateral other than any equity interests in Persons that are subject to prohibitions on granting a security interest or otherwise transferring such equity interests under state or local laws or under such Person’s Organizational Documents but only if such Organizational Documents may not be amended or otherwise modified to permit the granting of a security interest under the Security Agreement.

B.  Subsidiary Organizational Documents, Legal Opinions, Etc.  Company shall deliver to Administrative Agent, together with such Loan Documents required pursuant to subsection 6.7A, (i) certified copies of the Organizational Documents of each Subsidiary Guarantor executing a counterpart of the Subsidiary Guaranty and the Pledge Agreement, Foreign Pledge Agreements or Security Agreement, as the case may be, pursuant to subsection 6.7A or any Subsidiary the Capital Stock of which has been pledged pursuant to the Pledge Agreement, the Security Agreement or the Foreign Pledge Agreements, as the case may be, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary Guarantor as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary Guarantor executing such Loan Documents, and (iii) if reasonably requested by Administrative Agent, a favorable opinion of counsel to such Subsidiary Guarantor, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary Guarantor, (b) the due authorization, execution and delivery by such Subsidiary Guarantor of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary Guarantor and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be in form and substance reasonably satisfactory to Administrative Agent and its counsel.

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C.  Foreign Subsidiaries.  Notwithstanding the provisions of subsection 6.7A, (i) no Foreign Subsidiary shall be required to execute and deliver the Subsidiary Guaranty, the Pledge Agreement or the Security Agreement, (ii) no Capital Stock of a Foreign Subsidiary shall be required to be pledged pursuant to the provisions of the Pledge Agreement, any Foreign Pledge Agreement or the Security Agreement, in each case to the extent that such pledge by Company or a Subsidiary Guarantor would exceed 66% of the Capital Stock of a Foreign Subsidiary, (iii) no Foreign Subsidiary shall be required to pledge any Capital Stock of any of its Subsidiaries, and (iv) no Capital Stock of a Dormant Subsidiary shall be required to be pledged pursuant to the provisions of the Pledge Agreement, any Foreign Pledge Agreement or the Security Agreement.

D.  Matters Relating to Real Property Collateral.  (a) Promptly, if Company or any Subsidiary Guarantor acquires any Material Real Property, (b) promptly, in the event that any Person becomes a Subsidiary Guarantor during a Collateral Pledge Period and such Person owns or holds any Material Real Property, or (c) within 60 days following the first day of any Collateral Pledge Period if Company or any Subsidiary Guarantor owns any Material Real Property, in each case excluding such Real Property Asset the encumbrancing of which requires the consent of any then-existing senior lienholder, where Company and its Subsidiaries have attempted in good faith, but are unable, to obtain such senior lienholder’s consent (any such non-excluded Material Real Property being a “Mortgaged Property”), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be:

(i)  Mortgage.  A fully executed and notarized Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property;

(ii)  Opinion of Local Counsel.  If reasonably requested by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of the form of such Mortgage to be recorded in such state and such other matters as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent;

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(iii)  Title Insurance.  (a) An ALTA mortgagee title insurance policy or unconditional commitment therefor (any such policy or commitment therefore being a “Mortgage Policy”) issued by the Title Company with respect to the such Mortgaged Property, in an amount not less than the amount designated therein with respect to such Mortgaged Property, insuring fee simple title to each such Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Mortgage creates valid and enforceable First Priority mortgage Liens on such Mortgaged Property encumbered thereby, subject only to such standard survey exceptions and other exceptions as Administrative Agent shall approve, which such Mortgage Policy (1) shall include an endorsement for mechanics’ liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence reasonably satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of such Mortgage Policy and (ii) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of such Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording such Mortgage in the appropriate real estate records;

(iv)  Title Reports.  A title report issued by the Title Company with respect to such Mortgaged Property, dated not more than 30 days prior to the date of such Mortgage and satisfactory in form and substance to Administrative Agent;

(v)  Copies of Documents Relating to Title Exceptions.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in such Mortgage Policy or in the title reports delivered pursuant to subsection 6.7D(iv);

(vi)  Matters Relating to Flood Hazard Properties.  (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) such Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Mortgaged Property is a Flood Hazard Property, such Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of such Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

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(vii)  Environmental Reports.  Reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent, regarding environmental matters relating to such Mortgaged Property, which reports shall include (i) a Phase I environmental assessment for such Mortgaged Property which (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the date of such Mortgage by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (c) includes an assessment of asbestos-containing materials at such Mortgaged Property, and (d) is accompanied by an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (ii) a current compliance audit setting forth an assessment of such Loan Party’s and such Mortgaged Property current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

(viii)  Environmental Indemnity.  If requested by Administrative Agent, an environmental indemnity agreement, satisfactory in form and substance to Administrative

Agent and its counsel, with respect to the indemnification of Administrative Agent, Joint-Lead Arrangers and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity; and

(ix)  Real Estate Appraisals.  If requested by Administrative Agent, Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect such Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

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6.8	Interest Rate Protection.

Not later than the date that is 55 days after the last day of the second full Fiscal Quarter following the Closing Date, Company shall enter into one or more Interest Rate Agreements with respect to the Term Loans, in an aggregate notional principal amount of not less than 50% of the Term Loans outstanding on the Closing Date for a term of at least three years after the Closing Date, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Administrative Agent.  In addition, not later than the date that is 55 days after the Tranche C Term Loan Commitment Effective Date, Company shall enter into one or more Interest Rate Agreements with respect to the Tranche C Term Loans, in an aggregate notional principal amount of not less than 50% of the Tranche C Term Loans outstanding on the Tranche C Term Loan Commitment Effective Date for a term of at least three years after the Tranche C Term Loan Commitment Effective Date, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Administrative Agent.  Notwithstanding the foregoing, no such Interest Rate Agreements shall be required during any Fiscal Quarter in the event the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter is less than 3.25:1.00.  Company shall maintain in effect each such Interest Rate Agreement during its term subject to the early termination proviso in the preceding sentence.

6.9	Ratings.

Company shall use commercially reasonable efforts to maintain a Company Debt Rating.

6.10	Post Closing Matters.

A.  Insurance.  Within 30 days of the Closing Date, or such later date agreed to by Administrative Agent and Company, Company shall comply with clauses (i) and (ii) of subsection 6.4B with respect to WGII and its Subsidiaries.

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B.  Tax Good Standing Certificates; IP Collateral; Liens; etc.  Within 30 days of the Closing Date, or such later date agreed to by Administrative Agent and Company, Company shall (i) comply with subsection 4.1A(i) with respect to the delivery of tax good standing certificates of the Loan Parties listed in subsection (i) of Schedule 6.10of the Company Disclosure Letter; (ii) deliver to Administrative Agent evidence of recordation with the appropriate IP Filing Office of all documents or instruments necessary to reflect the correct owner of the IP Collateral listed in subsection (ii) of Schedule 6.10of the Company Disclosure Letter; (iii) use best efforts to terminate the filings with respect to the IP Collateral listed in subsection (iii) of Schedule 6.10of the Company Disclosure Letter; (iv) deliver to Administrative Agent evidence of termination of the UCC-1 financing statements listed in subsection (iv) of Schedule 6.10of the Company Disclosure Letter; (v) deliver to Administrative Agent evidence of amendment of the Organizational Documents listed in subsection (v) of Schedule 6.10 of the Company Disclosure Letter, in form and substance satisfactory to Administrative Agent, and take or cause to be taken all such actions, execute and deliver or cause to be executed and delivered all such agreements, documents and instruments, and make or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Capital Stock of Subsidiary Guarantors listed in subsection (v) of Schedule 6.10 of the Company Disclosure Letter; and (vi) deliver to Administrative Agent (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing the Capital Stock of Persons listed in subsection (vi) of Schedule 6.10 of the Company Disclosure Letter.

C.  Matters Relating to Foreign Subsidiaries.  Within 60 days of the Closing Date, or such later date agreed to by Administrative Agent and Company, Company shall, and shall cause each Subsidiary Guarantor, to deliver to  Administrative Agent (i) Foreign Pledge Agreements with respect to 66% of the Capital Stock owned by Company or a Subsidiary Guarantor of all first-tier Material Foreign Subsidiaries (other than Dormant Subsidiaries) with respect to which Administrative Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Administrative Agent on behalf of Lenders in such Capital Stock; (ii) certified copies of the Organizational Documents of each Subsidiary the Capital Stock of which has been pledged pursuant to such Foreign Pledge Agreements; and (iii) if reasonably requested by Administrative Agent a favorable opinion of local counsel to Company or such Subsidiary Guarantor, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due authorization, execution and delivery by Company or such Subsidiary Guarantor of such Foreign Pledge Agreements, (b) the enforceability of such Foreign Pledge Agreements against Company or such Subsidiary Guarantor and (c) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Foreign Pledge Agreements) as Administrative Agent may reasonably request, all of the foregoing to be in form and substance reasonably satisfactory to Administrative Agent and its counsel; and to take all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect such Liens.

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D.  Matters Relating to Non-Material Subsidiary Guarantors.  Within 75 days of the Closing Date, or such later date agreed to by Administrative Agent and Company, Company shall cause each Non-Material Subsidiary Guarantor to deliver to Administrative Agent (i) the items described in clauses (i), (ii) and (iii) of subsection 4.1A; (ii) schedules to the Pledge Agreement, the Security Agreement and the Subsidiary Guaranty to be delivered by such Non-Material Subsidiary Guarantors and described in clause (iv) of subsection 4.1A; (iii) any certificates representing certificated Capital Stock of the Subsidiaries (other than Dormant Subsidiaries) of such Non-Material Subsidiary Guarantor not delivered on the Closing Date (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Joint-Lead Arrangers); and (iv) the opinions described in subsection 4.1F with respect to such Non-Material Subsidiary Guarantors.

E.  Matters Relating to Surety Acknowledgment.  On or prior to November 30, 2007, Administrative Agent shall have received copies of the Surety Acknowledgment executed by Federal Insurance Company and American International Companies and shall have delivered to Administrative Agent evidence of termination of the UCC-1 financing statements listed in subsection (vii) of Schedule 6.10 of the Company Disclosure Letter.

Section 7.  COMPANY’S NEGATIVE COVENANTS

Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than Unasserted Obligations) and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, the covenants applicable to them in this Section 7.

7.1	Indebtedness.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(i)  Company and its Subsidiaries may become and remain liable with respect to the Obligations;

(ii)  Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted pursuant to subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

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(iii)  Company may become and remain liable with respect to Indebtedness to any Subsidiary (other than a Dormant Subsidiary), and any Subsidiary Guarantor may become and remain liable with respect to Indebtedness to Company or any other Subsidiary (other than a Dormant Subsidiary); provided that (a) a security interest in all such intercompany Indebtedness held by Company or a Subsidiary Guarantor shall have been granted to Administrative Agent for the benefit of Lenders and (b) if such intercompany Indebtedness is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Pledge Agreement or the Security Agreement, as applicable; provided, however, that  promissory notes with a face amount of $10,000,000 or less shall not be required to be pledged unless the aggregate face amount of  such promissory notes is $25,000,000 or more;

(iv)  any Subsidiary of Company (other than a Subsidiary Guarantor or a Dormant Subsidiary) may become and remain liable with respect to Indebtedness to Company or any Subsidiary Guarantor; provided that (a) the aggregate principal amount of all such Indebtedness plus the aggregate amount of Investments permitted pursuant to subsection 7.3(xi) does not exceed at any time outstanding $200,000,000, which amount shall be increased by $25,000,000 each Fiscal Year following the Fiscal Year ended December 26, 2008; (b) a security interest in all such intercompany Indebtedness shall have been granted to Administrative Agent for the benefit of Lenders; and (c) if such intercompany Indebtedness is evidenced by a promissory note or other instrument, such promissory note or instrument shall have been pledged to Administrative Agent pursuant to the Pledge Agreement or the Security Agreement, as applicable; provided, however, that  promissory notes with a face amount of $10,000,000 or less shall not be required to be pledged unless the aggregate face amount of  such promissory notes is $25,000,000 or more; provided further, that the restrictions set forth in clauses (a), (b) and (c) above shall not apply to any such Indebtedness if, at the time Company or such Subsidiary incurs such Indebtedness and after giving pro forma effect thereto, the Company Debt Rating shall be at least Ba1 from Moody’s and at least BB+ from S&P;

(v)  any Subsidiary of Company (other than a Subsidiary Guarantor or a Dormant Subsidiary) may become and remain liable with respect to Indebtedness to any other Subsidiary  of Company (other than a Subsidiary Guarantor or a Dormant Subsidiary);

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(vi)  Company and its Subsidiaries (other than Dormant Subsidiaries), as applicable, may remain liable with respect to Indebtedness in an aggregate principal amount at any time outstanding not to exceed the maximum principal amount (including the maximum amount of any committed lease or other lines of credit) of the Indebtedness described on Schedule 7.1 of the Company Disclosure Letter and may become and remain liable with respect to any refinancings, refundings, renewals, replacements or extensions thereof; provided that the aggregate principal amount of all such Indebtedness is not increased at the time of any such refinancing, refunding, renewal, replacement or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder;

(vii)  Company and Subsidiary Guarantors may become and remain liable with respect to (a) unsecured Permitted Senior Indebtedness in an aggregate principal amount not to exceed $250,000,000 at any time outstanding and (b) unsecured Permitted Subordinated Indebtedness, in each case following the date of the announcement of a Permitted Acquisition or within six months following the consummation of a Permitted Acquisition; provided, however, that the restriction as to the amount of Permitted Senior Indebtedness shall not apply to any such Permitted Senior Indebtedness if, at the time Company or such Subsidiary Guarantor becomes liable with respect to such Permitted Senior Indebtedness and after giving pro forma effect thereto, the Company Debt Rating shall be at least Ba1 from Moody’s and at least BB+ from S&P (it being understood that if the Company Debt Rating shall cease to be at least Ba1 from Moody's and at least BB+ from S&P, the limitation under this proviso shall be (1) increased to the then outstanding principal amount of Permitted Senior Indebtedness made while the Company Debt Rating was at least Ba1 from Moody's and at least BB+ from S&P and (2) decreased as such Permitted Senior Indebtedness is repaid but not below $250,000,000);

(viii)  Company and its Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to Indebtedness secured by Liens permitted pursuant to subsection 7.2A(iv) and Indebtedness in respect of Capital Leases, and may become and remain liable with respect to any refinancings, refundings, renewals, replacements or extensions thereof, in an aggregate principal amount for all such Indebtedness, refinancings, refundings, renewals, replacements and extensions not to exceed $90,000,000 as of the Closing Date; provided that such amount shall be increased by $10,000,000 as of the first day of each Fiscal Year commencing with Fiscal Year 2008;

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(ix)  Company and its Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to Indebtedness of any Person assumed in connection with a Permitted Acquisition and a Person that becomes a direct or indirect Subsidiary of Company as a result of a Permitted Acquisition may remain liable with respect to Indebtedness on the date of such Permitted Acquisition; provided that (a) such Indebtedness is not created in anticipation of such Permitted Acquisition, and (b) the aggregate principal amount of all such Indebtedness that is secured does not exceed $30,000,000 at any time outstanding;

(x)  Company and its Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to other Indebtedness to Persons other than Company or any of its Subsidiaries in an aggregate principal amount not to exceed $200,000,000 at any time outstanding; provided that the aggregate principal amount of all such Indebtedness that is secured does not exceed $50,000,000 at any time outstanding;

(xi)  Foreign Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to Indebtedness to Persons other than Company or any of its Subsidiaries in an aggregate principal amount (including the amount of any such Indebtedness listed on Schedule 7.1 of the Company Disclosure Letter) not to exceed $50,000,000 at any time outstanding;

(xii)  Company and its Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to Indebtedness relating to insurance premium financings incurred in the ordinary course of business;

(xiii)  Company and its Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to Indebtedness secured by Liens permitted pursuant to subsection 7.2A(xii);

(xiv)  Company and its Subsidiaries (other than Dormant Subsidiaries) may become and remain liable with respect to Non-Recourse Indebtedness incurred in the ordinary course of business; provided that both before and after giving effect to the issuance of such Non-Recourse Indebtedness, no Event of Default or Potential Event of Default has occurred and is continuing; and

(xv)  Company, the Excluded Subsidiaries and Subsidiary Guarantors may make intercompany transfers among and between cash management accounts maintained by Company, the Excluded Subsidiaries and Subsidiary Guarantors.

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7.2	Liens and Related Matters.

A.  Prohibition on Liens.  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

(i)  Permitted Encumbrances;

(ii)  Liens granted pursuant to the Collateral Documents;

(iii)  Liens listed on Schedule 7.2 of the Company Disclosure Letter;

(iv)  Liens on any asset existing at the time of acquisition of such asset by Company or a Subsidiary of Company, or Liens to secure the payment of all or any part of the purchase price of an asset upon the acquisition of such asset by Company or a Subsidiary of Company or to secure any Indebtedness permitted hereby incurred by Company or a Subsidiary of Company at the time of or within 180 days after the acquisition of such asset, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that (a) the Lien shall apply only to the asset so acquired and proceeds thereof, and (b) all such Liens do not in the aggregate secure Indebtedness in an aggregate principal amount in excess of the amount permitted pursuant to subsections 7.1(vi) and 7.1(viii) at any time;

(v)  Liens on foreign assets of any Foreign Subsidiary (other than the Capital Stock of any Foreign Subsidiary owned by a  Domestic Subsidiary) to secure Indebtedness permitted pursuant to subsection 7.1(xi);

(vi)  Liens arising as a result of progress payments and retainage amounts arising in the ordinary course of business under contracts to which Company or one of its Subsidiaries is a party;

(vii)  Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clauses (iii) and (iv) above; provided that such Liens shall apply only to the assets subject to the existing Lien;

(viii)  Liens assumed in connection with a Permitted Acquisition and Liens on assets of a Person that becomes a direct or indirect Subsidiary of Company after the date of this Agreement in a Permitted Acquisition, provided, however, that such Liens exist at the time such Person becomes a Subsidiary of Company and are not created in anticipation of such Permitted Acquisition and, in any event, do not in the aggregate secure Indebtedness in an aggregate principal amount in excess of $30,000,000 at any time;

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(ix)  other Liens securing Indebtedness or other obligations in an aggregate amount not to exceed $50,000,000 outstanding at any time;

(x)  Liens securing Non-Recourse Indebtedness permitted pursuant to subsection 7.1(xiv);

(xi)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bid and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof other than Liens incurred or deposits made in connection with surety bonds permitted pursuant to subsection 7.2A(xii);

(xii)  Liens incurred or deposits made in the ordinary course of business in connection with surety bonds; provided that with respect to surety bonds issued in connection with specific Projects, (a) only the Project Assets may be subject to the Liens permitted pursuant to this subsection 7.2A(xii), (b) no such surety arrangements may require contractual subordination of the Liens granted pursuant to the Collateral Documents and (c) such surety bonds shall be consistent with industry practice and incurred in the ordinary course of business of Company and its Subsidiaries; and

(xiii)  Liens securing insurance premium financing Indebtedness permitted pursuant to subsection 7.1(xii).

B.  Equitable Lien in Favor of Lenders.  If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens permitted pursuant to subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted pursuant to subsection 7.2A.

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C.  No Further Negative Pledges.  Neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (i) restrictions on the encumbrance of specific property encumbered to secure payment of particular permitted Indebtedness or to be sold pursuant to an executed agreement with respect to a sale of such assets, (ii) customary non-assignment provisions contained in leases, subleases, licenses and sublicenses permitted pursuant to this Agreement, (iii) restrictions contained in agreements relating to Indebtedness of Company and its Subsidiaries permitted pursuant to subsection 7.1(x) that expressly permit Liens in favor of Administrative Agent for the benefit of Lenders (or the administrative agent under any successor or replacement credit facility), (iv) restrictions on the encumbrance of specific property encumbered to secure payment of Indebtedness of Foreign Subsidiaries permitted pursuant to subsection 7.1(xi), (v) restrictions contained in agreements relating to Indebtedness of Company and its Subsidiaries permitted pursuant to subsection 7.1(xiv), (vi) restrictions contained in joint venture agreements or other Contractual Obligations of Joint Ventures, or (vii) restrictions on the encumbrance of specific property encumbered to secure payment of performance bonds contained in indemnity agreements relating to such performance bonds; provided that such restrictions do not apply to the Capital Stock of any Subsidiary owned by Company or a Domestic Subsidiary.

D.  No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries.  Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except for (a) customary non-assignment provisions contained in leases, subleases, licenses and sublicenses, (b) restrictions on the transfer of ownership interests in Joint Ventures, (c) restrictions in an executed agreement with respect to a sale of such assets, (d) restrictions imposed by any agreements governing any Non-Recourse Indebtedness to pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, and (e) restrictions contained in the terms of any Indebtedness of Foreign Subsidiaries permitted pursuant to subsection 7.1(xi) if such restriction applies only in the event of a default in such Indebtedness, Company determines that any such restriction will not materially affect Company’s ability to make principal or interest payments on the Loans and the restriction is not materially more disadvantageous to Lenders than is customary in comparable financings.

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7.3	Investments; Acquisitions.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock of any Person, or any division or line of business of any Person, except:

(i)  Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

(ii)  Company and its Subsidiaries may make and own intercompany loans to the extent permitted pursuant to subsections 7.1(iii), (iv) and (v);

(iii)  any Subsidiary (other than a Subsidiary Guarantor or a Dormant Subsidiary) may make and own Investments in any other Subsidiary (other than a Subsidiary Guarantor or a Dormant Subsidiary);

(iv)  Company and Subsidiary Guarantors may make and own Investments in Company and Subsidiary Guarantors;

(v)  Company and its Subsidiaries may continue to own the Investments owned by them and described on Schedule 7.3 of the Company Disclosure Letter; provided that additional Investments not described on Schedule 7.3 may be made to the extent the Investments described on Schedule 7.3 are sold or otherwise disposed of but not above $200,000,000;

(vi)  Company and its Subsidiaries may make capital expenditures in the ordinary course of business;

(vii)  Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claim;

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(viii)  Company and its Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries of Company formed in connection with any such acquisition) of (a) any Person in the same or similar line of business (or any related, ancillary or complementary business, including business services) as Company having a fair market value not in excess of $50,000,000 individually and $100,000,000 in the aggregate in any one Fiscal Year (1) through the issuance of Capital Stock of Company or any Subsidiary, (2) with Cash, (3) with the proceeds of Permitted Senior Indebtedness or Permitted Subordinated Indebtedness or (4) with any combination of the foregoing, in each case if after giving effect to such acquisition, no Event of Default or Potential Event of Default shall have occurred or be continuing; or (b) any Person in the same or similar line of business (or any related, ancillary or complementary business, including business services) as Company (1) through the issuance of Capital Stock of Company or any Subsidiary, (2) with Cash, (3) with the proceeds of Permitted Senior Indebtedness or Permitted Subordinated Indebtedness or (4) with any combination of the foregoing, in each case if after giving effect to such acquisition, (A) no Event of Default or Potential Event of Default shall have occurred or be continuing, (B) at least $100,000,000 is available in Revolving Loan Commitments, and (C) the Consolidated Leverage Ratio determined on a pro forma basis is equal to or less than 2.50:1.00 (each a “Permitted Acquisition”); provided, however, that the restrictions set forth in clauses (a) and (b) above shall not apply if, at the time Company or such Subsidiary makes such acquisition and after giving pro forma effect thereto, the Company Debt Rating shall be at least Ba1 from Moody’s and at least BB+ from S&P;

(ix)  any Person who becomes a Subsidiary of Company or who is merged or consolidated into a Subsidiary of Company after the date hereof pursuant to a Permitted Acquisition may continue to own Investments owned by such Person on the date of such Permitted Acquisition; provided that (a) such Investment was not incurred in connection with, or anticipation or contemplation of, such Permitted Acquisition and (b) neither Company nor any of its Subsidiaries (other than such Person or the Subsidiary of Company into which such Person is merged or consolidated) shall become liable with respect to such Investment;

(x)  Company and its Subsidiaries may make and own Investments consisting of non-Cash consideration in the form of Capital Stock, notes or similar obligations in connection with any sale of assets permitted pursuant to subsection 7.7;

(xi)  Company and its Subsidiaries (other than Dormant Subsidiaries) may make and own other Investments; provided that the aggregate principal amount of all such Investments plus the aggregate amount of outstanding Indebtedness permitted pursuant to subsection 7.1(iv) does not exceed at any time $200,000,000 which amount shall be increased by $25,000,000 each Fiscal Year following the Fiscal Year ended December 26, 2008; provided, however, that the restriction as to the amount of such Investments shall not apply to any such Investment if, at the time Company or such Subsidiary makes such Investment and after giving pro forma effect thereto, the Company Debt Rating shall be at least Ba1 from Moody’s and at least BB+ from S&P;

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(xii)  Company and its Subsidiaries may make and own Investments (including capital contributions in or loans to) in Joint Ventures in the ordinary course of business;

(xiii)  Company and its Subsidiaries may consummate the Merger in accordance with the terms and conditions of the Merger Agreement; and

(xiv)  Company, the Excluded Subsidiaries and Subsidiary Guarantors may make and own Investments in the form of Indebtedness permitted pursuant to subsection 7.1(xv).

7.4	Contingent Obligations.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(i)  Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

(ii)  Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of other letters of credit in an aggregate amount not to exceed at any time $30,000,000;

(iii)  Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with sales of assets;

(iv)  Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements entered into in the ordinary course of business;

(v)  Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations described on Schedule 7.4 of the Company Disclosure Letter;

(vi)  (a) Company and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of the Subsidiary Guarantors permitted pursuant to subsection 7.1; provided, however, that in the event such Indebtedness is Subordinated Indebtedness, any Contingent Obligation in respect thereof shall be subordinated to the Subsidiary Guaranty to the same extent such Subordinated Indebtedness is subordinated to the Obligations of Company or such Domestic Subsidiary, as the case may be; and (b) Subsidiaries of Company (other than Subsidiary Guarantors) may become and remain liable with respect to Contingent Obligations in respect of Indebtedness of Company or any of its Subsidiaries permitted pursuant to subsection 7.1;

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(vii)  Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, and similar obligations provided in the ordinary course of business to support the obligations of such Subsidiaries and Joint Ventures; provided that with respect to surety bonds issued in connection with specific Projects, (a) only the Project Assets may be subject to the Liens permitted pursuant to subsection 7.2A(xii), (b) no such surety arrangements may require contractual subordination of the Liens granted pursuant to the Collateral Documents and (c) such surety bonds shall be consistent with industry practice and incurred in the ordinary course of business of Company and its Subsidiaries;

(viii)  Company and its Subsidiaries may become and remain liable with respect to indemnification, adjustment of purchase price, earn-out deferred compensation and similar obligations incurred in connection with a Permitted Acquisition;

(ix)  Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations shall not exceed the greater of (a) $50,000,000 at any time or (b) 2% of Consolidated Tangible Assets (determined as of the end of the immediately preceding Fiscal Quarter) at the time Company or such Subsidiary becomes liable with respect to such Contingent Obligation;

(x)  Company and its Subsidiaries may become and remain liable with respect to any guaranties by Company or such Subsidiary made in the ordinary course of business of any obligations of a Subsidiary of Company under a contract for the performance of or delivery of work or services (a) to a customer of such Subsidiary or (b) where the party to the contract is a Joint Venture in which Company or any of its Subsidiaries has an ownership interest; provided that such guaranty does not require any payment obligation by or on behalf of Company or such Subsidiary; and

(xi)  Company and its Subsidiaries may become and remain liable with respect to any guaranties by Company or such Subsidiary made under real estate leases entered into in the ordinary course of business.

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7.5	Restricted Junior Payments; Payments on Certain Other Indebtedness.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make regularly scheduled payments of interest in respect of any Permitted Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Permitted Subordinated Indebtedness was issued; (ii) Company may repurchase common stock of Company that constitutes odd lots pursuant to a program established by Company for the repurchase of such odd lots in an aggregate amount not to exceed $100,000; (iii) any Subsidiary of Company (other than a Subsidiary Guarantor) may declare and pay dividends to Company or any other Subsidiary of Company and any Subsidiary Guarantor may declare and pay dividends to Company or any other Subsidiary Guarantor; (iv) Company and its Subsidiaries may purchase shares of Capital Stock of any Subsidiary of Company owned by professional engineers in connection with licensing requirements in an aggregate amount not to exceed $500,000; (v) Company may purchase shares of Capital Stock of Company from the employees, officers and directors of WGII pursuant to the stock options and restricted stock grants that have vested in connection with the Acquisition; (vi) Company may purchase shares of Capital Stock of Company and any warrants or other rights with respect to the Capital Stock of Company from its employees, officers and directors by net exercise, pursuant to the terms of any employee stock option, restricted stock or incentive stock plan; and (vii) Company may purchase shares of Capital Stock of Company and any warrants or other rights with respect to the Capital Stock of Company from its officers and directors in an aggregate amount not to exceed $50,000,000 in any Fiscal Year other than by net exercise permitted pursuant to clause (vi) above; provided that the amount for any Fiscal Year shall be increased by an amount equal to the sum of (1) the excess, if any, of such amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of purchases of Capital Stock during such previous Fiscal Year and (2) $10,000,000; provided, however, that the restriction on declaring, ordering, paying, making or setting apart any sum for any Restricted Junior Payment shall not apply to any Restricted Junior Payment if, after giving pro forma effect thereto, the Consolidated Leverage Ratio is equal to or less than 1.00:1.00.

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7.6	Financial Covenants.

A.  Minimum Interest Coverage Ratio.  Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any four Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

Period	Minimum Interest Coverage Ratio
4th Fiscal Quarter of Fiscal Year 2007	4.0:1.0

1st Fiscal Quarter of Fiscal Year 2008	4.0:1.0
2nd Fiscal Quarter of Fiscal Year 2008	4.5:1.0
3rd Fiscal Quarter of Fiscal Year 2008	4.5:1.0
4th Fiscal Quarter of Fiscal Year 2008	4.5:1.0

1st Fiscal Quarter of Fiscal Year 2009	4.5:1.0
2nd Fiscal Quarter of Fiscal Year 2009	4.5:1.0
3rd Fiscal Quarter of Fiscal Year 2009	4.5:1.0
4th Fiscal Quarter of Fiscal Year 2009	5.0:1.0

1st Fiscal Quarter of Fiscal Year 2010	5.0:1.0
2nd Fiscal Quarter of Fiscal Year 2010	5.0:1.0
3rd Fiscal Quarter of Fiscal Year 2010	5.0:1.0
4th Fiscal Quarter of Fiscal Year 2010	5.5:1.0

1st Fiscal Quarter of Fiscal Year 2011	5.5:1.0
2nd Fiscal Quarter of Fiscal Year 2011	5.5:1.0
3rd Fiscal Quarter of Fiscal Year 2011	5.5:1.0
4th Fiscal Quarter of Fiscal Year 2011 and each Fiscal Quarter thereafter	6.0:1.0

; provided that, for purposes of calculating Consolidated Cash Interest Expense with respect to the calculation of such ratio for the four consecutive Fiscal Quarter period ending (a) December 28, 2007, Consolidated Cash Interest Expense shall be deemed to be actual Consolidated Cash Interest Expense for the Fiscal Quarter ending on December 28, 2007 multiplied by four, (b) March 28, 2008, Consolidated Cash Interest Expense shall be deemed to be actual Consolidated Cash Interest Expense for the two Fiscal Quarter period ending on March 28, 2008 multiplied by two, and (c) June 27, 2008, Consolidated Cash Interest Expense shall be deemed to be actual Consolidated Cash Interest Expense for the three Fiscal Quarter period ending on June 27, 2008 multiplied by one and one-third.

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B.  Maximum Leverage Ratio.  Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Leverage Ratio
4th Fiscal Quarter of Fiscal Year 2007	3.500:1.00

1st Fiscal Quarter of Fiscal Year 2008	3.500:1.00
2nd Fiscal Quarter of Fiscal Year 2008	3.000:1.00
3rd Fiscal Quarter of Fiscal Year 2008	3.000:1.00
4th Fiscal Quarter of Fiscal Year 2008	2.750:1.00

1st Fiscal Quarter of Fiscal Year 2009	2.750:1.00
2nd Fiscal Quarter of Fiscal Year 2009	2.750:1.00
3rd Fiscal Quarter of Fiscal Year 2009	2.750:1.00
4th Fiscal Quarter of Fiscal Year 2009	2.375:1:00

1st Fiscal Quarter of Fiscal Year 2010	2.375:1:00
2nd Fiscal Quarter of Fiscal Year 2010	2.375:1:00
3rd Fiscal Quarter of Fiscal Year 2010	2.375:1:00
4th Fiscal Quarter of Fiscal Year 2010 and each Fiscal Quarter thereafter	2.000:1:00

7.7	Restriction on Fundamental Changes; Asset Sales.

Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary of Company, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

(i)  any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

(ii)  Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales;

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(iii)  Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

(iv)  Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $50,000,000 during any Fiscal Year (less the aggregate amount of the Net Asset Sale Proceeds thereof in respect of which Company has delivered an Officer’s Certificate pursuant to subsection 2.4B(iii)(a) setting forth its intent to reinvest such Net Asset Sale Proceeds within 365 days of such sale or other disposition); provided that the amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of such amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual amount of sales and other dispositions during such previous Fiscal Year; provided, however, that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) any non-Cash consideration received for such assets shall be consistent with past practice and the ordinary course of business of Company and its Subsidiaries; (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto; and (d) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D; provided, however, that the restrictions set forth in clauses (a), (b) and (c) above shall not apply if, at the time Company or such Subsidiary  makes such Asset Sale and after giving pro forma effect thereto, the Company Debt Rating shall be at least Ba1 from Moody’s and at least BB+ from S&P;

(v)  in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(vi)  Company and its Subsidiaries may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of any such Subsidiary if required by applicable law;

(vii)  the Acquisition and the Merger may occur in accordance with the terms and conditions of the Merger Agreement;

(viii)  any Person may be merged with or into any Subsidiary of Company if the acquisition of the Capital Stock of such Person by Company or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that if a Subsidiary of Company is not the surviving or continuing Person, the surviving Person becomes a Subsidiary of Company and complies with the provisions of subsection 6.7 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

(ix)  licenses or sublicenses by Company and its Subsidiaries of software, trademarks, patents and other intellectual property in the ordinary course of business and which do not materially interfere with the business of Company or any of its Subsidiaries;

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(x)  transfers of condemned property to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement;

(xi)  Company and its Subsidiaries may sell or otherwise dispose of Cash Equivalents permitted to be made or owned pursuant to subsection 7.3(i);

(xii)  Company and its Subsidiaries may discontinue any operation (including the dissolution of any of its Subsidiaries) in accordance with subsection 6.2;

(xiii)  Company and its Subsidiaries may sell and leaseback any property within 180 days of the acquisition of such property;

(xiv)  any Subsidiary (other than a Subsidiary Guarantor or a Dormant Subsidiary) may transfer assets to any other Subsidiary (other than a Subsidiary Guarantor or a Dormant Subsidiary); and

(xv)  any Foreign Subsidiary of Company may be merged with or into any other Foreign Subsidiary of Company.

7.8	Transactions with Affiliates.

Except as described on Schedule 7.8 of the Company Disclosure Letter, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company on terms that are less favorable to Company or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) the payment of reasonable fees and compensation to officers and directors of Company or any of its Subsidiaries and reasonable indemnification arrangements entered into by Company or any of its Subsidiaries, including any issuance of Securities, or other payments, awards or grants in cash, Securities or otherwise pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the Governing Body of Company, (iii) existing related party transactions described in Company’s Annual Report on Form 10-K for the 2006 Fiscal Year or in Company’s Definitive Proxy for its 2006 Annual Meeting of Stockholders, (iv) existing related party transactions described in WGII’s Annual Report on Form 10-K for the 2006 Fiscal Year or in WGII’s Definitive Proxy for its 2007 Annual Meeting of Stockholders, (v) any Restricted Junior Payment permitted pursuant to subsection 7.5, (vi) transactions (a) approved by a majority of the disinterested members of the Governing Body of Company or (b) for which Company or any Subsidiary shall deliver to Administrative Agent a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to Company or such Subsidiary from a financial point of view,

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(vii) any payments or other transaction pursuant to any tax sharing agreement between Company and any other Person with which Company files a consolidated tax  return or with which Company is part of a consolidated group for tax purposes, and (viii) Investments permitted pursuant to subsection 7.3.

7.9	Conduct of Business.

From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar line of business (or any related, ancillary or complementary business, including business services) and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.10	Fiscal Year.

Company shall not change any Fiscal Year-end from the 52-53 week period ending on the Friday nearest December 31.

7.11	Compliance with ERISA.

Company shall not cause or permit to occur, and shall not permit any of its Subsidiaries or ERISA Affiliates to cause or permit to occur, ERISA Events that could reasonably be expected to result in a Material Adverse Effect in the aggregate.

7.12	Amendments or Waivers of Certain Agreements.

Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

Section 8.  EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

8.1	Failure to Make Payments When Due.

Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

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8.2	Default in Other Agreements.

(i)  Failure of Company or any Material Domestic Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $50,000,000 or more or with an aggregate principal amount of $50,000,000 or more, in each case beyond the end of any grace period provided therefor; or

(ii)  breach or default by Company or any Material Domestic Subsidiary with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations with payment obligations thereunder in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3	Breach of Certain Covenants.

Failure of Company to perform or comply with any term or condition contained in subsection 2.5, 6.1(i) (with respect to any condition or event that constitutes an Event of Default), 6.2 or Section 7 of this Agreement; or

8.4	Breach of Warranty.

Any representation, warranty, certification or other statement made by Company or any Material Domestic Subsidiary in any Loan Document or in any statement or certificate at any time given by Company or any Material Domestic Subsidiary in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5	Other Defaults Under Loan Documents.

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) a Responsible Officer of Company becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

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8.6	Involuntary Bankruptcy; Appointment of Receiver, etc.

(i)  A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any Material Domestic Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

(ii)  an involuntary case shall be commenced against Company or any Material Domestic Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any Material Domestic Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any Material Domestic Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any Material Domestic Subsidiary, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7	Voluntary Bankruptcy; Appointment of Receiver, etc.

(i)  Company or any Material Domestic Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any Material Domestic Subsidiary shall make any assignment for the benefit of creditors; or

(ii)  Company or any Material Domestic Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Company or any Material Domestic Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

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8.8	Judgments and Attachments.

Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $50,000,000 or (ii) in the aggregate at any time an amount in excess of $50,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Domestic Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9	Dissolution.

Any order, judgment or decree shall be entered against Company or any of its Material Domestic Subsidiaries decreeing the dissolution or split up of Company or that Material Domestic Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10	ERISA.

There shall occur an ERISA Event and the amount of all liabilities and deficiencies resulting therefrom imposed, or which could reasonably be expected to be imposed, directly on Company or any of its Subsidiaries, whether or not assessed, when taken together with all other ERISA Events exceeds $50,000,000 in the aggregate; or

8.11	Change in Control.

A Change in Control shall have occurred; or

8.12	Failure to Consummate Acquisition or Merger.

The Acquisition or the Merger shall not be consummated in accordance with this Agreement and the applicable Related Agreements concurrently with the making of the initial Loans, or the Acquisition or the Merger shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

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8.13	Invalidity of Loan Documents; Guaranty; Failure of Security; Repudiation of Obligations.

(i)  At any time after the execution and delivery thereof, (a) any Loan Document (other than the Collateral Documents) or any provision thereof for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or (b) any Loan Party shall contest the validity or enforceability of any Loan Document (other than the Collateral Documents) or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document (other than the Collateral Documents) or any provision thereof to which it is a party; or

(ii)  (a) any Collateral Document or any provision thereof for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (b) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any material part of the Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (c) any Loan Party shall contest the validity or enforceability of any Collateral Document or any provision thereof in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Collateral Document or any provision thereof to which it is a party;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7 with respect to Company or any Material Domestic Subsidiary, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan and the obligation of the Issuing Lenders to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan and the obligation of the Issuing Lenders to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

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Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Pledge Agreement and shall be applied as therein provided.

Section 9.  ADMINISTRATIVE AGENT

9.1	Appointment.

A.  Appointment of Administrative Agent.  Wells Fargo is hereby appointed Administrative Agent hereunder and under the other Loan Documents.  Each Lender (including any Lender in its capacity as a counterparty to a Hedge Agreement with Company or one of it Subsidiaries) hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.  Wells Fargo agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Loan Party shall have  rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact appointed by Administrative Agent in its sole discretion.  Administrative Agent and any such sub-agent may perform any and all of the duties of Administrative Agent and exercise the rights and powers of Administrative Agent by or through their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (“Related Parties”).  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent.

Administrative Agent hereby appoints Morgan Stanley as its agent for purposes of making all Loans to be made on the Closing Date and exercising the consent rights of Administrative Agent to any assignment pursuant to subsection 10.1 during the Primary Syndication.

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B.  Appointment of Supplemental Collateral Agents.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

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9.2	Powers and Duties; General Immunity.

A.  Powers; Duties Specified.  Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents.  Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B.  No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.  Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Revolving Letter of Credit Usage or the component amounts thereof.

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C.  Exculpatory Provisions.  No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct.  An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet website posting or other distribution), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

D.  Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

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9.3	Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.

Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4	Right to Indemnity.

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or any other Persons in exercising the powers, rights and remedies of an Agent or performing the duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as an Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent’s gross negligence or willful misconduct.  If any indemnity furnished to an Agent or other Persons for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

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9.5	Resignation of Agents; Successor Administrative Agent and Swing Line Lenders.

A.  Resignation; Successor Administrative Agent.  Any Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company.  Upon any such notice of resignation by Administrative Agent, Requisite Lenders shall have the right, and if no Event of Default has occurred and is continuing, in consultation with Company, upon five Business Days’ notice to Company, to appoint a successor Administrative Agent.  If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may, on behalf of Lenders, and if no Event of Default has occurred and is continuing, in consultation with Company, appoint a successor Administrative Agent.  If Administrative Agent shall notify Lenders and Company that no Person has accepted such appointment as successor Administrative Agent, such resignation shall nonetheless become effective in accordance with Administrative Agent’s notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, except that any Collateral held by Administrative Agent will continue to be held by it until a Person shall have accepted the appointment of successor Administrative Agent, and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by, to or through each Lender directly, until such time as Requisite Lenders appoint a successor Administrative Agent in accordance with this subsection 9.5A.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above).  After any retiring Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

B.  Resignation; Successor Swing Line Lenders.  Any Swing Line Lender may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company.  Upon any such notice of resignation by such Swing Line Lender, Company shall have the right, upon five Business Days’ notice to Lenders, to appoint a successor Swing Line Lender.  If no such successor shall have been so appointed by Company and shall have accepted such appointment within 30 days after the retiring Swing Line Lender gives notice of its resignation, such resignation shall nonetheless become effective in accordance with such Swing Line Lender’s notice and (i) the retiring Swing Line Lender shall be discharged from its duties and obligations hereunder and (ii) if there is no other Swing Line Lender remaining under this Agreement, no Swing Line Loans may be made until such time as Company appoints a successor Swing Line Lender in accordance with this subsection 9.5B.  Upon the acceptance of any appointment as a Swing Line Lender hereunder, that successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Lender and the retiring Swing Line Lender shall be discharged from its duties and obligations under this Agreement.

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9.6	Collateral Documents, Guaranties and Surety Acknowledgment.

Each Lender (which term shall include, for purposes of this subsection 9.6, any Swap Counterparty) hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party, to be the agent for and representative of Lenders under the Subsidiary Guaranty and to enter into the Surety Acknowledgment or any similar arrangement with another surety, and each Lender agrees to be bound by the terms of each Collateral Document, the Subsidiary Guaranty, the Surety Acknowledgment and any similar arrangement with another surety; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); providedfurther, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereunder or to which Requisite Lenders have otherwise consented (other than a sale or other disposition to an  Affiliate of Company), (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if (i) all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (ii) Company provides written notice to Administrative Agent that such Subsidiary Guarantor is no longer a Material Domestic Subsidiary or a Domestic Subsidiary required to execute the Subsidiary Guaranty, (c) release the Liens encumbering the Collateral in accordance with subsection 10.14B, or (d) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted pursuant to subsections 7.2A(iii), (iv), (vii) and (viii); provided that, in the case of a sale of such item of Collateral or stock referred to in subdivision (a) or (b), the requirements of subsection 10.14A are satisfied.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised primarily by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

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9.7	Duties of Other Agents.

Syndication Agent, each of the Co-Documentation Agents and each of the Co-Agents shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

9.8	Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i)  to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

(ii)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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Section 10.  MISCELLANEOUS

10.1	Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.

A.  General.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to the further provisions of this subsection 10.1).  Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void).  No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation.  Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(iv) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of any Swing Line Lender may not be sold, assigned or transferred as described below to any Person other than a successor Swing Line Lender to the extent contemplated by subsection 9.5.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.  In addition, no sale, assignment, transfer or participation of any Loan or Commitment by any Lender shall, without consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state.

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B.  Assignments.

(i)  Amounts and Terms of Assignments.  Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender’s rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure, Tranche A Term Loan Exposure, Tranche B Term Loan Exposure or Tranche C Term Loan Exposure of the assigning Lender and the assignee subject to each such assignment shall not be less than $2,000,000 with respect to the Revolving Loan Exposure or Tranche A Term Loan Exposure or $1,000,000 with respect to the Tranche B Term Loan Exposure or the Tranche C Term Loan Exposure (in each case aggregating concurrent assignments by or to two or more Affiliated Funds for purposes of determining such minimum amount), unless each of Administrative Agent and, with respect to the Revolving Loan Exposure only and so long as no Event of Default has occurred and is continuing, Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that no consent of Company shall be required in connection with the Primary Syndication, (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, and any assignment of all or any portion of a Revolving Loan Commitment, Revolving Loans and Revolving Letter of Credit participations shall be made only as an assignment of the same proportionate part of the assigning Lender’s Revolving Loan Commitment, Revolving Loans and Revolving Letter of Credit participations, (c) the parties to each assignment shall (A) electronically execute and deliver to Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to Administrative Agent or (B) manually execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Approved Fund of the assignor or a Lender, in which case no fee shall be required, and provided that only one such processing and recordation fee shall be required in connection with concurrent assignments by or to two or more Affiliated Funds), at Administrative Agent’s discretion, and the Eligible Assignee, if it shall not already be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including an administrative questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv) and with respect to information requested under the Patriot Act, and (d) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, each of (1) Administrative Agent, (2) with respect to assignments of Revolving Loans and Revolving Loan Commitments, each Issuing Lender and each Swing Line Lender and (3) with respect to the Revolving Loan Exposure only and if no Event of Default has occurred and is continuing, Company, shall have consented thereto (which consents shall not be unreasonably withheld or delayed); provided, however, that no consent of Company shall be required in connection with the Primary Syndication.

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                      Upon acceptance and recording by Administrative Agent pursuant to clause (ii) below, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and shall be deemed to have made all of the agreements of a Lender contained in the Loan Documents arising out of or otherwise related to such rights and obligations and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is an Issuing Lender such Lender shall continue to have all rights and obligations of an Issuing Lender until the cancellation or expiration of any Letters of Credit issued by it and the reimbursement of any amounts drawn thereunder).  The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit V, Exhibit VI, Exhibit VII, or Exhibit VIII annexed hereto, as the case may be, with appropriate insertions, to reflect the amounts of the new Commitments and/or outstanding Revolving Loans and/or outstanding Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, of the assignee and/or the assigning Lender.  Other than as provided in subsection 2.1A(iv) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

(ii)  Acceptance by Administrative Agent; Recordation in Register.  Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), and (b) record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (ii).

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(iii)  Deemed Consent by Company.  If the consent of Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent  or the electronic settlement system used in connection with any such assignment) unless such consent is expressly refused by Company prior to such fifth Business Day.

(iv)  Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary contained in this subsection 10.1B(iv), any SPC may (i) with notice to, but without the prior written consent of, Company and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This subsection 10.1B(iv) may not be amended without the written consent of the SPC.  Each Granting Lender shall, acting for this purpose as an agent of Company, maintain at one of its offices a register substantially similar to the Register for the recordation of the names and addresses of its assignees and the amount and terms of its assignments pursuant to this subsection 10.1(B)(iv) and no such assignment shall be effective until and unless it is recorded in such register.

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C.  Participations.  Any Lender may, without the consent of, or notice to, Company or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation.  Subject to the further provisions of this subsection 10.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B.  To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided that such Participant agrees to be subject to subsection 10.5 as though it were a Lender.  A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company’s prior written consent.  No Participant shall be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iv) as though it were a Lender.

D.  Pledges and Assignments.  Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

E.  Information.  Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

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F.  Agreements of Lenders.  Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party thereto pursuant to an Assignment Agreement shall be deemed to agree (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Loans; and (iii) that it will make or purchase Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).  Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to represent that such Assignment Agreement constitutes a legal, valid and binding obligation of such Lender, enforceable against such Lender in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

10.2	Expenses.

Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Company required hereunder and of Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents; (iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions required hereunder; (v) all actual costs and reasonable expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vi) all actual costs and reasonable expenses incurred by Administrative Agent in connection with the syndication of the Commitments; (vii) all actual costs and reasonable expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and

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(viii) all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

10.3	Indemnity.

In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and Lenders (including Issuing Lenders), and the officers, directors, trustees, employees, agents, advisors, attorneys and Affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence, willful misconduct or breach of a contractual undertaking of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement, the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of  Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)),

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(ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

Promptly after receipt by an Indemnitee of notice of the commencement of any action, such Indemnitee shall use reasonable efforts to notify Company of the commencement of such action.

10.4	Set-Off.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each of Lenders and their Affiliates is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

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10.5	Ratable Sharing.

Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that (A) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (B) the foregoing provisions shall not apply to (1) any payment made by Company pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment (other than an assignment pursuant to this subsection 10.5) of or the sale of a participation in any of its Obligations to any Eligible Assignee or Participant pursuant to subsections 10.1B and 10.1C.  Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment.  In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

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10.6	Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the written consent of:

(a)  each Lender with Obligations directly affected (whose consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) postpone the scheduled final maturity date of any Loan (including by extension of the Term Loan Commitments), or postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan, (3) postpone the date on which any interest or any fees are payable, (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (other than any waiver of any increase in the fees applicable to Revolving Letters of Credit pursuant to subsection 3.2 following an Event of Default), (5) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (6) extend the expiration date of any Revolving Letter of Credit beyond the Revolving Loan Commitment Termination Date, (7) extend the Revolving Loan Commitment Termination Date, or (8) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Revolving Letters of Credit;

(b)  each Lender, (1) change in any manner the definition of “Class” or the definition of “Pro Rata Share” or the definition of “Requisite Class Lenders” or the definition of “Requisite Lenders” (except for any changes resulting solely from an increase in the aggregate amount of the Term Loan Commitments pursuant to subsection 2.1A(v) or approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, (5) change in any manner or waive the provisions contained in subsection 2.4D, subsection 8.1, subsection 10.5 or this subsection 10.6, or (6) change in any manner the provisions in subsections 2.1C and 2.4C(iii) relating to the apportionment of payments and disbursements by and to Lenders in accordance with their Pro Rata Shares;

(c)  each Swap Counterparty, change the provisions contained in subsection 2.4D in a manner adverse to any Swap Counterparty with outstanding obligations under any Hedge Agreement between a Loan Party and such Swap Counterparty.

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In addition, no amendment, modification, termination or waiver of any provision (i) of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) of subsection 2.1A(iv) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of all Swing Line Lenders, (iii) of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (iv) of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (v) of subsection 2.4 that has the effect of changing any voluntary or mandatory prepayments, or Commitment reductions applicable to a Class in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such affected Class (it being understood and agreed that any amendment, modification, termination or waiver of any such provision which only postpones or reduces any interim scheduled payment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not any other Class shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (v)); and (vi) that increases the amount of a Commitment of a Lender shall be effective without the consent of such Lender (it being understood and agreed that a waiver of a condition precedent set forth in Section 4 or of any Potential Event of Default or Event of Default is not considered an increase or extension in Commitments of any Lender); and (vii) that increases the maximum amount of Letters of Credit shall be effective without the consent of Revolving Lenders constituting Requisite Class Lenders.

Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

10.7	Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

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10.8	Notices; Effectiveness of Signatures.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent, any Swing Line Lender and any Issuing Lender shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.  Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.1.  Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile and by signatures delivered in ‘PDF’ format by electronic mail; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document that is intended to have binding effect may be sent by electronic mail.

The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders.  Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

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Notwithstanding the foregoing, Company agrees that Administrative Agent may make any material delivered by Company to Administrative Agent, as well as any amendments, waivers, consents and other written information, documents, instruments and other materials relating to Company, any of their respective Subsidiaries, or any other materials or matters relating to the Loan Documents or any of the transactions contemplated hereby that Administrative Agent is required or authorized pursuant to the terms hereof or of any Loan Document to provide to Lenders (collectively, the “Communications”) available to Lenders by posting such notices on a Platform; provided, however, that any Communications that Company deems to contain material non-public information and are identified in writing to Administrative Agent as such may also be designated in writing by Company as unauthorized for posting on a Platform and Administrative Agent will not so post such Communications.  Company acknowledges that (a) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (b) a Platform is provided “as is” and “as available” and (c) neither Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on a Platform.  Administrative Agent and its Affiliates expressly disclaim with respect to a Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on such Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with such Platform.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Administrative Agent or any of its Affiliates in connection with any Platform.

Each Lender agrees that notice to it (as provided in the next sentence) specifying that any Communication has been posted to a Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (1) to notify, on or before the date such Lender becomes a party to this Agreement, Administrative Agent in writing of such Lender’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender) and (2) that any notice may be sent to such e-mail address.

10.9	Survival of Representations, Warranties and Agreements.

A.  All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the  Letters of Credit hereunder.

B.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

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10.10	Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11	Marshalling; Payments Set Aside.

Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations.  To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12	Severability.

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13	Obligations Several; Independent Nature of Lenders’ Rights; Damage Waiver.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to subsection 9.6, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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To the extent permitted by law, (i) Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) and (ii) except as expressly set forth in this Agreement, each Agent and Lender shall not assert, and hereby waives, any claim against Company, any of its Subsidiaries and their respective officers, directors, employees, agents and Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), in each case arising out of, in connection with or as a result of this Agreement (including subsection 2.1C), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby.

10.14	Release of Security Interest or Guaranty.

A.  Upon the proposed sale or other disposition of any Collateral to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) pursuant to a sale or other dispositions that is permitted hereunder or to which Requisite Lenders have otherwise consented or in the event Company provides written notice to Administrative Agent that any Subsidiary Guarantor is no longer a Material Domestic Subsidiary or a Domestic Subsidiary required to execute the Subsidiary Guaranty, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer’s Certificate (i) stating that the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof or (ii) stating that such Subsidiary Guarantor is no longer a Material Domestic Subsidiary or a Domestic Subsidiary required to execute the Subsidiary Guaranty.  Upon the receipt of such Officer’s Certificate, Administrative Agent shall, at such Loan Party’s expense, so long as Administrative Agent has no reason to believe that the facts stated in such Officer’s Certificate are not true and correct, execute and deliver such releases of its security interest in such Capital Stock or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.

B.  In the event that, at any time, the Company Debt Rating is higher than Ba2 from Moody’s and higher than BB from S&P, Administrative Agent shall, at Company’s expense, execute and deliver such releases of its security interest in all Collateral, other than the Pledged Collateral in respect of any Capital Stock of any Subsidiary Guarantor, as may be reasonably requested by such Loan Party.  Notwithstanding any such release, Company shall comply with the provisions of subsection 6.7 with respect to any Collateral Pledge Period that occurs following such release.

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10.15	Applicable Law.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

10.16	Construction of Agreement; Nature of Relationship.

Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.  Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

10.17	Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

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(IV)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V)           AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI)           AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18	Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.19	Confidentiality.

Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender’s customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the written consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Company, so long as Administrative Agent or such Lender had no knowledge that such other source provided such information in violation of any confidentiality agreement with Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.  In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders, and Administrative Agent or any of its Affiliates may place customary “tombstone” advertisements relating hereto in publications (including publications circulated in electronic form) of its choice at its own expense.

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Agents and Lenders acknowledge that Company and its Subsidiaries perform classified contracts funded by or for the benefit of the United States Government and, accordingly, neither Company nor any Subsidiary will be obligated to release, disclose or otherwise make available any classified or special nuclear material to any parties not in possession of a valid security clearance and authorized by the appropriate agency of the United States Government to receive such material.  Agents and Lenders agree that in connection with any exercise of a right or remedy the United States Government may remove classified information or government-issued property prior to any remedial action implicating such classified information or government-issued property.  Upon notice from Company, Agents and Lenders shall take such steps in accordance with this Agreement as may reasonably be requested by Company to enable Company or any Subsidiary thereof to comply with the Foreign Ownership Control or Influence requirements of the United States Government imposed from time to time.

10.20	Counterparts; Effectiveness.

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

10.21	USA Patriot Act.

Each Lender hereby notifies Company that pursuant to the requirements of the  Patriot Act , it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

163

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

URS CORPORATION

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Vice President and Chief Financial Officer

Notice Address:
600 Montgomery Street
26th Floor
San Francisco, CA 94111-2728

S-1

 LENDERS:
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint-Lead Arranger and Syndication Agent

/s/Jaap Tonckens
Name: Jaap Tonckens
Title:    Vice President

Notice Address:
New York, New York 10043

Payment Instructions:

ABA #  021 000 089
For Acct: Morgan Stanley Senior Funding, Inc.,
Ref:  URS Account #

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Individually and as Joint-Lead Arranger and Administrative Agent

/s/ Abraham B Muntz
Name: Abraham B Muntz
Title: Executive Vice President

Notice Address: 201 Third St, 8th Floor
San Francisco, CA 94103

Attention:

Telefacsimile:

Payment Instructions:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
San Francisco, CA
ABA #1210-00248
For Acct.:
Ref:  URS Corporation

Morgan Stanley Bank, as Lender
/s/ Jaap Tonckens
Name: Jaap Tonckens
Title: Vice President

Bank of America, N.A., as Lender
/s/ Robert W. Troutman
Name: Robert W. Troutman
Title: Managing Director

The Royal Bank of Scotland, plc., as a Lender
/s/ L. Peter Yetman
Name: L. Peter Yetman
Title: Senior Vice President

BNP Paribas, as a Lender
/s/ Katherine Wolfe
Name: Katherine Wolfe
Title: Managing Director

/s/ Sandy Bertram
Name: Sandy Bertram
Title: Vice President

HSBC Bank USA, N.A., as a Lender
/s/ David C. Hants
Name: David C. Hants
Title: Senior Vice President and Commercial Executive

LaSalle Bank, National Association, as a Lender
/s/ George Linhart
Name: George Linhart
Title: Senior Vice President

Commerzbank A.G., New York and Grand Cayman Branches, as a Lender
/s/ Yangling J. Si
Name: Yangling J. Si
Title: Vice President

/s/ Mathew Havens
Name: Mathew Havens
Title: Assistant Treasurer

Wachovia Bank, N.A., as a Lender,
/s/ Sonja Sevcik
Name: Sonja Sevcik
Title: Vice President

Fortis Capital Corp., as a Lender,
/s/ Timothy Streb
Name: Timothy Streb
Title: Managing Director

/s/ Justin Mauch
Name: Justin Mauch
Title: Assistant Vice President

Mizuho Corporate Bank, as a Lender
/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signer

Union Bank of California, N.A., as a Lender
/s/ David M. Jackson
Name: David M. Jackson
Title: Vice President

Sumitomo Mitsui Banking Corp., as a Lender,
/s/ Yoshihiro Hyakutome
Name: Yoshihiro Hyakutome
Title: General Manager

The Bank of Nova Scotia, as a Lender,
/s/ John Quick
Name: John Quick
Title: Managing Director

SCOTIABANC Inc., as a Lender
/s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

U.S. Bank National Association, as a Lender,
/s/ Conan Schleicher
Name: Conan Schleicher
Title: Vice President

BARCLAYS BANK PLC, as a Lender
/s/ Ann E. Sutton
Name: Ann E. Sutton
Title: Associate Director

Citibank N.A., as a Lender
/s/ Thomas Faherty
Name: Thomas Faherty
Title: Vice President

Taipei Fubon Commercial Bank, L.T.D., as a Lender,
/s/ Robin Wu
Name: Robin Wu
Title: AVP/General Manager

Mega International Commercial Bank Co., Ltd., New York Branch, as a Lender,
/s/ Tseng–Pei Hsu
Name: Tseng–Pei Hsu
Title: VP and DGM

MB Financial Bank, N.A., as Lender,
/s/ Henry Vessel
Name: Henry Vessel
Title: Vice President

First Bank, as a Lender
/s/ R. Michael Law
Name: R. Michael Law
Title: Senior Vice President

Allied Irish Bank, Plc., as a Lender
/s/ Jean Pierre Knight
Name: Jean Pierre Knight
Title: Vice President

/s/ Mia Bolin
Name: Mia Bolin
Title: Assistant Vice President

United Overseas Bank Limited, New York Agency, as a Lender,
/s/ George Lim
Name: George Lim
Title: SVP and GM

/s/ Mario Sheng
Name: Mario Sheng
Title: AVP

State Bank of India, as a Lender
/s/ Ashok Wanchoo
Name: Ashok Wanchoo
Title: Vice President and Head (of Credit) New York Branch

North Fork Business Capital Corporation, as a Lender,
/s/ Ron Walker
Name: Ron Walker
Title: VP

Abu Dhabi International Bank, Inc., as a Lender,
/s/ David J. Young
Name: David J. Young
Title: Vice President

/s/ Nagy S. Kolta
By: Nagy S. Kolta
Title: Executive Vice President

General Electric Capital Corp., as a Lender
/s/ Rebecca A. Ford
Name: Rebecca A. Ford
Title: Duly Authorized Signatory

Caterpillar Financial Services Corp., as a Lender,
/s/ Christopher C Patterson
By: Christopher C Patterson
Title: Global Operations Manager, Capital Markets

Manufacturers and Traders Trust Co., as a Lender,
/s/ Frank V. Lago
Name: Frank V. Lago
Title: Administrative Vice President

Australia and New Zealand Banking Group Limited, as a Lender,
/s/ John W. Wade
Name: John W. Wade
Title: Director

KBC Bank, N.V., as a Lender
/s/ William Cavanaugh
Name: William Cavanaugh
Title: Vice President

/s/ Thomas G. Jackson
Name: Thomas G. Jackson
Title: First Vice President

Westpac Banking Corporation, as a Lender
/s/ Henrik Jensen
Name: Henrik Jensen
Title: Vice President, Corporate

Bayerische Landesbank, N.Y. Branch, as a Lender
/s/ Michael Hintz
Name: Michael Hintz
Title: Vice President

/s/ Nikolai von Mengden
Name: Nikolai von Mengden
Title: Senior Vice President

Raymond James Bank, FSB, as a Lender
/s/ Joseph A. Ciccolini
Name: Joseph A. Ciccolini
Title: Vice President - Senior Corporate Banker

National City Bank, as a Lender
/s/ Pamela K. Maloney
Name: Pamela K. Maloney
Title: Vice President

BMO Capital Markets Financing Inc., as a Lender
/s/ David Mistic
Name: David Mistic
Title: Vice President

Fifth Third Bank, as a Lender
/s/ Gary S. Lesey
Name: Gary S. Lesey
Title: Vice President

Sun Trust Bank, as a Lender
/s/ Baerbel Freudenthaler
Name: Baerbel Freudenthaler
Title: Vice President

List of Exhibits

EXHIBIT I

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

Pursuant to that certain Credit Agreement dated as of November 15, 2007, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation (“Company”), the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”), and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, this represents Company’s request to borrow as follows:

1.	Date of borrowing: ___________________, _________

2.	Amount of borrowing: $___________________

3.	Lender(s):

[ ] a.	Lenders, in accordance with their applicable Pro Rata Shares

[ ] b.	Swing Line Lender

[ ] i.	Wells Fargo

[ ] ii.	[LaSalle Bank National Association] [Bank of America, N.A.]

4.	Type of Loans:

[ ] a.	Tranche A Term Loans

[ ] b.	Tranche B Term Loans

[ ] c.	Tranche C Term Loans

[ ] d.	Revolving Loans

[ ] e.	Swing Line Loan

5.	Interest rate option:

[ ] a.	Base Rate Loan(s)

I-1                                  Notice of Borrowing

List of Exhibits

[ ] b.	Eurodollar Rate Loans with an initial Interest Period of ____________ month(s)

The proceeds of such Loans are to be deposited in the following accounts:

The undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that:

(i)           The representations and warranties contained in the Credit Agreement and the other Loan Documents (a) that do not contain a materiality qualification are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date and (b) that contain a materiality qualification are true, correct and complete on and as of the date hereof to the same extent as though made on and as the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete on and as of such earlier date;

(ii)           No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

(iii)          Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

URS CORPORATION

Dated:	By:
Name:

Title:

I-2                                  Notice of Borrowing

List of Exhibits

EXHIBIT II

[FORM OF NOTICE OF CONVERSION/CONTINUATION]

NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Credit Agreement dated as of  November 15, 2007, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation (“Company”), the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”), and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, this represents Company’s request to convert or continue Loans as follows:

1.	Date of conversion/continuation: __________________, _______

2.	Amount of Loans being converted/continued: $___________________

3.	Type of Loans being converted/continued:

[ ] a.	Tranche A Term Loans

[ ] b.	Tranche B Term Loans

[ ] c.	Tranche C Term Loans

[ ] d.	Revolving Loans

4.	Nature of conversion/continuation:

[ ] a.	Conversion of Base Rate Loans to Eurodollar Rate Loans

[ ] b.	Conversion of Eurodollar Rate Loans to Base Rate Loans

[ ] c.	Continuation of Eurodollar Rate Loans as such

5.	If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date: _______________ month(s)

In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

II-1                             Notice of Conversion/Continuation

List of Exhibits

URS CORPORATION

Dated:	By:
Name:

Title:

II-2                             Notice of Conversion/Continuation

List of Exhibits

EXHIBIT III

[FORM OF REQUEST FOR REVOLVING LETTER OF CREDIT ISSUANCE]

REQUEST FOR REVOLVING LETTER OF CREDIT ISSUANCE

Pursuant to that certain Credit Agreement dated as of November 15, 2007, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation (“Company”), the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, this represents Company’s request for the issuance of a Revolving Letter of Credit by [Administrative Agent] [name of other Lender] as follows:

1.	Issuing Lender: Wells Fargo

[_________________________________]

2.	Date of issuance of Revolving Letter of Credit: ________________, ________

3.	Type of Revolving Letter of Credit:

[ ] a.	Commercial Letter of Credit

[ ] b.	Standby Letter of Credit

4.	Face amount of Revolving Letter of Credit: $________________________

5.	Expiration date of Revolving Letter of Credit: ________________, ________

6.	Currency in which Revolving Letter of Credit is to be denominated: _______________

7.	Name and address of beneficiary:
___________________________________________
___________________________________________
___________________________________________
___________________________________________

8.	Attached hereto is:

III-1                        Request for Revolving Letter of Credit Issuance

List of Exhibits

[ ]	the verbatim text of such proposed Revolving Letter of Credit

[ ]
a description of the proposed terms and conditions of such Revolving Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Revolving Letter of Credit, would require the Issuing Lender to make payment under such Revolving Letter of Credit.

The undersigned officer, to the best of his or her knowledge, on behalf of Company, certifies that:

(i)           The representations and warranties contained in the Credit Agreement and the other Loan Documents (a) that do not contain a materiality qualification are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date and (b) that contain a materiality qualification are true, correct and complete on and as of the date hereof to the same extent as though made on and as the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete on and as of such earlier date;

(ii)           No event has occurred and is continuing or would result from the issuance of the Revolving Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

(iii)           Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

URS CORPORATION

Dated:	By:
Name:

Title:

OR

[SUBSIDIARY OF COMPANY]

By:
Name:

Title:

III-2                        Request for Revolving Letter of Credit Issuance

List of Exhibits

EXHIBIT IV

[FORM OF NOTICE OF PREPAYMENT]

NOTICE OF PREPAYMENT

Pursuant to that certain Credit Agreement dated as of November 15, 2007, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among URS Corporation, a Delaware corporation (“Company”), the financial institutions party thereto from time to time as Lenders, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, this represents Company’s notice of prepayment as follows:

1.	Date of Notice: ________________, ________

2.	Type of Prepayment/Reduction/Termination:

[ ] a.	Voluntary Prepayment of:

[ ] i.	Swing Line Loan

[ ] ii.	Tranche A Term Loan

[ ] iii.	Tranche B Term Loan

[ ] iv.	Tranche C Term Loan

[ ] v.	Revolving Loan

[ ] b.	Voluntary Reduction/Termination of Revolving Loan Commitments

[ ] c.	Mandatory Prepayment1 (specify the circumstances requiring said prepayment by checking the appropriate box below);

[ ] i.	Receipt of Net Asset Sale Proceeds (check one of the options below)

[ ] A.	Prepayment with Net Asset Sale Proceeds that will not be reinvested

[ ] B.	Prepayment of Loans pending reinvestment of Net Asset Sale Proceeds

1	Mandatory prepayments shall be applied as specified in subsections 2.4B(iv) and 2.4D of the Credit Agreement.

IV-1                                Notice of Prepayment

List of Exhibits

[ ] ii.	Receipt of Net Insurance/Condemnation Proceeds

[ ] iii.	Receipt of Net Securities Proceeds from the issuance of equity Securities

[ ] iv.	Receipt of Net Securities Proceeds from the issuance of Indebtedness

[ ] v.	Consolidated Excess Cash Flow

3.	Amount of prepayment/reduction of Revolving Loan Commitments (as applicable):

[ ] a.	Voluntary/Mandatory Prepayment:2	$________________________

[ ] b.	Reduction/Termination
of Revolving Loan
Commitments:3	$________________________

4.
If applicable, specify desired application of voluntary prepayment:4_____________________ ______________________________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________________________________

5.	Date of prepayment or date reduction/termination of Revolving Loan Commitment Amount will take effect: __________, ________

6.	Attached hereto is (if applicable):

[ ] a.
Officer’s Certificate setting forth (i) the portion of any Net Asset Sale Proceeds that Company or any Subsidiary intends to (A) reinvest in equipment or other productive assets of the general type used in the business of Company and its Subsidiaries or reasonably similar or related to the nature or type of property and assets of Company and its Subsidiaries or (B) invest in a Person having property or assets of a similar nature or type as, or engaged in a similar business as, Company and its Subsidiaries, in each case within 365 days of such date of receipt and (ii) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request.

[ ] b.
Officers’ Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to a mandatory prepayment.

2 This option should be selected for all voluntary and mandatory prepayments of the Loans.

3 This option should be selected only if a termination or reduction of the Revolving Loan Commitments is the subject of this notice.

4 Irrespective of any application specified by Company, voluntary prepayments of the Term Loans shall be applied as specified in subsection 2.4B(iv)(a) of the Credit Agreement.

IV-2                                Notice of Prepayment

List of Exhibits

IN WITNESS WHEREOF, the undersigned authorized officer of Company has executed this notice as of the date set forth above.

URS CORPORATION

By:
Name:
Title:

IV-3                                Notice of Prepayment

List of Exhibits

EXHIBIT V

[FORM OF] REVOLVING NOTE

URS CORPORATION

$_____________________1	______________________2
{Issuance date}

FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation (“Company”), promises to pay to  ________________3 (“Payee”) or its registered assigns, the lesser of (x) _______________________4 ($[____________________1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 15, 2007 by and among Company, the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Revolving Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that

1	Insert amount of Lender’s Revolving Loan Commitment in numbers.

2	Insert place of delivery of Note.

3	Insert Lender’s name in capital letters.

4	Insert amount of Lender’s Revolving Loan Commitment in words.

V-1                                 Revolving Note

List of Exhibits

the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

V-2                                     Revolving Note

List of Exhibits

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

URS CORPORATION

By:
Name:
Title:

 V-ATTACHMENT NO. 1-1                               Revolving Note

List of Exhibits

TRANSACTIONS
ON
REVOLVING NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

 V-ATTACHMENT NO. 1-1                               Revolving Note

List of Exhibits

EXHIBIT VI

[FORM OF] TRANCHE A TERM NOTE

URS CORPORATION

$_____________________1	______________________2
{Issuance date}

FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation (“Company”), promises to pay to  __________________3 (“Payee”) or its registered assigns the principal amount of _________________4  ($[___________________________________1]).  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 15, 2007 by and among Company, the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Tranche A Term Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously

1	Insert amount of Lender’s Tranche A Term Loan in numbers.

2	Insert place of delivery of Note.

3	Insert Lender’s name in capital letters.

4	Insert amount of Lender’s Tranche A Term Loan in words.

VI-1                              Tranche A Term Note

List of Exhibits

made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

VI-2                                  Tranche A Term Note

List of Exhibits

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

URS CORPORATION

By:
Name:
Title:

VI-SIGNATURE PAGE-1                              Tranche A Term Note

List of Exhibits

EXHIBIT VII

[FORM OF] TRANCHE B TERM NOTE

URS CORPORATION

$_____________________1	______________________2
{Issuance date}

FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation (“Company”), promises to pay to ________________3 (“Payee”) or its registered assigns the principal amount of _________________________4 ($[__________________________1]).  The principal amount of this Note shall be payable on the dates and in the amounts  specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 15, 2007 by and among Company, the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Tranche B Term Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously

1	Insert amount of Lender’s Tranche B Term Loan in numbers.

2	Insert place of delivery of Note.

3	Insert Lender’s name in capital letters.

4	Insert amount of Lender’s Tranche B Term Loan in words.

VII-1                              Tranche B Term Note

List of Exhibits

made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

VII-2                                      Tranche B Term Note

List of Exhibits

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

URS CORPORATION

By:
Name:
Title:

VII-SIGNATURE PAGE-1                              Tranche B Term Note

List of Exhibits

EXHIBIT VIII

[FORM OF] TRANCHE C TERM NOTE

URS CORPORATION

$_____________________1	______________________2
{Issuance date}

FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation (“Company”), promises to pay to ________________3 (“Payee”) or its registered assigns the principal amount of _________________________4 ($[__________________________1]).  The principal amount of this Note shall be payable on the dates and in the amounts  specified in the Credit Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 15, 2007 by and among Company, the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is one of Company’s “Tranche C Term Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche C Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously

1	Insert amount of Lender’s Tranche C Term Loan in numbers.

2	Insert place of delivery of Note.

3	Insert Lender’s name in capital letters.

4	Insert amount of Lender’s Tranche C Term Loan in words.

VIII-1                              Tranche C Term Note

List of Exhibits

made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

VIII-2                                      Tranche C Term Note

List of Exhibits

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

URS CORPORATION

By:
Name:
Title:

VIII-SIGNATURE PAGE-1                               Tranche C Term Note

List of Exhibits

EXHIBIT IX

[FORM OF] SWING LINE NOTE

URS CORPORATION

$_____________________1	______________________2
{Issuance date}

FOR VALUE RECEIVED, URS CORPORATION, a Delaware corporation (“Company”), promises to pay to _______________________ (“Payee”) or its registered assigns, the lesser of  (x) _______________________3 ($[________________________1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.  The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 15, 2007 by and among Company, the financial institutions party thereto from time to time (“Lenders”), Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

This Note is Company’s “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

1	Insert amount of Swing Line Lender’s Swing Line Commitment in numbers.

2	Insert place of delivery of Note.

3	Insert amount of Swing Line Lender’s Swing Line Commitment in words.

IX-1                                        Swing Line Note

List of Exhibits

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IX-2                                        Swing Line Note

List of Exhibits

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

URS CORPORATION

By:
Name:
Title:

IX-SIGNATURE PAGE-1                                Swing Line Note

List of Exhibits

TRANSACTIONS
ON
SWING LINE NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

IX-ATTACHMENT NO.1-1                               Swing Line Note

List of Exhibits

EXHIBIT X

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)           I am the duly elected [Title] of URS Corporation, a Delaware corporation (“Company”);

(2)           I have reviewed the terms of that certain Credit Agreement dated as of November 15 , 2007, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions party thereto from time to time as Lenders, Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent, Wells Fargo Bank, National Association, as a joint-lead arranger and Administrative Agent for Lenders and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements;

(3)           The examination described in paragraph (2) above did not disclose, and I have no actual knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

[Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________________________________].

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to subsection 6.1(iv) of the Credit Agreement.

X-1                                      Compliance Certificate

List of Exhibits

The undersigned executes this Compliance Certificate as an officer of Company and not in the undersigned’s individual capacity.

URS CORPORATION

By:
Title:

X-SIGNATURE PAGE-1                                     Compliance Certificate

List of Exhibits

ATTACHMENT NO. 1
TO COMPLIANCE CERTIFICATE

See Attached.

X-ATTACHMENT NO. 1-1                                  Compliance Certificate

List of Exhibits

EXHIBIT XI

[FORM OF OPINION OF COMPANY COUNSEL]

See Attached.

XI-1                                   Opinion of Company Counsel

List of Exhibits

EXHIBIT XII

[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor” and [the][each]2 Assignee identified in item 2 below [the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligation of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 attached hereto and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.

4	Select as appropriate.

XII-1                           Assignment and Assumption Agreement

List of Exhibits

1.	Assignor[s]:	______________________________

______________________________

2.	Assignee:	______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	URS Corporation

4.	Administrative Agent:	Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement

5.	Credit Agreement:
The $2,100,000,000 Credit Agreement dated as of November 15, 2007, among URS Corporation, the Lenders party thereto, Morgan Stanley Senior Funding, Inc, as a joint-lead arranger and syndication agent, Wells Fargo Bank, National Association, as a joint-lead arranger and Administrative Agent, and the other Agents listed therein

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders7	Amount of Commitment/ Loans Assigned7	Percentage Assigned of Commitment/ Loans8
		Revolving Loan Commitment	$_____________	$_____________	__________%
		Tranche A Term Loan Commitment	$_____________	$_____________	__________%
		Tranche B Term Loan Commitment	$_____________	$_____________	__________%
		Tranche C Term Loan Commitment	$_____________	$_____________	__________%

[7.	Trade Date:	_______________________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5	List each Assignor, as appropriate.

6	List each Assignee, as appropriate.

7	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

XII-2                           Assignment and Assumption Agreement

List of Exhibits

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR[S]1
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]2  Accepted:

Wells Fargo Bank, National Association,
as Administrative Agent

By:
Title:

[Consented to:]3

URS Corporation

By:
Title:

1	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2	To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

3	To be added only if the consent of Company and/or other parties (e.g. Swing Line Lender, Issuing Lender) is required by the terms of the Credit Agreement.

XII-SIGNATURE PAGE-1                       Assignment and Assumption Agreement

List of Exhibits

[Consented to:]

[NAME OF RELEVANT PARTY]

By:
Title:

XII-SIGNATURE PAGE-2                       Assignment and Assumption Agreement

List of Exhibits

ANNEX 1

URS CORPORATION
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.             Representations and Warranties.

1.1           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deem appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and the purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

XII-ANNEX 1-1                           Assignment and Assumption Agreement

List of Exhibits

2.           Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

XII-ANNEX 1-2                            Assignment and Assumption Agreement

List of Exhibits

EXHIBIT XIII

[FORM OF PLEDGE AGREEMENT]

This PLEDGE AGREEMENT (this “Agreement”) is dated as of November 15, 2007 and entered into by and among URS CORPORATION, a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Pledgor” and collectively “Subsidiary Pledgors”) and each ADDITIONAL SUBSIDIARY GUARANTOR (each an “Additional Pledgor”) that may become a party hereto after the date hereof in accordance with Section 16 (each of Company, each Subsidiary Pledgor and each Additional Pledgor being a “Pledgor” and collectively the “Pledgors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Joint-Lead Arranger and Administrative Agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) from time to time party to the Credit Agreement (as herein defined) and any Swap Counterparties (as herein defined).

PRELIMINARY STATEMENTS

A.           Pursuant to the Credit Agreement dated as of November 15, 2007 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Secured Party, the financial institutions party thereto from time to time as Lenders, Morgan Stanley Senior Funding, Inc., as a Joint-Lead Arranger and Syndication Agent for Lenders and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as Co-Documentation Agents for Lenders, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

B.           Company or a Subsidiary of Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements, Currency Agreements or other swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company or such Subsidiary of Company under the Lender Swap Agreements, including the obligation of Company or such Subsidiary of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

C.           Subsidiary Pledgors have executed and delivered the Subsidiary Guaranty (said Subsidiary Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Subsidiary Guaranty”) in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which each Subsidiary Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company and the

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applicable Subsidiaries of Company under the Lender Swap Agreements.

D.           It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Swap Counterparties to enter into the Lender Swap Agreements, each Pledgor hereby agrees with Secured Party as follows:

SECTION 1. Pledge of Security.

Each Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Pledgor’s right, title and interest in and to the following (the “Pledged Collateral”):

(a) all shares of stock, partnership interests, limited liability company interests and all other equity interests (“Equity Interests”) in a Person that is a Subsidiary Guarantor required to be pledged under the Credit Agreement now or hereafter owned by such Pledgor, whether such Equity Interests are classified as investment property or general intangibles under the Uniform Commercial Code as in effect in the State of New York (“UCC”), including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any Equity Interest, and including those owned on the date hereof and described in Part A of Schedule I annexed hereto for such Pledgor, the certificates or other instruments representing any of the foregoing and any interest of such Pledgor in the entries on the books of any securities intermediary pertaining thereto (the “Pledged Equity”), and all distributions, dividends, and other property received, receivable or otherwise distributed in respect of or in exchange therefor; provided that the Pledged Equity shall not include any Equity Interests in Persons that are subject to prohibitions on granting a security interest or otherwise transferring such Equity Interests under state or local laws or under such Person’s Organizational Documents but only if such Organizational Documents may not be amended or otherwise modified to permit the granting of a security interest under this Agreement;

(b) the Indebtedness from time to time owed to such Pledgor by any obligor that, is or becomes a direct or indirect Subsidiary of such Pledgor, is the parent of such Pledgor or controls, is controlled by or is under common control with such Pledgor, including the Indebtedness described in Part B of Schedule I for such Pledgor and issued by the obligors named therein, the instruments evidencing such Indebtedness (the “Pledged Debt”), and all cash and other property received, receivable or otherwise distributed in respect of or in exchange therefor;

(c) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Pledged Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

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(d) to the extent not covered by clauses (a), (b) and (c) above, all proceeds of any or all of the foregoing Pledged Collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgors or Secured Party from time to time with respect to any of the Pledged Collateral.

SECTION 2. Security for Obligations.

This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Pledgor.  “Secured Obligations” means:

(a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Swap Agreement; and

(b) with respect to each Subsidiary Pledgor and Additional Pledgor, all obligations and liabilities of every nature of such Subsidiary Pledgor now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty, in each case together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Swap Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Swap Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (including interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Company or any other Pledgor, would accrue on such obligations, whether or not a claim is allowed against Company or such Pledgor for such amounts in the related bankruptcy proceeding).

SECTION 3. Representations and Warranties.

Each Pledgor represents and warrants as follows:

(a) Ownership of Pledged Collateral.  Except as expressly permitted by the Credit Agreement, such Pledgor owns its interests in the Pledged Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any filing or recording office.

(b) Perfection.  The security interests in the Pledged Collateral granted to Secured Party for the ratable benefit of Lenders and Swap Counterparties hereunder

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constitute valid security interests in the Pledged Collateral, securing the payment of the Secured Obligations.  Upon (i) the filing of UCC financing statements naming each Pledgor as “debtor”, naming Secured Party as “secured party” and describing the Pledged Collateral in the filing offices with respect to such Pledgor set forth on Schedule II annexed hereto, (ii) in the case of the Pledged Collateral consisting of certificated Securities (as defined in the UCC) or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, the security interests in the Pledged Collateral granted to Secured Party for the ratable benefit of Lenders and Swap Counterparties will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances and Liens permitted by subsection 7.2A of the Credit Agreement) securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests have been, or promptly after the Closing Date will be, duly made or taken.

(c) Office Locations; Type and Jurisdiction of Organization. Such Pledgor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Pledgor keeps its records regarding the Pledged Collateral, and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule III annexed hereto.

(d) Names.  No Pledgor (or predecessor by merger or otherwise of such Pledgor) has, within the five year period preceding the date hereof, or, in the case of an Additional Pledgor, the date of the applicable Counterpart (as herein defined), had a different name from the name of such Pledgor listed on the signature pages hereof, except the names set forth on Schedule III annexed hereto.

(e) Delivery of Pledged Collateral.  All certificates or Instruments with a face amount greater than $10,000,000 or an aggregate face amount of $25,000,000 or more (excluding checks) evidencing, comprising or representing the Pledged Collateral have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(f) Due Authorization and Description of Pledged Collateral.  All of the Pledged Equity set forth in Part A of Schedule I annexed hereto has been duly authorized and validly issued and is fully paid and non-assessable; all of the Pledged Debt set forth in Part B of Schedule I annexed hereto has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity; the Pledged Debt constitutes all of the issued and outstanding intercompany Indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Pledgor; Part A of Schedule I annexed hereto sets forth all of the issued and outstanding Pledged Equity owned by each Pledgor, and the percentage ownership in each

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issuer thereof; and Part B of Schedule I annexed hereto sets forth all of the Pledged Debt owned by such Pledgor.

The representations and warranties as to the information set forth in Schedules referred to herein are made, as to each Pledgor (other than Additional Pledgors), as of the date hereof and, as to each Additional Pledgor, as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, such representations and warranties are made as of the date of such Pledge Supplement.

SECTION 4. Covenants.

Each Pledgor shall:

(a) not use or permit any Pledged Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable material statute, regulation or ordinance or any policy of insurance covering the Pledged Collateral;

(b) give Secured Party written notice of (i) any change in such Pledgor’s name, identity or corporate structure within 15 days of a Responsible Officer of such Pledgor becoming aware of such change and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Pledgor within 15 days of a Responsible Officer of such Pledgor becoming aware of such change;

(c) if Secured Party gives value to enable such Pledgor to acquire rights in or the use of any Pledged Collateral, use such value for such purposes;

(d) keep correct and accurate records of Pledged Collateral at the locations described in Schedule III annexed hereto;

(e) permit representatives of Secured Party at any time (but not more than once a year unless an Event of Default has occurred and is continuing) upon reasonable notice during normal business hours to inspect and make abstracts from such records, and each Pledgor agrees to render to Secured Party, at such Pledgor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto;

(f) if any Pledged Equity is not a security pursuant to Section 8-103 of the UCC, not take any action that, under such Section, converts such Pledged Equity into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Equity, which it shall promptly deliver to Secured Party as provided in Section 5;

(g) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, pledged and become Pledged Collateral hereunder and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent Person;

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(h) (i) cause each issuer of Pledged Equity not to issue any Equity Interests in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Pledgor, (ii) immediately upon its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity, comply with Section 5(b), and (iii) immediately upon issuance of any and all Instruments or other evidences of additional Indebtedness from time to time owed to such Pledgor by any obligor on the Pledged Debt, comply with Section 5(b);

(i) promptly deliver to Secured Party all written notices received by it with respect to the Pledged Collateral; and

(j) at its expense (i) perform and comply in all material respects with all terms and provisions of any agreement related to the Pledged Collateral required to be performed or complied with by it, (ii) maintain all such agreements in full force and effect, and (iii) enforce all such agreements in accordance with their terms.

SECTION 5. Further Assurances; Pledge Supplements.

(a) Each Pledgor agrees that from time to time, at the expense of Pledgors, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Without limiting the generality of the foregoing, each Pledgor will:  (i) deliver to Secured Party all promissory notes and other Instruments with a principal balance in excess of $10,000,000 or $25,000,000 in the aggregate, (ii) execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (iii) at Secured Party’s request, appear in and defend any action or proceeding that may affect such Pledgor’s title to or Secured Party’s security interest in all or any part of the Pledged Collateral.  Each Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor.

(b) Without limiting the generality of the foregoing Section 5(a), each Pledgor agrees that (i) all certificates and promissory notes or other Instruments with a principal balance in excess of $10,000,000 or $25,000,000 in the aggregate representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party, and (ii) it will, upon obtaining any additional Equity Interests or Indebtedness, promptly (and in any event within 30 days) deliver to Secured Party a Pledge Supplement, duly executed by such Pledgor, in substantially the form of Schedule IV annexed hereto (a “Pledge Supplement”), in respect of such additional Pledged Equity or Pledged Debt; provided, that the failure of any Pledgor to execute a Pledge Supplement with respect to any

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additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 3(f) shall be deemed to have been made by such Pledgor as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.

SECTION 6. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing: (i)  each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the Credit Agreement; provided, no Pledgor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Pledgor that, in Secured Party’s reasonable, good faith judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof;  (ii) each Pledgor shall be entitled to receive and retain any and all dividends, other distributions and interest paid in respect of the Pledged Collateral; and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) upon written notice from Secured Party to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii) except as otherwise provided in the Credit Agreement, all rights of such Pledgor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, other distributions, principal and interest payments; and

(iii) all dividends, principal, interest payments and other distributions that are received by such Pledgor contrary to the provisions of paragraph (ii) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

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(c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (ii) without limiting the effect of clause (i) above, each Pledgor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than Unasserted Obligations), the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Secured Party.

SECTION 7. Secured Party Appointed Attorney-in-Fact.

Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral;

(d) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Pledgor to Secured Party, due and payable immediately without demand; and

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(e) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Pledgor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Pledged Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

SECTION 8. Secured Party May Perform; No Assumption.

(a) If any Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Pledgor under Section 12(b).

(b) Anything contained herein to the contrary notwithstanding, (i) each Pledgor shall remain liable under any agreements included in the Pledged Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under the agreements included in the Pledged Collateral, and (iii) Secured Party shall not have any obligation or liability under any agreements included in the Pledged Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 9. Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral or as to the taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 10. Remedies.

(a) If any Event of Default (as defined in the Credit Agreement) or, after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Swap Agreement (either such occurrence

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List of Exhibits

being an “Event of Default” for purposes of this Agreement) shall have occurred and be continuing, Secured Party may, subject to Section 14, exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and Secured Party may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.  Secured Party or any Lender or Swap Counterparty may be the purchaser of any or all of the Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Swap Counterparties (but not any Lender or Swap Counterparty in its individual capacity unless Requisite Obligees (as defined in Section 14) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Each Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  In addition, upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, without notice to Pledgors, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject to the revocable rights specified in Section 6(a).

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(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Pledgor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Pledged Collateral that may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Account (as defined in Section 15), except for funds deposited in the Collateral Account as described in the next sentence, shall be held by Secured Party and applied as Obligations become due or, if applicable, pursuant to subsection 2.4D of the Credit Agreement.  If, in accordance with Section 8 of the Credit Agreement, Company is required to pay to Secured Party an amount (the “Aggregate Available Amount”) equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Company shall deliver funds in such an amount for deposit in the Collateral Account.  Following such deposit in the Collateral Account, (i) upon any drawing under any outstanding Letter of Credit, Secured Party shall apply any amount in the Collateral Account to reimburse the Issuing Lender for the amount of such drawing, and (ii) in the event of cancellation or expiration of any Letter of Credit, or in the event of any reduction in the maximum available amount under any Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in excess of the Aggregate Available Amount (calculated giving effect to such cancellation, expiration or reduction) as provided in Section 11.

SECTION 11. Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

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SECTION 12. Indemnity and Expenses.

(a) Pledgors jointly and severally agree to indemnify Secured Party, each Lender and each Swap Counterparty from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Lender’s or Swap Counterparty’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b) Pledgors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with subsection 10.2 of the Credit Agreement.

(c) The obligations of Pledgors in this Section 12 shall (i) survive the termination of this Agreement and the discharge of Pledgors’ other obligations under this Agreement, the Lender Swap Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Pledgor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 13. Continuing Security Interest; Transfer of Loans.

(a) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations (other than the Unasserted Obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner satisfactory to Secured Party), (ii) be binding upon Pledgors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Swap Counterparty may assign or otherwise transfer any Lender Swap Agreement to which it is a party to any other Person in accordance with the terms of such Lender Swap Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Swap Counterparties herein or otherwise.

(b) Upon the payment in full of all Secured Obligations (other than Unasserted Obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner satisfactory to Secured Party), the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgors.  Upon any such termination Secured Party will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination.  In addition,

XIII-12                                   Pledge Agreement

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upon the proposed sale or other disposition of any Pledged Collateral by a Pledgor to any Person (other than an Affiliate of Company) in accordance with the Credit Agreement for which such Pledgor desires to obtain a security interest release from Secured Party, such a release may be obtained pursuant to the provisions of subsection 10.14 of the Credit Agreement.

SECTION 14. Secured Party as Agent.

(a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Swap Counterparties.  Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 10 in accordance with the instructions of (i) Requisite Lenders, or (ii), after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the holders of a majority of (A) the aggregate notional amount under all Lender Swap Agreements (including Lender Swap Agreements that have been terminated) or (B) if all Lender Swap Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Swap Agreements) (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).  In furtherance of the foregoing provisions of this Section 14(a), each Swap Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Swap Counterparty that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Swap Counterparties in accordance with the terms of this Section 14(a).

(b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute (if necessary) and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be

XIII-13                                   Pledge Agreement

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discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

(c) Secured Party shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Secured Party from a Pledgor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

SECTION 15. Collateral Account.

(a) Secured Party is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of Secured Party, a restricted Deposit Account designated as “URS Corporation Collateral Account” (the “Collateral Account”) for purposes of depositing any Aggregate Available Amount required to be deposited pursuant to Section 10(d) and any Net Insurance/Condemnation Proceeds pursuant to subsection 6.4C(ii)(b) of the Credit Agreement.  All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgors but shall be held in the name of Secured Party hereunder, for the benefit of Administrative Agent, Lenders and Swap Counterparties, as collateral security for the Secured Obligations upon the terms and conditions set forth herein.  Pledgors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account.  Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Pledgor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party.  Each Pledgor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.  Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Credit Agreement.  To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.  Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.

(b) In the event that Company is required to cash collateralize any Letter of Credit or Letters of Credit pursuant to the Credit Agreement, other than pursuant to Section 8 of the Credit Agreement, in which case the provisions of Section 10(d) shall apply, subject to the provisions of the Credit Agreement, such cash collateral shall be retained by Secured Party until such time as such Letter of Credit or Letters of Credit shall have expired or been surrendered and any drawings under such Letter of Credit or Letters of Credit paid in full,

XIII-14                                   Pledge Agreement

List of Exhibits

whether by reason of application of funds in the Collateral Account or otherwise.  Secured Party is authorized to apply any amount in the Collateral Account to pay any drawing on a Letter of Credit.  Subject to the provisions of the Credit Agreement and Section 10(d), if any such cash collateral is no longer required to be retained in the Collateral Account, it shall be paid by Secured Party to Company or at Company’s direction.

SECTION 16. Additional Pledgors.

The initial Pledgors hereunder shall be Company and such of the Subsidiary Guarantors as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, additional Subsidiary Guarantors may become Additional Pledgors by executing a counterpart to this Agreement substantially in the form of Schedule V annexed hereto (a “Counterpart”).  Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto.  Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Pledgor hereunder.  This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

SECTION 17. Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Pledgor in accordance with Section 16 and Pledgors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 18. Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or, in the case of Secured Party, as set forth under Secured Party’s name on the signature page hereof, and, in the case of each Pledgor, as set forth on Schedule A annexed hereto, or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

XIII-15                                   Pledge Agreement

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SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 20. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 21. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 22. Governing Law; Terms.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 23. Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PLEDGOR, FOR

XIII-16                                   Pledge Agreement

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ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PLEDGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 23 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 24. Waiver of Jury Trial.

PLEDGORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PLEDGOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH PLEDGOR AND SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PLEDGOR AND SECURED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PLEDGOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 24 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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SECTION 25. Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 26. Schedules and Certificates by Non-Material Subsidiary Guarantors.

Notwithstanding anything to the contrary in this Agreement, no Non-Material Subsidiary Guarantor shall be required to deliver (a) any Schedule to be annexed hereto on the date hereof or (b) any certificates representing certificated Securities of the Subsidiaries of such Non-Material Subsidiary Guarantor (other than Material Domestic Subsidiaries and Material Foreign Subsidiaries) or accompanying instruments of assignment as required by Section 3(b)(ii), and each Non-Material Subsidiary Guarantor shall deliver each such Schedule, certificate and accompanying instrument of assignment in accordance with subsection 6.10D of the Credit Agreement.

[signatures follow]

XIII-18                                   Pledge Agreement

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IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

URS CORPORATION

By:
Name:
Title:

Each of the entities listed on Schedule A annexed hereto

By:
on behalf of each of the entities
listed on Schedule A annexed hereto
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arranger and Administrative Agent, as Secured Party

By:
Name:
Title:

XIII-Signature Page-1                                Pledge Agreement

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SCHEDULE I

Attached to and forming a part of the Pledge Agreement dated as of November 15, 2007 among URS Corporation, the other Pledgors named therein, and Wells Fargo Bank, National Association, as Administrative Agent and as Secured Party.

PART A
Pledged Equity

Issuer	Class of Equity Interest	Certificate Nos.	Amount of Equity Interests	Percentage Pledged

PART B
Pledged Debt

XIII-SCHEDULE I-1                                 Pledge Agreement

List of Exhibits

SCHEDULE II

PLEDGE AGREEMENT

Filing Offices

Pledgor                                                                                               Filing Offices

XIII-SCHEDULE II-1                                   Pledge Agreement

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SCHEDULE III

Office Locations, Type and Jurisdiction of Organization

Name of Pledgor	Type of Organization	Office Locations1	Jurisdiction of Organization	Organization Number

Names of Pledgors Used in Past Five Years

1	List locations of chief executive office, principal place of business and office where Pledgor keeps records regarding Pledged Collateral.

XIII-SCHEDULE III-1                                   Pledge Agreement

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SCHEDULE IV

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT (this “Pledge Supplement”), dated as of ___________ ___, 20__, is delivered pursuant to Section 5(b) of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledge Supplement may be attached to the Pledge Agreement dated as of November 15, 2007, among URS Corporation, the other Pledgors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party (the “Pledge Agreement,” capitalized terms defined therein being used herein as therein defined), and that the [Pledged Equity][Pledged Debt] listed on this Pledge Supplement shall be deemed to be part of the [Pledged Equity][Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

IN WITNESS WHEREOF, the undersigned has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[NAME OF PLEDGOR]

By:
Name:
Title:

Issuer	Class of Equity Interests	Certificate Nos.	Amount of Equity Interests	Percentage Ownership Interest	Percentage Pledged

XIII-SCHEDULE IV-1                                   Pledge Agreement

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SCHEDULE V

[FORM OF COUNTERPART]

This COUNTERPART (this “Counterpart”), dated as of _________ __, 20__, is delivered pursuant to Section 16 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Pledge Agreement, dated as of November 15, 2007 (as it may be from time to time amended, restated, modified or supplemented, the “Pledge Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among URS Corporation, the other Pledgors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party.  The undersigned, by executing and delivering this Counterpart, hereby becomes a Pledgor under the Pledge Agreement in accordance with Section 16 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the undersigned hereby:

(i) authorizes the Secured Party to add the information set forth on the Schedules to this Counterpart to the correlative Schedules attached to the Pledge Agreement;1

(ii) agrees that the items of property described in the schedule annexed hereto shall be deemed to be part of the [Pledged Equity][Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations; and

(iii) makes the representations and warranties set forth in the Pledge Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

1	Attach Schedules to set forth applicable information per Schedules attached to the Pledge Agreement.

XIII-SCHEDULE V-1                                   Pledge Agreement

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SCHEDULE A

LIST OF PLEDGORS AND THEIR ADDRESSES

XIII-SCHEDULE A-1                                   Pledge Agreement

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EXHIBIT XIV

[FORM OF] SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY (this “Guaranty”) is entered into as of November 15, 2007 by the undersigned (each a “Guarantor”, and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the “Guarantors”) in favor of and for the benefit of  WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for and representative of (in such capacity herein called “Guarantied Party”) the financial institutions (“Lenders”) party to the Credit Agreement referred to below and any Swap Counterparties (as herein defined), and in favor of and for the benefit of the other Beneficiaries (as herein defined).

RECITALS.

A.           URS Corporation, a Delaware corporation (“Company”), has entered into that certain Credit Agreement dated as of November 15, 2007 with Lenders and Guarantied Party, as a Joint-Lead Arranger and Administrative Agent for Lenders, Morgan Stanley Senior Funding, Inc., as a Joint-Lead Arranger and Syndication Agent for Lenders and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as Co-Documentation Agents for Lenders (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

B.           Company or a Subsidiary of Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements, Currency Agreements or other swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company or such Subsidiary of Company under the Lender Swap Agreements, including the obligation of Company or such Subsidiary of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

C.           Guarantied Party, Lenders and each Swap Counterparty for which Guarantied Party has received the notice required by Section 18 are sometimes referred to herein as “Beneficiaries”.

D.           A portion of the proceeds of the Loans may be advanced to Guarantors, and thus the Guarantied Obligations (as herein defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

E.           It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company’s obligations thereunder be guarantied by Guarantors.

F.           Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

XIV-1                                     Subsidiary Guaranty

List of Exhibits

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Swap Counterparties to enter into the Lender Swap Agreements, Guarantors hereby agree as follows:

1.           Guaranty.                      (a) Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as herein defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code).  The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes any and all Obligations of Company and all obligations of Company or the applicable Subsidiary of Company under Lender Swap Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Swap Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of Company or such Subsidiary of Company or from time to time renew them after they have been satisfied.

Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

XIV-2                                     Subsidiary Guaranty

List of Exhibits

(b)           Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

(c)           Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

2.           Guaranty Absolute; Continuing Guaranty.  The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that:  (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Lender Swap Agreements notwithstanding the existence of any dispute between Company, the applicable Subsidiary of Company and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company or such Subsidiary of Company under the Loan Documents or the Lender Swap Agreements and the obligations of any other guarantor of obligations of Company or such Subsidiary of Company and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company, such Subsidiary of Company or any of such other guarantors and whether or not Company or such Subsidiary of Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or

XIV-3                                     Subsidiary Guaranty

List of Exhibits

abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid.  This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right (including any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3.           Actions by Beneficiaries.  Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Swap Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Swap Agreements.

4.           No Discharge.  This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Swap Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against

XIV-4                                     Subsidiary Guaranty

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Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

5.           Waivers.  Each Guarantor waives, for the benefit of Beneficiaries:  (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party’s or any other Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith or gross negligence; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Swap Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

As used in this paragraph, any reference to “the principal” includes Company, and any reference to “the creditor” includes Guarantied Party and each other Beneficiary.  In accordance with Section 2856 of the California Civil Code (a) each Guarantor waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation any and all rights or defenses such Guarantor or any other guarantor of the Guarantied Obligations may have because the Guarantied Obligations are secured by real property.  This means, among other things:  (1) the creditor may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by the principal; and (2) if the creditor forecloses on any real property collateral pledged by the

XIV-5                                     Subsidiary Guaranty

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principal: (A) the amount of the Guarantied Obligations may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from such Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the principal.  This is an unconditional and irrevocable waiver of any right and defenses such Guarantor may have because the Guarantied Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.  Each Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor’s rights of contribution against such other guarantor.  No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.  As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.  This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guarantied Obligations.

6.           Guarantors’ Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations.  Until the Guarantied Obligations (other than Unasserted Obligations) shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution such Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations.  Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

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Any indebtedness of Company now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of  Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

7.           Expenses.  Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable fees, costs of settlement, and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

8.           Financial Condition of Company.  No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company or the applicable Subsidiary of Company and their respective abilities to perform their respective obligations under the Loan Documents and the Lender Swap Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

9.           Representations and Warranties.  Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Company as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

10.        Covenants.  Each Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment or any Swap Counterparty shall have any obligation under any Lender Swap Agreement, such Guarantor will, unless Requisite Obligees (as such term is defined in Section 17(a)) shall otherwise consent in writing, perform or observe all of the terms, covenants and agreements that the Loan Documents state that Company is to cause a Guarantor to perform or observe.

11.        Set Off.  In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness

XIV-7                                     Subsidiary Guaranty

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evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

12.           Discharge of Guaranty Upon Sale of Guarantor.  If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) to any Person (other than an Affiliate of Company) in a sale or other disposition not prohibited by the Credit Agreement or otherwise consented to by Requisite Obligees (as such term is defined in Section 17(a)), such Guarantor or such successor in interest, as the case may be, may request Guarantied Party to execute and deliver documents or instruments necessary to evidence the release and discharge of this Guaranty as provided in subsection 10.14 of the Credit Agreement.

13.           Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

14.           Miscellaneous.  It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or the Lender Swap Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Company and one or more Beneficiaries.  Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY.  Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth on Schedule A annexed hereto or such other address as shall be designated by such Guarantor in a written notice to Guarantied Party, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

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15.           Additional Guarantors.  The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart to this Guaranty substantially in the form of Exhibit A annexed hereto (a “Counterpart”).  Upon delivery of any such Counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Company to become an Additional Guarantor hereunder.  This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

16.           Counterparts; Effectiveness.  This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.  This Guaranty shall become effective as to each Guarantor upon the execution of a Counterpart hereof by such Guarantor (whether or not a Counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

17.           Guarantied Party as Agent.

(a)           Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders.  Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of (i) Requisite Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the holders of a majority of (A) the aggregate notional amount under all Lender Swap Agreements (including Lender Swap Agreements that have been terminated) or (B) if all Lender Swap Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Swap Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).

(b)           Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty.  Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a

XIV-10                                     Subsidiary Guaranty

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successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty.  After any retiring Guarantied Party’s resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

18.           Notice of Lender Swap Agreements.  Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Guarantied Party from Company, a Guarantor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

19.           Schedules by Non-Material Subsidiary Guarantors.

Notwithstanding anything to the contrary in this Guaranty, no Non-Material Subsidiary Guarantor shall be required to deliver the Schedule to be annexed hereto on the date hereof and each Non-Material Subsidiary Guarantor shall deliver such Schedule in accordance with subsection 6.10D of the Credit Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[NAME OF GUARANTOR]

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

XIV-SIGNATURE PAGE-1                                 Subsidiary Guaranty

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint-Lead Arranger and Administrative Agent, as Guarantied Party

By:
Name:
Title:
Address:

XIV-SIGNATURE PAGE-2                                 Subsidiary Guaranty

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SCHEDULE A

GUARANTORS’ NOTICE ADDRESSES

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EXHIBIT A

[FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS]

This COUNTERPART (this “Counterpart”), dated as of _________ __, 20__, is delivered pursuant to Section 15 of the Guaranty referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of November 15, 2007 (as it may be from time to time amended, restated, supplemented or otherwise modified, the “Guaranty”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Wells Fargo Bank, National Association, as Administrative Agent, as Guarantied Party.  The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

[NAME OF ADDITIONAL GUARANTOR]

By:
Title:
Address:

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EXHIBIT XV

[FORM OF SECURITY AGREEMENT]

This SECURITY AGREEMENT is dated as of November 15, 2007 and entered into by and among URS CORPORATION, a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Grantor” and collectively “Subsidiary Grantors”) and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 20 (each of Company, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Joint-Lead Arranger and Administrative Agent for and representative of (in such capacity herein called “Secured Party”) the financial institutions (“Lenders”) from time to time party to the Credit Agreement (as herein defined) and any Swap Counterparties (as herein defined).

PRELIMINARY STATEMENTS

A.           Pursuant to the Credit Agreement dated as of November 15, 2007 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined in Section 30 or elsewhere herein being used herein as therein defined), by and among Company, Secured Party, the financial institutions party thereto from time to time as Lenders, Morgan Stanley Senior Funding, Inc., as a Joint-Lead Arranger and Syndication Agent for Lenders and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as Co-Documentation Agents for Lenders, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

B.           Company or a Subsidiary of Company may from time to time enter, or may from time to time have entered, into one or more Lender Swap Agreements with one or more Swap Counterparties in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company or such Subsidiary of Company under the Lender Swap Agreements, including the obligation of Company or such Subsidiary of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

C.           Subsidiary Grantors have executed and delivered the Subsidiary Guaranty in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company and the applicable Subsidiaries of Company under the Lender Swap Agreements.

D.           It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the

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Credit Agreement and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Swap Counterparties to enter into the Lender Swap Agreements, each Grantor hereby agrees with Secured Party as follows:

SECTION 1. Grant of Security.

Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended, in the State of New York (the “UCC”), including all Assigned Agreements and the following (the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d) all Documents;

(e) all General Intangibles, including all intellectual property, Payment Intangibles and Software;

(f) all Goods, including Inventory, Equipment and Fixtures;

(g) all Instruments;

(h) all Investment Property;

(i) all Letter-of-Credit Rights and other Supporting Obligations;

(j) all Records;

(k) all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto; and

(l) all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor’s

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rights or interests in or under, any license, contract, permit, Instrument, Security or franchise to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, Security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Notwithstanding the foregoing, the Collateral shall not include (a) any Equity Interests in Joint Ventures, Dormant Subsidiaries or Excluded Subsidiaries, (b) any Pledged Collateral (as defined in the Pledge Agreement) pledged pursuant to the Pledge Agreement, (c) any Equity Interests issued by a Foreign Subsidiary to the extent that creation of a security interest by a Grantor in such Equity Interests could reasonably be expected to result in material adverse Tax consequences to Company, it being acknowledged and agreed that the creation of a security interest in Equity Interests possessing up to 66% of the voting power of all classes of the Equity Interests of such Foreign Subsidiary entitled to vote will not result in such adverse Tax consequences, or (d) any Equity Interests in Persons that are subject to prohibitions on granting a security interest or otherwise transferring such Equity Interests under state or local laws or under such Person’s Organizational Documents but only if such Organizational Documents may not be amended or otherwise modified to permit the granting of a security interest under this Agreement.

SECTION 2. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor.  “Secured Obligations” means:

(a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Swap Agreement; and

(b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Subsidiary Grantor now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Swap Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Swap Counterparty as a preference, fraudulent

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transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (including interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Company or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Company or such Grantor for such amounts in the related bankruptcy proceeding).

SECTION 3. Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, licenses and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts, licenses and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Representations and Warranties.

Each Grantor represents and warrants as follows:

(a) Ownership of Collateral.  Except as expressly permitted by the Credit Agreement, such Grantor owns its interests in the Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including any IP Filing Office.

(b) Perfection.  The security interests in the Collateral granted to Secured Party for the ratable benefit of Lenders and Swap Counterparties hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations.  Upon (i) the filing of UCC financing statements naming each Grantor as “debtor”, naming Secured Party as “secured party” and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 2 annexed hereto, (ii) in the case of the Securities Collateral consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Secured Party (and in the case of Securities Collateral issued by a foreign issuer, any actions required under foreign law to perfect a security interest in such Securities Collateral), in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, and (iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable IP Filing Office, the security interests in the Collateral granted to Secured Party for the ratable benefit of Lenders and Swap Counterparties will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances and Liens permitted by subsection 7.2A(iv) of the Credit Agreement) securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests have been, or promptly after the Closing Date will be, duly made or taken.

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(c) Office Locations; Type and Jurisdiction of Organization; Locations of Equipment and Inventory.  Such Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto.  All of the Equipment and Inventory is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or (iii) to customers of a Grantor.

(d) Names.  No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 5 annexed hereto.

(e) Securities Collateral.  All of the Pledged Equity set forth on Schedule 6 annexed hereto has been duly authorized and validly issued and is fully paid and non-assessable; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity; Schedule 6 annexed hereto sets forth all of the issued and outstanding Pledged Equity owned by each Grantor, and the percentage ownership in each issuer thereof.

(f) Intellectual Property Collateral.  A true and complete list of all federal Trademark Registrations and material foreign Trademark Registrations and applications for any Trademark owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth on Schedule 7 annexed hereto; a true and complete list of all federal Patents and material foreign Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth on Schedule 8 annexed hereto; a true and complete list of all federal Copyright Registrations and all material foreign Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto; and after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(g) Deposit Accounts, Securities Accounts, Commodity Accounts.  Schedule 10 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by each Grantor that are (i) operating, investment and other primary accounts of such Grantor and (ii) located in the United States, and indicates the institution or intermediary at which the account is held and the account number.

(h) Chattel Paper.  Such Grantor has no interest in any Chattel Paper, except as set forth in Schedule 11 annexed hereto.

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(i) Letter-of-Credit Rights.  Such Grantor has no interest in any Letter-of-Credit Rights, except as set forth on Schedule 12 annexed hereto.

(j) Documents.  No negotiable Documents are outstanding with respect to any of the Inventory, except as set forth on Schedule 13 annexed hereto.

(k) Assigned Agreements.  Each Assigned Agreement is in full force and effect and is enforceable against the parties thereto in accordance with its terms.

The representations and warranties as to the information set forth in Schedules referred to herein are made, as to each Grantor (other than Additional Grantors), as of the date hereof and, as to each Additional Grantor, as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, IP Supplement or notice delivered pursuant to Section 5(d), such representations and warranties are made as of the date of such supplement or notice.

SECTION 5. Further Assurances.

(a) Generally.  Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:  (i)  if requested by Secured Party, notify Secured Party in writing of receipt by such Grantor of any interest in Chattel Paper and, at the request of Secured Party, mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) in the event that the Company Debt Rating is Ba3 or lower from Moody’s and BB- or lower from S&P and if requested by Secured Party, execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of Deposit Accounts with a principal balance of $500,000 or more at any time and Investment Property of such Grantor except with respect to Deposit Accounts maintained for the purpose of paying claims under self-insured health care plans, (C) deliver such documents, instruments, notices, records and consents and take such other actions necessary to establish that Secured Party has control over electronic Chattel Paper and Letter-of-Credit Rights of such Grantor and (D) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) so long as no Event of Default has occurred and is continuing, at any reasonable time during normal business hours, one time per Fiscal Year upon reasonable notice by Secured Party and upon the occurrence and during the continuance of an Event of Default, at any time, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (vi) at Secured Party’s

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reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Secured Party’s security interest in all or any material part of the Collateral, (vii) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of Secured Party with respect to any material Collateral and (viii) at the request of Secured Party, take steps to comply with the Federal Anti-Claims Act, 31 U.S.C. § 3727 (1998), and the Federal Anti-Assignment Act, 41 U.S.C. § 15 (1994).  Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of such Grantor) without the signature of any Grantor.

(b) Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party and (ii) it will, upon obtaining any additional Equity Interests, promptly (and in any event within 30 days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in respect of such additional Pledged Equity; provided, that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 4(e) shall be deemed to have been made by such Grantor as to such Pledged Equity, whether or not such Pledge Supplement is delivered.

(c) Intellectual Property Collateral.  Each Grantor shall promptly notify Secured Party in writing of any rights to Intellectual Property Collateral acquired by such Grantor after the date hereof within 30 days of knowledge of such acquisition by a Responsible Officer.  Promptly after the filing of an application for any Trademark Registration and within 30 days of knowledge of such filing by a Responsible Officer, Patent or Copyright Registration, each Grantor shall execute and deliver to Secured Party an IP Supplement, and submit a Grant for recordation with respect thereto in the applicable IP Filing Office; provided, the failure of any Grantor to execute an IP Supplement or submit a Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon delivery to Secured Party of an IP Supplement, Schedules 7, 8 and 9 annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement.  Upon each such acquisition, the representations and warranties contained in Section 4(f) shall be deemed to have been made by such Grantor as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered.

(d) Commercial Tort Claims.   Grantors have no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto.  In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims, such Grantor shall

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promptly  (and in any event within 30 days) notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

SECTION 6. Certain Covenants of Grantors.

Each Grantor shall:

(a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable material statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b) give Secured Party written notice of (i) any change in such Grantor’s name, identity or corporate structure within 15 days of a Responsible Officer’s knowledge of such change and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor within 15 days of a Responsible Officer’s knowledge of such change;

(c) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

(d) keep correct and accurate Records of Collateral at the locations described in Schedule 3 annexed hereto; and

(e) permit representatives of Secured Party at any time during normal business hours upon reasonable notice to inspect and make abstracts from such Records one time in each Fiscal Year and, following the occurrence and during the continuation of any Event of Default, at any time or from time to time, and each Grantor agrees to render to Secured Party, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

SECTION 7. Special Covenants With Respect to Equipment and Inventory.

Each Grantor shall promptly upon the issuance and delivery to such Grantor of any negotiable Document, deliver such Document to Secured Party.

SECTION 8. Special Covenants with respect to Accounts and Assigned Agreements.

(a) Each Grantor shall, for not less than three years from the date on which each Account of such Grantor arose, maintain (i) complete Records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

(b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts.  In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce

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collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 16, and (B) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(c) Each Grantor shall at its expense:

(i) unless determined in its good faith judgment not to be in the best interest of Grantor’s business or if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party; and

(ii) upon request of Secured Party, (A) furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements and from time to time such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon the occurrence and during the continuance of an Event of Default, make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

(d) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder; (iii) waive any default under or breach of the Assigned Agreements; (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or (v) take any other action in connection with the Assigned

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Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

SECTION 9. Special Covenants With Respect to the Securities Collateral.

(a) Form of Securities Collateral.  If any Securities Collateral is not a Security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Securities Collateral into a Security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Secured Party as provided in Section 5(b).

(b) Covenants.  Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, subject to the provisions of the last paragraph of Section 1, pledged and become Collateral hereunder and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent Person; (ii) cause each issuer of Pledged Equity not to issue Equity Interests in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as expressly permitted by the Credit Agreement; (iii) immediately upon its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity, comply with Section 5(b), subject to the provisions of the last paragraph of Section 1; (iv) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and (v) at its expense (A) perform and comply in all material respects with all terms and provisions of any agreement related to the Securities Collateral required to be performed or complied with by it, (B) maintain all such agreements in full force and effect and (C) enforce all such agreements in accordance with their terms.

(c) Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party’s reasonable, good faith judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; (ii) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral; and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

Upon the occurrence and during the continuance of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon

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have the sole right to exercise such voting and other consensual rights; (y) except as otherwise specified in the Credit Agreement, all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), only upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than Unasserted Obligations), the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Secured Party.

SECTION 10. Special Covenants With Respect to the Intellectual Property Collateral.

(a) Each Grantor shall:

(i) use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

(ii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

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(iii) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral and products and services covered by the Intellectual Property Collateral; and

(iv) use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.

(b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof.  In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of any Event of Default at Secured Party’s reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and upon the occurrence and during the continuance of any Event of Default, (i) all amounts and proceeds (including checks and Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 16, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(c) Each Grantor shall have the duty diligently to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and set forth on Schedules 7, 8 or 9 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) any application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral.  Any expenses incurred in connection therewith shall be borne solely by Grantors.  Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral.

XV-12                                   Security Agreement

List of Exhibits

(d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral.  Secured Party shall provide, at such Grantor’s expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including joining as a necessary party.  Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, local or foreign court) or regarding such Grantor’s ownership, right to use, or interest in any Intellectual Property Collateral.  Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

(e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all Trademarks, tradenames, Copyrights, Patents or technical processes (including the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.  If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor’s request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee’s rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

SECTION 11. Secured Party Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;

XV-13                                   Security Agreement

List of Exhibits

(b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e) to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

(f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 12. Secured Party May Perform.

If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 17(b).

SECTION 13. Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral

XV-14                                   Security Agreement

List of Exhibits

is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 14. Remedies.

(a) Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may, subject to Section 19,  exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Securities Collateral.  Secured Party or any Lender or Swap Counterparty may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Swap Counterparties (but not any Lender or Swap Counterparty in its individual capacity unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any

XV-15                                   Security Agreement

List of Exhibits

Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

(b) Securities Collateral.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Securities Collateral that may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

SECTION 15. Additional Remedies for Intellectual Property Collateral.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuance of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in subsections 10.2 and 10.3 of the Credit Agreement and Section 17, as applicable, in connection with the exercise of its rights under this Section 15, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all

XV-16                                   Security Agreement

List of Exhibits

reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

SECTION 16. Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

SECTION 17. Indemnity and Expenses.

(a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Swap Counterparty from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s or such Lender’s or Swap

XV-17                                   Security Agreement

List of Exhibits

Counterparty’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with subsection 10.2 of the Credit Agreement.

(c) The obligations of Grantors in this Section 17 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Lender Swap Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 18. Continuing Security Interest; Transfer of Loans; Termination and Release.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations (other than Unasserted Obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner satisfactory to Secured Party), (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Swap Counterparty may assign or otherwise transfer any Lender Swap Agreement to which it is a party to any other Person in accordance with the terms of such Lender Swap Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Swap Counterparties herein or otherwise.

(b) Upon the payment in full of all Secured Obligations (other than Unasserted Obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the securing of reimbursement Obligations in respect thereof with cash collateral or letters of credit in a manner satisfactory to Secured Party), the security interest granted hereby (other than with respect to any cash collateral in respect of Letters of Credit) shall terminate and all rights to the Collateral shall revert to the applicable Grantors.  Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.  In addition, upon the proposed sale or other disposition of any Collateral by a Grantor to any Person (other than an Affiliate of Company) in accordance with the Credit Agreement for which such Grantor desires a security interest release from Secured Party, such a release may be obtained pursuant to the provisions of subsection 10.14 of the Credit Agreement.

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List of Exhibits

SECTION 19. Secured Party as Agent.

(a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Swap Counterparties.  Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 14 in accordance with the instructions of Requisite Obligees.  In furtherance of the foregoing provisions of this Section 19(a), each Swap Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Swap Counterparty that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Swap Counterparties in accordance with the terms of this Section 19(a).

(b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute (if necessary) and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

(c) Secured Party shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

SECTION 20. Additional Grantors.

The initial Grantors hereunder shall be Company and such of the Subsidiaries of Company as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, additional Subsidiaries of Company may become Additional Grantors, by executing a Counterpart.  Upon delivery of any such Counterpart to Secured Party, notice of which is hereby

XV-19                                   Security Agreement

List of Exhibits

waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 21. Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 20 and Grantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 22. Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or, in the case of Secured Party, as set forth under Secured Party’s name on the signature page hereof, and, in the case of each Grantor, as set forth on Schedule A annexed hereto, or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 23. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 24. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

XV-20                                   Security Agreement

List of Exhibits

SECTION 25. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 26. Governing Law; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 27. Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 22; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 27 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

XV-21                                   Security Agreement

List of Exhibits

SECTION 28. Waiver of Jury Trial.

GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH GRANTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GRANTORS AND SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTORS AND SECURED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH GRANTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 28 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 29. Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 30. Definitions.

(a) Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b) In addition, the following terms used in this Agreement shall have the following meanings:

“Additional Grantor” means a Subsidiary of Company that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

“Agreement” means this Security Agreement dated as of November 15, 2007.

XV-22                                   Security Agreement

List of Exhibits

“Assigned Agreements” means, with respect to any Grantor, the agreements set forth on Schedule 14 annexed hereto, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time, including (a) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (b) all rights of such Grantor to receive proceeds of any Supporting Obligations with respect to the Assigned Agreements, (c) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Collateral” has the meaning set forth in Section 1.

“Company” has the meaning set forth in the introduction to this Agreement.

“Copyright Registrations” means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations set forth on Schedule 9 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and any such rights.

“Copyrights” means all items under copyright in various published and unpublished works of authorship including computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including the registered works or applications for registration set forth on Schedule 9 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Counterpart” means a counterpart to this Agreement, substantially in the form of Exhibit VI annexed hereto, entered into by a Subsidiary of Company pursuant to Section 20.

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Equity Interests” means all shares of stock, partnership interests, interests in Joint Ventures, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.

“Event of Default” means any Event of Default as defined in the Credit Agreement or, after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the

XV-23                                   Security Agreement

List of Exhibits

Commitments, the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Swap Agreement.

“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

“Grantor” and “Grantors” have the meanings set forth in the introduction to this Agreement.

“Intellectual Property Collateral” means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

(a) Copyrights, Copyright Registrations and Copyright Rights, including each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;

(b) Patents;

(c) Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith;

(d) all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information; and

(e) all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

“IP Supplement” means an IP Supplement, substantially in the form of Exhibit V annexed hereto.

“Lender Swap Agreement” means an Interest Rate Agreement, Currency Agreement or other swap agreement between Company or a Subsidiary of Company and a Swap Counterparty.

“Lenders” has the meaning set forth in the introduction to this Agreement.

“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including the patents and patent

XV-24                                   Security Agreement

List of Exhibits

applications set forth on Schedule 8 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

“Pledged Equity” means all Equity Interests now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor, but excluding any Equity Interests and Pledged Collateral described in the last paragraph of Section 1.

“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity pledged pursuant to this Agreement.

“Requisite Obligees” means either (i) Requisite Lenders or (ii), after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the holders of a majority of (A) the aggregate notional amount under all Lender Swap Agreements (including Lender Swap Agreements that have been terminated) or (B), if all Lender Swap Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Swap Agreements.

“Secured Obligations” has the meaning set forth in Section 2.

“Secured Party” has the meaning set forth in the introduction to this Agreement.

“Securities Collateral” means, with respect to any Grantor, the Pledged Equity and any other Investment Property in which such Grantor has an interest.

“Security” has the meaning set forth in the UCC.

“Subsidiary Grantor” and “Subsidiary Grantors” have the meanings set forth in the introduction to this Agreement.

“Swap Counterparty” means a Person that enters into a swap agreement with Company or a Subsidiary and is a Lender or an Affiliate of a Lender at the time such agreement is entered into.

“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations and applications set forth on Schedule 7 annexed hereto).

XV-25                                   Security Agreement

List of Exhibits

“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by a Grantor, or hereafter adopted and used, in its business (including the trademarks specifically set forth on Schedule 7 annexed hereto).

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York.

SECTION 31. Schedules and Certificates by Non-Material Subsidiary Guarantors.

Notwithstanding anything to the contrary in this Agreement, no Non-Material Subsidiary Guarantor shall be required to deliver (a) any Schedule to be annexed hereto on the date hereof or (b) any certificates representing certificated Securities of the Subsidiaries of such Non-Material Subsidiary Guarantor (other than Material Domestic Subsidiaries and Material Foreign Subsidiaries) or accompanying instruments of assignment as required by Section 4(b)(ii), and each Non-Material Subsidiary Guarantor shall deliver each such Schedule, certificate and accompanying instrument of assignment in accordance with subsection 6.10D of the Credit Agreement.

[Remainder of page intentionally left blank]

XV-26                                   Security Agreement

List of Exhibits

IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

URS CORPORATION

By:
Name:
Title:

Notice Address: See Schedule A annexed hereto

Each of the entities listed on Schedule A annexed hereto

By:
on behalf of each of the entities
on Schedule A annexed hereto
Name:
Title:

XV-SIGNATURE PAGE-1                               Security Agreement

List of Exhibits

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Secured Party

By:
Name:
Title:

Notice Address:

XV-SIGNATURE PAGE-2                               Security Agreement

List of Exhibits

SCHEDULE A
TO
SECURITY AGREEMENT

Name                                                                                                    Notice Address for each Grantor

XV-SCHEDULE A-1                                Security Agreement

List of Exhibits

SCHEDULE 1
TO
SECURITY AGREEMENT

Commercial Tort Claims

XV-SCHEDULE 1-1

List of Exhibits

SCHEDULE 2
TO
SECURITY AGREEMENT

Filing Offices

Grantor                                                                                                        Filing Offices

XV-SCHEDULE 2-1

List of Exhibits

SCHEDULE 3
TO
SECURITY AGREEMENT

Office Locations, Type and Jurisdiction of Organization

Name of Grantor	Type of Organization	Office Locations1	Jurisdiction of Organization	Organization Number

1	List principal place of business, chief executive office and office where records regarding Accounts, Intellectual Property and Chattel Paper are kept.

XV-SCHEDULE 3-1

List of Exhibits

SCHEDULE 4
TO
SECURITY AGREEMENT

Locations of Equipment and Inventory

Name of Grantor	Locations of Equipment and Inventory

XV-SCHEDULE 4-1

List of Exhibits

SCHEDULE 5
TO
SECURITY AGREEMENT

Other Names

Name of Grantor	Other Names

XV-SCHEDULE 5-1

List of Exhibits

SCHEDULE 6
TO
SECURITY AGREEMENT

Pledged Equity

Equity Issuer	Class of Equity	Equity Certificate Nos.	Par Value	Amount of Equity Interests	Percentage of Outstanding Equity Pledged

XV-SCHEDULE 6-1

List of Exhibits

SCHEDULE 7
TO
SECURITY AGREEMENT

Trademarks

U.S. Trademarks:
Registered Owner	Trademark Description	Registration Number	Registration Date

Foreign Trademarks:
Registered Owner	Trademark Description	Registration Number	Registration Date

XV-SCHEDULE 7-1

List of Exhibits

SCHEDULE 8
TO
SECURITY AGREEMENT

Patents

U.S. Patents Issued:

Patent No.	Issue Date	Title	Inventor(s)

U.S. Patents Pending:

Date Filed	Application Number	Title	Inventor(s)

Foreign Patents Issued:

Country	Patent No.	Issue Date	Title	Inventor(s)

Foreign Patents Pending:

Country	Applicant’s Name	Date Filed	Application Number	Title	Inventor(s)

XV-SCHEDULE 8-1

List of Exhibits

SCHEDULE 9
TO
SECURITY AGREEMENT

Copyrights

U.S. Copyright Registrations:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registration Applications:

Title	Appl. No.	Date of Application	Copyright Claimant

Pending Foreign Copyright Registration Applications:

Country	Title	Appl. No.	Date of Application

XV-SCHEDULE 9-1

List of Exhibits

SCHEDULE 10
TO
SECURITY AGREEMENT

Deposit Accounts, Securities Accounts, Commodity Accounts

Type of Account	Depository Bank or Securities Intermediary	Address of Depository Bank or Securities Intermediary	Account Number

XV-SCHEDULE 10-1

List of Exhibits

SCHEDULE 11
TO
SECURITY AGREEMENT

Chattel Paper

XV-SCHEDULE 11-1

List of Exhibits

SCHEDULE 12
TO
SECURITY AGREEMENT

Letter-of-Credit Rights

XV-SCHEDULE 12-1

List of Exhibits

SCHEDULE 13
TO
SECURITY AGREEMENT

Documents

XV-SCHEDULE 13-1

List of Exhibits

SCHEDULE 14 TO
SECURITY AGREEMENT

Assigned Agreements

XV-SCHEDULE 14-1

List of Exhibits

EXHIBIT I TO
SECURITY AGREEMENT

[FORM OF GRANT OF TRADEMARK SECURITY INTEREST]

GRANT OF TRADEMARK SECURITY INTEREST

WHEREAS, [NAME OF GRANTOR], a ___________ corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

WHEREAS, URS Corporation, a Delaware corporation (“Company”), has entered into a Credit Agreement dated as of November 15, 2007 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the financial institutions party thereto from time to time (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), Morgan Stanley Senior Funding, Inc., as a Joint-Lead Arranger and Syndication Agent for Lenders, Wells Fargo Bank, National Association, as a Joint-Lead Arranger and Administrative Agent for Lenders (in such capacity “Secured Party”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as Co-Documentation Agents for Lenders, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”); and

[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of November 15, 2007 in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Swap Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof; and]

WHEREAS, pursuant to the terms of a Security Agreement dated as of November 15, 2007 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Trademark Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to

XV-I-1

List of Exhibits

Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Trademark Collateral”):

(i)           all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including the trademarks set forth on Schedule A annexed hereto) (collectively, the “Trademarks”), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral.  For purposes of this Grant of Trademark Security Interest, the term “proceeds” includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[The remainder of this page is intentionally left blank.]

XV-I-2

List of Exhibits

IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of _______, _____.

[NAME OF GRANTOR]

By:
Name:
Title:

XV-I-3

List of Exhibits

SCHEDULE A
TO
GRANT OF TRADEMARK SECURITY INTEREST

Owner	Trademark Description	Registration/Appl. Number	Registration/Appl. Date

XV-I-A-1

List of Exhibits

EXHIBIT II TO
SECURITY AGREEMENT

[FORM OF GRANT OF PATENT SECURITY INTEREST]

GRANT OF PATENT SECURITY INTEREST

WHEREAS, [NAME OF GRANTOR], a ___________ corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

WHEREAS, URS Corporation, a Delaware corporation (“Company”), has entered into a Credit Agreement dated as of November 15, 2007 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the financial institutions party thereto from time to time (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), Morgan Stanley Senior Funding, Inc., as a Joint-Lead Arranger and Syndication Agent for Lenders, Wells Fargo Bank, National Association, as a Joint-Lead Arranger and Administrative Agent for Lenders (in such capacity, “Secured Party”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as Co-Documentation Agents for Lenders, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”); and

[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of November 15, 2007 in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Swap Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof; and]

WHEREAS, pursuant to the terms of a Security Agreement dated as of November 15, 2007 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Patent Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the

XV-II-1

List of Exhibits

Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”):

(i)           all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including the patents and patent applications set forth on Schedule A annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral.  For purposes of this Grant of Patent Security Interest, the term “proceeds” includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[The remainder of this page intentionally left blank.]

XV-II-2

List of Exhibits

IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ____________, _____.

[NAME OF GRANTOR]

By:
Name:
Title:

XV-II-3

List of Exhibits

SCHEDULE A
TO
GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.	Issue Date	Invention	Inventors

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventors

XV-II-A-1

List of Exhibits

EXHIBIT III TO
SECURITY AGREEMENT

[FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

GRANT OF COPYRIGHT SECURITY INTEREST

WHEREAS, [NAME OF GRANTOR], a ___________ corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

WHEREAS, URS Corporation, a Delaware corporation (“Company”), has entered into a Credit Agreement dated as of November 15, 2007 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the financial institutions party thereto from time to time (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the “Lenders”), Morgan Stanley Senior Funding, Inc., as a Joint-Lead Arranger and Syndication Agent for Lenders, Wells Fargo Bank, National Association, as a Joint-Lead Arranger and Administrative Agent for Lenders (in such capacity, “Secured Party”) and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as Co-Documentation Agents for Lenders, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

WHEREAS, Company may from time to time enter, or may from time to time have entered, into one or more swap agreements (collectively, the “Lender Swap Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Swap Agreements are entered into (in such capacity, collectively, “Swap Counterparties”); and

[Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of November 15, 2007 in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and the other Loan Documents and all obligations of Company under the Lender Swap Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof; and]

WHEREAS, pursuant to the terms of a Security Agreement dated as of November 15, 2007 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among Grantor, Secured Party and the other grantors named therein, Grantor created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Copyright Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the

XV-III-1

List of Exhibits

Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Copyright Collateral”):

(i)           all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including the works set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyrights”), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the “Copyright Registrations”), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the “Copyright Rights”), including each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

(ii)           all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral.  For purposes of this Grant of Copyright Security Interest, the term “proceeds” includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

XV-III-2

List of Exhibits

IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ___________, _____.

[NAME OF GRANTOR]

By:
Name:
Title:

XV-III-3

List of Exhibits

SCHEDULE A
TO
GRANT OF COPYRIGHT SECURITY INTEREST
U.S. Copyright Registrations:

Title	Registration No.	Date of Issue	Registered Owner

Foreign Copyright Registrations:

Country	Title	Registration No.	Date of Issue

Pending U.S. Copyright Registration Applications:

Title	Appl. No.	Date of Application	Copyright Claimant

Pending Foreign Copyright Registration Applications:

Country	Title	Appl. No.	Date of Application

XV-A-1

List of Exhibits

EXHIBIT IV TO
SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This Pledge Supplement, dated as of __________________, is delivered pursuant to the Security Agreement, dated as of November 15, 2007 among URS Corporation, a Delaware corporation (“Grantor”), the other Grantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”).  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby agrees that the Pledged Equity set forth on Schedule A annexed hereto shall be deemed to be part of the Pledged Equity and shall become part of the Securities Collateral and shall secure all Secured Obligations.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[GRANTOR]

By:
Title:

XV-IV-1

List of Exhibits

SCHEDULE A TO
PLEDGE SUPPLEMENT

XV-IV-A-1

List of Exhibits

EXHIBIT V TO
SECURITY AGREEMENT

IP SUPPLEMENT

This IP SUPPLEMENT, dated as of _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of November 15, 2007 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Security Agreement”), among URS Corporation, [Insert Name of Grantor] (“Grantor”), the other Grantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the “Grant”) executed by Grantor.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

Grantor grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] set forth on Schedule A annexed hereto.  All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

IN WITNESS WHEREOF, Grantor has caused this IP Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[GRANTOR]

By:
Name:
Title:

XV-V-1

List of Exhibits

SCHEDULE A TO
IP SUPPLEMENT

XV-V-A-1

List of Exhibits

EXHIBIT VI TO
SECURITY AGREEMENT

[FORM OF COUNTERPART]

This COUNTERPART (this “Counterpart”), dated as of _______, is delivered pursuant to Section 20 of the Security Agreement referred to below.  The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of November 15, 2007 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time being the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among URS Corporation, the other Grantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, as Secured Party.  The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 20 thereof and agrees to be bound by all of the terms thereof.  Without limiting the generality of the foregoing, the undersigned hereby:

(i) authorizes the Secured Party to add the information set forth on the Schedules to this Counterpart to the correlative Schedules attached to the Security Agreement;1

(ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules annexed hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

(iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

1	The Schedules to the Counterpart should include copies of all Schedules that identify collateral to be granted by the Additional Grantor.

XV-VI-1                                                                                               Security Agreement

List of Exhibits

EXHIBIT XVI

[FORM OF SURETY ACKNOWLEDGMENT]

[TO BE PRINTED ON LENDER LETTERHEAD]

[Date]

Federal Insurance Company
15 Mountain View Road
P. O. Box 1615
Warren, NJ  07061-1615
Attn:  John B. Fuoss

Re:           Federal/Washington Group and URS Corporation

Dear Mr. Fuoss:

URS Corporation ("URS"), Washington Group International, Inc. ("WGI"), and certain of their subsidiaries and affiliates are parties to that certain Credit Agreement dated as of the date hereof, and related documents (the “Bank Credit Documents”).  URS, WGI and certain of their subsidiaries and affiliates are also parties to that certain General Agreement of Indemnity, dated the date hereof, entered into with Federal Insurance Company ("the Surety Credit Documents" and, together with the Bank Credit Documents, the “Credit Documents”).

Pursuant to the Surety Credit Documents, Federal Insurance Company and any of its subsidiary affiliated insurers, including, but not limited to, Vigilant Insurance Company and Pacific Indemnity Company, and their respective co-sureties and reinsurors, and their respective successors and assigns (collectively, the “Surety”) has issued Bonds for URS and its subsidiaries and affiliates who are a party to the Surety Credit Documents from time to time in connection with various projects and contracts (including any such projects and contracts entered into in the future, each, a “Bonded Contract”).  In consideration of Surety's agreement to authorize WGI and its related subsidiaries and affiliates to terminate all UCC Financing Statements that are of record on the date hereof and the agreement of Surety to terminate the Restated Underwriting and Continuing Indemnity Agreement dated August 4, 2006, and related Restated Security Agreement and Intercreditor Agreement dated August 4, 2006, Wells Fargo Bank, National Association, in its capacity as agent for  the lenders under the terms of the Credit Agreement ("Administrative Agent"), has agreed to  the terms set forth below.

1.           Equitable Subrogation.  Administrative Agent on behalf of itself and the lenders hereby acknowledges and agrees that with respect to all funds due or to become due under any Bonded Contract, nothing herein or in the Credit Documents will waive, impair, or limit Surety's common law equitable subrogation rights, which are hereby expressly recognized by Administrative Agent.  Administrative Agent will not instigate, promote, institute, or join as a party in institution of any action, suit, or proceeding seeking to challenge or limit, such equitable subrogation rights.

XVI-1                                                                                           Surety Acknowledgment

List of Exhibits

2.           Use of Equipment and Related Property.  In the event that Surety decides, in its sole and absolute discretion, to perform and complete, or to cause or procure the performance and completion of any of the Bonded Contracts, Administrative Agent hereby acknowledges that Surety, or any properly licensed third party appointed by Surety, will have full access to and use of all equipment and other real and personal property (the “Completion Property”) of URS, WGI and other parties to the Surety Credit Documents which is necessary in the judgment of the Surety for the discharge of the duties, obligations, and undertakings of Surety under the Bonds issued in relation to such Bonded Contracts.  Any transfer, pursuant to foreclosure or otherwise, by Administrative Agent of any interest in any of the Completion Property will be made subject to these utilization provisions.

Upon a determination by Surety to utilize, or reserve for utilization, said Completion Property, and, provided, that, Administrative Agent has a first priority perfected security interest in such Completion Property at such time, Surety will periodically (and in any event no less frequently than monthly), pay Administrative Agent the fair market rental value of the Completion Property for the period said Completion Property is utilized, or reserved for utilization, by Surety or its appointee, in consideration of the utilization of such Completion Property as is necessary to fulfill the Bonded Contracts.  In the event Surety and Administrative Agent cannot agree on the above referenced "fair market rental value," then Surety will be entitled to utilize the Completion Property during the period that the parties are endeavoring to resolve their dispute and come to an agreement regarding the "fair market rental value" while remaining liable therefor for such periods. All disputes regarding the "fair rental market value" will be determined by appraisal.  Surety and Administrative Agent will endeavor to agree on the selection of an appraiser of national recognition to determine such "fair rental market value."  In the event Administrative Agent and Surety cannot agree on an appraiser, then each of Surety and Administrative Agent will select an appraiser to determine said "fair market rental value" and the average of the values so determined by these appraisers will be the "fair market rental value."  The appraiser's determination will be deemed final and conclusive.  The cost of the appraisers will be borne by Indemnitors or, pending reimbursement by the Indemnitors, each of the parties hereto equally.

During any period in which Surety is utilizing, or reserving for utilization, the Completion Property, pursuant to the terms of this Agreement, Surety will preserve and maintain said Completion Property in good repair, and will return said Completion Property in as good a condition as when received by Surety, ordinary wear and tear excepted.  In addition, Surety will maintain insurance coverage relative to the equipment and personal property during any period in which Surety is utilizing, or reserving for utilization such property on the same terms as Indemnitor is required under the Bank Credit Documents.

This agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and will not be contradicted or qualified by any other agreement, oral or written, before the day hereof.

No amendment or waiver of any provision of this agreement will in any event be effective unless the same will be in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific interest and to the specific purpose for which given.

XVI-2                                                                                          Surety Acknowledgment

List of Exhibits

This Agreement will be construed under and governed by the laws of the State of New York and may be executed in any number of counterparts.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent

By:

Its:

Accepted and agreed to:

FEDERAL INSURANCE COMPANY

By:

Its:

XVI-3                                                                                          Surety Acknowledgment

List of Exhibits

[TO BE PRINTED ON LENDER LETTERHEAD]

[Date]

American International Companies
175 Water Street
New York, NY  10038

Re:           American International and URS Corporation

Ladies and Gentlemen:

URS Corporation ("URS") and certain of their subsidiaries and affiliates are parties to that certain Credit Agreement dated as of the date hereof, and related documents (the “Bank Credit Documents”).  URS and certain of its subsidiaries and affiliates are also parties to that certain General Agreement of Indemnity, dated the date hereof, entered into with American International Companies ("the Surety Credit Documents" and, together with the Bank Credit Documents, the “Credit Documents”).

Pursuant to the Surety Credit Documents, American International Companies and any of its subsidiary affiliated insurers and their respective co-sureties and reinsurors, and their respective successors and assigns (collectively, the “Surety”) has issued or will issue Bonds for URS and its subsidiaries and affiliates who are a party to the Surety Credit Documents from time to time in connection with various projects and contracts (including any such projects and contracts entered into in the future, each, a “Bonded Contract”).  Wells Fargo Bank, National Association, in its capacity as agent for  the lenders under the terms of the Credit Agreement ("Administrative Agent"), has agreed to  the terms set forth below.

1.           Equitable Subrogation.  Administrative Agent on behalf of itself and the lenders hereby acknowledges and agrees that with respect to all funds due or to become due under any Bonded Contract, nothing herein or in the Credit Documents will waive, impair, or limit Surety's common law equitable subrogation rights, which are hereby expressly recognized by Administrative Agent.  Administrative Agent will not instigate, promote, institute, or join as a party in institution of any action, suit, or proceeding seeking to challenge or limit, such equitable subrogation rights.

2.           Use of Equipment and Related Property.  In the event that Surety decides, in its sole and absolute discretion, to perform and complete, or to cause or procure the performance and completion of any of the Bonded Contracts, Administrative Agent hereby acknowledges that Surety, or any properly licensed third party appointed by Surety, will have full access to and use

XVI-1                                 Surety Acknowledgment

List of Exhibits

of all equipment and other real and personal property (the “Completion Property”) of URS and other parties to the Surety Credit Documents which is necessary in the judgment of the Surety for the discharge of the duties, obligations, and undertakings of Surety under the Bonds issued in relation to such Bonded Contracts.  Any transfer, pursuant to foreclosure or otherwise, by Administrative Agent of any interest in any of the Completion Property will be made subject to these utilization provisions.

Upon a determination by Surety to utilize, or reserve for utilization, said Completion Property, and, provided, that, Administrative Agent has a first priority perfected security interest in such Completion Property at such time and has commenced or completed foreclosure proceedings with respect to such property, Surety will periodically (and in any event no less frequently than monthly), pay Administrative Agent the fair market rental value of the Completion Property for the period said Completion Property is utilized, or reserved for utilization, by Surety or its appointee, in consideration of the utilization of such Completion Property as is necessary to fulfill the Bonded Contracts.  In the event Surety and Administrative Agent cannot agree on the above referenced "fair market rental value," then Surety will be entitled to utilize the Completion Property during the period that the parties are endeavoring to resolve their dispute and come to an agreement regarding the "fair market rental value" while remaining liable therefor for such periods. All disputes regarding the "fair rental market value" will be determined by appraisal.  Surety and Administrative Agent will endeavor to agree on the selection of an appraiser of national recognition to determine such "fair rental market value."  In the event Administrative Agent and Surety cannot agree on an appraiser, then each of Surety and Administrative Agent will select an appraiser to determine said "fair market rental value" and the average of the values so determined by these appraisers will be the "fair market rental value."  The appraiser's determination will be deemed final and conclusive.  The cost of the appraisers will be borne by Indemnitors or, pending reimbursement by the Indemnitors, each of the parties hereto equally.

During any period in which Surety is utilizing, or reserving for utilization, the Completion Property, pursuant to the terms of this Agreement, Surety will preserve and maintain said Completion Property in good repair, and will return said Completion Property in as good a condition as when received by Surety, ordinary wear and tear excepted.  In addition, Surety will maintain insurance coverage relative to the equipment and personal property during any period in which Surety is utilizing, or reserving for utilization such property on the same terms as Indemnitor is required under the Bank Credit Documents.

This agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and will not be contradicted or qualified by any other agreement, oral or written, before the day hereof.

No amendment or waiver of any provision of this agreement will in any event be effective unless the same will be in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific interest and to the specific purpose for which given.

This Agreement will be construed under and governed by the laws of the State of New York and may be executed in any number of counterparts.

XVI-2                                                                                           Surety Acknowledgment

List of Exhibits

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent

By:

Its:

Accepted and agreed to:

FEDERAL INSURANCE COMPANY

By:

Its:

XVI-3                                                                                           Surety Acknowledgment

URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, CA 94111-2727

November 15, 2007

Well Fargo Bank, National Association
201 Third Street, 8th Floor
San Francisco, CA  94103

The Lenders party to the Credit Agreement

Ladies and Gentlemen:

In response to the requirements of that certain Credit Agreement, dated as of November 15, 2007 (the “Credit Agreement”), by and among URS CORPORATION, a Delaware corporation (the “Company”), the financial institutions party thereto from time to time as Lenders, MORGAN STANLEY SENIOR FUNDING, INC., as a joint-lead arranger and syndication agent for Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a joint-lead arranger and administrative agent for Lenders (in such capacity, “Administrative Agent”), and Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, the attached information is disclosed.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Sincerely,

H. Thomas Hicks
Vice President and Chief Financial Officer

List of Schedules

SCHEDULE 1.1

DORMANT SUBSIDIARIES

1.	AACM Int’l Pty. Ltd., an Australian limited liability corporation

2.	AGC Woodward-Clyde Pty. Ltd. (Australia), an Australian limited liability corporation

3.	Business Risk Strategies Pty. Ltd, an Australian limited liability corporation

4.	Constructora MK de Mexico S.A. de C.V. (Mexico), a Mexican corporation

5.	Dames & Moore International SRL, a Venezulean limited liability corporation

6.	Dames & Moore Pty Limited (Australia), an Australian limited liability corporation

7.	Foretech Finance Pty Ltd., an Australian limited liability corporation

8.	Greiner Woodward Clyde Dames & Moore (Malaysia) Sdn Bhd, a Malaysian corporation

9.	Hoisting Systems Pty. Ltd. (Australia), an Australian limited liability corporation

10.	Hollingsworth Dames & Moore Pty. Ltd. (Australia), an Australian limited liability corporation

11.	Morrison Knudsen Engenharia S.A. (Brazil), a Brazilian corporation

12.	Morrison Knudsen MISR LLC (Egypt), an Egyptian limited liability company

13.	Morrison Knudsen Peru Sociedad de Responsabilidad Limitada (Peru), a Peruvian limited liability corporation

14.	Morrison Knudsen Venezuela S.A., a Venezuelan corporation

15.	Murray North International Ltd., a New Zealand limited liability corporation

16.	O’Brien Kreitzberg & Associates Ltd. (England), an English corporation

17.	O’Brien Kreitzberg Asia Pacific, Ltd., a Hong Kong limited liability corporation

18.	PT Geobis Woodward-Clyde Indonesia, an Indonesian limited liability corporation

19.	PT Morrison Knudsen Indonesia (Indonesia), a Indonesian limited liability corporation

20.	Radian International Pty. Ltd. (Australia), an Australian limited liability corporation

21.	Radian International S.E.A. Limited, a Thai limited liability corporation

22.	Raytheon Engineers & Constructors Italy SRL (Italy), an Italian limited liability corporation

23.	Technologias Y Servicios Ambientales Tesam S.A., a Chilean corporation

24.	Thorburn Colquhoun Holdings Limited, an English limited liability corporation

25.	TC Consultores LTDA (Portugal), a Portugese limited liability corporation

26.	United Mid East Saudi Arabia (Saudi Arabia), a Saudi Arabian limited liability corporation

27.	URS (Thailand) Limited, a Thai limited liability corporation

28.	URS Consulting Malaysia Sdn. Bhd., a Malaysian corporation

29.	URS Greiner (Malaysia) Sdn. Bhd., a Malaysian corporation

List of Schedules

30.	URS Greiner Woodward-Clyde (Malaysia) Sdn Bhd, a Malaysian corporation

31.	URS Philippines, Inc, a Philippine corporation

32.	URS Strategic Issues Management Pty. Ltd., an Australian a limited liability corporation

33.	Walk, Haydel Arabia, Ltd., a Saudi Arabian limited liability corporation

34.	Washington Group (Malaysia) Sdn Bhd, a Malaysian corporation

35.	Washington Group International Trading (Shanghai) Co. Ltd. (China), a Chinese limited liability corporation

36.	Washington International B.V., a Dutch limited liability corporation

37.	Washington Services (Thailand) Ltd., a Thai limited liability corporation

38.	WGI Asia Pacific Pte Ltd. (Singapore), a Singaporean limited liability corporation

39.	Woodward-Clyde Geo-Consulting Sdn Bhd, a Malaysian corporation

40.	Woodward Clyde Ltd., a United Kingdom limited liability corporation

List of Schedules

SCHEDULE 1.2

EXISTING LETTERS OF CREDIT

Existing Letters of Credit as of 11/6/07
L/C NUMBER	Division	BENEFICIARY	ISSUING BANK	OUTSTANDING AMOUNT (USD)	EXPIRY DATE	PURPOSE

083303	URS	National Union Fire Ins. Co.	WFB	100,000.00	9/1/08	Surety Bond Collateral
277049	URS	Employers Ins. Of Wausau-applicant URS	WFB	150,000.00	1/1/08	Worker's Comp
327595	URS	Metropolitan Transportation Authority	WFB	225,000.00	12/31/07	Project - Joint Venture with Bechtel - NYMTA
331341	URS	King County Dept of Transportation	WFB	71,833.04	8/2/08	Project guarantee-Contract # E630I4E of the Transit Operating Facilities Master Plan between Kings County Department of Transportation
334942	URS	Zurich American Ins Co.,	WFB	345,026.00	12/4/07	Workers Comp
334944	URS	Accountant of the Ontario Court	WFB	40,000.00	10/23/07	Court Settlement
338661	URS	National Union Fire Ins. Co.	WFB	1,667,305.00	12/31/07	PIL guarantee
339561	URS	Insurance Co. of North America	WFB	10,000.00	12/31/07	PIL guarantee
354964	URS	Commercial Union Properties	WFB	529,103.14	11/2/07	Guarantee relating to lease, London
354966	URS	Commercial Union Properties	WFB	529,103.14	11/2/07	Guarantee relating to lease, London
370097	URS	Holloway's Properties, London	WFB	529,103.14	11/2/07	Guarantee relating to lease, London
370345	URS	Holloway's Properties, London	WFB	529,103.14	11/2/07	Guarantee relating to lease 3rd fl St. George West Wimbledon
393681	URS	National Bank of Egypt	WFB	40,700.00	4/30/08	Performance project guaranty
393927	URS	Lumbermen's Mutual (Kemper)	WFB	178,000.00	4/1/08	Auto Liability
399404	URS	Natl Union Fire Insurance	WFB	2,125,000.00	5/25/08	Workers Comp - URS 2001
425878	URS	Lumbermen's Mutual (Kemper)	WFB	7,000,000.00	1/3/08	Surety Bond Backing
426991	URS	National Union Fire Ins. Co.	WFB	4,163,647.00	12/31/07	Workers Comp - URS 2002
544569	URS	European Commission	WFB	1,218,842.97	1/15/08	EC Project payment guarantee. Objective to provide the services for TACIS, Environmental codes of practice for the Russian Oil Industry. Contract # 97-0630
569643	URS	Arch Insurance Company	WFB	8,000,000.00	8/31/08	Surety Bonds
569648	EG&G	United States Fire Insurance Company	WFB	615,000.00	8/28/08	Workers Compensation
569651	EG&G	United States Fire Insurance Company	WFB	825,000.00	8/28/08	Workers Compensation
569652	URS	National Union Fire Insurance Co.	WFB	3,811,000.00	12/31/07	Workers Compensation for 2004
569655	EG&G	Zurich American Ins Co.,	WFB	200,000.00	8/28/08	Workers Compensation

List of Schedules

569656	EG&G	Associated Aviation	WFB	779,236.00	10/31/07	Workers Compensation
569661	URS	National Union Fire Insurance Co.	WFB	332,250.00	3/31/08	Auto Liability 4/2005 - 3/2006
569664	URS	National Union Fire Insurance Co.	WFB	4,037,000.00	1/31/08	Collateral for 2006 Workers Compensation
569666	URS	National Union Fire Insurance Co.	WFB	1,766,000.00	3/31/08	Auto Liability for 4/2004 - 3/2005
569667	URS	National Union Fire Insurance Co.	WFB	6,250,000.00	12/31/07	Workers Compensation for 2003
569668	URS	National Union Fire Insurance Co.	WFB	2,047,350.00	3/31/08	Auto Liability for 4/2003 - 3/2004
569669	URS	National Union Fire Insurance Co.	WFB	3,800,000.00	1/31/08	Workers Compensation 2005
569672	EG&G	National Union Fire Insurance Co.	WFB	530,000.00	8/28/08	Workers Compensation
569682	EG&G	Saudi American Bank	WFB	1,203,498.18	3/30/08	Guarantees a performance bond
597643	URS	MJH Wacker LLC	WFB	238,330.00	12/31/07	Collateral for the Chicago Office Lease
574851	EG&G	Ministry of Finance & National Economy (Saudi Arabia)	WFB	2,178,212.96	8/1/08	Bank Guarantee Posted for Appeal Purposes
589420	URS	National Union Fire Insurance Co.	WFB	2,000,000.00	1/31/08	Workers Compensation 2007
597741	URS	Town of Smithers	WFB	7,036.63	12/31/07	Covering Security Deposit
601188	URS	Metropolitan Transportation Authority	WFB	500,000.00	6/27/08	Replaces the Bechtel JV LoC
3078983	URS	URS Deutschland	BofA	4,089,450.00	12/15/07	Supports URS Germany in the Sweep
3078984	URS	URS Italia	BofA	545,260.00	12/15/07	Supports Parent Guarantee to URS Italy
3080743	URS	BofA Italy	BofA	136,315.00	4/30/07	Supports URS Italia's bonding needs
SDCMTN553260	WGI	Federal Insurance (Chubb)	HSBC	18,000,000	1/1/08	Bonding
91898774	WGI	Zurich American Insurance	BNPP	24,500,000	4/1/08	Insurance Program
328800	WGI	Pitney Bowes - Motive Power Lease	BMO	331,323	12/31/07	Wabtec
91898960	WGI	AIG	BNPP	852,432	2/18/08	Insurance Iraq
91884020	WGI	Abu Dhabi Oil Refining	BNPP	1,500,498	9/30/09	Takreer
91885138	WGI	BNP Paribas (Qatar)	BNPP	20,589,269	6/30/11	Qatar Gas
91891460	WGI	Allegheny Energy Project	BNPP	2,956,475	10/31/09	Allegheny
91892475	WGI	Bechtel	BNPP	24,061,163	6/1/10	Hanford WTP
91894300	WGI	Exxon Mobil	BNPP	1,394,508	12/31/09	Piceance
91894801	WGI	Qatargas Operating Company	BNPP	25,000	11/24/07	Qatargas OPCO
91895128	WGI	Imperial Oil	BNPP	375,000	7/15/09	Sarnia Refinery
91895224	WGI	Monongahela Energy (Allegheny)	BNPP	835,490	10/15/09	Fort Martin
9651	WGI	Abu Dhabi Oil Refining	Abu Dhabi	857,393	5/30/11	Takreer Jr.
9660	WGI	Dolphin Energy Limited	Abu Dhabi	145,000	5/30/10	Dolphin
91896978	WGI	Imperial Oil	BNPP	93,532	1/15/10	Dartmouth
91897206	WGI	Suncor Energy - Firebag 3	BNPP	2,676,182	7/27/08	Suncor
9700	WGI	Abu Dhabi Oil Refining - FEED	Abu Dhabi	2,321,063	3/15/10	ADCO

List of Schedules

9703	WGI	Abu Dhabi Oil Refining - FEED	Abu Dhabi	2,321,063	3/28/10	ADCO
91897941	WGI	Suncor Energy - Firebag 4	BNPP	2,676,182	1/2/09	Suncor
91898920	WGI	Qatar Gas	BNPP	10,000	12/31/07
91893039	WGI	Qatar Condensate	BNPP	365,209	11/15/09	Qatar
38892	WGI	Travelers - Insurance Support	HSBC	20,000,000	5/31/08	Broadway

List of Schedules

SCHEDULE 4.1C

CORPORATE AND CAPITAL STRUCTURE

URS

Corporate Structure
As of September 30, 2007

URS Corporation
URS Holdings, Inc.
URS Chile S.A.
URS Canada, Inc.
URS Europe Limited (England)
KEY
Greyscale
DORMANT
CORPORATION
PARTNERSHIP/LLC
INDIVIDUAL

*Indicates nominee holding shares in trust for the benefit of URS for the indicated subsidiary to satisfy licensing requirements.

List of Schedules

Washington Group International

Integrated Engineering, Construction, and Management Solutions

Corporate Organization Chart

Washington Group International, Inc.
Incorporated in Delaware
33-0565601
NYSE Symbol "WNG"
Rust Constructors Inc.
Delaware
13-2740970
100%
Washington Group International, Inc.
Ohio
34-0217470
100%
Rust Constructors Puerto Rico, Inc.
Nevada
82-0528869
100%
Subsidiaries and Affiliates
See Annex A Following
National Projects, Inc.
Nevada
82-0400724
100%
Constructora MK de Mexico S.A. de C.V.
Mexico
1%
*Platte River Constructors Ltd.
Colorado
82-0483745
51%
*MKK Leasing General Partnership
Nevada
82-0524286
60%

*Joint Venture

List of Schedules
Corporate Organization Chart - Page 10
ANNEX A
Washington Group International, Inc. (an Ohio corporation)
 Subsidiaries and Affiliates

Company Name	Incorporation	% Owned
21st Century Rail Corporation*	Delaware corp.	70
Badger Energy, Inc.	Delaware corp.	100
Badger Middle East, Inc.	Delaware corp.	100
Washington International Saudi Arabia	Saudi Arabia LLC	51
Broadway Insurance Company, Ltd.	Bermuda corp.	100
CH2M-WG Idaho, LLC*	Idaho	49.5
Constructora MK de Mexico, S.A. de C.V.	Mexico corp.	99
Dulles Transit Partners, LLC*	Virginia LLC	37.5
EWT Hanford, LLC*	Delaware LLC	41.25
Ebasco International Corporation	Delaware corp.	100
Shanghai Ebasco - ECEPDI Engineering Corporation*	Rep. of China LLC	50
Energy Overseas International, Inc.	Delaware corp.	100
Catalytic Servicios, C.A.*	Venezuela corp.	50
Cosa-United, C.A.*	Venezuela corp.	19.9
FD/MK Limited Liability Company*	Delaware LLC	40
Global Energy Services LLC*	Delaware LLC	49
Hampton Roads Public-Private Development, L.L.C.*	Virginia LLC	35
IAP Northern New Mexico, LLC.*	New Mexico LLC	19
Los Alamos National Security, LLC*	Delaware LLC	8.33
MK Engineers and Contractors, S.A. de C.V	Mexico corp.	99.99
Morrison Knudsen Engenharia, S.A.	Brazil corp.	99
Morrison Knudsen Fort Knox Project Limited, LLC*	Ohio LLC	99
Morrison Knudsen MISR LLC, a Limited Liability Company	Egypt LLC	5
Morrison Knudsen Peru Sociedad de Responsabilidad Limitada	Peru LLC	98
Morrison Knudsen Peru Services S.A.*	Peru corp.	75
Parkway Group LLC*	Georgia	45
PT Morrison Knudsen Indonesia	Indonesia LLC	99
PT Power Jawa Barat*	Indonesia LLC	5
Pomeroy Corporation	California corp.	100
Raytheon-Ebasco Overseas Ltd.	Delaware corp.	100
Raytheon Engineers & Constructors Italy SRL	Italy LLC	99
Rocky Mountain Remediation Services LLC*	Colorado LLC	60
SBG-Rust *	Saudi Arabia LLC	50

List of Schedules

Company Name	Incorporation	% Owned
Savannah River Alliance LLC*	Delaware LLC	55
Savannah River EnviroGroup LLC*	Delaware LLC	57.5
The Steam Generating Team LLC*	Ohio LLC	50
United Engineers Far East, Ltd.	Delaware corp.	100
Gibsin Engineers, Ltd.*	Taiwan corp.	35
United Engineers International, Inc.	Pennsylvania corp.	100
United Mid-East, Inc.	Delaware corp.	100
United Mid East Saudi Arabia	Saudi Arabia LLC	75
WGCI, Inc.	Delaware corp.	100
Harbert-Yeargin Inc.	Delaware corp.	100
WGI Asia, Inc.	Delaware corp.	100
WGI Asia Pacific Pte. Ltd.	Singapore LLC	100
WGI Global Inc.	Nevada corp.	100
WGI Global Opportunities LLC	Delaware	100
WGI Industrial Services, Ltd.	Ohio LLC	100
Ralph Tyler Services, Ltd.*	Ohio LLC	49
WGI Overseas Operations LLC	Delaware LLC	100
Washington Architects, LLC	Delaware LLC	1001
Washington-Catalytic, Inc.	Delaware corp.	100
Washington Closure Company LLC*	Washington LLC	45
Washington Closure Hanford LLC*	Delaware LLC	40
Washington Construction Corporation	Montana corp.	100
The Leasing Corporation	Nevada corp.	100
WGI Netherlands B.V.	Netherlands LLC	100
Mibrag B.V*	Netherlands LLC	50
MIBRAG Industriekraftwerke Betriebs GmbH*	Germany	1
MIBRAG Industriekraftwerke Vertriebs GmbH*	Germany	1
Mitteldeutsche Braunkohlengesellschaft mbH*	Germany LLC	100
Fernwarme GmbH Hohenmolsen-Webau*	Germany	49
GALA-MIBRAG-Service GmbH*	Germany	100
Grobener Logistik GmbH-Spedition, Handle und Transport*	Germany	50
Ingenierburo fur Grundwasser GmbH*	Germany	25
MIBRAG Industriekraftwerke Betriebs GmbH*	Germany	99
MIBRAG Industriekraftwerke GmbH & Co. KG*	Germany	.01

1	Owned by licensed employees for the benefit of Washington Group International (Ohio)

List of Schedules

Company Name	Incorporation	% Owned
MIBRAG Industriekraftwerke Vermogensverwaltungs-und Beteiligungs GmbH*	Germany	100
MIBRAG Industriekraftwerke Vertriebs GmbH*	Germany	99
MUEG Mitteldeutsche Umwelt-und Entsorung GmbH*	Germany	50
Montan Bildings-und Entwicklungsgesellschaft mbH*	Germany	100
Washington Demilitarization Company, LLC	Delaware LLC	100
Washington Earth Tech Disposal Cell (WEDC) LLC*	Tennessee LLC	50
Washington Engineers PSC	Puerto Rico corp.	1002
Washington-Framatome ANP DE&S Decontamination & Decommissioning, LLC*	New Mexico LLC	50
Washington Global Services, Inc.	Nevada corp.	100
Washington Government Environmental Services Company LLC	Delaware LLC	100
Safe Sites of Colorado LLC*	Delaware LLC	65
THOR Treatment Technologies, LLC*	Delaware LLC	50
Washington TRU Solutions LLC*	New Mexico LLC	88
West Valley Nuclear Services Company LLC	Delaware LLC	100
Washington Group Argentina, Inc.	Nevada corp.	100
Washington Group BWXT Operating Services, LLC*	Delaware LLC	50
Washington Group Engineering Consulting (Shanghai) Company Ltd.	China LLC	100
Washington Group Holdings Limited	Colorado corp.	100
Washington Enterprises Emirates LLC*	United Arab Emirates (Abu Dhabi) LLC	49
Washington Group International do Brasil Ltda.	Brazil LLC	99.99
Morrison Knudsen Engenharia S.A.	Brazil corp.	1
Washington Group International Hungary Kft	Hungary LLC	100
Washington Group International Trading (Shanghai) Co. Ltd.	China LLC	100
Washington Group Ireland Ltd.	Delaware corp.	100
Washington Group Latin America, Inc.	Delaware corp.	100
Washington Group (Malaysia) Sdn Bhd	Malaysia corp.	100
Washington Senggara Sdn Bhd*	Malaysia corp.	49
Washington Group Northern Ltd.	Canada corp.	100
Washington Group Polska Sp.zo.o.	Poland LLC	100
Washington Group Transit Management Company	Delaware corp.	100
Washington Infrastructure Corporation	New York corp.	100
Washington Infrastructure Services, Inc.	Colorado corp.	100
Washington International B.V.	Netherlands LLC	100
Washington International Holding Limited	United Kingdom Ltd Co	100

2	Owned by one Puerto Rico-licensed engineer employee for the benefit of Washington Group International (Ohio)

List of Schedules

Company Name	Incorporation	% Owned
Morrison Knudsen Venezuela S.A.	Venezuela corp.	100
Nuclear Management Partners Limited	United Kingdom Ltd Co	100
UK Nuclear Waste Management Limited*	United Kingdom Ltd Co	75
Washington ACE LLP	United Kingdom LLP	1
Washington E & C Limited	United Kingdom Ltd Co	100
Washington ACE LLP	United Kingdom LLP	99
Washington Engineers LLP	Puerto Rico LLP	983
Washington E&C Romania S.R.L.	Romania LLC	1
Washington Group Bolivia S.R.L.	Bolivia LLC	1
Washington E&C Romania S.R.L.	Romania LLC	99
Washington Group Bolivia S.R.L.	Bolivia	99
Washington Group Deutschland GmbH	Germany LLC	100
Morrison Knudsen Umwelt GmbH	Germany LLC	100
Washington Group Industrial GmbH	Germany LLC	100
Washington Group Namibia Limited	United Kingdom Ltd Co	100
Washington Group (St. Lucia) Holding Ltd.	St. Lucia	100
Washington Group Jamaica Limited	Jamaica	100
Washington Group (Trinidad & Tobago) Limited	Trinidad & Tobago	100
Washington Group Engineers & Constructors Espana, S.L.	Spain LLC	100
Washington International, LLC	Delaware LLC	100
Washington Zander Global Services GmbH*	Germany LLC	30
Washington Zander Global Services UK Limited*	United Kingdom Ltd Co	100
Washington Zander Global Services Switzerland S.A.*	Switzerland	100
Washington Zander Global Services CIS*	Russia	100
Washington Zander Global Services France*	France	100
Washington Zander Security Services SPRL	Belgium	100
WGI Middle East (UK) Ltd.	United Kingdom Ltd Co	100
Washington International, Inc.	Nevada corp.	100
MK Engineers and Contractors, S.A. de C.V.	Mexico LLC	.01
Morrison Knudsen MISR LLC, a Limited Liability Company	Egypt LLC	95
United Mid East Saudi Arabia	Saudi Arabia LLC	25
Washington Group International do Brasil Ltda.	Brazil LLC	.01
Morrison Knudsen Engenharia S.A.	Brazil corp	1
Washington International Saudi Arabia	Saudi Arabia LLC	49
WGI Middle East Inc.	Nevada corp.	100

3	Remaining 2% owned by two Puerto Rico-licensed engineer employees for benefit of Washington Group International (Ohio)

List of Schedules

Company Name	Incorporation	% Owned
Washington Midwest LLC	Ohio LLC	1004
Washington Ohio Services, LLC	Nevada LLC	100
Washington Quality Inspection Company	Delaware corp.	100
Washington River Protection Solutions LLC*	Delaware LLC	60
Washington Savannah River Company LLC	Delaware LLC	100
Washington Safety Management Solutions LLC	Delaware LLC	100
WSMS Mid-America LLC	Delaware LLC	100
WSMS-MK LLC	Tennessee LLC	75
Washington Services (Thailand) Ltd.	Thailand LLC	945
Washington/SNC-Lavalin LLC*	Delaware LLC	50
Washington Transportation Partners Limited Liability Company*	Washington LLC	50
West Valley Environmental Services LLC*	Delaware LLC	60
Wisconsin Power Constructors, LLC	Wisconsin LLC	100
WSMS-MK LLC	Tennessee LLC	25

4	Owned by licensed employees for the benefit of Washington Group International (Ohio)

5	Remaining 6% owned by individuals for benefit of Washington Group International (Ohio)

*	Joint Venture

List of Schedules

URS

Expected Organizational Structure of the Combined Company

URS Corporation
Parent Company
(the "Borrower")
URS Holdings
EG&G Technical Services Inc.
Lear Siegler Services
URS Corporation
Bear Merger Sub Inc
Other URS legal entities
Other entities
Other entities
WGI (Ohio) & Other Domestic & Int'l Operating Subs
Other entities
Other entities
URS International Inc
Majority of URS' International entities

List of Schedules

SCHEDULE 5.1A

ORGANIZATION AND POWERS

Loan Party	Jurisdiction of Organization
URS Corporation	Delaware
Aman Environmental construction, Inc.	California
Badger Energy, Inc.	Delaware
Badger Middle East, Inc.	Delaware
Banshee Construction Company, Inc.	California
Bear Merger Sub, Inc.	Delaware
Clay Street Properties	California
Cleveland Wrecking Company	Delaware
D&M Consulting Engineers, Inc.	Delaware
Dames & Moore Group (NY) Inc.	New York
Ebasco International Corporation	Delaware
EG&G Defense Materials, Inc.	Utah
EG&G Technical Services, Inc.	Delaware
E.C. Driver & Associates, Inc.	Florida
Energy Overseas International, Inc.	Delaware
Geotesting Services, Inc.	California
Harbert-Yeargin Inc.	Delaware
Lear Siegler Logistics International, Inc.	Delaware

List of Schedules

Loan Party	Jurisdiction of Organization
Lear Siegler Services, Inc.	Delaware
National Projects, Inc.	Nevada
Pomeroy Corporation	California
Radian Engineering, Inc.	New York
Raytheon-Ebasco Overseas, Ltd.	Delaware
Rust Constructors Puerto Rico, Inc.	Nevada
Rust Constructors Inc.	Delaware
Signet Testing Laboratories, Inc.	Delaware
The Leasing Corporation	Nevada
United Engineers Far East, Ltd.	Delaware
United Engineers International, Inc.	Pennsylvania
United Mid-East, Inc.	Delaware
URS Architects/Engineers, Inc.	New Jersey
URS Architecture - Oregon, Inc.	Oregon
URS Caribe, L.L.P.	Delaware
URS Construction Services, Inc.	Florida
URS Corporation	Nevada
URS Corporation AES	Connecticut
URS Corporation Architecture, P.C.	North Carolina
URS Corporation Design	Ohio

List of Schedules

Loan Party	Jurisdiction of Organization
URS Corporation - Maryland	Maryland
URS Corporation – New York	New York
URS Corporation – North Carolina	North Carolina
URS Corporation - Ohio	Ohio
URS Corporation Great Lakes	Michigan
URS Corporation Services	Pennsylvania
URS Corporation Southeast	Georgia
URS Corporation Southern	California
URS District Services, P.C.	District of Columbia
URS Greiner Woodward-Clyde Consultants, Inc.	New York
URS Group, Inc.	Delaware
URS Holdings, Inc.	Delaware
URS International, Inc.	Delaware
URS Operating Services, Inc.	Delaware
URS Resources, LLC	Delaware
URS Stevenson Architecture, P.C.	Mississippi
Washington Architects, LLC	Delaware
Washington - Catalytic, Inc.	Delaware
Washington Construction Corporation	Montana
Washington Demilitarization Company, LLC	Delaware

List of Schedules

Loan Party	Jurisdiction of Organization
Washington Global Services, Inc.	Nevada
Washington Government Environmental Services Company LLC	Delaware
Washington Group Argentina, Inc.	Nevada
Washington Group Holdings Limited	Colorado
Washington Group International, Inc.	Delaware
Washington Group International, Inc.	Ohio
Washington Group Ireland Ltd.	Delaware
Washington Group Latin America, Inc.	Delaware
Washington Group Transit Management Company	Delaware
Washington Infrastructure Corporation	New York
Washington Infrastructure Services, Inc.	Colorado
Washington International, Inc.	Nevada
Washington Midwest LLC	Ohio
Washington Ohio Services, LLC	Nevada
Washington Quality Inspection Company	Delaware
West Valley Nuclear Services Company, LLC	Delaware
WGCI, Inc.
WGI Asia, Inc.	Delaware
WGI Global Inc.	Nevada
WGI Global Opportunities LLC	Delaware

List of Schedules

Loan Party	Jurisdiction of Organization
WGI Industrial Services, Ltd.	Ohio
WGI Middle East Inc.	Nevada
WGI Overseas Operations LLC	Delaware
Wisconsin Power Constructors, LLC	Wisconsin

List of Schedules

SCHEDULE 5.1D

SUBSIDIARIES OF URS CORPORATION

Name of Domestic Subsidiary	State of Organization	% Owned

AMAN ENVIRONMENTAL CONSTRUCTION, INC.	California	100% URS Resources, LLC
BANSHEE CONSTRUCTION COMPANY, INC.	California	100% URS Resources, LLC
BEAR MERGER SUB, INC.	Delaware	100% URS Holdings, Inc.
CLAY STREET PROPERTIES	California	100% URS Holdings, Inc.
CLEVELAND WRECKING COMPANY	Delaware	100% URS Resources, LLC
D&M CONSULTING ENGINEERS, INC.	Delaware	100% URS Resources, LLC
DAMES & MOORE GROUP (NY) INC.	New York	100% URS Holdings, Inc.
E.C. DRIVER & ASSOCIATES, INC.	Florida	100% URS Corporation – New York
EG&G DEFENSE MATERIALS, INC.	Utah	100% EG&G Technical Services, Inc.
EG&G TECHNICAL SERVICES, INC.	Delaware	100% URS Holdings, Inc.
GEOTESTING SERVICES, INC.	California	100% URS Corporation (Nevada)
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.	Delaware	100% Lear Siegler Services, Inc.
LEAR SIEGLER SERVICES, INC.	Delaware	100% URS Holdings, Inc.
RADIAN ENGINEERING, INC.	New York	100% URS Resources, LLC
RADIAN INTERNATIONAL LLC	Delaware	100% URS Resources, LLC
SIGNET TESTING LABORATORIES, INC.	Delaware	100% URS Resources, LLC
URS ARCHITECTS/ENGINEERS, INC.	New Jersey	100% (Class A Stock)URS Corporation (Nevada) 70% (Class B Stock) Irwin Rosenstein 30% (Class B Stock) James Gilsenan
URS ARCHITECTURE – OREGON, INC.	Oregon	100% URS Corporation (Nevada)
URS ARCHITECTURE & ENGINEERING – NEW YORK, P.C.	New York	100% William Stevenson
URS CARIBE, L.L.P.	Delaware	100% URS Greiner Woodward-Clyde Consultants, Inc.
URS CONSTRUCTION SERVICES, INC.	Florida	100% URS Corporation (Nevada)
URS CORPORATION	Nevada	100% URS Holdings, Inc.
URS CORPORATION AES	Connecticut	25 % Michael G. Wilmes 25% Jeffrey Scala 25% William A. Stevenson 25% URS Corporation (Nevada)
URS CORPORATION – MARYLAND	Maryland	100% URS Holdings, Inc.
URS CORPORATION - NEW YORK	New York	100% URS Corporation (Nevada)
URS CORPORATION - NORTH CAROLINA	North Carolina	60% Irwin Rosenstein 40% Timothy Keener
URS CORPORATION – OHIO	Ohio	100% URS Corporation (Nevada) (Common I, Common II and Preferred)

List of Schedules

Name of Domestic Subsidiary	State of Organization	% Owned

URS CORPORATION ARCHITECTURE, P. C.	North Carolina	24% Charles Rodenfels 52% George Lewis 24% William Stevenson
URS CORPORATION DESIGN	Ohio	30% Michael Burgess 30% Charles Rodenfels 40% URS Corporation - Ohio
URS CORPORATION GREAT LAKES	Michigan	100% URS Corporation (Nevada)
URS CORPORATION SERVICES	Pennsylvania	33.33% William Stevenson 16.67% George Lewis 16.67% Edward Trojan 33.33% URS Corporation (Nevada)
URS CORPORATION SOUTHEAST	Georgia	50% William Stevenson 50% Steven Flukinger
URS CORPORATION SOUTHERN	California	100% URS Holdings, Inc.
URS DISTRICT SERVICES, P.C.	District of Columbia	100% James Linthicum
URS GREINER WOODWARD-CLYDE CONSULTANTS, INC.	New York	100% URS Corporation (Nevada)
URS GROUP, INC.	Delaware	100% URS Holdings, Inc.
URS HOLDINGS, INC.	Delaware	100% URS Corporation (Delaware)
URS INTERNATIONAL, INC.	Delaware	100% URS Corporation (Nevada)
URS OPERATING SERVICES, INC.	Delaware	100% URS Holdings, Inc.
URS RESOURCES, LLC	Delaware	100% URS Holdings, Inc.
URS-STEVENSON ARCHITECTURE, P.C.	Mississippi	100% William Stevenson

List of Schedules

Name of Foreign Subsidiary	Jurisdiction of Organization	% Owned

AACM INT’L PTY. LTD.	Australia	100% URS Australia Pty Ltd
AGC WOODWARD-CLYDE PTY. LTD.	Australia	100% URS Australia Pty Ltd
BUSINESS RISK STRATEGIES PTY. LTD.	Australia	100% URS Australia Pty Ltd
DAMES & MOORE DE MEXICO S de R.L. de C.V.	Mexico	99.97% URS Holdings, Inc. .03% URS Corporation (Nevada)
DAMES & MOORE INTERNATIONAL SRL	Venezuela	100% URS Corporation (Nevada)
DAMES & MOORE PTY LIMITED	Australia	100% URS Australia Pty Ltd
DAMES & MOORE SERVICIOS DE MEXICO, S de R.L. de C.V.	Mexico	99.97% Dames & Moore De Mexico S de R.L. de C.V. .03% URS Corporation (Nevada)
DAMES & MOORE LTD.	United Kingdom	100% URS Australia Pty Ltd
FORTECH FINANCE PTY LTD.	Australia	100% URS Australia Pty Ltd
GREINER WOODWARD CLYDE DAMES & MOORE (MALAYSIA) SDN BHD	Malaysia	100% URS Greiner Woodward-Clyde (Malaysia) Sdn. Bhd.
HOISTING SYSTEMS PTY. LTD.	Australia	100% URS Australia Pty Ltd
HOLLINGSWORTH DAMES & MOORE PTY. LTD.	Australia	100% URS Australia Pty Ltd
MURRAY NORTH INTERNATIONAL LTD.	New Zealand	100% URS New Zealand Ltd.
O'BRIEN KREITZBERG ASIA PACIFIC, LTD.	Hong Kong	100% URS Corporation (Nevada)
O'BRIEN-KREITZBERG & ASSOCIATES LTD.	United Kingdom	100% URS Corporation (Nevada)
PROFESSIONAL INSURANCE LIMITED	Bermuda	100% URS Holdings, Inc.
PT GEOBIS WOODWARD-CLYDE INDONESIA	Indonesia	0.06% AV Marret 99.94% URS International, Inc.
PT URS INDONESIA	Indonesia	.1% Roy Marrett 99.9% URS Corporation (Nevada)
RADIAN INTERNATIONAL PTY. LTD.	Australia	100% Radian International, LLC
RADIAN INTERNATIONAL S.E.A. LIMITED	Thailand	100% Radian International, LLC
TC CONSULTORES LTDA.	Portugal	100% Woodward Clyde Ltd.
TECNOLOGIAS Y SERVICIOS AMBIENTALES TESAM S.A.	Chile	100% Radian International, LLC
THORBURN COLQUHOUN HOLDINGS LIMITED	United Kingdom	100% URS Europe Limited
UNITED RESEARCH SERVICES ESPANA, S.L.	Spain	100% URS Europe Limited
URS ARCHITECTS & ENGINEERS CANADA, INC.	Canada	33.33% Paul Vincent 66.67% Susan Sherman
URS ASIA PACIFIC PTY LTD	Australia	100% URS International, Inc.
URS AUSTRALIA PTY. LTD. (AUSTRALIA)	Australia	100% URS Asia Pacific Pty Ltd.
URS BELGIUM BVBA	Belgium	100% URS Europe Limited
URS CANADA, INC.	Ontario	100% common URS Corporation (Nevada) 100% Class A Preferred Radian International LLC
URS CHILE S.A.	Chile	99.9% URS Holdings, Inc. .1% URS Corporation (Nevada)

List of Schedules

Name of Foreign Subsidiary	Jurisdiction of Organization	% Owned

URS CONSULTING (INDIA) PVT. LTD.	India	100% URS Asia Pacific Pty Ltd.
URS CONSULTING MALAYSIA SDN. BHD.	Malaysia	40% Burhanudding 30% Syed Othman 30% URS Corporation (Nevada)
URS CONSULTING (SINGAPORE) PTE. LTD.	Singapore	100% URS Asia Pacific Pty. Ltd.
URS CORPORATION S.A. (ARGENTINA)	Argentina	70% URS Corporation (Nevada) 30% Aguirre & Gonzales SA
URS CORPORATION BOLIVIA S.A.	Bolivia	100% URS Corporation (Nevada)
URS CORPORATION LTD.	Scotland	100% URS Europe Ltd
URS DEUTSCHLAND GMBH	Germany	100% URS International Inc
URS EUROPE LIMITED	United Kingdom	100% URS International Inc
URS EG&G DEFENCE SERVICES (UEDS) PTY. LTD.	Australia	100% URS Asia Pacific Pty. Ltd.
URS FLIGHT TRAINING SERVICES LTD.	United Kingdom	100% Lear Siegler Logistics International, Inc.
URS FORESTRY PTY. LTD.	Australia	100% URS Australia Pty Ltd
URS FRANCE SAS	France	100% URS Europe Ltd
URS GREINER (MALAYSIA) SDN. BHD.	Malaysia	100% URS Corporation (Nevada)
URS GREINER WOODWARD-CLYDE (MALAYSIA) SDN. BHD.	Malaysia	100% URS International Inc
URS HONG KONG LIMITED	Hong Kong	99.9999999% URS Asia Pacific Pty. Ltd. .00000001% AV Marret
URS IRELAND LIMITED	Ireland	100% URS Europe Ltd
URS ITALIA S.p.A.	Italy	100% URS Europe Ltd
URS NETHERLANDS B.V.	Netherlands	100% URS Europe Ltd
URS NEW ZEALAND LTD.	New Zealand	100% URS Asia Pacific Pty. Ltd.
URS NORDIC AB	Sweden	100% URS Europe Ltd
URS (PNG) LTD.	Papua New Guinea	100% URS Asia Pacific Pty. Ltd.
URS PHILIPPINES, INC.	Philippines	99.95% URS International Inc. .01% Demosthenes B. Donato .01% Luzonia M. Em .01% Pedro Alejandro R. Rodrigues, Jr. .01% David Williamson .01% Abraham Marrett
URS STRATEGIC ISSUES MANAGEMENT PTY. LTD.	Australia	100% URS Australia Pty Ltd

List of Schedules

Name of Foreign Subsidiary	Jurisdiction of Organization	% Owned

URS (THAILAND) LIMITED	Thailand	99.94% URS Corporation (Nevada) .01% Pattanapong Srinam .01% Chalermpol Preechadej .01% Jinjira Juttawanich .01% John Towns Joseph Killeen .01% Eugene Saunders Davis .01% William Edward Callahan
URS VERIFICATION LTD.	United Kingdom	100% URS Corporation Ltd
WALK, HAYDEL ARABIA LTD.	Saudi Arabia	51% Abdulaziz Ali AlTurki / 49% URS Corporation
WOODWARD-CLYDE GEO-CONSULTING SDN BHD	Malaysia	50% Selamah Binto 50% Puan Khatija Binto
WOODWARD-CLYDE LTD.	United Kingdom	100% URS Europe Ltd

List of Schedules

SUBSIDIARIES OF WASHINGTON GROUP INTERNATIONAL, INC.

Name of Subsidiary	Incorporation	% Owned

BADGER ENERGY, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
BADGER MIDDLE EAST, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
BROADWAY INSURANCE COMPANY, LTD.	Bermuda	100% Washington Group International, Inc. (Ohio)
CONSTRUCTORA MK DE MEXICO S.A. DE C.V.	Mexico	99% Washington Group International, Inc. (Ohio) 1% Washington Group International, Inc. (Delaware)
EBASCO INTERNATIONAL CORPORATION	Delaware	100% Washington Group International, Inc. (Ohio)
ENERGY OVERSEAS INTERNATIONAL, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
HARBERT-YEARGIN INC.	Delaware	100% WGCI, Inc.
MK ENGINEERS & CONTRACTORS, S.A. DE C.V.	Mexico	99.99% Washington Group International, Inc. (Ohio) 0.01% Washington International, Inc.
MORRISON KNUDSEN ENGENHARIA S.A.	Brazil	99% Washington Group International, Inc. (Ohio) 1% Washington Group International do Brasil Ltda.
MORRISON KNUDSEN MISR LLC, A LIMITED LIABILITY COMPANY	Egypt	95% Washington International, Inc. 5% Washington Group International, Inc. (Ohio)
MORRISON KNUDSEN PERU SOCIEDAD DE RESPONSABILIDAD LIMITADA	Peru	98% Washington Group International, Inc. (Ohio) 1% Enrique Elias Laroza 1% Jack Batievsky Spack
MORRISON KNUDSEN UMWELT GMBH	Germany	100% Washington Group Deutschland GmbH
MORRISON KNUDSEN VENEZUELA S.A.	Venezuela	100% Washington Group International, Inc. (Ohio)
NATIONAL PROJECTS, INC.	Nevada	100% Washington Holdings, Inc.
NUCLEAR MANAGEMENT PARTNERS LIMITED	United Kingdom	100% Washington International Holding Limited
POMEROY CORPORATION	California	100% Washington Group International, Inc. (Ohio)
PT MORRISON KNUDSEN INDONESIA	Indonesia	99% Washington Group International, Inc. (Ohio) 1% Steven Y. Chi
RAYTHEON ENGINEERS & CONSTRUCTORS ITALY SRL	Italy	99% Washington Group International, Inc. (Ohio) 1% Nominal shareholder(s) unknown
RAYTHEON-EBASCO OVERSEAS LTD.	Delaware	100% Washington Group International, Inc. (Ohio)

List of Schedules

Name of Subsidiary	Incorporation	% Owned

RUST CONSTRUCTORS INC.	Delaware	100% Washington Holdings, Inc.
RUST CONSTRUCTORS PUERTO RICO, INC.	Nevada	100% Rust Constructors Inc.
THE LEASING CORPORATION	Nevada	100% Washington Construction Corporation
UNITED ENGINEERS FAR EAST, LTD.	Delaware	100% Washington Group International, Inc. (Ohio)
UNITED ENGINEERS INTERNATIONAL, INC.	Pennsylvania	100% Washington Group International, Inc. (Ohio)
UNITED MID EAST SAUDI ARABIA	Saudi Arabia	75% United Mid-East, Inc. 25% Washington International, Inc.
UNITED MID-EAST, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON ACE LLP	United Kingdom	99% Washington E & C Limited 1% Washington International Holding Limited
WASHINGTON ARCHITECTS, LLC	Delaware	25% Jean M. Yien 25% George Gagliardi 25% Paul Nigro 25% Stephen G. Van Winkle
WASHINGTON CONSTRUCTION CORPORATION	Montana	100% Washington Group International, Inc. (Ohio)
WASHINGTON DEMILITARIZATION COMPANY, LLC	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON E & C LIMITED	United Kingdom	100% Washington International Holding Limited
WASHINGTON E&C ROMANIA S.R.L.	Romania	99% Washington International Holding Limited 1% Washington E & C Limited
WASHINGTON ENGINEERS LLP	Puerto Rico	98% Washington ACE LLP 1% Ihor John Nyszczot Luzecky 1% Alfred Duane Schmidt McCully
WASHINGTON ENGINEERS PSC	Puerto Rico	50% Victor John Puccio 50% Alfred Duane Schmidt McCully
WASHINGTON GLOBAL SERVICES, INC.	Nevada	100% Washington Group International, Inc. (Ohio)
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP (MALAYSIA) SDN BHD	Malaysia	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP (ST. LUCIA) HOLDING LTD.	St. Lucia	100% Washington International Holding Limited
WASHINGTON GROUP ARGENTINA, INC.	Nevada	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP BOLIVIA S.R.L.	Bolivia	99% Washington International Holding Limited 1% Washington E & C Limited

List of Schedules

Name of Subsidiary	Incorporation	% Owned

WASHINGTON GROUP DEUTSCHLAND GMBH	Germany	100% Washington International Holding Limited
WASHINGTON GROUP ENGINEERING CONSULTING (SHANGHAI) CO., LTD	China	100% Washington Group International , Inc. (Ohio)
WASHINGTON GROUP ENGINEERS & CONSTRUCTORS ESPANA, S.L.	Spain	100% Washington International Holding Limited
WASHINGTON GROUP HOLDINGS LIMITED	Colorado	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP INDUSTRIAL GMBH	Germany	100% Washington Group Deutschland GmbH
WASHINGTON GROUP INTERNATIONAL DO BRASIL LTDA.	Brazil	99.99% Washington Group International, Inc. (Ohio) .01% Washington International, Inc.
WASHINGTON GROUP INTERNATIONAL HUNGARY KFT	Hungary	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP INTERNATIONAL TRADING (SHANGHAI) CO. LTD.	China	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP INTERNATIONAL, INC.	Ohio	100% Washington Group International, Inc. (Delaware)
WASHINGTON GROUP IRELAND LTD.	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP JAMAICA LIMITED	Jamaica	100% Washington Group (St. Lucia) Holding Ltd.
WASHINGTON GROUP LATIN AMERICA, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP NAMIBIA LIMITED	U.K.	100% Washington International Holding Limited
WASHINGTON GROUP NORTHERN LTD.	Canada	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP POLSKA SP.ZO.O.	Poland	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP TRANSIT MANAGEMENT COMPANY	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON GROUP (TRINIDAD & TOBAGO) LIMITED	Trinidad & Tobago	100% Washington Group (St. Lucia) Holding Ltd.
WASHINGTON INFRASTRUCTURE CORPORATION	New York	100% Washington Group International, Inc. (Ohio)
WASHINGTON INFRASTRUCTURE SERVICES, INC.	Colorado	100% Washington Group International, Inc. (Ohio)
WASHINGTON INTERNATIONAL B.V.	Netherlands	100% Washington Group International, Inc. (Ohio)
WASHINGTON INTERNATIONAL HOLDING LIMITED	United Kingdom	100% Washington Group International, Inc. (Ohio)
WASHINGTON INTERNATIONAL SAUDI ARABIA	Saudi Arabia	49% Washington International, Inc. 51% Badger Middle East, Inc.
WASHINGTON INTERNATIONAL, INC.	Nevada	100% Washington Group International, Inc. (Ohio)
WASHINGTON INTERNATIONAL, LLC	Delaware	100% Washington International Holding Limited

List of Schedules

Name of Subsidiary	Incorporation	% Owned

WASHINGTON MIDWEST LLC	Ohio	25% Alan M. Ebner 25% Michael H. Garrett 25% James S. Semple 25% William J. Spengel
WASHINGTON OHIO SERVICES, LLC	Nevada	100% Washington Group International, Inc. (Ohio)
WASHINGTON QUALITY INSPECTION COMPANY	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON SAFETY MANAGEMENT SOLUTIONS LLC	Delaware	100% Washington Savannah River Company LLC
WASHINGTON SAVANNAH RIVER COMPANY LLC	Delaware	100% Washington Group International, Inc. (Ohio)
WASHINGTON SERVICES (THAILAND) LTD.	Thailand	94% Washington Group International, Inc. (Ohio) 1% Terry K. Eller 1% Thomas R. Foote 1% Stephen M. Johnson 1% Jerry K. Lemon 1% Richard D. Parry 1% Lisa H. Ross
WASHINGTON-CATALYTIC, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
WEST VALLEY NUCLEAR SERVICES COMPANY LLC	Delaware	100% Washington Government Environmental Services Company LLC
WGCI, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
WGI ASIA PACIFIC PTE. LTD.	Singapore	100% Washington Group International, Inc. (Ohio)
WGI ASIA, INC.	Delaware	100% Washington Group International, Inc. (Ohio)
WGI GLOBAL INC.	Nevada	100% Washington Group International, Inc. (Ohio)
WGI GLOBAL OPPORTUNITIES LLC	Delaware	100% Washington Group International, Inc. (Ohio)
WGI INDUSTRIAL SERVICES, LTD.	Ohio	100% Washington Group International, Inc. (Ohio)
WGI MIDDLE EAST (UK) LTD.	United Kingdom	100% Washington International Holding Limited
WGI MIDDLE EAST INC.	Nevada	100% Washington International, Inc.
WGI NETHERLANDS B.V.	Netherlands	100% Washington Construction Corporation
WISCONSIN POWER CONSTRUCTORS, LLC	Wisconsin	100% Washington Group International, Inc. (Ohio)
WSMS MID-AMERICA LLC	Delaware	100% Washington Safety Management Solutions LLC
WSMS-MK LLC	Tennessee	75 % Washington Safety Management Solutions LLC 25% Washington Group International, Inc. (Ohio)
WGI OVERSEAS OPERATIONS LLC	Delaware	100% Washington Group International, Inc. (Ohio)

List of Schedules

SCHEDULE 5.5B

REAL PROPERTY

Address	Owner
2033 W. Avenue J, Lancaster, CA 93536	Clay Street Properties (a California corporation)
Pepper Street, San Bernardino, CA	Washington Group International, Inc. (an Ohio corporation)
500 Hopper Street, Petaluma, CA 94952-3351	Pomeroy Corporation (a California corporation)
27400 East 5th Street, Highland, CA 92346	Washington Group International, Inc. (an Ohio corporation)
2.5 acres south of Boise, Boise, ID	Washington Group International, Inc. (an Ohio corporation)

List of Schedules

SCHEDULE 5.5C

INTELLECTUAL PROPERTY

URS CORPORATION

U.S. Trademark Registrations

Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
URS Corporation	URS	1379575	01/21/1986
URS Corporation	PORTERS PLACE	2287109	10/19/1999
URS Corporation	LAP-XM	2324837	02/29/2000
URS Corporation	LAP	1894542	05/16/1995
URS Corporation	SORBATHENE	1535181	04/18/1989
URS Corporation	SYNGYP	2462043	06/19/2001
URS Corporation	ECHOSONDE	1098013	08/01/1998

List of Schedules

EG&G TECHNICAL SERVICES, INC.

U.S. Trademark Registrations

Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
EG&G Technical Services, Inc.	EG&G	2619779	09/17/2002

List of Schedules

WASHINGTON GROUP INTERNATIONAL

U.S. Trademark Registrations

Registrant	Trademark	Registration Number	Registration Date
Washington Group International, Inc.	INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	2991327	09/06/2005
Washington Group International, Inc.	MK	2199496	10/27/1998
Washington Group International, Inc.	MK CO MORRISON KNUDSEN Stylized & Design	1744815	01/05/1993
Washington Group International, Inc.	MK CO Stylized & Design	1699437	07/07/1992
Washington Group International, Inc.	MORRISON KNUDSEN Stylized	1716505	09/15/1992
Washington Group International, Inc.	THE WASHINGTON WAY	3135363	08/29/2006
Washington Group International, Inc.	The Washington Way & Design	3180110	12/05/2006
Washington Group International, Inc.	WASHINGTON	2893688	10/12/2004
Washington Group International, Inc.	WASHINGTON GROUP	2813367	02/10/2004
Washington Group International, Inc.	WASHINGTON GROUP INTERNATIONAL, INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	3156804	10/17/2006

List of Schedules

URS CORPORATION

U.S. Trademark Applications

Applicant	Trademark	Application Serial Number	Application Date
URS Corporation	URS	78839141	03/16/2006

WASHINGTON GROUP INTERNATIONAL

U.S. Trademark Applications

Applicant	Trademark	Application Serial Number	Application Date
Washington Group International, Inc.	BUILDING TOMORROW TOGETHER	77161395	04/20/2007
Washington Group International	EBASCO	77/218,032	6/28/2007
Washington Group International	EBASCO UTILITY CONSULTANTS, ENGINEERS AND CONSTRUCTORS & Design	77/219,002	6/29/2007
Washington Group International	LITWIN	77/219,025	6/29/2007
Washington Group International, Inc.	SECURERISK	77/090094	01/24/2007

List of Schedules

URS CORPORATION

Foreign Trademark Registrations

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Argentina	URS Corporation	URS	1848927	10/26/2001
Australia	URS Corporation	URS	1103438	03/14/2006
Australia	URS Corporation	URS	832956	04/26/2000
Azerbaijan	URS Corporation	URS	20010144	04/04/2001
Bolivia	URS Corporation	URS	87710-C	08/02/2002
Bolivia	URS Corporation	URS	8711-C	08/02/2002
Brazil	URS Corporation	URS	822948915	06/13/2006
Brazil	URS Corporation	URS	822948907	06/13/2006
Canada	URS Corporation	URS	TMA679937	01/22/2007
Canada	URS Corporation	WOODWARD-CLYDE	TMA566531	08/28/2002
Canada	URS Corporation	URS GREINER	TMA525477	03/22/2000
Chile	URS Corporation	URS	740121	11/23/2005
Chile	URS Corporation	URS	591708	03/09/2001
China	URS Corporation	WOODWARD-CLYDE	1487960	12/07/2000
China	URS Corporation	WOODWARD-CLYDE	1479547	11/21/2000
China	URS Corporation	URS GREINER	1189913	07/07/1998
China	URS Corporation	URS GREINER	1181870	06/07/1998
China	URS Corporation	URS	1352222	01/07/2000
China	URS Corporation	URS	1357286	01/21/2000
European Community	URS Corporation	DAMES & MOORE	4430286	05/24/2006
European Community	URS Corporation	URS	1627678	08/13/2001
European Community	URS Corporation	WOODWARD-CLYDE	1281252	11/21/2000
European Community	URS Corporation	URS GREINER	495259	11/04/1998
Germany	URS Corporation	URS	30143726	03/14/2002
Hong Kong	URS Corporation	URS GREINER	199809014	12/20/1996
Hong Kong	URS Corporation	URS GREINER	199810496	12/20/1996
Hong Kong	URS Corporation	URS	200700023AA	05/08/2000
Hong Kong	URS Corporation	URS	300492651	09/09/2005
Hong Kong	URS Corporation	WOODWARD-CLYDE	200213763AA	02/19/1999

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Indonesia	URS Corporation	URS	482000	07/19/2000
Indonesia	URS Corporation	URS	481999	07/05/2001
Japan	URS Corporation	URS	4498288	08/10/2001
Lebanon	URS Corporation	URS	84230	07/18/2000
Malaysia	URS Corporation	WOODWARD-CLYDE	99007900	08/01/2002
Malaysia	URS Corporation	WOODWARD-CLYDE	99007899	06/23/2003
Malaysia	URS Corporation	URS GREINER	98000585	08/23/2003
Malaysia	URS Corporation	URS GREINER	98000586	02/14/2005
Malaysia	URS Corporation	URS	5586	05/05/2000
Mexico	URS Corporation	URS	945335	07/27/2006
Mexico	URS Corporation	URS	944710	07/26/2006
Mexico	URS Corporation	URS	944709	07/26/2006
Mexico	URS Corporation	URS	934601	05/26/2006
Mexico	URS Corporation	URS	659206	06/16/2000
Mexico	URS Corporation	URS	659207	06/16/2000
Mexico	URS Corporation	WOODWARD-CLYDE	641362	02/16/2000
Mexico	URS Corporation	WOODWARD-CLYDE	641363	02/16/2000
Mexico	URS Corporation	URS GREINER	580344	06/30/1998
Mexico	URS Corporation	URS GREINER	570337	02/24/1998
New Zealand	URS Corporation	URS	744444	03/10/2006
New Zealand	URS Corporation	URS	659207	05/12/2000
New Zealand	URS Corporation	URS	613265	04/27/2000
New Zealand	URS Corporation	URS	613266	04/27/2000
Norway	URS Corporation	URS	209885	08/16/2001
Peru	URS Corporation	URS	27128	10/31/2001
Peru	URS Corporation	URS	44383	10/27/2006
Peru	URS Corporation	URS	44384	10/30/2006
Peru	URS Corporation	URS	43142	09/08/2006
Peru	URS Corporation	URS	43118	09/05/2006
Peru	URS Corporation	URS	23348	10/19/2000
Philippines	URS Corporation	URS	2000-003438	12/14/2003
Romania	URS Corporation	URS	67616	02/08/2005

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Russian Federation	URS Corporation	URS	209683	03/18/2002
Saudi Arabia	URS Corporation	URS	900/97	03/04/2007
Saudi Arabia	URS Corporation	URS	900/82	03/04/2007
Saudi Arabia	URS Corporation	URS	885/87	01/21/2007
Saudi Arabia	URS Corporation	URS	885/84	01/21/2007
Saudi Arabia	URS Corporation	URS	885/86	01/21/2007
Saudi Arabia	URS Corporation	URS	611/33	01/16/2002
Saudi Arabia	URS Corporation	URS	613/44	01/22/2002
Singapore	URS Corporation	URS	T00/07151D	10/21/2002
Singapore	URS Corporation	URS	T00/07150F	09/02/2002
South Korea	URS Corporation	URS	4100779000000	07/31/2002
South Korea	URS Corporation	URS	41-0152511	08/06/2007
South Korea	URS Corporation	URS	77900	07/31/2002
Spain	URS Corporation	DAMES AND MOORE	2600269M8	11/08/2004
Switzerland	URS Corporation	URS	553362	09/12/2006
Switzerland	URS Corporation	URS	515625	10/08/2003
Switzerland	URS Corporation	URS	480567	04/27/2000
Switzerland	URS Corporation	URS	744444	03/10/2006
Taiwan	URS Corporation	WOODWARD-CLYDE	128608	08/31/2000
Taiwan	URS Corporation	WOODWARD-CLYDE	127496	08/16/2000
Taiwan	URS Corporation	WOODWARD-CLYDE	98566	03/01/1998
Taiwan	URS Corporation	URS GREINER	107101	02/01/1999
Taiwan	URS Corporation	URS	161144	04/29/2001
Taiwan	URS Corporation	URS	139485	03/01/2001
Taiwan	URS Corporation	URS GREINER	98566	03/01/1998
Thailand	URS Corporation	URS	Bor34039	06/21/2007
Thailand	URS Corporation	URS	Bor34273	08/07/2006
United Arab Emirates Thailand	URS Corporation	URS	37232	04/14/2003

List of Schedules

EG&G TECHNICAL SERVICES, INC.

Foreign Trademark Registrations

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Argentina	EG&G Technical Services, Inc.	EG&G and Design	Registration No. 1,675,957	Registered 07/22/1998
Benelux	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Benelux records do not provide title information.)		Registration No. 300,862	Filed 01/19/71 Renewed 01/19/91
Benelux	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Benelux records do not provide title information.)		Registration No. 300,864	Filed 01/19/71 Renewed 01/19/91
Benelux	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Benelux records do not provide title information.		Registration No. 300,863	Filed 01/19/71 Renewed 01/19/91
Brazil	EG&G Technical Services, Inc.	EG&G	Registration No. 7,565,712	Registered 01/10/96
Brazil	EG&G Technical Services, Inc.	EG&G	Registration No. 6,218,440	Registered 01/10/96
Brazil	EG&G Technical Services, Inc.	EG&G	Registration No. 7,565,720	Registered 01/10/96
Brazil	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 6,218,458	Registered 01/10/96
Brazil	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 7,564,899	Registered 01/10/96

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Brazil	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 7,564,880	Registered 01/10/96
Canada	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Canadian records do not provide title information.)		Registration No. 262,598	Filed 06/11/80 Registered 09/25/81
Canada	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Canadian records do not provide title information.)		Registration No. 262,735	Filed 06/11/80 Registered 10/02/91
Canada	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Canadian records do not provide title information.)		Registration No. 148,680	Filed 10/06/65 Registered 12/23/66
Czech Republic	EG&G Technical Services, Inc.	EG&G and Design	Registration No. 161,162	Registered 09/15/92
European Community	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the European Community records do not provide title information.)		Registration No. 276,287	Filed 06/19/96 Registered 10/28/98
European Community	EG&G, Inc. (The US assignment shows this to be in the name of EG&G		Registration No. 49570	Filed 09/27/65 Registered 02/20/67

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Technical Services, Inc., but the European Community records do not provide title information.)
European Community	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the European Community records do not provide title information.)		Registration No. 1,595,083	Filed 05/31/90 Registered 05/31/90
Germany	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the German records do not provide title information.)		Registration No. 955,003	Filed 06/19/74 Registered 02/17/77
Germany	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the German records do not provide title information.)		Registration No. 955,001	Filed 06/19/74 Registered 02/17/77
Germany	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the German records do not provide title information.)	EG G	Registration No. 936,000	Filed 06/19/74 Registered 10/01/75

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Germany	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the German records do not provide title information.)		Registration No. 791,410	Filed 06/27/62 Registered 07/21/64
Germany	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the German records do not provide title information.)		Registration No. 918,840	Filed 08/02/72 Registered 08/02/92
Germany	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the German records do not provide title information.)		Registration No. 848,528	Filed 07/15/65 Registered 08/13/68
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Registration 427,582	Registered 03/31/99
Japan
Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)
			Registration No. 898,394	Filed 05/27/67 Registered 05/25/71 Expired 05/25/01

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
Japan
Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)
			Registration No. 1,574,295	Filed 07/13/79 Registered 03/28/83
Japan
Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)
			Registration No. 1,640,957	Filed 07/13/79 Registered 03/26/83
Japan
Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)
			Registration No. 1,664,530	Filed 07/13/79 Registered 02/23/84
Japan	Easy and G, Inc. (The US		Registration No. 1,609,343	Filed 07/13/79 Registered 08/30/83

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date

assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)

Japan
Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)
			Registration No. 1,551,645	Filed 07/13/79 Registered 11/26/82
Japan
Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records show it to be in the name of Easy and G, Inc.  Additionally, the Japanese records do not provide title information.)
			Registration No. 754,191	Filed 10/20/65; Registered 09/09/67
Mexico	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 594,358	Registered 09/14/98
Norway	EG&G, Inc. (The US assignment	EG&G and Design	Registration No. 70099	Filed 09/25/65 Registered 09/22/66

List of Schedules

Country	Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date
shows this to be in the name of EG&G Technical Services, Inc., but the Norwegian records do not provide title information.)
Russia	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 47401	Registered 11/16/92
South Africa	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 72/4503	Registered 09/05/92
South Africa	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 72/4504	Registered 09/05/92
Sweden	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Swedish records do not provide title information.)		Registration No. 89,373	Filed 07/24/58 Registered 04/22/60 Expired 11/10/00
Sweden	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Swedish records do not provide title information.)		Registration No. 116,665	Filed 09/24/65 Registered 06/10/66
Switzerland	EG&G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Swiss records do not provide title information.)		Registration No. 298173	Filed 02/09/79 Registered 02/09/79
Uruguay	EG&G Technical Services, Inc.	EG&G	Registration No. 292,893	Registered 10/08/97
Yugoslavia	EG&G Technical Services, Inc.	EG&G and Magnet	Registration No. 23254	Registered 10/20/98

List of Schedules

WASHINGTON GROUP INTERNATIONAL

Foreign Trademark Registrations

Country	Registrant	Trademark	Registration Number	Registration Date
Argentina	Washington Group International	WASHINGTON	2,012,306 2,012,308	2/22/2005 2/22/2005
Argentina	Washington Group International	WASHINGTON GROUP	1,985,785	7/22/2004
Australia	Morrison Knudsen Corporation	MK CO & Design	637021	08/04/1994
Australia	Morrison Knudsen Corporation	MK CO MORRISON KNUDSEN Stylized & Design	577258	04/27/1992
Benelux	Washington Group International, Inc.	WASHINGTON GROUP INTERNATIONAL INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	791905	02/07/2006
Brazil	Washington Group International	MORRISON KNUDSEN	006155731	11/10/1975
Brazil	Washington Group International	MORRISON KNUDSEN	00633575	6/10/1976
Brazil	Washington Group International	WASHINGTON	823123871	11/28/2006
Brazil	Washington Group International	WASHINGTON GROUP	823123880	11/28/2006
Canada	Washington Group International	MK CO MORRISON KNUDSEN Stylized & Design	TMA443,563	6/9/1995
European Community	Washington Corporations	WASHINGTON	1752765	09/11/2001
European Community	Washington Corporations	WASHINGTON GROUP	1752799	09/11/2001
France	Gibbs & Hill, Inc.	CADAE	1561438	11/22/1989
Germany	Washington Group International, Inc.	INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	30456528	03/30/2005
Germany	Washington Group International, Inc.	THE WASHINGTON WAY	30564547	04/24/2006
Indonesia	Washington Group International	WASHINGTON	483611 483610	7/16/2001 7/16/2001
Italy	Raytheon Engineers & Constructors, Inc.	BADGER	871629	07/04/2002
Italy	Gibbs & Hill, Inc.	CADAE	1561438	11/22/1989
Japan	Morrison Knudsen Corporation	MK CO MORRISON KNUDSEN Stylized & Design	3298485	04/25/1997
Mexico	Morrison Knudsen Corporation	MK CO MORRISON KNUDSEN Stylized & Design	437321	07/13/1993
Mexico	Washington Group International, Inc.	THE WASHINGTON WAY	927928 947389 949770 933061 968479 970479 948984 947389	03/31/2006 5/18/2006 08/29/2006 4/28/2006 12/19/2006 1/292007 08/28/2006 08/08/2006

List of Schedules

Mexico	Morrison Knudsen Corproration	WASHINGTON	689681 689683	02/28/2001 02/28/2001
Mexico	Morrison Knudsen Corporation	WASHINGTON GROUP	689680 689682	2/28/2001 2/28/2001
Philippines	Washington Group International	WASHINGTON GROUP	4-2000-005847	7/21/2003
Puerto Rico	Washington Group International	THE WASHINGTON WAY	66,980 66,977 66,976 66,979 66,981 66,978 66,980	2/22/2007 2/22/2007 2/22/2007 2/22/2007 2/22/2007 2/22/2007 2/22/2007
Puerto Rico	Washington Group International, Inc.	WASHINGTON GROUP INTERNATIONAL INTEGRATED ENGINEERING CONSTRUCTION AND MANAGEMENT SOLUTIONS	66,642 66,643 65,601 65,603	8/7/2006 8/7/2006 04/27/2005 8/7/2006
Romania	Washington Group International	INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	NR 66266	10/26/2004
Romania	Washington Group International	THE WASHINGTON WAY	72176	10/11/2005
Romania	Morrison Knudsen Corporation	WASHINGTON GROUP	48141	9/1/2000
Russian Fed.	Washington Group International	THE WASHINGTON WAY	314517	10/4/2006
Saudi Arabia	Washington Group International	MK CO MORRISON KNUDSEN Stylized & Design	273/84	5/23/1992
Singapore	Washington Group International	MK CO MORRISON KNUDSEN Stylized & Design	B3856/92	11/27/1991
Singapore	Washington Group International	WASHINGTON GROUP INTERNATIONAL INTEGRATED ENGINEERING, CONSTRUCTION AND MANAGEMENT SOLUTIONS	T06/04389Z T06/04388A T06/04390C T06/04391A T06/04393H	3/9/2006 1/3/2007 3/9/2006 3/9/2006 3/9/2006
Singapore	Washington Group International	WASHINGTON GROUP INTERNATIONAL, INTEGRATED ENGINEERING, CONSTRUCTION AND MANAGEMENT SOLUTIONS	T06/04394F	3/9/2006
Taiwan	Washington Group International	INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	01231970	10/1/2006
Taiwan	Washington Group International	MK CO MORRISON KNUDSEN Stylized & Design	00060774	12/16/1992
Taiwan	Washington Group International	THE WASHINGTON WAY	01224748	8/16/2006
U.A.E.	Washington Group International	THE WASHINGTON WAY	79597	3/6/2007
U.K.	Washington Group International, Inc.	THE WASHINGTON WAY	2403671	10/11/2005
U.K.	Washington Group International, Inc.	WASHINGTON GROUP INTERNATIONAL INTEGRATED ENGINEERING, CONSTRUCTION, AND MANAGEMENT SOLUTIONS	2385685	02/28/2005

List of Schedules

Ukraine	Washington Group International	WASHINGTON GROUP	28150	11/15/2002
U.K.	Morrison Knudsen Corporation	MK CO MORRISON KNUDSEN Stylized & Design	1501477	11/27/1998
Venezuela	Washington Group International	WASHINGTON	14204-2000	6/28/2002
Venezuela	Washington Group International	WASHINGTON GROUP	14206-2000	6/28/2002

List of Schedules

URS CORPORATION

Foreign Trademark Applications

Country	Applicant	Trademark	Application Number	Application Date
Argentina	URS Corporation	URS	2741806	04/26/2007
Argentina	URS Corporation	URS	2741807	04/26/2007
Argentina	URS Corporation	URS	2741808	04/26/2007
Argentina	URS Corporation	URS	2741809	04/26/2007
Argentina	URS Corporation	URS	2741810	04/26/2007
Argentina	URS Corporation	URS	2741811	04/26/2007
Argentina	URS Corporation	URS	2286664	Date not available
Bangladesh	URS Corporation	URS	107186	06/28/2007
Bolivia	URS Corporation	URS	SM-1852	05/19/2006
Bolivia	URS Corporation	URS	SM-1853	05/19/2006
Bolivia	URS Corporation	URS	SM-1854	05/19/2006
Brazil	URS Corporation	URS	828535566	06/28/2006
Brazil	URS Corporation	URS	828535574	06/28/2006
Brazil	URS Corporation	URS	828535590	06/28/2006
Brazil	URS Corporation	URS	828535582	06/28/2006
Canada	URS Corporation	URS	1339484	03/15/2007
Chile	URS Corporation	URS	713791	12/09/2005
China	URS Corporation	URS	5198990	03/08/2006
China	URS Corporation	URS	5198991	03/08/2006
China	URS Corporation	URS	5198992	03/08/2006
Egypt	URS Corporation	URS	203379	07/01/2007
Egypt	URS Corporation	URS	203380	07/01/2007
Egypt	URS Corporation	URS	203381	07/01/2007
Egypt	URS Corporation	URS	203382	07/01/2007
Egypt	URS Corporation	URS	203383	07/01/2007
Egypt	URS Corporation	URS	203384	07/01/2007
European Community	URS Corporation	URS	4893319	02/10/2006
India	URS Corporation	URS	1497480	10/17/2006
Indonesia	URS Corporation	URS	J0020070003	01/05/2007
Indonesia	URS Corporation	URS	J00200700037	01/05/2007
Iran	URS Corporation	URS	86041493	07/08/2007
Italy	URS Corporation	URS CORPORATION	81902003 MI	08/07/2003
Italy	URS Corporation	URS ITALIA	81892003 MI	08/07/2003

List of Schedules

Country	Applicant	Trademark	Application Number	Application Date
Italy	URS Corporation	URS VERIFICATION	81882003 MI	08/07/2003
Italy	URS Corporation	URS ITALY	81872003 MI	08/07/2003
Italy	URS Corporation	URS	81862003 MI	08/07/2003
Japan	URS Corporation	URS	2006-041589	05/08/2006
Kuwait	URS Corporation	URS	86894	07/03/2007
Kuwait	URS Corporation	URS	86895	07/03/2007
Kuwait	URS Corporation	URS	86896	07/03/2007
Kuwait	URS Corporation	URS	86897	07/03/2007
Kuwait	URS Corporation	URS	86898	07/03/2007
Kuwait	URS Corporation	URS	86899	07/03/2007
Malaysia	URS Corporation	URS	2006-17270	07/20/2006
Malaysia	URS Corporation	URS	6012720	07/20/2006
Malaysia	URS Corporation	URS	2006-12722	07/20/2006
Malaysia	URS Corporation	URS	6012723	07/20/2006
Malaysia	URS Corporation	URS	2000-05585	05/05/2000
Mexico	URS Corporation	URS	759146	01/05/2006
Mexico	URS Corporation	URS	759150	01/05/2006
Norway	URS Corporation	URS	200609609	09/07/2006
Pakistan	URS Corporation	URS	239866	08/03/2007
Pakistan	URS Corporation	URS	239867	08/03/2007
Pakistan	URS Corporation	URS	239868	08/03/2007
Pakistan	URS Corporation	URS	239869	08/03/2007
Pakistan	URS Corporation	URS	239870	08/03/2007
Pakistan	URS Corporation	URS	239871	08/03/2007
Panama	URS Corporation	URS	120992	05/16/2002
Panama	URS Corporation	URS	120993	05/16/2002
Qatar	URS Corporation	URS	37299	10/27/2005
Qatar	URS Corporation	URS	37294	10/27/2005
Qatar	URS Corporation	URS	37295	10/27/2005
Qatar	URS Corporation	URS	37296	10/27/2005
Qatar	URS Corporation	URS	37297	10/27/2005
Qatar	URS Corporation	URS	38298	10/27/2005
Romania	URS Corporation	URS	M200612522	11/08/2006
Russian Federation	URS Corporation	URS	2006731534	11/01/2006
Singapore	URS Corporation	URS	T06/02387B	02/07/2006
Singapore	URS Corporation	URS	T06/02388J	02/07/2006
Singapore	URS Corporation	URS	T06/02389I	02/07/2006

List of Schedules

Country	Applicant	Trademark	Application Number	Application Date
Singapore	URS Corporation	URS	T06/02390B	02/07/2006
South Korea	URS Corporation	URS	4120050028173	12/12/2005
Taiwan	URS Corporation	URS	94058877	12/05/2005
Taiwan	URS Corporation	URS GREINER	98566	03/01/1998
Thailand	URS Corporation	URS	634852	08/07/2006
Thailand	URS Corporation	URS	634853	08/07/2006
Thailand	URS Corporation	URS	634854	08/07/2006
Thailand	URS Corporation	URS	634856	08/07/2006
Ukraine	URS Corporation	URS	200712872	08/06/2007
United Arab Emirates	URS Corporation	URS	37896	08/19/2000
United Arab Emirates	URS Corporation	URS	92149	03/22/2007
United Arab Emirates	URS Corporation	URS	92150	03/22/2007
United Arab Emirates	URS Corporation	URS	92151	03/22/2007
United Arab Emirates	URS Corporation	URS	92152	03/22/2007
United Arab Emirates	URS Corporation	URS	92153	03/22/2007
Vietnam	URS Corporation	URS	4-2006-12948	08/08/2006

List of Schedules

EG&G TECHNICAL SERVICES, INC.

Foreign Trademark Applications

Country	Applicant	Trademark	Application Number	Application Date
Argentina	EG&G Technical Services, Inc.	EG&G and Design	Application No. 2,174,536	Filed 01/01/99
Bosnia	EG&G Technical Services, Inc.	EG&G and Red Magnet	Application No. BAZR96934A	Filed 01/20/99
Hong Kong	EG&G Technical Services, Inc.	EG&G and Design	Application No. 97-16114	Filed 10/28/97
Hong Kong	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 97-16115	Filed 10/28/97
Hong Kong	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 97-16116	Filed 10/28/97
Hong Kong	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 97-16117	Filed 10/28/97
Hong Kong	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 97-16118	Filed 10/28/97
Hong Kong	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 97-16119	Filed 10/28/97
Hong Kong	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 97-16120	Filed 10/28/97
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. D97-27004	Filed 10/28/97
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. D97-27005	Filed 10/28/97
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. D97-27006	Filed 10/28/97
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. D97-27008	Filed 10/28/97
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. D97-27009	Filed 10/28/97
Indonesia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. D97-27010	Filed 10/28/97
Japan	Easy and G, Inc. (The US assignment shows this to be in the name of EG&G Technical Services, Inc., but the Japanese records		Registration No. 1,609,343	Filed 07/13/79 Registered 08/30/83

List of Schedules

Country	Applicant	Trademark	Application Number	Application Date
show it to be in the name of Easy and G, Inc. Additionally, the Japanese records do not provide title information.)
Philippines	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 4-1998-07757	Filed 06/30/98
Russia	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 98714771	Filed 01/01/98
Singapore	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 8927/98	Filed 06/30/98
Taiwan	EG&G Technical Services, Inc.	EG&G and Magnet	Application No. 87-044160	Filed 01/01/97

List of Schedules

WASHINGTON GROUP INTERNATIONAL

Foreign Trademark Applications

Country	Applicant	Trademark	Application No.	Application Date
Bahrain	Washington Group International	THE WASHINGTON WAY		3/5/2006
Brazil	Washington Group International	THE WASHINGTON WAY	827964226 827964200 827964145 827964161 827964137 827964196	12/02/2005 12/02/2005 12/02/2005 12/02/2005 12/02/2005 12/02/2005
Brazil	Washington Group International	WASHINGTON	823123901	8/30/2000
Brazil	Washington Group International	WASHINGTON GROUP	823123898	8/30/2000
Canada	Washington Group International, Inc.	THE WASHINGTON WAY	1275248	10/11/2005
China		INTEGRATED ENGINEERING, CONSTRUCTION AND MANAGEMENT SOLUTIONS	4379858 4379859 4379860	11/24/2004 11/24/2004 11/24/2004
China	Washington Group International	THE WASHINGTON WAY	4974270 4974268 4974266 4974264 4974263 4974261	10/31/2005 10/31/2005 10/31/2005 10/31/2005 10/31/2005 10/31/2005
Puerto Rico	Washington Group International	INTEGRATED ENGINEERING, CONSTRUCTION AND MANAGEMENT SOLUTIONS	65602	04/27/2005
Qatar	Washington Group International	THE WASHINGTON WAY	37317 37318 373319 4959369 4959370	10/31/2005 10/31/2005 10/31/2005 10/31/2005 10/31/2005
Russian Fed.	Washington Group International	WASHINGTON GROUP INTERNATIONAL, INTEGRATED ENGINEERING CONSTRUCTION AND MANAGEMENT SOLUTIONS	2006716608	6/19/2006

List of Schedules

U.A.E.	Washington Group International	THE WASHINGTON WAY	75463 75458 75459 75460 75461 75463	11/29/2005 11/29/2005 11/29/2005 11/29/2005 11/29/2005 11/29/2005
Venezuela	Washington Group International	THE WASHINGTON WAY	2005-026877 2005-026876 2005-026875 2005-026874 2005-026872 2005-026873	12/2/2005 12/2/2005 12/2/2005 12/2/2005 12/2/2005 12/2/2005
Venezuela	Washington Group International	WASHINGTON	142032000	8/8/2000
Venezuela	Washington Group International	WASHINGTON GROUP	142052000	8/8/2000

List of Schedules

URS CORPORATION

U.S. Patent Registrations

Patent Number	Registration Date	Patent Title	Registrant (or last Registered Owner)
6808166	10/26/2004	Gas distribution system for venture scrubbers and absorbers	URS Corporation
4674591	06/23/1987	Method and apparatus for seismic exploration	URS Corporation
4674571	06/23/1987	Method and apparatus for improving oil production in oil wells	URS Corporation
4574888	03/11/1986	Method and apparatus for removing stuck portions of a drill string	URS Corporation

WASHINGTON GROUP INTERNATIONAL

U.S. Patent Registrations

Patent Number	Registration Date	Patent Title	Registrant (or last Registered Owner)
7,107,774	09/19/2006	Method and apparatus for combined cycle power plant operation	Washington Group International, Inc.
4,944,444	07/31/1990	Welding or burning shield	MK Ferguson Company
4,404,180	09/13/1983	Manufacture of hydrogen sulfide (H2S) (standby operation to eliminate storage of H2S)	Morrison-Knudsen Company, Inc. - owned jointly with Home Oil Company Limited
5,297,182	03/22/1994	Method of decommissioning a nuclear reactor	Washington Group International
4,994,230	02/19/1991	Template method for replacing a vessel in a pipe system	MK Ferguson Company
4,332,774	06/01/1982	Manufacture of hydrogen sulfide (H2S)	Morrison-Knudsen Company, Inc. - owned jointly with Home Oil Company Limited
4,682,926	07/28/1987	Ceiling panel placing machine	Morrison-Knudsen Company, Inc.
5,025,150	06/18/1991	Site survey methods and apparatus	MK-Ferguson Company - jointly owned with Chem-Nuclear Systems Inc.

List of Schedules

4,765,257	08/23/1988	Apparatus and method for waste disposal	Owned by CF Systems Corporation, which was merged into Morrison Knudsen Corporation
4,877,530	10/31/1989	Liquid CO2/cosolvent extraction	Owned by CF Systems Corporation, which was merged into Morrison Knudsen Corporation
5,368,633	11/29/1994	Pressurized radioactive gas treatment system	Morrison-Knudsen
4,848,918	07/18/1989	Mixing apparatus	Owned by CF Systems Corporation, which was merged into Morrison Knudsen Corporation
4,735,784	04/05/1988	Method of treating fluoride contaminated wastes	Morrison-Knudsen Company, Inc.

WASHINGTON GROUP INTERNATIONAL

U.S. Patent Applications

Application Serial No.	Application Date	Patent Title	Applicant
60/494,517	8/12/2003	Method and Apparatus for Combined Cycle Power Plant Operation	Washington Group International
60/849,270	10/4/2006	Furnace and Ductwork Implosion Interruption Air System	Washington Group International
60/934,794	6/15/2007	Redeployable Barrier Fence System	Washington Group International
60/959,896	7/17/2007	Leakproof Draft System Vacuum Relief Device for Power Plants	Washington Group International

List of Schedules

WASHINGTON GROUP INTERNATIONAL

Foreign Patent Registrations

Country	Description	Patent No.	Registration Date	Registrant (or last Registered Owner)
Europe	Alkylaromatics Production	EP 1542947	06/22/2005	Washington Group International, Inc. and ExxonMobil Chemical Patents, Inc.
Europe	Production of alkylaromatic compounds	EP 1358141	11/05/2003	Washington Group International, Inc. and ExxonMobil Chemical Patents, Inc.
Europe	Production of high purity meta-xylene	EP 1089957	04/11/2001	Washington Group International, Inc.
Europe	Production of alkyl aromatic compounds	EP 1485335	12/15/2004	Washington Group International, Inc.
Europe	Solid-state sensing and control transit car door system	EP 598893	06/01/1994	Morrison-Knudsen Company, Inc.
Europe	Transit car door system and operation	EP 420965	01/01/1991	Morrison-Knudsen Company, Inc.
Europe	Manufacture of hydrogen sulfide	EP 57723	08/18/1982	Morrison-Knudsen Company, Inc.
Europe	Controlled discharge door for particular materials	EP 38403	10/28/1981	Morrison-Knudsen Company, Inc.
Canada	Method of treating fluoride contaminated wastes	CA 1293857	01/07/1992	Morrison-Knudsen Company, Inc.
Canada	Manufacture of hydrogen sulfide (H2S) (standby operation to eliminate storage of H2S)	CA 1194678	10/08/1985	Morrison-Knudsen Company, Inc. - owned jointly with Home Oil Company Limited
Canada	Control of sulfates in membrane cell chlor-alkali process	CA 1292438	11/26/1991	Washington Group International, Inc.
Canada	Turbulent cocurrent contacting of gas and liquid in process where solids are formed or present	CA 1274969	10/09/1990	Washington Group International, Inc.
Iran	Modular structures, retaining wall system and methods of construction	15727		Washington Group International

List of Schedules

WASHINGTON GROUP INTERNATIONAL

Foreign Patent Applications

Country	Description	Patent No.	Application Date	Registrant (or last Registered Owner)
Canada	Alkylaromatics Production	CA 2495742 (PCT Filing No: PCT/US2003/027581)	09/04/2003 (PCT Filing Date)	Washington Group International, Inc. and ExxonMobil Chemical Patents, Inc.
China	Enhanced crossflow heat transfer	00810611	01/18/2000	Washington Group International, Inc.
China	Radial flow reactor	99807644	07/06/1999	Washington Group International, Inc.
China	Cascade reboiling of ethylbenzene/styrene columns	99807390	06/14/1999	Washington Group International Corp.
Europe	Maximizing meta-isomers in the production of dialkylbenzene compounds	WO 2002026671	04/04/2002	Washington Group International, Inc. and ExxonMobil Chemical Patents, Inc.

List of Schedules

URS CORPORATION

U.S. Copyright Registrations

Registered Owner (or last Registered Owner)	Copyright Title	Registration Number	Registration Date
URS Corporation Southern	Transportation	TXu-979-540	12/05/2000
URS Corporation	Niagra information system	TXu-1-268-694	03/01/2006
URS Corporation	Guangzhou Baiyun International Airport	VA-941-300	03/08/1999

WASHINGTON GROUP INTERNATIONAL

U.S. Copyright Registrations

Registered Owner (or last Registered Owner)	Copyright Title	Registration No.	Registration Date
Washington Group International, Inc. (OH)	Repowering with Circulating Fluidized Bed Combustor (Text and drawings describing boiler and furnace technology)	TX 572 962	6/13/1993

List of Schedules

SCHEDULE 5.6

LITIGATION; ADVERSE FACTS

URS Corporation

• Saudi Arabia: One of our subsidiaries, Lear Seigler Services, Inc., a Delaware corporation (“LSI”), provided aircraft maintenance support services on F-5 aircraft under contracts (the “F-5 Contract”) with a Saudi Arabian government ministry (the “Ministry”). LSI completed its operational performance under the F-5 Contract in November 2000 and the Ministry has yet to pay a $12.2 million account receivable owed to LSI. In addition, in 2004, the Ministry directed payment of a performance bond outstanding under the F-5 contract for approximately $5.6 million. The following legal proceedings ensued:

Two Saudi Arabian landlords have pursued claims over disputed rents in Saudi Arabia. The Saudi Arabian landlord of the Al Bilad complex received a judgment in Saudi Arabia against LSI for $7.9 million. During the quarter ended March 30, 2007, Al Bilad received payment of this judgment out of the $12.2 million receivable held by the Ministry. As a result, we have reduced both our receivable and a reserve against the Saudi Arabian judgment regarding the Al Bilad complex to reflect the payment made by the Ministry. Another landlord has obtained a judgment in Saudi Arabia against LSI for $1.2 million and LSI successfully appealed this decision in June 2005 in Saudi Arabia, which was remanded for future proceedings. We continue to review our legal position and strategy regarding these judgments.

LSI was involved in a dispute related to a tax assessment issued by the Saudi Arabian taxing authority (“Zakat”) against LSI of approximately $5.1 million for the years 1999 through 2002. LSI disagreed with the Zakat assessment and on June 6, 2006, the Zakat and Tax Preliminary Appeal Committee ruled partially in favor of LSI by reducing the tax assessment to approximately $2.2 million. LSI has appealed the decision of the Zakat and Tax Preliminary Appeal Committee in an effort to eliminate or further reduce the assessment, and, as a part of that appeal, posted a bond in the full amount of the remaining tax assessment. LSI will continue to defend this matter vigorously.

In November 2004, LSI filed suit against the Ministry in the United States District Court for the Western District of Texas. The suit seeks damages for, among other things, intentional interference with commercial relations caused by the Ministry's wrongful demand of the performance bond; breach of the F-5 Contract; unjust enrichment and promissory estoppel, and seeks payment of the $12.2 million account receivable. In March 2005, the Ministry filed a motion to dismiss, which the District Court denied. In November 2005, the Ministry filed another motion to dismiss, to which the District Court responded by ordering the parties to conduct further discovery, which is ongoing. On April 12, 2007, the Ministry filed a supplemental brief in support of its motion to dismiss. LSI intends to continue to pursue this matter vigorously.  On September 26, 2007, the District Court heard oral arguments on the motion to dismiss.  LSI intends to continue to pursue this matter vigorously.  On May 31, 2007, LSI filed a response objecting to the Ministry’s motion to dismiss, to which the Ministry filed a reply brief on June 29, 2007. This matter would not be likely to result in a Material Adverse Effect.

• Lebanon: Our 1999 acquisition of Dames and Moore Group, Inc. included the acquisition of a wholly owned subsidiary, Radian International, LLC (“Radian”). Prior to the acquisition, Radian entered into a contract with the Lebanese Company for the Development and Reconstruction of Beirut Central District, S.A.L (“Solidere”). Under the contract, Radian was to provide environmental remediation services at the Normandy Landfill site located in Beirut, Lebanon (the “Normandy Project”). Radian subcontracted a portion of these services to Mouawad – Edde SARL. The contract with Solidere required the posting of a Letter of Guarantee, which was issued by Saradar Bank, Sh.M.L. ("Saradar") for $8.5 million. Solidere drew upon the full value of the Letter of Guarantee. The contract also provided for the purchase of project-specific insurance. The project-specific insurance policy was issued by Alpina Insurance Company ("Alpina").

List of Schedules

Radian and Solidere initially sought to resolve their disputes through arbitration proceedings before the International Chamber of Commerce (“ICC”). Solidere alleges that Radian’s activities and services resulted in the production of chemical and biological pollutants, including methane gas, at the Normandy Project. In July 2004, an ICC arbitration panel ruled against Radian. Among other things, the ICC ordered Radian to: i) prepare a plan to remediate the production of methane gas at the Normandy Site; and, ii) pay approximately $2.4 million in attorney fees and other expenses. The ICC also authorized Solidere to withhold project payments.

Since the July 2004 ruling, numerous other legal actions have been initiated. On January 20, 2006, Radian initiated a new ICC arbitration proceeding against Solidere alleging, in part, that Solidere's lack of cooperation prevented Radian from complying with the July 2004 ruling. In response to Radian’s January 20, 2006 filing, Solidere terminated Radian's contract and, on February 13, 2006, initiated a separate ICC arbitration proceeding against both Radian and URS Corporation, a Delaware corporation (DE), the indirect parent of Radian, claiming that URS Corporation (DE) is responsible for Radian’s liabilities because both entities operated as a single economic enterprise. Solidere’s February 13, 2006 filing seeks to recover the costs to remediate the Normandy Site, damages resulting from delays in project completion, and past and future legal costs. On February 20, 2006, Radian amended its January 20, 2006 filing to include Solidere's unwarranted termination of Radian's contract.

On June 30, 2006, URS Corporation (DE) filed a separate complaint in the United States District Court for the District of Delaware seeking to enjoin Solidere’s attempt to include URS Corporation (DE) as a party in the arbitration before the ICC. However, because Radian is maintained as a distinct legal entity separate from URS Corporation (DE), URS Corporation (DE) is not responsible for any of Radian’s liabilities.  On September 28, 2007, the Delaware District Court issued a Memorandum of Opinion, which, among other things, partially granted Solidere’s motion to dismiss.  We plan to appeal this decision.

On June 28, 2006, Mouawad – Edde SARL, filed a request for arbitration (to which we responded) with the ICC against Radian and URS Corporation seeking to recover $22 million for its alleged additional costs.  Mouawad – Edde SARL alleges that it is entitled to a sizable increase in the value of its subcontract for additional work it claims to have performed on the Normandy Project. An evidentiary hearing on jurisdictional issues was held at the ICC in July 2007.

In July 2004, Saradar filed a claim for reimbursement in the First Court in Beirut, Lebanon, to recover the $8.5 million paid on the Letter of Guarantee from Radian and co-defendant Wells Fargo Bank, N.A. Saradar alleges that it is entitled to reimbursement for the amount paid on the Letter of Guarantee. In February 2005, Radian responded to Saradar’s claim by filing a Statement of Defense. In April 2005, Saradar also filed a reimbursement claim against Solidere. Radian contends that it is not obligated to reimburse Saradar. The matter is currently under submission by the First Court in Beirut. The current instability in Lebanon may delay the Court’s ruling.

In October 2004, Alpina notified Radian of a denial of insurance coverage. Radian filed a breach of contract and bad faith claim against Alpina in the United States District Court for the Northern District of California in October 2004 seeking declaratory relief and monetary damages. In July 2005, Alpina responded to Radian’s claim by filing a motion to dismiss based on improper venue, which the District Court granted. The District Court’s decision, however, did not consider the underlying merits of Radian’s claim and Radian appealed the matter to the United States Court of Appeals for the Ninth Circuit in September 2005. Radian continues discussions with Alpina and its other insurance carriers to resolve the matter.

In December 2006, Zurich Insurance Company (“Zurich”), as successor in interest to Alpina, American International Specialty Lines Insurance Company (“AISLIC”), Radian, and URS Corporation, finalized a settlement agreement in which Zurich and AISLIC agreed to fund a substantial portion of the cost of defending some of the claims filed by Solidere in the ICC arbitration.

List of Schedules

As of September 28, 2007, Solidere had withheld project payments owed to Radian amounting to $11.5 million. We have recorded this amount as accounts receivable and retainage. In addition, we recorded $4.2 million in consolidated costs and accrued earnings in excess of billings on contracts in process.

Radian will vigorously continue to pursue its claims against Solidere and Alpina. Radian and URS Corporation will also continue to defend vigorously the claims asserted against them.

• Tampa-Hillsborough County Expressway Authority:  In 1999, URS Corporation Southern, a wholly owned subsidiary, entered into an agreement ("Agreement") with the Tampa-Hillsborough County Expressway Authority (the “Authority”) to provide foundation design, project oversight and other services in connection with the construction of the Lee Roy Selmon Elevated Expressway structure (the “Expressway”) in Tampa, Florida. Also, URS Holdings, Inc., a wholly owned subsidiary, entered into a subcontract agreement with an unrelated third party to provide geotechnical services in connection with the construction of roads to access the Expressway. In 2004, during construction of the elevated structure, one pier subsided substantially, causing significant damage to a segment of the elevated structure, though no significant injuries occurred as a result of the incident. The Authority has completed remediation of the Expressway.

In October 2005, the Authority filed a lawsuit in the Thirteenth Judicial Circuit of Florida against URS Corporation Southern, URS Holdings, Inc. and an unrelated third party, alleging breach of contract and professional negligence resulting in damages to the Authority exceeding $120 million. Sufficient information is not currently available to assess liabilities associated with the remediation. In April 2006, the Authority's Builder's Risk insurance carrier, Westchester Surplus Lines Insurance Company ("Westchester"), filed a subrogation action against URS Corporation Southern in the Thirteenth Judicial Circuit of Florida for $2.9 million, which Westchester has paid to the Authority. Westchester also filed a subrogation action for any future amounts that may be paid for claims that the Authority has submitted for losses caused by the subsidence of the pier. URS Corporation Southern removed Westchester's lawsuit to United States District Court for the Middle District of Florida and filed multiple counterclaims against Westchester for insurance coverage under the Westchester policy.

One of URS Corporation Southern’s and URS Holding Inc’s excess insurance carriers, Arch Specialty Insurance Company (“Arch”), which was responsible for $15 million in excess coverage, has informed URS Corporation Southern and URS Holdings, Inc, that they believe the initial notice of claim provided by our insurance broker was untimely under the Arch excess policies. URS Corporation Southern and URS Holdings, Inc. rejected Arch’s position.

URS Corporation Southern and URS Holdings, Inc. will continue to defend this matter vigorously. This matter would not be likely to result in a Material Adverse Effect.

Minneapolis Bridge: The collapse of the I-35W bridge in Minneapolis, Minnesota, on August 1, 2007, has been widely publicized. In 2003, the Minnesota Department of Transportation retained us to provide engineering analyses of the I-35W bridge. We had issued draft reports pursuant to this engagement and our services to the Minnesota Department of Transportation were ongoing at the time of the collapse. We were not involved in the original design or construction of the I-35W bridge, nor were we involved in any of the maintenance and construction work being performed on the bridge when the collapse occurred. Investigations are underway, but at this time, there is insufficient information to determine the cause or causes of the collapse. It is possible, however, that claims relating to the collapse will be made against us because of our work for the Minnesota Department of Transportation. The outcome of any such claims, if made, or their possible impacts on the company cannot be determined at this time.

List of Schedules

Washington Group International, Inc.

Litigation and Investigation related to USAID Egyptian Projects.  In 2002, the Inspector General for the US Agency for International Development (“USAID”) requested documentation about and made inquiries into the contractual relationships between one of our US joint ventures and a local construction company in Egypt.  The focus of the inquiry was whether the structure of our business relationship with the Egyptian company violated USAID contract regulations with respect to source, origin, and nationality requirements.  In January 2004, we entered into an agreement with USAID whereby we agreed to undertake certain compliance and training measures and USAID agreed that we were presently eligible for USAID contracts, including host-country projects, and were not under threat of suspension or debarment arising out of matters covered by the USAID inquiry.  We satisfactorily completed that training effective November 22, 2004, and, as a result, are currently in good standing to bid on all USAID projects.

In March 2003, we were notified by the Department of Justice that the US government was considering civil litigation against us for potential violations of the USAID source, origin, and nationality regulations in connection with five of our USAID-financed host-country projects located in Egypt beginning in the early 1990s.  Following that notification, we responded to inquiries from the Department of Justice and otherwise cooperated with the government’s investigation.  In November 2004, the government filed an action in the US District Court for the District of Idaho against us and the companies referred to above with respect to the Egyptian projects (the “Idaho Action”).  The Idaho Action was brought under the Federal False Claims Act, the Federal Foreign Assistance Act of 1961, and common law theories of payment by mistake and unjust enrichment. The complaint seeks damages and civil penalties for violations of the statutes and asserts that the government is entitled to a refund of all amounts paid to us and the other defendants under the specified contracts. The government alleges that approximately $373.0 million was paid under those contracts. We deny any liability in the action and contest the government’s damage allegations and its entitlement to any recovery. All projects were completed and turned over for operation.

Further, on March 23, 2005, we filed a Motion to Enforce the Confirmation Order in the Bankruptcy Court in Nevada, and a Motion to Dismiss or Stay the Action in the Idaho Court pending resolution of the proceedings in the Bankruptcy Court. In the filings in the Bankruptcy Court, we sought dismissal of the government’s claims pursuant to the Confirmation Order (and other relevant orders of the Bankruptcy Court) because of the government’s failure to give appropriate notice or otherwise preserve those claims. On August 30, 2005, the Bankruptcy Court granted our Motion to Enforce the Confirmation Order, in total, ruling that all of the government’s claims (as set forth in the complaint in the Idaho Action) are barred. On November 9, 2005, the Bankruptcy Court confirmed its decision with a written order and detailed findings of fact. The government appealed the Bankruptcy Court's order to the US District Court for the District of Nevada. On March 22, 2006, the judge in the Idaho Action stayed that action during the pendency of the government's appeal of the Bankruptcy Court's ruling.

On December 29, 2006, the District Court in Nevada disagreed with the specific grounds on which the Bankruptcy Court had determined that the Government’s statutory claims were barred, and on that basis reversed the Bankruptcy Court’s order and remanded the matter back to the Bankruptcy Court for further proceedings. In his order, the District Court judge specifically noted that on remand, “[t]he Bankruptcy Court may choose among other things, to address whether the Idaho claims are barred for any other reasons, or are otherwise affected by WGI’s Bankruptcy proceedings.” We intend to renew our motion that the Government’s claim in the Bankruptcy Court is nonetheless barred under different theories than those initially addressed by the Bankruptcy Court. On February 23, 2007, the US District Judge reaffirmed that the Idaho Action will remain stayed until the Bankruptcy Court determines whether the government’s claims in the Idaho Action are barred. On August 29, 2007, the Bankruptcy Court (Judge Zive) conducted a scheduling/status conference.  At that conference, the court inquired about settlement possibilities and encouraged the parties to engage in settlement discussions.  In addition, the

List of Schedules

court directed the parties to meet and confer on how our  motions that the Government’s claims are barred should proceed in terms of written and other discovery to be conducted, procedures for moving the motions toward disposition, and a potential schedule for hearings.  The court also set an adversary scheduling conference for November 7, 2007, at which time the court will determine the scope of discovery and the timing of hearings, to the extent not agreed to by the parties.

Our joint venture for one of the five projects referred to above brought arbitration proceedings before an arbitration tribunal in Egypt in which it asserted an affirmative claim for additional compensation for the construction of water and wastewater treatment facilities in Egypt. The project owner, National Organization for Potable Water and Sanitary Drainage (“NOPWASD”), an Egyptian government agency, asserted in a counterclaim that by reason of alleged violations of the USAID source, origin and nationality regulations, and alleged violations of Egyptian law, our joint venture should forfeit its claim, pay damages of approximately $6.0 million and the owner’s costs of defending against the joint venture’s claims in arbitration. We denied liability on the project owner’s counterclaim. On April 17, 2006, the arbitration tribunal issued its award providing that the joint venture prevailed on its affirmative claims in the net amount of $8.2 million, and that NOPWASD's counterclaims are rejected. Our portion of any final award received by the joint venture would be approximately 45 percent. Because of potential issues related to appeals or collectibility of amounts awarded, no amounts related to this potential recovery have been recognized in the accompanying condensed consolidated financial statements.

Based on our assessment of the above-described matters, we recorded a charge of $8.2 million in the year ended December 31, 2004. Potential recovery on the arbitration award, or additional loss, if any, is not estimable.

New Orleans Levee Failure Class Action Litigation. From July 1999 through May 2005, we performed demolition, site preparation, and environmental remediation services for the US Army Corps of Engineers on the east bank of the Inner Harbor Navigation Canal (the “Industrial Canal”) in New Orleans, Louisiana. All the work performed by us and our subcontractors was directed, supervised and approved by the US Army Corps of Engineers.

On August 29, 2005, Hurricane Katrina devastated New Orleans. The storm surge created by the hurricane overtopped the Industrial Canal levee and floodwall, flooding the Lower Ninth Ward and other parts of the city.

Between September 19, 2005 and September 28, 2007, 49 personal injury and property damage class action lawsuits have been filed in Louisiana State and Federal court naming us, of which 47 are currently pending. Other defendants include the US Army Corps of Engineers, the Board for the Orleans Parish Levee District, and its insurer, St. Paul Fire and Marine Insurance Company. Over 170 hurricane-related cases, including Washington Group International cases, have been consolidated in the Federal District Court for the Eastern District of Louisiana.  The plaintiffs claim that defendants were negligent in their design, construction and/or maintenance of the New Orleans levees. The alleged class of plaintiffs are all residents and property owners who incurred damages arising out of the breach and failure of the hurricane protection levees and floodwalls in the wake of Hurricane Katrina. The allegation against us is that the work we performed adjacent to the Industrial Canal damaged the levee and floodwall and caused and/or contributed to breaches and flooding. The plaintiffs allege damages of $200 billion and demand attorneys’ fees and costs. In the event we are found to have any liability in this matter, we have substantial general liability and professional liability insurance coverage. While the adequacy of the coverage cannot be predicted with certainty, we believe it is adequate to cover any potential liability which could be imposed on us as a result of this litigation.

We deny any liability and are vigorously defending these lawsuits. We did not design, construct, repair or maintain any of the levees or floodwalls that failed during or after Hurricane Katrina. There is no evidence that activities performed by us damaged the Industrial Canal levee or floodwall. We will pursue

List of Schedules

all contractual and equitable rights of indemnity and contribution and leverage all available challenges against class certification.

Based on the status and nature of this matter at this time, we cannot make an estimate of probable liability, if any. We performed the work adjacent to the Industrial Canal as a contractor for the US government and are pursuing dismissal from the lawsuits either as a result of a motion to dismiss for failure to state a claim or on a motion for summary judgment on the basis that government contractors are immune from liability. Until our motions are decided, class certification decisions are issued, and we know who our co-defendants will be, there is no reasonable basis for accurately predicting the outcome of these actions. Consistent with our accounting policy of accruing legal fees when probable and estimable, through September 28, 2007, we have accrued $11.1 million for estimated legal defense costs associated with these matters through the end of 2007. We believe a portion of these costs are reimbursable under our insurance program and have recorded a corresponding insurance receivable.

List of Schedules

SCHEDULE 5.11

ENVIRONMENTAL MATTERS

None

List of Schedules

SCHEDULE 6.10

POST CLOSING MATTERS

(i)           TAX GOOD STANDING CERTIFICATES

Loan Party	Jurisdiction of Organization
EG&G Defense Materials, Inc.	Utah
E.C. Driver & Associates, Inc.	Florida
URS Construction Services, Inc.	Florida
URS Corporation AES	Connecticut
URS Corporation – North Carolina	North Carolina
URS Corporation – New York	New York
URS Corporation - Ohio	Ohio
URS Corporation Great Lakes	Michigan
URS District Services, P.C.	District of Columbia
URS Greiner Woodward-Clyde Consultants, Inc.	New York
Washington Group Holdings Limited	Colorado
Washington Group International, Inc.	Ohio
Washington Midwest LLC	Ohio

List of Schedules

(ii)           IP COLLATERAL OWNER RECORDATIONS

Patent No.	Registration Date	Description	Current Registrant (or last Registered Owner)
4,944,444	07/31/1990	Welding or burning shield	MK Ferguson Company
4,404,180	09/13/1983	Manufacture of hydrogen sulfide (H2S) (standby operation to eliminate storage of H2S)	Morrison-Knudsen Company, Inc. - owned jointly with Home Oil Company Limited
4,994,230	02/19/1991	Template method for replacing a vessel in a pipe system	MK Ferguson Company
4,332,774	06/01/1982	Manufacture of hydrogen sulfide (H2S)	Morrison-Knudsen Company, Inc. - owned jointly with Home Oil Company Limited
4,682,926	07/28/1987	Ceiling panel placing machine	Morrison-Knudsen Company, Inc.
5,025,150	06/18/1991	Site survey methods and apparatus	MK-Ferguson Company - jointly owned with Chem-Nuclear Systems Inc.
4,765,257	08/23/1988	Apparatus and method for waste disposal	Owned by CF Systems Corporation, which was merged into Morrison Knudsen Corporation
4,877,530	10/31/1989	Liquid CO2/cosolvent extraction	Owned by CF Systems Corporation, which was merged into Morrison Knudsen Corporation
5,368,633	11/29/1994	Pressurized radioactive gas treatment system	Morrison-Knudsen
4,848,918	07/18/1989	Mixing apparatus	Owned by CF Systems Corporation, which was merged into Morrison Knudsen Corporation
4,735,784	04/05/1988	Method of treating fluoride contaminated wastes	Morrison-Knudsen Company, Inc.

List of Schedules

(iii)           IP COLLATERAL FILINGS

Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date	Lienholder Info.
Washington Group International, Inc.	MKCO MORRISON KNUDSEN & Design	1744815	01/05/1993
Security Interest
Mellon Bank, N.A.
Reel/Frame:  1333/0142
Recorded:  04/18/1995

Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1393/0782
Recorded:  09/29/1995

Amendment To
Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1400/0001
Recorded:  10/24/1995

Amendment To
Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1401/0803
Recorded:  10/20/1995

Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1489/0892
Recorded:  07/25/1996

Washington Group International, Inc.	MORRISON KNUDSEN	1716505	09/15/1992
Security Interest
Mellon Bank, N.A.
Reel/Frame:  1333/0142
Recorded:  04/18/1995

Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1393/0782
Recorded:  09/29/1995

Amendment To
Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1400/0001
Recorded:  10/24/1995

Amendment To
Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1401/0803
Recorded:  10/20/1995

Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1489/0892
Recorded:  07/25/1996

List of Schedules

Registrant (or last Registered Owner)	Trademark	Registration Number	Registration Date	Lienholder Info.
Washington Group International, Inc.	CMKO & Design	1699437	07/07/1992
Security Interest
Mellon Bank, N.A.
Reel/Frame:  1333/0142
Recorded:  04/18/1995

Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1393/0782
Recorded:  09/29/1995

Amendment To
Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1400/0001
Recorded:  10/24/1995

Amendment To
Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1401/0803
Recorded:  10/20/1995

Assignment For Security
Mellon Bank, N.A.
Reel/Frame:  1489/0892
Recorded:  07/25/1996

(iv)           UCC-1 FINANCING STATEMENT FILINGS

Debtor	Secured Party	Filing Office	Filing Number	Filing Date
Washington Group International, Inc.	BNFL USA Group Inc.	Ohio	OH00080970041	8/26/04
Washington Safety Management Solutions LLC	BNFL USA Group Inc.	Delaware	42419861	8/26/04
WSMS Mid-America LLC	BNFL USA Group Inc.	Delaware	42419895	8/26/04

(v)           ORGANIZATIONAL DOCUMENT AMENDMENTS

An amendment to Washington Midwest LLC’s Operating Agreement in order to allow for the pledge of its Capital Stock by its members for the benefit of Washington Group International, Inc. (Ohio), and the pledge of the Capital Stock of Washington Midwest LLC under the Pledge Agreement.

List of Schedules

(vi)           STOCK CERTIFICATES AND POWERS

Issuer	Pledgor	Class of Equity Interest	Certificate Numbers	Amount of Equity Interests	Percent Pledged	Actions to be taken
D&M Consulting Engineers, Inc.	URS Resources, LLC	Common	C-3	1,000	100%	Delivery of, or execution and delivery of replacements of, the original stock certificates (with accompanying stock powers) representing such Capital Stock.
Dames & Moore Group (NY) Inc.	URS Holdings, Inc.	Common	C-1	3,140	100%	Same as above.
Geotesting Services, Inc.	URS Corporation (NV)	Common	C-2	1,000	100%	Same as above.
URS Corporation – Maryland	URS Holdings, Inc.	Common	C-3	1,001	100%	Same as above.
URS International, Inc.	URS Corporation (NV)	Common	C-2	2,500	100%	Same as above.
URS Operating Services, Inc.	URS Holdings, Inc.	Common	C-1	100	100%	Same as above.
URS Corporation Services	URS Corporation (NV)	Common	C-7	1,000	33.3%	Same as above.
Broadway Insurance Company, Ltd.	Washington Group International, Inc. – Ohio	Ordinary	42 and 43	792	66%
Reissuance and delivery of the original stock certificates (to create certificates representing 66%) and execution and delivery of accompanying stock powers to reflect the pledge of 66% of the voting power of such Equity Interests.

MK Engineers & Contractors, S.A. de C.V.	Washington Group International, Inc. – Ohio	Series B Stock	2	666	66%	Same as above.
Washington Group Northern Ltd.	Washington Group International, Inc. – Ohio	Ordinary	3, 4, 5, and 6	2,983	66%	Same as above.

List of Schedules

Issuer	Pledgor	Class of Equity Interest	Certificate Numbers	Amount of Equity Interests	Percent Pledged	Actions to be taken
Washington International Holding Limited (UK)	Washington Group International, Inc. - Ohio	Ordinary Shares	18, 19, and 20	184,799	66%	Same as above.
URS District Services, P.C.	James Linthicum5	Common	2	1,000	100%	Delivery of replacement stock powers executed by individual shareholders to accompany the previously delivered stock certificates representing such Capital Stock.
URS Corporation – North Carolina	Irwin Rosenstein6	Common	1	60	60%	Same as above.
URS Corporation – North Carolina	Timothy Keener7	Common	3	40	40%	Same as above.
URS Corporation Architecture, P.C.	Lewis, George M.8	Common	C-1	52	52%	Same as above.
URS Corporation Architecture, P.C.	Rodenfels, Charles A.9	Common	C-2	24	24%	Same as above.
URS Corporation Architecture, P.C.	Stevenson, William A.10	Common	C-3	24	24%	Same as above.
Professional Insurance Limited	URS Holdings, Inc.	Ordinary	2	66	66%	Delivery of the original stock certificates (with accompanying stock powers) representing such Capital Stock.
URS Bolivia S.A.	URS Corporation (NV)	Series A	4	667	66%	Delivery of the original stock powers to accompany the previously delivered stock certificates representing such Capital

5	Shares held in trust by individuals for URS Corporation (NV) pursuant to a control agreement.

6	Shares held in trust by individuals for URS Corporation (NV) pursuant to a control agreement.

7	Shares held in trust by individuals for URS Corporation (NV) pursuant to a control agreement.

8	Shares held in trust by individuals for URS Corporation Great Lakes pursuant to a control agreement.

9	Shares held in trust by individuals for URS Corporation Great Lakes pursuant to a control agreement.

10	Shares held in trust by individuals for URS Corporation Great Lakes pursuant to a control agreement.

List of Schedules

Issuer	Pledgor	Class of Equity Interest	Certificate Numbers	Amount of Equity Interests	Percent Pledged	Actions to be taken
						Stock.
URS Asia Pacific Pty Ltd.	URS International, Inc.	Ordinary Shares Fully Paid	2	5	66%	Same as above.
Bear Merger Sub, Inc.	URS Holdings, Inc.	Common	1	1,000	100%	Same as above.

List of Schedules

(vii)           UCC-1 FINANCING STATEMENT FILINGS RELATING TO SURETY ACKNOWLEDGMENT

Debtor	Secured Party	Filing Office	Filing Number	Filing Date
Emkay Capital Investments, Inc., et al.	Federal Insurance Company	Nevada	2002002067-8	1/24/02
Industrial Constructors Corp.	Federal Insurance Company	Montana	66991566	1/24/02
MK-Ferguson of Oak Ridge Company	Federal Insurance Company	Tennessee	202-004983	1/24/02
Pomeroy Corporation	Federal Insurance Company	California	0202460782	1/24/02
United Engineers International, Inc.	Federal Insurance Company	Pennsylvania	34851663	1/24/02
Washington Group Holdings Limited	Federal Insurance Company	Colorado	20022008629	1/24/02
Washington Group International, Inc.	Federal Insurance Company	Delaware	20454169	1/24/02
Washington Group International, Inc.	Federal Insurance Company	Ohio	OH00044403278	1/24/02
Washington Infrastructure Corporation	Federal Insurance Company	New York	019136	1/24/02
Washington Infrastructure Services, Inc.	Federal Insurance Company/ Washington Group Holdings Limited	Colorado	20022008629	1/24/02
Wisconsin Power Constructors, LLC	Federal Insurance Company	Wisconsin	060011972828	8/8/06

List of Schedules

SCHEDULE 7.1

INDEBTEDNESS

1)	$6,240,133.83 Outstanding, Master Lease Agreement No. 44241, dated as of June 6, 2001 by and between Wells Fargo Equipment Finance, Inc. and URS Corporation, a Nevada corporation.

2)	$249,145.59 Outstanding, Master Lease Agreement No. 27099, dated as of March 23, 2005 by and between Wells Fargo Equipment Finance Company and URS Canada, Inc., a Canadian corporation.

3)
$8,480,319.21 Outstanding, Master Lease Agreement No. 042, dated as of February 21, 2002 by and between Bank of the West, as successor by merger to United California Capital and URS Corporation, a Nevada corporation.

4)
$16,866,581.65 Outstanding, Note and Security Agreement No. 06180, dated as of September 21, 2003 by and between Bank of America Leasing & Capital, LLC and URS Corporation, a Nevada corporation, and URS Corporation, a Delaware corporation, as co-debtors.

5)	$10,395,574.46 Outstanding, Loan and Security Agreement No. 54852, dated as of December 10, 2004 by and between National City Commercial Capital Corporation and URS Corporation, a Nevada corporation.

6)
$15,988.11 Outstanding, Installment Sale Contract (Security Agreement) No. 519709, dated as of September 16, 2003 by and between Caterpillar Financial Services Corporation and URS Corporation, a Nevada corporation.

7)	$2,177,039.15 Outstanding, Master Security Agreement No. 4155389, dated as of June 16, 2004 by and between General Electric Capital Corporation and URS Corporation, a Nevada corporation.

8)
$4,777,762.95 Outstanding, Term Lease Master Agreement No. 9001200, dated as of July 2, 2001 by and between IBM Credit, LLC (formerly known as IBM Credit Corporation) and URS Corporation, a Nevada corporation.

9)	$109,905 – Tallahassee Office Lease tenant improvement financing for URS Corporation, a Nevada corporation.

10)	$626,628.43 – Transamerica Pyramid Properties – tenant improvement financing for URS Corporation, a Delaware corporation

List of Schedules

11)	$293,407 – Note made by URS Asia Pacific Pty. Ltd., an Australian limited liability corporation, payable to the sellers of Ausino – Chinese company that we purchased in 2004.

12)	£4,500,000 Credit Line, URS Corporation Ltd., a United Kingdom corporation, working capital line with Bank of America.

13)	A$6,800,000 Credit Line, URS Australia Pty. Ltd., an Australian limited liability corporation working capital line with Westpac.

14)	NZ$1,750,000 Credit Line, URS New Zealand Ltd., a New Zealand limited liability corporation, working capital line with Westpac.

15)	$4,000,000, Promissory Note, dated as of February 4, 1999, made by Professional Insurance Limited, a Bermuda company, and payable to URS Corporation, a Nevada corporation.

16)	$8,000,000, Promissory note, dated as of March 29, 1999 made by Professional Insurance Limited, a Bermuda company, and payable to URS Corporation, a Nevada corporation.

17)
$65,000,000, Long Term Loan Arrangement, as of July 16, 2007, between Washington Group International, Inc, an Ohio corporation, as the lender, and Washington International Holding Limited, a United Kingdom corporation, as the borrower.

18)	€1,000,000, Aggregate Credit Lines, to URS European legal entities for bonding and letter of credit purposes with Bank of America.

List of Schedules

SCHEDULE 7.2

EXISTING LIENS

UCC-1 Financing Statements

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
Cleveland Wrecking Company	Associates Leasing, Inc.	California	01-04660171 06-70547094	02/08/2001 01/10/2006	Equipment CONTINUATION
Cleveland Wrecking Company	Cecil I. Walker Machinery Co.	California	03-17460361	06/17/2003	Equipment
Cleveland Wrecking Company	FPC Funding II LLC	California	04-1000818214 04-70027308	08/19/2004 11/04/2004	Equipment Lease ASSIGNMENT: to SilverMark Capital, a division of Sterling Bank
EG & G Technical Services Inc.	Citicorp Vendor Finance, Inc	Delaware	21709835	06/13/2002	Copier lease
EG & G Technical Services Inc.	General Electric Capital Corporation	Delaware	30353725	02/03/2003	Equipment
EG & G Technical Services Inc.	SunTrust Leasing Corporation	Delaware	43313329	11/19/2004	Equipment lease
EG & G Technical Services Inc.	Key Government Finance, Inc.	Delaware	53430411	11/03/2005	All rights, title, and interest of Debtor under contract between Department of Homeland Security and Debtor
EG & G Technical Services Inc.	SAFECO Credit Company, Inc. Dallas Division	Delaware	60607267	02/14/2006	Continuation in-lieu of filing: Maryland Equipment
EG & G Technical Services Inc.	Greater Bay Bank N.A.	Delaware	71389500	04/13/2007	Equipment
Lear Siegler Services, Inc.	US Bancorp	Delaware	42440024	08/30/2004	Equipment lease
Lear Siegler Services, Inc.	US Bancorp	Delaware	51371898	05/04/2005	Equipment lease

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
Lear Siegler Services, Inc.	Citicorp Leasing, Inc.	Delaware	51584771	05/23/2005	Equipment
Lear Siegler Services, Inc.	Citicorp Leasing, Inc.	Delaware	52650498	08/25/2005	Equipment
Lear Siegler Services, Inc. Lear Siegler Services Mobility	The Sherwin-Williams Company	Delaware	53918068	12/13/2005	Equipment
Lear Siegler Services, Inc.	Citicorp Leasing, Inc.	Delaware	60643890	02/23/2006	Equipment
Signet Testing Laboratories, Inc.	Citicorp Vendor Finance, Inc.	Delaware	42607911	09/14/2004	Equipment
URS Corporation	CIT Communications Finance Corporation	Delaware	21914765	07/11/2002	Equipment
URS Corporation	Mellon US Leasing, A Division of Mellon Leasing Corporation	Delaware	21974066	07/23/2002	Continuation-in-lieu of filing: Erie County, NY Jefferson Parish, LA Michigan Colorado Equipment
URS Corporation	Dell Financial Services	Delaware	22317489	09/13/2002	Equipment
URS Corporation	Marlin Leasing Corp.	Delaware	22545543	10/02/2002	Equipment
URS Corporation	Prime Business Leasing	Delaware	30309149	01/17/2003	Equipment
URS Corporation	Mellon US Leasing, A Division of Mellon Leasing Corporation	Delaware	30355290	02/05/2003	Continuation-in-lieu of filing: Virginia Arizona Equipment
URS Corporation	General Electric Capital Corporation	Delaware	30355340	02/05/2003	Continuation-in-lieu of filing:

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
California California Equipment
URS Corporation	Prime Business Leasing, Inc.	Delaware	31060394	04/11/2003	Equipment
URS Corporation	Wells Fargo Bank NA 8780	Delaware	31598542 31608176 32578469 315985412 51863217 52275007 53888204 60211870 60523506 61255918 61576206 61748664 63756442 64224465 20071276145	06/24/2003 06/24/2003 10/03/2003 04/15/2005 06/16/2005 07/20/2005 12/09/2005 01/10/2006 02/03/2006 04/03/2006 05/04/2006 05/17/2006 10/10/2006 11/16/2006 03/30/2007	Continuation-in-lieu of filing: Nevada General AMENDMENT: Partial release of specific equipment collateral TERMINATION (12) AMENDMENTS: Partial release of specific equipment collateral
URS Corporation	Wells Fargo Bank	Delaware	31598674 31608143	06/24/2003 06/24/2003	Continuation-in-lieu of filing: Nevada Equipment AMENDMENT: Partial release of specific

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
			32578493 51278796 51863167 52274794 53896165 60211813 60512616 61255991 61576172 61748805 63756335 64224564 20071276202	10/03/2003 04/18/2005 06/16/2005 07/20/2005 12/09/2005 01/10/2006 02/02/2006 04/03/2006 05/04/2006 05/17/2006 10/10/2006 11/16/2006 03/30/2007	equipment collateral TERMINATION (12) AMENDMENTS: Partial release of specific equipment collateral
URS Corporation	Wells Fargo Bank	Delaware	31598898 31608150 32578550 51278879 51863266 52274984 53909273 60211722 60512624	06/24/2003 06/24/2003 10/03/2003 04/18/2005 06/16/2005 07/20/2005 12/12/2005 01/10/2006 02/02/2006	Continuation-in-lieu of filing: Nevada Equipment (14) AMENDMENTS: Partial release of specific equipment collateral

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
			61255967 61576180 61746734 63756384 64224739 20071276301	04/03/2006 05/04/2006 05/16/2006 10/10/2006 11/16/2006 03/30/2007
URS Corporation	NEC Financial Services, Inc.	Delaware	31636383	05/27/2003	Equipment
URS Corporation	NEC Financial Services, Inc.	Delaware	31636508	05/27/2003	Equipment
URS Corporation	United California Capital	Delaware	31661712	06/30/2003	Equipment Lease
URS Corporation	United California Capital	Delaware	31661746	06/30/2003	Equipment Lease
URS Corporation	United California Capital	Delaware	31661753	06/30/2003	Equipment Lease
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	32577511 61076645	10/03/2003 03/20/2006
The computers, network servers and furniture, and other equipment, inventory, or other goods or fixtures from time to time subject to that Note and Security Agreement number 06180-00701 dated September 24, 2003 between Debtor and Secured Party, and any and all Promissory Notes entered into thereunder

AMENDMENT: Partial release of specific equipment collateral

URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	33167783	12/03/2003	Equipment
URS Corporation	Bank of the West	Delaware	43193200	11/09/2004	Equipment Lease
URS Corporation	Bank of the West	Delaware	43196245	11/09/2004	Equipment Lease
URS Corporation	Bank of the West	Delaware	50203001	01/14/2005	Equipment Lease

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
	Equipment Leasing
URS Corporation	Bank of the West-Equipment Leasing	Delaware	50233610	01/19/2005	Equipment Lease
URS Corporation	Bank of the West-Equipment Leasing	Delaware	50233628	01/19/2005	Equipment Lease
URS Corporation	Citicorp Vendor Finance, Inc.	Delaware	50324435	01/28/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	50341405	02/01/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	51219329	04/13/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	51757096	05/31/2005	Equipment
URS Corporation	Bank of the West-Equipment Leasing	Delaware	51733188	06/07/2005	Equipment
URS Corporation	Bank of the West-Equipment Leasing	Delaware	51734129 61251891 61579770 61704659 63755360 64225207 20071312395	06/07/2005 04/03/2006 05/04/2006 05/12/2006 10/10/2006 11/16/2006 04/02/2007	Equipment (6) AMENDMENTS: Partial release of specific equipment collateral
URS Corporation	CitiCapital Technology Finance, Inc.	Delaware	51990523	06/22/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	52237338	07/12/2005	Equipment
URS Corporation	OCE Financial Services, Inc.	Delaware	53154680	10/12/2005	Equipment

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	53489045	11/09/2005	Equipment
URS Corporation	National City Commercial Capital Corporation	Delaware	53563732	11/17/2005	Equipment
URS Corporation	Pullman Bank and Trust	Delaware	53702736	12/01/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	53872802	12/08/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	60019182	12/27/2005	Equipment
URS Corporation	National City Commercial Capital Corporation	Delaware	60145482	01/13/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	60207464	01/19/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	60333401	01/20/2006	Equipment
URS Corporation	Kyocera Mita Financial	Delaware	60786327	03/07/2006	Continuation-in-lieu of filing: California Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	60839308	03/09/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	61412733	04/20/2006	Equipment
URS Corporation	King Commercial, Inc.	Delaware	61636992 62019685	05/09/2006 06/08/2006	Equipment AMENDMENT:

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
					Addition of equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	61589217	05/10/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	61700897	05/12/2006	Equipment
URS Corporation	Canon Financial Services	Delaware	63155413	09/12/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	63539582	09/22/2006	Equipment
URS Corporation	King Commercial, Inc.	Delaware	63924107 64436796	10/23/2006 12/13/2006	Equipment AMENDMENT: Addition of equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	64014130	10/31/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Delaware	20070725258	02/23/2007	Equipment
URS Corporation	OCE Financial Services, Inc.	Delaware	20070994383	03/16/2007	Equipment Lease
URS Corporation	Wells Fargo Equipment Finance, Inc.	Nevada	20010009874 20030169357 20030271861 20050045967 20050130285 20050208189 20050223864 20050388963 20060008442 20060037671 20060103002	07/23/2001 06/23/2003 10/13/2003 02/08/2005 04/28/2005 07/07/2005 07/20/2005 12/09/2005 01/09/2006 02/03/2006 04/03/2006	Equipment (12) AMENDMENTS: Partial release of specific equipment collateral

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
			20060141064 20060157308 20060164719 20060338655 20060376605 20070100870	05/04/2006 05/17/2006 05/23/2006 10/09/2006 11/13/2006 03/30/2007	CONTINUATION (3) AMENDMENTS: Partial release of specific equipment collateral
URS Corporation	Fleet Capital Corporation	Nevada	20020115047	05/02/2002	IT Equipment
URS Corporation	Fleet Capital Corporation	Nevada	20020115059	05/02/2002	Equipment
URS Corporation	U.S. Bancorp	Nevada	20020200240	07/29/2002	Equipment
URS Corporation	IOS Capital, LLC	Nevada	20030003218	01/06/2003	Equipment
URS Corporation	IOS Capital, LLC	Nevada	20030014867	01/14/2003	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20030040418	02/10/2003	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20030040456	02/10/2003	Equipment
URS Corporation	IOS Capital, LLC	Nevada	20030063810	03/05/2003	Equipment Lease
URS Corporation	IOS Capital, LLC	Nevada	20030068543	03/10/2003	Equipment Lease
URS Corporation	General Electric Capital Corporation	Nevada	20030074306	03/14/2003	Equipment
URS Corporation	IOS Capital, LLC	Nevada	20030119554	05/02/2003	Equipment
URS Corporation	IOS Capital, LLC	Nevada	20030119895	05/02/2003	Equipment
URS Corporation	Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.	Nevada	20030169307	06/23/2003	Equipment
URS Corporation	Holt Cat	Nevada	20030197673	07/23/2003	Equipment

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
URS Corporation	Beckwith Machinery Company	Nevada	20030247783	09/17/2003	Equipment
URS Corporation	Caterpillar Financial Services	Nevada	20030260680	09/30/2003	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20030263941 20060088325	10/03/2003 03/20/2006	Equipment AMENDMENT: Partial release of specific equipment collateral
URS Corporation	Caterpillar Financial Services	Nevada	20030295001	11/04/2003	Equipment
URS Corporation	Crown Credit Company	Nevada	20030299895	11/10/2003	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20030320842	12/03/2003	Equipment
URS Corporation	Crown Credit Company	Nevada	20040024264	01/26/2004	Equipment
URS Corporation	Crown Credit Company	Nevada	20040047072	02/16/2004	Equipment
URS Corporation	U.S. Bancorp	Nevada	20040070982	03/10/2004	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20040216451	07/09/2004	Equipment
URS Corporation	Anderson Equipment Company	Nevada	20040240399	08/03/2004	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20040256621	08/18/2004	Equipment
URS Corporation	Inter-Tel Leasing Inc.	Nevada	20040317760	10/19/2004	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20040364353	12/01/2004	Equipment Lease
URS Corporation	National City Professional Services Finance	Nevada	20040386412 20050053469	12/22/2004 02/16/2005	Equipment (14) AMENDMENTS:

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
	A Division of National City Commercial Capital Corporation		20050130273 20050208165 20050223852 20050237293 20050388975 20060008466 20060037607 20060102985 20060141076 20060157358 20060338667 20060381822 20070102660	04/28/2005 07/07/2005 07/20/2005 08/01/2005 12/09/2005 01/09/2006 02/03/2006 04/03/2006 05/04/2006 05/17/2006 10/09/2006 11/16/2006 04/02/2007	Partial release of specific equipment collateral
URS Corporation	Bank of the West	Nevada	20050004240	01/04/2005	Equipment Lease
URS Corporation	General Electric Capital Corporation	Nevada	20050013794	01/11/2005	Equipment Lease
URS Corporation	Bank of the West-Equipment Leasing	Nevada	20050023480	01/19/2005	Equipment Lease
URS Corporation	Citicorp Vendor Finance, Inc.	Nevada	20050035322	01/28/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050038796	02/01/2005	Equipment
URS Corporation	National City Commercial Capital Corporation	Nevada	20050076328 20050219079	03/16/2005 07/15/2005	Equipment AMENDMENT: Addition of collateral
URS Corporation	National City Commercial Capital Corporation	Nevada	20050100268 20050222254	04/04/2005 07/19/2005	Equipment AMENDMENT: Addition of collateral

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
URS Corporation	General Electric Capital Corporation	Nevada	20050112213	04/13/2005	Equipment Lease
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050112605	04/13/2005	Equipment Lease
URS Corporation	National City Commercial Capital Corporation	Nevada	20050121375 20050219081	04/20/2005 07/15/2005	Equipment AMENDMENT: Addition of collateral
URS Corporation	Caterpillar Financial Services	Nevada	20050140351	05/05/2005	Equipment
URS Corporation	Caterpillar Financial Services	Nevada	20050140414	05/05/2005	Equipment
URS Corporation	Caterpillar Financial Services	Nevada	20050140426	05/05/2005	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20050152320	05/16/2005	Equipment Lease
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050167662	06/01/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050214358	07/13/2005	Equipment
URS Corporation	National City Commercial Capital Corporation	Nevada	20050231811 20060000662	07/27/2005 01/03/2006	Equipment AMENDMENT: Addition of collateral
URS Corporation	Bank of the West-Equipment Leasing	Nevada	20050249236 20060037619 20060157360	08/11/2005 02/03/2006 05/17/2006	Equipment Lease AMENDMENT: Partial release of specific equipment collateral AMENDMENT: Partial release of specific equipment collateral
URS Corporation	Caterpillar Financial Services	Nevada	20050296259	09/20/2005	Continuation-in-lieu of filing:

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
					Texas Equipment
URS Corporation, a Nevada Corporation	National City Commercial Capital Corporation	Nevada	20050307862 20050389953	09/30/2005 12/12/2005	Equipment AMENDMENT: Debtor name change to URS Corporation
URS Corporation	Citicorp Vendor Finance, Inc.	Nevada	20050335948	10/25/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050353631	11/09/2005	Equipment
URS Corporation, a Nevada Corporation	National City Professional Services Finance A Division of National City Commercial Capital Corporation	Nevada	20050357704 20050382050 20050382264	11/15/2005 12/5/2005 12/05/2005	Equipment AMENDMENT: Secured Party name change to National City Commercial Capital Corporation AMENDMENT: Debtor name change to URS Corporation
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050386301	12/08/2005	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20050404399	12/27/2005	Equipment
URS Corporation, a Nevada Corporation	National City Commercial Capital Corporation	Nevada	20060000612 20060054007	01/03/2006 02/17/2006	Equipment AMENDMENT: Debtor name change to URS Corporation
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060019243	01/19/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060022303	01/23/2006	Equipment

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20060074883	03/08/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060076469	03/09/2006	Equipment
URS Corporation	Resun Leasing, inc.	Nevada	20060086460	03/17/2006	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20060087068	03/20/2006	Equipment
URS Corporation	IOS Capital	Nevada	20060091663 20060103088	03/23/2006 04/03/2006	Equipment AMENDMENT: Restatement of collateral: Equipment Lease
URS Corporation	IOS Capital	Nevada	20060091675 20060103040	03/23/2006 04/03/2006	Equipment AMENDMENT: Restatement of collateral: Equipment Lease
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060124448	04/20/2006	Equipment
URS Corporation	National City Commercial Capital Corporation	Nevada	20060125236 20060146432	04/21/2006 05/10/2006	Equipment AMENDMENT: Restatement of collateral: Equipment Schedule
URS Corporation	IOS Capital	Nevada	20060136013	05/01/2006	Equipment Lease
URS Corporation	IOS Capital	Nevada	20060136467	05/02/2006	Equipment Lease
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060147787	05/10/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060155330	05/15/2006	Equipment
URS Corporation	IBM Credit LLC	Nevada	20060174758 20060353568	06/01/2006 10/20/2006	Equipment AMENDMENT: Assignment of security interests of Secured Party

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
			20060358900 20060372722 20060372734	10/26/2006 11/08/2006 11/08/2006	AMENDMENT: Assignment of security interests of Secured Party to HSBC Bank USA AMENDMENT: Secured Party changed to HSBC Bank USA ASSIGNMENT: to HSBC Bank USA
URS	National City Commercial Capital Corporation	Nevada	20060315316	09/20/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060317839	09/25/2006	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20060363139	10/31/2006	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20060382266	11/16/2006	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20060394273	11/29/2006	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20060415825	12/19/2006	Equipment
URS Corporation	IBM Credit LLC	Nevada	20070001046	01/03/2007	Equipment
URS Corporation	Bank of the West	Nevada	20070017532	01/17/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070033017	01/31/2007	Equipment
URS Corporation	Banc of America Leasing & Capital, LLC	Nevada	20070059213	02/23/2007	Equipment
URS Corporation	Bank of the West	Nevada	20070106985	04/04/2007	Equipment
URS Corporation	General Electric Capital Corporation	Nevada	20070114451	04/11/2007	Equipment
URS Corporation	Inter-Tel Leasing,	Nevada	20070121925	04/17/2007	Equipment

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
	Inc.
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070121949	04/17/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124844	04/19/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124856	04/19/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124868	04/19/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124870	04/19/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124882	04/19/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124894	04/19/2007	Equipment
URS Corporation	Inter-Tel Leasing, Inc.	Nevada	20070124907	04/19/2007	Equipment
URS Corporation-New York	Diversified Capital Credit	New York	200602015111101 200603130230054	02/01/2006 03/12/2006	Equipment ASSIGNMENT: to Sky Bank
URS Group, Inc.	Bank of Walnut Creek	Delaware	22665283	10/11/2002	Equipment
URS Group, Inc.	US Bancorp	Delaware	43148410	11/08/2004	Equipment lease
URS Holdings, Inc.	The CIT Group/Equipment Financing, Inc.	Delaware	21514268	05/23/2002
Continuation in-lieu of filing:

Wake County, NC
Franklin County, OH
New York County, NY
Virginia
Washington D.C.

Equipment

AMENDMENT: Debtor name change from URS Greiner Consultants, Inc. to URS Holdings, Inc.

URS Holdings, Inc.	The CIT	Delaware	21514391	05/23/2002	Continuation in-lieu of

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
	Group/Equipment Financing, Inc.				filing: North Carolina Florida Virginia Beach, VA New York Colorado Washington Equipment AMENDMENT: Debtor name change from URS Greiner Consultants, Inc. to URS Holdings, Inc.

List of Schedules

Debtor	Secured Party	Filing Office	Filing No.	Filing Date	Collateral Description/Amendments
Morrison-Knudsen Corporation	Chase Equipment Leasing Inc. F/K/A Banc One Leasing Corporation	Delaware	50319765	1/28/05	Equipment
National Projects, Inc.	RBS Lombard, Inc.	Nevada	2005000542-0	1/5/05	Equipment lease
National Projects, Inc.	RBS Asset Finance, Inc. (formerly known as RBS Lombard, Inc.)	Nevada	2005011244-1	4/13/05	Equipment lease
Washington Group International, Inc.	Young Electric Sign Company	Delaware	33144162	12/1/03	Equipment
Washington Group International, Inc.	Young Electric Sign Company	Delaware	40420622	2/17/04	Equipment
Washington Group International, Inc.	Canon Financial Services, Inc.	Delaware	42174169	8/3/04	Equipment
Washington Group International, Inc.	Canon Financial Services, Inc.	Delaware	43076504	11/1/04	Equipment
Washington Group International, Inc.	Xerox Capital Services LLC	Ohio	OH00053385158	8/20/02	Equipment
Washington Group International, Inc.	The Shaw Group Inc.	Ohio	OH00065514349	6/24/03
All right, title and interest in and to all Assigned Contracts for which Consents have not been obtained as of April 17, 2003 in connection with Asset Purchase Agreement between Debtor and Secured Party

Washington Group International, Inc.	Citicorp Vendor Finance, Inc.	Ohio	OH00072848658	1/13/04	Equipment
Washington Group International, Inc.	Wirerope Works, Inc.	Ohio	OH00075696143	4/5/04	Equipment
Washington Group International, Inc.	Whayne Supply Company	Ohio	OH00080554352	8/18/04	Equipment lease

List of Schedules

Washington Group International, Inc.	BNFL USA Group Inc.	Ohio	OH000809700415	8/26/04	Contracts and ownership interests in Qualified SPE
Washington Safety Management Solutions LLC	BNFL USA Group Inc.	Delaware	424198615	8/26/04	Contracts and ownership interests in Qualified SPE
WSMS Mid-America LLC	BNFL USA Group Inc.	Delaware	424198955	8/26/04	Contracts and ownership interests in Qualified SPE
Washington Group International, Inc. Yeager Skanska Inc. Shimmick Construction Company, Inc.	Citicorp Vendor Finance, Inc.	Ohio	OH00082123391	10/4/04	Equipment
Washington Group International, Inc. Kinetic Leasing, Inc.	US Bank N.A.	Ohio	OH00090751796	6/24/05	Equipment
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00092846547 20053010168	8/31/05 10/27/05	Equipment Amendment specifying equipment serial numbers
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00092848672 20053080312	8/31/05 11/3/05	Equipment Amendment specifying equipment serial numbers
Washington Group International, Inc.	ATEL Leasing Corporation	Ohio	OH00094008563 20052970240	10/5/05 10/21/05	Equipment lease Assignment to Secured Party ATEL Capital Equipment Fund X, LLC
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00095499280 20060950232	11/10/05 4/4/06	Equipment lease Amendment specifying equipment serial numbers
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00097787970 20061650314	1/17/06 6/13/06	Equipment lease Amendment specifying equipment serial numbers
5 To be terminated in accordance with subsection 6.10B of the Credit Agreement

List of Schedules

Washington Group International, Inc.	Whayne Supply Company	Ohio	OH00102034882	5/12/06	Equipment
Washington Group International, Inc.	Whayne Supply Company	Ohio	OH00104385908	7/14/06	Equipment
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00105902856	8/25/06	Equipment lease
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00109919986	12/13/06	Equipment lease
Washington Group International, Inc.	Ford Commercial Leasing Corporation	Ohio	OH00110391616	12/29/06	Equipment
Washington Group International, Inc.	CSI Leasing, Inc.	Ohio	OH00112014438	2/15/07	Equipment
Washington Infrastructure Services Inc.	Minolta Business Solutions	Colorado	20022109630	10/16/02	Equipment lease
Emkay Capital Investments, Inc., et al. 6	Federal Insurance Company	Nevada	2002002067-8	1/24/02	Project assets
Industrial Constructors Corp. 6	Federal Insurance Company	Montana	66991566	1/24/02	Project assets
MK-Ferguson of Oak Ridge Company6	Federal Insurance Company	Tennessee	202-004983	1/24/02	Project assets
Pomeroy Corporation6	Federal Insurance Company	California	0202460782	1/24/02	Project assets
United Engineers International, Inc. 6	Federal Insurance Company	Pennsylvania	34851663	1/24/02	Project assets
Washington Group Holdings Limited6	Federal Insurance Company	Colorado	20022008629	1/24/02	Project assets
Washington Group International, Inc. 6	Federal Insurance Company	Delaware	20454169	1/24/02	Project assets
Washington Group International, Inc. 6	Federal Insurance Company	Ohio	OH00044403278	1/24/02	Project assets
6 To be terminated in accordance with subsection 6.10B of the Credit Agreement

List of Schedules

Washington Infrastructure Corporation6	Federal Insurance Company	New York	019136	1/24/02	Project assets
Washington Infrastructure Services, Inc. 6	Federal Insurance Company/ Washington Group Holdings Limited	Colorado	20022008629	1/24/02	Project assets
Wisconsin Power Constructors, LLC6	Federal Insurance Company	Wisconsin	060011972828	8/8/06	Project assets
6 To be terminated in accordance with subsection 6.10B of the Credit Agreement

Patent Lien

Registrant (or last Registered Owner)	Patent Title	Patent Number	Registration Date	Lienholder Info.
MK-Ferguson Company Chem-Nuclear Systems Inc.	Site survey method and apparatus	5025150	06/18/1991	Security Agreement Citicorp North America, Inc. Reel/Frame: 17892/0609 Recorded: 07/07/2006

List of Schedules

SCHEDULE 7.3

INVESTMENTS; ACQUISITIONS

URS CORPORATION

COLI (Company Owned Life Insurance) with ING and American General (deferred compensation plan)
Radian International LLC Supplemental Executive Retirement Plan held in trust at Union Bank of California (less than $1,000,000)
EG&G Deferred Compensation Plan held in trust at US Bank (less than $500,000)

7.3(v) Investment Basket $200,000,000

Investment and Inter-Company	I/C	Investment
Washington International Holding Limited (UK)	74,062,127	3,703,230
Northern Construction Company LTD	5,020,505	7,083,510
MK DO Brazil	639,348	800,000
Professional Insurance Ltd. (Bermuda)	3,909,547	1,120,000
URS Caribe, LLP	-	3,300,501
PT Geobis Woodward-Clyde Indonesia	54,525	-
Radian International LLC	14,252,726
URS Canada, Inc.	5,389,849	1,724,432
URS Greiner (Malaysia) Sdn. Bhd.	-	75,958
URS Corporation S.A. (Argentina)	631,396	200,000
URS Corporation Bolivia S.A.	-	18,000
URS Consulting Malasia Sdn Bhd	693,007	42,500
PT URS Indonesia	1,663,912	49,383
URS (Thailand) Limited	51,632	-
URS Asia Pacific Pty Ltd. (Australia)	1,779,813	14,550,936
Radian International S.E.A. Limited	-	4,000
URS Philippines, Inc.	2,749,167	531,292
Radian International Pty Ltd (Australia)	739,471	1,110,597
Technologias Y Servicios Ambientales Tesam S.A.	-	647,379
Saudi Arabia Dames & Moore	2,751,012	559,722
URS Chile SA	12,834	30,000
O'Brien Krietzberg & Associates Ltd. (England)	2,440,645	-
URS Deutschland GmbH	-	5,878,396
URS Europe Ltd.	9,491,887	41,785,672

Total	126,333,403	83,215,507

Grand Total (Combined)		195,296,184

List of Schedules

SCHEDULE 7.4

CONTINGENT OBLIGATIONS

Indemnity Agreement by EG&G Technical Services, Inc. in favor of Raytheon Corporation, providing credit support to JT3 LLC for any potential losses and damages, and liabilities associated with lawsuits in relation to general and administrative services we provide to the joint venture.	$25,000,000
Guaranty by EG&G Technical services, Inc. in favor of Wachovia Bank, NA pursuant to the EC III credit line facility.	$15,000,000
Guaranty by URS Corporation, a Delaware corporation, to:
• Bank of America for URS Corporation Ltd (UK) and the URS European legal entities for working capital and bonding lines.	$10,100,000
• URS Belgium BVBA – For performance of the cash sweep	€400K
• URS Research Services, Espana SL – For performance of the cash sweep	€400K
• URS Italia S.p.a. – For performance of the cash sweep	€400K
Covering the equipment financing programs with:
• Bank of America Leasing & Capital LLC
• National City Commercial Capital Corporation
• Bank of the West as successor to United California Capital
• Wells Fargo Equipment Finance, Inc.
• Wells Fargo Equipment Finance Company (Canada)
• IBM Credit, LLC (formerly known as IBM Credit Corporation)
• General Electric Capital Corporation
• Caterpillar Financial Services Corporation
Guaranty by URS Corporation, a Nevada corporation, to Southern Company in support of the performance of Advatech (60% owned).	n/a
Indemnity Agreement by URS Corporation Ltd (UK) to Clydesdale Bank and Nat West for old performance bonds.	Less than $150K
Guaranty by Washington Group International, Ohio and Delaware corporations, to CBS Corporation on behalf of WGNH Acquisition LLC (2 guarantees) relating to GESCO Asset Purchase Agreement and ESBU Amended and Restated Guaranty Agreement.
n/a
Guaranty by Washington Group International, a Delaware corporation, to Chase Manhattan Trust for Revenue bonds for Port of Seattle Terminal 18 project.	n/a
Guaranty by Washington Group International, a Delaware corporation, to Bank of Tokyo Mitsubishi for JV letter of credit (Obayahshi) (60% of $7.2M LoC).	$4,320,000

List of Schedules

SCHEDULE 7.8

TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

None